As filed with the Securities and Exchange Commission on November 12, 2026
File No.
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934
AMERICAN RESIDENTIAL HOUSING TRUST
(Exact name of registrant as specified in its charter)

Maryland	41-6866228
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1720 S. Bellaire St., Ste 1250 Denver, CO	80222
(Address of principal executive offices)	(Zip Code)

(970) 999-1410
(Registrant’s telephone number, including area code)
with a copy to:
Lauren B. Prevost, Esq.
Seth K. Weiner, Esq.
Mark D. Stern, Esq.
Taft Stettinius & Hollister LLP
Two Alliance Center
3560 Lenox Road N.E., Suite 2000
Atlanta, GA 30326
(404) 233-7000
Securities to be registered pursuant to Section 12(b) of the Act:
None
Securities to be registered pursuant to Section 12(g) of the Act:
Common shares of beneficial interest, $0.01 par value per share
(Title of class)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE
American Residential Housing Trust is filing this registration statement on Form 10 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) to register its Class L common shares of beneficial interest, $0.01 par value per share (the “Class L Common Shares”), and Class I common shares of beneficial interest, $0.01 par value per share (the “Class I Common Shares” and, collectively with the Class L Common Shares, the “Common Shares”), pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
We have filed this Registration Statement with the SEC under the Exchange Act on a voluntary basis to provide current information to holders of our Common Shares.
In this Registration Statement, except where the context suggests otherwise, the terms “we,” “us,” “our”, and the “Company” refer to American Residential Housing Trust, a Maryland statutory trust (the “Trust”), ARHT OP, LP, a Delaware limited partnership and the Trust’s operating partnership (the “Operating Partnership”), and their subsidiaries. We refer to Hill Street Realty CO, LLC, a Delaware limited liability company and our sponsor, as our “Sponsor.” We refer to HSR ARHT Partners, LLC, a Delaware limited liability company and a subsidiary of our Sponsor, as the “Advisor.” The term “Shareholders” refers to holders of our shares of beneficial interest.
The Company expects to use the net proceeds from the Private Offering (as defined below) to acquire, rehabilitate and operate multifamily rental properties as further described herein (the “Projects”) located throughout the United States through the Operating Partnership. The Operating Partnership and the Trust are advised by the Advisor. Project management and other services related to the Projects are provided by HSRMCO, LLC, a Delaware limited liability company (the “Property Manager”), an affiliate of our Advisor.
This Registration Statement does not constitute an offer of securities of the Company. As a result of the registration of our Common Shares pursuant to the Exchange Act, following the effectiveness of the Registration Statement, we will be subject to the requirements of the Exchange Act and the rules promulgated thereunder. In particular, we will be required to file Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K and otherwise comply with the disclosure obligations of the Exchange Act applicable to issuers filing registration statements to register a class of securities pursuant to Section 12(g) of the Exchange Act. In addition, we will be subject to the proxy rules in Section 14 of the Exchange Act and the Company, trustees, certain officers and principal shareholders will be subject to the reporting requirements of Section 13 and 16 of the Exchange Act, as the case may be. The SEC maintains an Internet Website (http://www.sec.gov) that contains the reports mentioned in this section.
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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Registration Statement contains forward-looking statements that involve risks and uncertainties. These statements are only predictions and are not guarantees. Actual events and results of operations could differ materially from those expressed or implied in the forward-looking statements. Forward-looking statements are typically identified by the use of terms such as “may,” “will,” “should,” “expect,” “could,” “intend,” “anticipate,” “plan,” “estimate,” “believe,” “potential,” “projected,” or the negative of such terms or other comparable terminology. The forward-looking statements included herein are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such differences include, but are not limited to, those described under “Item 1A. Risk Factors” in this Registration Statement. Any assumptions underlying forward-looking statements could be inaccurate. The actual results of the Projects, and therefore of our financial condition, may differ significantly from the results discussed in the forward-looking statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this Registration Statement. Except as otherwise required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise. Neither we nor any other person or entity makes any representation or warranty as to our future profitability or an investment in the Common Shares.

SUMMARY RISK FACTORS
Risks Related to Our Organizational Structure
•
We intend to qualify as a real estate investment trust (“REIT”). REIT qualification is complex and stipulates that we meet a number of requirements and other tests imposed by the Internal Revenue Code of 1986, as amended (the “Code”). If we fail to qualify or maintain our qualification as a REIT, the value of the Common Shares will likely be diminished because our qualification as a REIT is a major component of the tax and liquidity strategy for the Shareholders.

•
We will incur significant legal, accounting and other costs, including costs associated with periodic reporting requirements, once we are subject to the reporting requirements of the Exchange Act. These requirements may place a strain on our systems and resources and divert management’s attention from other business concerns.

•
We may authorize the issuance of preferred shares without the approval of holders of Common Shares having rights, preferences and privileges that are superior to and dilutive of the Common Shares. We may also classify or reclassify unissued securities into classes or series with different preferences. Shareholders will not have any preemptive rights with respect to any securities we may issue in the future.

•
Our Shareholders have limited voting rights, and our Declaration of Trust does not provide for the annual election of trustees by our Shareholders and contains provisions that could make removal of our trustees difficult.

•
If we or the Operating Partnership fail to qualify under an exemption or exclusion from the Investment Company Act of 1940, as amended (the “Investment Company Act”), we could be required to register, which would be expensive and reduce returns.

•
We own and intend to continue to own all of our assets through the Operating Partnership using an umbrella partnership real estate investment trust (“UPREIT”) structure. If the Operating Partnership accepts property contributions in exchange for Operating Partnership units (“Units”), we may enter into tax protection or debt allocation agreements that restrict sales or refinancings for specified periods, and we may be required to make indemnification payments. Operating Partnership unitholders may have consent, voting or exchange rights, and exchanges of Units for our Common Shares may dilute existing Shareholders.

Real Estate Risks
•
Investing in multifamily rental real estate involves certain risks, including: vacancy rates, tenants’ inability to pay rent or unwillingness to pay rent increases, changes in local population trends, market conditions, supply of or demand for similar properties in a given market, government rules and policies, increases in operating expenses due to inflation, tariffs and immigration issues, costs and availability of labor and materials or supply chain disruptions, increases in interest rates and lack of availability of financing, as well as risks of uninsured loss or damage to improvements. The Projects may not achieve projected rents or stabilization timelines and may require additional capital.

•
We expect to invest substantially all of our capital in multifamily apartment properties, and the current Projects have, and future Projects may also have, limited geographic diversification. Lack of diversification increases sensitivity to apartment-sector and local market conditions, including economic recession or unfavorable geopolitical conditions, social unrest, increases in real estate and taxes, rent control or rent stabilization laws or similar regulations, localized environmental or climate issues, or supply-demand shifts. Because apartment leases are typically short term, rental revenues may be more volatile. Compliance with the Americans with Disabilities Act of 1990 (the “ADA”) and Fair Housing laws can require capital expenditures; violations may result in fines, remediation costs or litigation. Further, the illiquidity of the Projects will limit our ability to vary our portfolio in response to changes in economic or other conditions. Concentration may adversely affect our business, financial condition, results of operations and ability to make distributions.

•
We endeavor to maintain customary property and casualty insurance but may not obtain earthquake, flood, wind, terrorism, pandemic or other catastrophic coverage except where required by lenders or where economically feasible. Coverage may be unavailable, insufficient, subject to significant deductibles and exclusions (including for mold or environmental events), or become prohibitively expensive. Natural disasters such as earthquakes, hurricanes, wildfires, high winds or floods may cause physical damage to our Projects. Uninsured or underinsured losses, increased premiums or retention levels could materially and adversely affect results.
•
We do not intend to obtain audited results of historical operations for the Projects in connection with our acquisition of the Projects and will rely only on the unaudited financial information provided by the sellers of the Projects. Consequently, there is less certainty regarding the prior economic operating history of the Projects.

Financing Risks
•
We expect to use substantial leverage to acquire, operate, and develop Projects, and payments on any borrowings will reduce the amount of funds available for distribution or investment in additional Projects. Available financing may be difficult to obtain or on unfavorable terms depending on market fluctuations. If sufficient financing is not available to us on cost-effective terms, we could be forced to limit our acquisition, development and redevelopment activities, or take other actions to fund our business activities and repayment of debt, such as selling assets or reducing our cash distributions.

Risks Related to Our Operation
•
We cannot guarantee that we will make distributions, and if we do, we may fund such distributions from sources other than cash flow from operations, including, without limitation, the sale of or repayments of our assets, borrowings or proceeds of the Private Offering (“Offering Proceeds”), and we have no limits on the amounts we may pay from such sources. Distributions paid from sources other than current or accumulated earnings and profits may constitute a return of capital.

•
We have no employees and are dependent on the Advisor to conduct our operations and on the Property Manager, an affiliate of the Advisor, to manage the Projects. Shareholders will not have any approval rights regarding the operation of the Projects; all decisions regarding the management of our affairs and the operation of the Projects will be made exclusively by our board of trustees (the “Board”) with advice from the Advisor. Our success and the success of the Projects depend in large part on the Advisor’s and the Property Manager’s ability to effectively advise us and manage the Projects. The Advisor, the Property Manager and their affiliates will face conflicts of interest as a result of, among other things, the allocation of time of their investment professionals, the allocation of investment opportunities among the real estate ventures sponsored by them, the substantial fees that we will pay to them and the receipt of certain fees based on our net asset value (“NAV”), the determination of which is the ultimate and sole responsibility of the Advisor. We may acquire the Projects from affiliates of the Advisor; in such cases, the purchase agreements and terms will not be negotiated on an arm’s-length basis and may not be on market terms.

•
Although there will be periodic reappraisals and valuation updates of our real estate from time to time, the valuation of properties is inherently subjective and our NAV may not accurately reflect the actual price at which our properties could be liquidated on any given day. Our NAV may change materially due to property reappraisals or operating results and will not be retroactively adjusted.

•
No public trading market exists for the Common Shares, and it is highly unlikely that any such market will develop. There are substantial limits on the transferability of the Common Shares. In addition, there is no specified or guaranteed liquidity event or liquidation date for the Common Shares. As a result, repurchase of Common Shares by us will likely be the only way for Shareholders to dispose of their Common Shares. Our share repurchase plan (the “Share Repurchase Plan”) will be subject to a quarterly cap of no more than 5% of the aggregate NAV of our Common Shares outstanding as of the last day of the previous calendar quarter. However, we may choose to repurchase fewer shares than have been requested in any particular quarter, or none at all, in our discretion. As a result, the Common Shares must be considered solely as long-term investments.

•	There can be no assurance that the Shareholders will realize any return on their purchase of the Common Shares or that the investors will not lose their entire investment in us.

ITEM 1.	BUSINESS
Overview
The Trust is a newly formed Maryland statutory trust formed on January 28, 2026 that believes it is organized and will be operated in such a manner as to qualify as a REIT. We were formed for the principal purpose of acquiring ownership interests in multifamily rental properties located throughout the United States and operating such properties and, in certain cases, rehabilitating such properties. We may also deploy funds towards the development of new multifamily rental properties but do not intend for the NAV of development Projects to exceed 20% of the NAV of our total investments. We also plan to invest up to 20% of our funds in liquid securities. We conduct our operations through the Operating Partnership, of which the Trust is the general partner.
Formation Transactions
Merger Transactions
Prior to the date of this Registration Statement, we and HSR Income and Value REIT 2, Inc. (“HSR REIT 2”) and HSR Income and Value REIT 3, Inc. (“HSR REIT 3” and collectively with HSR REIT 2, the “Predecessor REITs”) and HSR Income and Value REIT 2 OP, LP (“OP2”) and HSR Income and Value REIT 3 OP, LP (“OP3” and collectively with OP2, the “Predecessor Operating Partnerships”) undertook a series of transactions (collectively referred to as the “Merger Transactions”) as summarized below:
•	We were formed on January 28, 2026. We were initially capitalized with nominal investments from OP2 and OP3 on March 13, 2026, resulting in each owning a 50% interest in our Company.
•	Each of OP2 and OP3 merged with and into our Operating Partnership, with our Operating Partnership surviving the merger (the “Partnership Merger”).
•
Immediately following the Partnership Merger, each of the Predecessor REITs merged with and into the Trust, with the Trust surviving the merger (the “REIT Merger” and, collectively with the Partnership Merger, the “Merger”).

•
Pursuant to the REIT Merger, other than as described below, the Trust issued 1.001 Class L Common Shares in exchange for one share of common stock of HSR REIT 2 and 1.003 Class L Common Shares in exchange for one share of common stock of HSR REIT 3. Any unaccredited common stockholders of HSR REIT 2 and HSR REIT 3 received cash in exchange for each share of common stock of the applicable Predecessor REIT held by them.

•
In addition to the Common Shares issued in the REIT Merger, we paid an aggregate of approximately $15.1 million in cash to (i) accredited common stockholders of the Predecessor REITs that elected not to receive Class L Common Shares in exchange for their common stock of the Predecessor REITs and (ii) unaccredited common stockholders of the Predecessor REITs.

•	The Merger Transactions were completed on July 6, 2026.
•	As of the completion of the Merger Transactions, we, through our Operating Partnership, own substantially all of the ownership interests in 12 multifamily properties (the “Seed Portfolio”).
HSRMF6 Contribution
Effective as of September 1, 2026, the Operating Partnership entered into a Contribution Agreement with each of the members (the “Contributors”) of HSR Multifamily Fund 6, LLC (“HSRMF6”) pursuant to which, among other things, each Contributor contributed all of the membership interests in HSRMF6 held by such Contributor to the Operating Partnership in exchange for Class L Units of the Operating Partnership and, in the aggregate, all of the issued and outstanding membership interests in HSRMF6 were contributed to the Operating Partnership such that the Operating Partnership became the sole member of HSRMF6 and acquired HSRMF6’s interests in certain Projects in the Seed Portfolio (the “HSRMF6 Contribution”).
The Private Offering
In August 2026, we commenced our ongoing offering (the “Private Offering”) of Class L Common Shares to persons who qualify as “accredited investors” as defined in Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Following the effectiveness of this Registration Statement, the Company intends to offer in the Private Offering Class I Common Shares in addition to the Class L Common Shares. We are conducting the Private Offering to capitalize the Company with funds, when coupled with proceeds from anticipated loans, to acquire and rehabilitate the Projects, make ancillary investments and provide for general corporate purposes, including making distributions on the Common Shares. In addition, we may also deploy funds towards the development of new Projects but do not intend for the NAV of development Projects to exceed 20% of the NAV of our total investments. We may also deploy up to 20% of our funds for investments in liquid securities available for redemption purposes.
Company Structure; Organization
The Company utilizes an “umbrella partnership real estate investment trust” or “UPREIT” structure in which substantially all of the real estate investments are owned through the Operating Partnership. The Trust is the sole general partner of the Operating Partnership. For each Class L Common Share purchased pursuant to the Offering, the Company has acquired one Class L Unit, and for each Class I Common Share purchased pursuant to the Offering, the Company will acquire one Class I Unit. We use an UPREIT structure because an UPREIT gives us an opportunity to accept contributions of properties from persons who may not otherwise sell their property interest because of an unfavorable tax result.
The Operating Partnership and the Trust are externally managed by the Advisor under the supervision of the Board. Pursuant to the terms of an advisory agreement among the Trust, the Operating Partnership and the Advisor (the “Advisory Agreement”), the Advisor will delegate the duties of managing, operating, leasing and maintaining the Projects as Property Manager to HSRMCO, LLC, a Delaware limited liability company, which is an affiliate of the Advisor.
The Company believes that it is organized and will be operated in such a manner as to qualify as a REIT, and will conduct its operations primarily through the Operating Partnership. In order for the Company to qualify as a REIT, it may be necessary for certain services to be provided by a taxable REIT subsidiary, or TRS.
An organizational diagram that depicts our organizational structure is provided below.

Joseph Penner
HSR Equity Partners, LLC
Investors
Manager and Member
Member
Common Shares
American Residential Housing Trust (MD)
Hill Street Realty CO, LLC (DE)
Advisor
Board of Trustees
General Partner
Manager and Member
Joseph Penner
Tyler Reichwald
Paul Perkins
Kenneth Polin
Thomas Powers
Richard Dauch
HSR ARHT Partners, LLC (DE) (The Advisor)
Special Limited Partner
ARHT OP, LP (DE)
ARHT Profit Partners, LLC (Special Limited Partner)
Sole Member
Sole Member
Other Services
Special Purpose Entities
HSRMCO, LLC (DE) (Property Manager)
Property Manager
Projects

(1)	Lido Advisors, LLC or its affiliate will hold a 5% profits interests.
(2)	Performance allocation.
Company Objectives
The principal objectives of the Company are as follows:
•	preserve investor capital;
•	provide stable and increasing cash flow (including monthly distributions);

•	provide the potential for capital appreciation; and
•
provide an investment alternative for Shareholders seeking to allocate a portion of their long-term investment portfolios to commercial real estate with lower volatility than listed public real estate companies.

We cannot assure you that we will achieve any of our objectives. In particular, we note that our NAV may be subject to volatility. See “Item 1A. Risk Factors” of this Registration Statement.
Investment Strategy
We were formed with the intent to qualify as a REIT and to invest in multifamily rental properties through the Operating Partnership. We are the surviving entity of the merger of HSR REIT 2 and HSR REIT 3 with and into the Trust. The Merger Transactions resulted in us owning interests in a Seed Portfolio of 12 Projects as of the effective date of the Merger. While the Projects in the Seed Portfolio are located in California, Colorado, Utah and Texas, the Operating Partnership plans to acquire additional ownership interests in multifamily rental properties in well-located markets throughout the United States. Our primary strategy will be to identify and acquire Projects, with the goal of assembling a portfolio of income-producing Projects that provide attractive and stable returns for our investors. We expect our investments to include a mix of the following investment types. Although this is our target portfolio, we may make adjustments to our target portfolio based on real estate market conditions and investment opportunities.
•
Core. We plan to invest in high quality, strategically located properties in high-demand markets that are well-positioned, producing rental income and that require minimal or no near-term improvements. Such properties have the demonstrated ability to produce high occupancies and stable cash flows.

•
Core Plus. We may invest in high quality, well-located properties with strong cash flows where some improvements can yield the potential for near-term rental growth, operational efficiencies and the potential for further value creation.

•
Value-add and Opportunistic. We may invest in properties that meet one or more of the following criteria (i) in need of physical renovation, (ii) in need of better management or operational streamlining and (iii) are in financial distress. We may also deploy funds towards the development of new Projects but do not intend for the NAV of development Projects to exceed 20% of the NAV of our total investments.

We also plan to invest up to 20% of our funds in liquid investments (the “Liquidity Sleeve”), including cash, cash equivalents, short-term investments, U.S. government securities, corporate debt, liquid real estate-related equity or debt securities and other investments for which there is reasonable liquidity available for redemption purposes. We intend to delegate the management of investments in our Liquidity Sleeve to a third party.
We believe that we are organized and will be operated in such a manner as to qualify as a REIT, and will conduct our operations primarily through the Operating Partnership. In order for us to qualify as a REIT, it may be necessary for certain services to be provided by a taxable REIT subsidiary, or TRS.
Hill Street Realty
Hill Street Realty, LLC and HSR Management, Inc. (collectively with their affiliates, “HSR”) are the successor entities to companies that were formed in 2001 in order to provide a fully integrated real estate acquisition, management and development platform with entrepreneurial execution and institutional discipline. Since 2001, HSR has raised in excess of $410 million in equity capital from individual investors through its direct contacts, business management and accounting firms as well as broker-dealers and registered investment advisors. The majority of the assets acquired have been value-add multifamily assets in infill locations, including those properties included in our Seed Portfolio.
The original business plan developed in 2001 for HSR included the acquisition and repositioning of infill value-add multifamily assets. Through HSR’s direct experience in the real estate and finance markets and studying the past, it became apparent that value add apartment investment offered superior risk-adjusted returns in any part of the economic cycle and over time translated into stable cash flow and a significant buildup of wealth, in HSR’s opinion. HSR has determined that expanding our investment focus to include additional multifamily asset investment types will also provide attractive returns and more immediate stable cash flows.
HSR believes that the short-term disruptions in cash flows and values created by economic cycles are actually beneficial acquisition opportunities for aggregating assets at lower prices. While HSR did not acquire any properties in the recent valuation cyclical peak in 2021, HSR has been actively investing in multifamily properties in 2023, 2024 and 2025, and it believes that the current financial environment is one of those beneficial acquisition opportunities.

Targeted Investments
The principals of HSR have formed the Advisor in order to create a vehicle that can continue to facilitate the wealth-building program of its original design, as well as to identify core properties to add to our investment portfolio. Our objective is to provide investors with the opportunity to participate in a pool of well-located multifamily properties. Our Seed Portfolio consists of 12 properties, with additional assets to be acquired over time. We intend to hold and manage the Projects for a period that we believe is in our best interest, determined for each Project based on market conditions reviewed by us from time to time. This will allow time for execution of the value-add process as well as some economic recovery and stabilization of the capital markets. We may also deploy funds towards the development of new Projects but do not intend for the NAV of development Projects to exceed 20% of the NAV of our total investments. After a final certificate of occupancy for any development Project is obtained, the capital deployed to such Project will no longer be counted towards the 20% limit on development Projects.
The Advisor anticipates that we will focus on Projects that have purchase prices of between $20 million and $200 million; provided, however, that the Board in its sole discretion may determine it is in the best interest of the Company to acquire Projects that have a purchase price that is greater or lower than such amounts. The Advisor anticipates that the main target areas will be primary markets in the United States, with a focus on areas of dense population centers. For value-add and opportunistic properties, the Advisor seeks underperforming multifamily assets in markets that offer a confluence of factors including high population growth, high barriers to entry for new development and a large spread between the cost to rent and the cost to own. The Advisor intends that we will maintain lower debt ratios, with initial acquisition financing no more than 60% of the total cost of each Project. Notwithstanding the foregoing, we may obtain financing or refinancing that exceeds such loan-to-value ratio in our sole discretion. Longer term fixed-rate debt will be favored, although the market for debt ebbs and flows with the economic cycle.
While it is certain that there will be future economic disruptions, the following fundamentals of this investment strategy should present increasing cash flow and long-term appreciation:
•	We intend to primarily focus on acquiring, rehabilitating, renovating, repositioning, leasing and managing multifamily properties located in infill areas of growth markets.
•	Target markets will be the dense population centers in United States markets.
•
Properties will be sourced using a variety of channels including off-market directly from individuals and families, foreclosure auctions, online auctions, lender-owned properties (REO), brokers, multiple listing services (MLS), short sales and purchases from institutions or investors disposing of real estate.

•	We intend to hold and manage the Projects for a period that we believe is in our best interest, determined for each Project based on market conditions reviewed by us from time to time.
•
The range of acquisition pricing for each property is anticipated to be between $20 million and $200 million; provided, however, that the Board in its sole discretion may determine it is in the best interest of the Company to acquire Projects that have a purchase price that is greater or lower than such amounts.

Investment Guidelines. Our investment guidelines delegate to our Advisor the authority to execute acquisitions and dispositions of investments in real estate and real estate related securities, in each case so long as such acquisitions and dispositions are consistent with the investment guidelines adopted by our Board. Our Board will at all times have oversight over our investments and may change from time to time the scope of authority delegated to our Advisor with respect to acquisition and disposition transactions. In addition, under our investment guidelines, our Board is required to approve any acquisition of a single property or portfolio of properties with a purchase price exceeding the lower of $85 million or 15% of our most recent quarter-end total asset value (as measured under generally accepted accounting principles (“GAAP”)). Further, under our Declaration of Trust, we will not purchase assets in which our Advisor, our Sponsor, any of our trustees or an affiliate thereof has an interest without the approval of a majority of our Board (including a majority of our Independent Trustees (as defined in our Declaration of Trust)) not otherwise interested in the transaction reflecting that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the asset to our Advisor, our Sponsor, any of our trustees or an affiliate thereof, unless there is substantial justification for the excess amount and such excess is reasonable. In no event may we acquire any such real property at an amount in excess of its current appraised value. Our Declaration of Trust also provides that we will not sell assets to our Advisor, our Sponsor, any of our trustees or an affiliate thereof without the approval of a majority of our Board (including a majority of our Independent Trustees) not otherwise interested in the transaction reflecting that such transaction is fair and reasonable to us.

Ownership Interests and Joint Venture Arrangements. We anticipate that the Operating Partnership will acquire the Projects in fee simple, directly or through special purpose entities. We may also acquire some Projects through joint ventures with third parties or, subject to limitations set forth in our Declaration of Trust, with entities affiliated with our Sponsor. Our Seed Portfolio includes Projects owned in fee simple through special purpose entities as well as through joint ventures with third parties. We do not expect to enter into any joint venture where we do not retain the decision-making or joint decision-making authority for the joint venture. A joint venture creates an alignment of interest with a private source of capital for the benefit of our Shareholders. In determining whether to invest in a particular joint venture, the Advisor will evaluate the real property that such joint venture owns or is being formed to own under the same criteria described elsewhere in this Registration Statement for our selection of real property investments. The terms of any particular joint venture will be established on a case-by-case basis considering all relevant facts, including the nature of the potential joint venture partner, the proposed structure of the joint venture, the nature of the operations, the liabilities and assets associated with the proposed joint venture and the size of our interest in the venture. Other factors we will consider include: (1) our ability to manage and control the joint venture; (2) our ability to exit the joint venture; and (3) our ability to control transfers of interests held by other partners to the venture. Our interests may not be totally aligned with those of our partner.
Real Estate Investments. HSR believes the following attributes make the Projects a desirable investment: (i) the repositioned multifamily property is a natural hedge against inflation, (ii) there is low or negative correlation with stocks, bonds and public real estate investment trusts, (iii) multifamily is considered to be lower risk and less volatile versus other real estate classes, (iv) infill primary markets tend to be more stable from an operating perspective with lower vacancy, and (v) a mix of multifamily asset investment types should result in a more stable portfolio with higher occupancy.
Market Opportunity. Following the Global Financial Crisis of 2008, government intervention in the bond markets resulted in a prolonged period of historically low interest rates that persisted for more than a decade. Investment capital that would traditionally have been directed toward fixed-income investments was instead redirected to alternative asset classes, including real estate. This trend reached a cyclical peak between 2020 and 2022, as transaction volumes and asset pricing increased materially. The combination of inexpensive and abundant capital, together with strong rent growth, fostered elevated pricing for existing assets and a significant increase in new development activity, as many investors underwrote transactions based on the assumption that low interest rates would persist indefinitely.
The historic COVID-19 financial stimulus, which, by certain measures, expanded the U.S. money supply by approximately 30%, contributed to a sharp inflationary spike that was met by a materially tighter monetary policy. Between March 2022 and July 2023, the Federal Reserve raised short-term interest rates from near zero to approximately 5.50%, contributing to a material slowdown in real estate appreciation.
As financing costs increased and loan maturities approached, many asset owners faced refinancing challenges, resulting in an increase in distressed assets coming to market. These pressures were compounded by a surge in new multifamily supply, as properties that commenced construction during the low-interest-rate period were completed and delivered. In 2024, multifamily deliveries reached levels not seen since the 1970s, contributing to downward pressure on rental rates across many markets in recent years.
Despite these near-term pressures, rental housing demand remains supported by conditions in the single-family housing market. U.S. single-family home prices increased significantly between early 2020 and 2022 and remain elevated, placing homeownership out of reach for many households. Numerous housing price indices indicate that U.S. single-family home prices increased by approximately 40% during this period. In addition, many homeowners refinanced into long-term, fixed-rate mortgages during the low-interest-rate environment, contributing to reduced housing turnover and lower inventory levels in 2024 and 2025. The Company believes these factors may continue to support rental housing demand.
At the same time, higher interest rates combined with softer rental conditions have significantly reduced new multifamily construction activity. New construction starts have declined materially since 2023, and the Company believes that, as existing supply is absorbed, these conditions may support the beginning of a new cycle of rent growth and value appreciation in the multifamily sector.

The Company, through the Predecessor REITs, has been actively acquiring multifamily assets at discounts to both peak-cycle pricing and estimated replacement cost during 2023, 2024, and 2025, following a period of limited acquisition activity between early 2020 and late 2022. The Company believes that opportunities to acquire high-quality multifamily assets may continue to exist as remaining distressed properties and constrained capital markets continue to exert downward pressure on pricing.
Positive Demographic Drivers. We anticipate the combination of population growth, demographic trends, historically high spreads between renting and owning and the increasing demand over the shortage in supply to drive the growing demand for more rental housing in key markets. Local economic conditions and changes in industry conditions will also have an impact on multifamily trends. We believe some of the key trends and drivers include the following:
•	Employment levels;
•	Job growth and new employment opportunities;
•	Growth in formation of new businesses;
•	Demographic trends, including population increases and decreases;
•	Migration trends;
•	Light rail and other infrastructure development and expansion – ease of transportation access;
•	Increased transportation costs for automobiles, including parking and commuting; and
•	Increased city regulation limiting new project development.
Other Investments. We will also invest up to 20% of our funds in liquid investments as a Liquidity Sleeve to provide an additional source of liquidity for our Share Repurchase Plan and cash management.
We may hold cash, cash equivalents and other short-term investments. These types of investments may include the following, to the extent consistent with our qualification as a REIT:
•
money market instruments, cash and other cash equivalents (such as high-quality short-term debt instruments, including commercial paper, certificates of deposit, bankers’ acceptances, repurchase agreements, interest-bearing time deposits and credit rated corporate debt securities);

•	U.S. government or government agency securities; and
•	credit-rated corporate debt or asset-backed securities of U.S. or foreign entities, or credit-rated debt securities of foreign governments or multi-national organizations.
We expect our real estate-related securities portfolio will focus on agency and non-agency residential mortgage-backed securities (“RMBS”), commercial mortgage-backed securities (“CMBS”), collateralized loan obligations (“CLOs”), collateralized debt obligations (“CDOs”) and publicly listed equity securities of real estate and real estate-related companies.
We do not intend that our investments in real estate-related securities will require us to register as an investment company under the Investment Company Act, and we intend to generally divest appropriate securities before any such registration would be required.
Borrowing Policies. We will use substantial leverage to acquire, operate, and develop Projects. This allows us to make more investments than would otherwise be possible, resulting in a broader portfolio. Our target loan-to-value ratio in connection with the initial financing of a Project is approximately 60% of the total cost of the applicable Project (including renovations). As of June 30, 2026, our loan-to-value ratio on our Seed Portfolio was approximately 52%. While we anticipate that our loan-to-value ratio will not exceed the above limit, we may obtain financing or refinancing below or above this level in our sole discretion.
Issuing Securities for Property. Subject to limitations contained in our Declaration of Trust, we may issue, or cause to be issued, Common Shares or limited partnership units in the Operating Partnership in any manner (and on such terms and for such consideration) in exchange for real estate. Our existing Shareholders will have no preemptive rights to purchase any such Common Shares or limited partnership units in the Operating Partnership, and any such issuance might cause a dilution of a Shareholder’s initial investment. We may enter into additional contractual arrangements with contributors of property under which we would agree to repurchase a contributor’s units for Common Shares or cash, at the option of the contributor, at specified times. Although we may enter into such transactions, we do not currently intend to do so.
Summary of the Advisory Agreement
General
The Advisor will provide, among other functions, investment advice to the Company as well as daily management of the Operating Partnership and the Company pursuant to the terms of the Advisory Agreement. The Advisor will remain, at all times, subject to the Board’s supervision and authority. The following is merely a summary of some of the significant provisions of the Advisory Agreement, and is qualified in its entirety by reference thereto. The term “Company” as used in this section collectively refers to the Trust, the Operating Partnership and their subsidiaries. Capitalized terms used in this section and not defined in this Registration Statement will have the meanings set forth in the Advisory Agreement.
Duties of the Advisor
The Advisor is responsible for managing, operating, directing and supervising the operations and administration of the Company and its assets, including the Projects. The Advisor will use commercially reasonable efforts to present to the Company potential investment opportunities and to provide the Company with a continuing and suitable investment program consistent with the Investment Guidelines, objectives and policies of the Company as determined and adopted by the Board from time to time. The Advisor may perform the following duties, direct the Property Manager to perform such duties, or engage affiliates or third parties to perform its duties, some of which include the following:
(1)
assist in the performance of all services related to the organization of the Company and any offering of securities by the Company, other than services that (a) are to be performed by a broker-dealer, (b) the Company elects to perform directly or (c) would require the Advisor to register as a broker-dealer or an investment advisor with the SEC or any state;

(2)
serve as the Company’s advisor, provide strategic planning regarding the Company’s portfolio of assets and consult with and assist the Board in the formulation and implementation of the Company’s policies, including the Investment Guidelines and Valuation Guidelines;

(3)
provide the daily management of the Company and perform and supervise the various administrative functions reasonably necessary for the management of the Company, including, but not limited to, cash management services, investing or arranging for the investment in short-term and other liquid investments to maintain liquidity or pending investments in Projects, payment of fees, costs and expenses, arranging for payments of dividends or distributions to the Shareholders and the Operating Partnership’s limited partners, financial and accounting services, and reporting and investor relations services (including Shareholder and limited partner communications);

(4)
select and, on behalf of the Company, engage and conduct business with such persons as the Advisor deems necessary for the proper performance of its obligations, including, but not limited to, consultants, accountants, auditors, lenders, advisors, attorneys, brokers, underwriters, corporate fiduciaries, transfer agents, escrow agents, appraisers, valuation service providers, securities brokers, technology providers, depositaries, custodians, agents for collection, insurers, insurance agents, banks, developers, construction companies, property owners, property managers, mortgagors and any and all agents for all other services as may be required or advisable relating to the Company’s activities, including affiliates of the Advisor, and persons acting in any other capacity deemed by the Advisor as necessary or desirable for the performance of any of the foregoing services, including, but not limited to, negotiating and entering into contracts in the name of the Company with any of the foregoing;

(5)
subject to Board approval, (a) identify, analyze and select potential Projects or other investments, (b) structure and negotiate the acquisition terms for the Projects or other investments, (c) cause the Company to acquire the Projects or other investments in compliance with the Investment Guidelines, objectives and policies of the Company, (d) cause the Company to acquire any Projects or other investments in exchange for cash, Common Shares or limited partner interests in the Operating Partnership and (e) as reasonably requested by the Board, provide reports regarding prospective Projects;

(6)
serve as the Company’s adviser with respect to decisions regarding any of the Company’s financings, hedging activities or borrowings undertaken by the Company, including (1) assisting the Company in developing criteria for financing that is specifically tailored to the Company’s investment objectives, and (2) advising the Company with respect to obtaining appropriate financing for the Projects and (3) negotiating and entering into, on the Company’s behalf, financing arrangements (including one or more credit facilities), repurchase agreements, interest rate or currency swap agreements, hedging arrangements, derivative transactions and other agreements and instruments required or appropriate in connection with the Company’s activities;

(7)	make recommendations to the Company regarding the sale, assignment, transfer, liquidation or other disposition of the Projects or other investments and the reinvestment of the proceeds therefrom;
(8)
monitor the performance of the Property Manager, including with respect to the management, operation, leasing and maintenance of the Projects, and coordinate and manage relationships between the Company and any joint venture or co-investment partners;

(9)
determine valuations for the assets and liabilities of the Company and calculate, as of the last day of each calendar quarter, the NAV of the Company and its Common Shares and the Operating Partnership and its units in accordance with the Valuation Guidelines, and in connection therewith, obtain appraisals or valuations from third-party valuation firms in accordance with the Valuation Guidelines;

(10)	provide input in connection with the third-party appraisals and valuations obtained pursuant to the Valuation Guidelines;
(11)	monitor the Projects and investments for events that may be expected to have a material impact on the most recent estimated values;
(12)	monitor the valuation process of each third-party valuation firm to ensure that it complies with the Valuation Guidelines;
(13)	deliver to, or maintain on behalf of, the Company copies of appraisals and valuation results obtained in connection with any Project;
(14)
advise the Company regarding the Company’s ability to elect REIT status, and thereafter the maintenance of the Company’s status as a REIT, and monitor compliance with the various REIT qualification tests and other rules set out in the Code and the regulations promulgated thereunder;

(15)
take all necessary actions to enable the Company and the Operating Partnership to make required tax filings and reports, including soliciting Shareholders of the Company for required information to the extent provided by the REIT provisions of the Code;

(16)
assist the Company in complying with all federal, state and local regulatory requirements applicable to the Company with respect to any offering of securities and the Company’s business activities, including, with respect to any offering, preparing or causing to be prepared all offering materials and financial statements required under applicable regulations and contractual undertakings and all reports and documents, if any, required under the Exchange Act;

(17)
performing such other services from time to time in connection with the management of the Company’s investment activities as the Board shall reasonably request and/or the Advisor shall deem appropriate under the particular circumstances; and

(18)	from time to time, or at any time reasonably requested by the Board, make reports to the Board of the Advisor’s performance of services to the Company under the Advisory Agreement.
Limitations on Activities of the Advisor
The Advisor is not permitted to take any action which, in its sole discretion, would (i) after the Election Date, adversely affect the status of the Company as a REIT, (ii) subject the Company to regulation under the Investment Company Act, (iii) require the Advisor to register as an investment advisor pursuant to the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”), (iv) violate any law, rule, regulation or statement of policy of any governmental body or agency having jurisdiction over the Company, the Common Shares, the limited partner interests in the Operating Partnership or any other securities of the Company or (v) not be permitted by the governing organizational documents of the Company and the Operating Partnership.

Access to Books and Records of the Company
The Advisor must maintain appropriate records of all of its activities and make such records available for inspection by the Board and by counsel, auditors and authorized agents of the Company. The Advisor will have access to the books and records of the Company.
Fees to the Advisor
The Advisor and its affiliates are entitled to receive substantial fees and compensation from the Company as set forth under “Item 7. Certain Relationships and Related Transactions, and Director Independence — Compensation to the Advisor and its Affiliates.”
Payment of the Advisor’s Expenses
The Company will pay directly or reimburse the Advisor or the Property Manager, as applicable, for all costs and expenses paid or incurred by them on behalf of the Company, including, but not limited to:
•	organization and offering expenses;
•
any and all expenses incurred by the Company, the Advisor, the Property Manager or their affiliates in connection with the selection, evaluation, structuring, acquisition, development and rehabilitation of any Project or other investment, whether or not acquired, including, but not limited to, due diligence expenses, legal fees and expenses, travel and communications expenses, costs of appraisals, surveys, environmental reports and other third-party reports, nonrefundable earnest money deposits and option payments on property not acquired, accounting fees and expenses, title insurance, transfer taxes, transfer fees, recording and other fees and other customary acquisition closing costs;

•
fees, costs and expenses in connection with the issuance and transaction costs incident to the trading, settling, disposition and financing of investments (whether or not consummated), including brokerage commissions, hedging costs, prime brokerage fees, custodial expenses, clearing and settlement charges, forfeited deposits, and other investment costs, fees and expenses actually incurred in connection with the pursuit, making, holding, settling, monitoring or disposing of actual or potential investments;

•
the actual out-of-pocket cost of goods and services used by the Company, including fees paid to administrators, consultants, attorneys, accountants, transfer agents, escrow agents, appraisers, valuation service providers, technology providers and other services providers, and brokerage fees paid in connection with the acquisition and/or sale of investments;

•	interest, fees, expenses and other costs for borrowed money, including discounts, points and other similar fees;
•	taxes and assessments on income or property of the Company, and taxes as an expense of doing business;
•	expenses related to compliance-related matters and regulatory filings relating solely to the Company’s activities, including statutory, regulatory or license fees or other government charges;
•
costs associated with insurance required or advisable in connection with the business of the Company, including the cost of liability insurance to indemnify trustees of the Board and its committees and officers of the Company;

•
the fees and other expenses of managing, operating and servicing the Projects, including, but not limited to, travel expenses whether payable to an affiliate of the Advisor or Property Manager or a nonaffiliated person;

•
all expenses in connection with compensation and expenses of the Board (excluding those trustees of the Board who are affiliates or employees of the Advisor or the Property Manager) and meetings of the Board, the Shareholders, and the partners of the Operating Partnership, including the preparation of materials for such meetings;

•
expenses connected with payments of dividends or distributions in cash or otherwise authorized or caused to be made by the Board to or on account of holders of the Company’s securities, including, without limitation, in connection with any distribution reinvestment plan;

•	expenses of organizing, revising, amending, converting, modifying or terminating the Company, the Declaration of Trust or the Bylaws, the Operating Partnership, the Amended and Restated Limited

Partnership Agreement of the Operating Partnership (the “Operating Partnership Agreement”) or its Certificate of Limited Partnership and any corporation, partnership, joint venture or other entity through which the Company’s investments are made or in which any such entity invests;
•
expenses connected with communications to holders of the Company’s securities and other bookkeeping and clerical work necessary in maintaining relations with holders of such securities and in complying with the continuous reporting and other requirements of governmental bodies or agencies, including, without limitation, all costs of preparing and filing required reports with the SEC, the costs payable by the Company to any transfer agent and registrar, expenses in connection with the listing and/or trading of the Company’s securities on any exchange, the fees payable by the Company to any such exchange in connection with its listing, costs of preparing, printing and mailing any annual report to the Company’s Shareholders and proxy materials with respect to any meeting of the Shareholders and any other reports or related statements;

•
all costs and expenses for providing services to the Company, including administrative expenses, wages, salaries, benefits and employment expenses attributable to employees who provide services for the benefit of the Company but not for services for the benefit of the Advisor or the Property Manager (including a proportionate allocation of personnel costs for employees whose time or responsibilities are split between the operations of the Company, on the one hand, and the operations of the Advisor and the Property Manager, on the other); provided, however, that no reimbursement shall be made for costs of personnel to the extent that (i) such personnel perform services in transactions for which the Advisor or the Property Manager receives a separate fee, (ii) the costs are overhead expenses attributable to the Advisor or the Property Manager, (iii) the personnel are the Chief Executive Officer or President of the Advisor or the Property Manager; or (iv) the personnel are any of the executive officers of the Company;

•	expenses associated with raising capital through a public or private offering or otherwise, including any investment banking, broker-dealer or registered representative fee;
•	audit, accounting, legal and other professional fees and expenses;
•
any and all expenses incurred by the Company, the Advisor, the Property Manager or their affiliates in connection with the sale, exchange or other disposition of the Projects or other investments, whether or not sold or disposed of, including, but not limited to, legal fees and expenses, travel and communications expenses, costs of appraisals and other third party reports, accounting fees and expenses, title insurance, transfer taxes, transfer fees, recording and other fees and other customary closing costs;

•
any and all expenses incurred by the Company, the Advisor, the Property Manager or their affiliates in connection with any loan, financing or other debt secured by the Projects or otherwise obtained in connection with the Projects or the Company, whether or not actually obtained, including but not limited to, loan origination fees, assumption fees, lender expenses, legal fees and expenses, costs of appraisals and other third party reports, accounting fees and expenses, title insurance, recording fees, travel and communications expenses, and other customary financing closing costs;

•	expenses incurred in connection with maintaining the status of the Company as a REIT; and
•	fees, costs and expenses related to any merger or other capital transaction of the Company.
Notwithstanding the above, the Advisor and the Property Manager will be responsible for all of their overhead expenses and wages, salaries, benefits and employment expenses attributable to employees who provide services for the benefit of the Advisor and the Property Manager as opposed to services for the benefit of the Company.
Other Activities of the Advisor
The Advisor may engage in other activities, including, but not limited to, the rendering of advice to other persons (including other REITs) and the management of other programs advised, sponsored or organized by the Advisor or its affiliates. With respect to any investment in which the Company is a participant, the Advisor may also render advice and service to each and every other participant therein. The Advisor must report to the Board the existence of any condition or circumstance known by the Advisor which may create a conflict of interest between the Advisor’s obligations to the Company and its obligations to or its interest in any other person.

Term and Termination of the Advisory Agreement
Unless sooner terminated in accordance with the Advisory Agreement, the Advisory Agreement will commence on the Effective Date and continue for an initial term of five years, and on the first anniversary of the Effective Date and each anniversary of the Effective Date thereafter, will automatically be extended for an additional one-year period. Either party may terminate the automatic renewal by providing written notice to the other party at least 60 days prior to the next anniversary of the Effective Date.
The parties to the Advisory Agreement may terminate the Advisory Agreement by their mutual written agreement on any terms that they mutually agree. The Company may terminate the Advisory Agreement for cause in the event (i) of fraud, gross negligence or willful misconduct by the Advisor as determined by a final, non-appealable judgment of a court of competent jurisdiction, (ii) the Advisor commits a material breach of the Advisory Agreement and such breach is not cured within 90 days after receipt of written notice by the Company of such breach or (iii) the Advisor has been adjudicated bankrupt or insolvent by a court of competent jurisdiction, and the adjudication or order remains in force or unstayed for a period of 30 days. The Advisor may terminate the Advisory Agreement upon 90 days’ written notice to the Company.
Upon termination, the Advisor must (i) pay over to the Company all money collected and held for the account of the Company after deducting any earned but unpaid compensation and reimbursement for the Advisor’s expenses to which the Advisor is entitled, (ii) deliver to the Board a full accounting, including payments collected and money held by the Advisor, covering the period following the date of the last accounting, (iii) deliver to the Board all assets, including property, books, records and documents of the Company then in the custody of the Advisor and (iv) cooperate with the Company to provide an orderly management transition.
Indemnification
Subject to any limitations imposed by applicable law, the Company generally will indemnify the Advisor, its affiliates, owners, managers, partners, directors, officers, principals and employees (the “Advisor Parties”), from any losses and related expenses (including reasonable attorneys’ fees and expenses) arising out of any act or failure to act in the performance of their duties under the Advisory Agreement to the extent such loss, damage, liability, claim, cost or expense is not fully reimbursed by insurance, and to the fullest extent possible without such indemnification being inconsistent with the laws of the State of Maryland or the Declaration of Trust. Any indemnification of the Advisor Parties may be made only out of the net assets of the Company.
The Advisor generally will indemnify the Company from any losses and related expenses (including attorneys’ fees and expenses) arising out of any act or failure to act by the Advisor Parties in the performance of their duties under the Advisory Agreement by reason of their fraud, gross negligence or willful misconduct and which are not fully reimbursed by insurance; provided, however, the Advisor Parties will not be held responsible for any action of the Board in following or declining to follow any advice or recommendation given by the Advisor.
Summary of the Operating Partnership Agreement
General
The Operating Partnership has been formed under the Delaware Revised Uniform Limited Partnership Act and is governed by the Operating Partnership Agreement of the Operating Partnership. The following is merely a summary of some of the significant provisions of the Operating Partnership Agreement and is qualified in its entirety by reference thereto. Capitalized terms used in this section and not previously defined in this Registration Statement will have the meanings set forth in the Operating Partnership Agreement.
The character and general nature of the business to be conducted by the Operating Partnership is the acquisition, operation and disposition of the Projects. The principal place of business and mailing address of the Operating Partnership is 1720 S. Bellaire Street, Suite 1250, Denver, Colorado 80222 and the telephone number is (970) 999-1410.
General Partner and Limited Partners
The Trust is the general partner of the Operating Partnership. After the completion of the Merger Transactions, the Trust, as the general partner of the Operating Partnership, owns that number of Class L Units equal to the number of Class L Common Shares outstanding. For each Common Share issued pursuant to the Private Offering, the Trust will contribute the Offering Proceeds to the Operating Partnership and will receive one Class L Unit for each Class L Common Share sold or one Class I Unit for each Class I Common Share sold, as applicable.

Partnership interests in the Operating Partnership, other than the general partner interest described above and the Special Limited Partner (as defined below) interest described below, are currently divided into two classes of units: Class L Units and Class I Units (the “Common Limited Partner Units”). After the completion of the HSRMF6 Contribution, the Contributors were admitted to the Operating Partnership as common limited partners and own, in the aggregate, 1,122,429 Class L Units. The Special Limited Partner may elect to receive distributions on its performance participation allocation in Units or cash. “Item 7. Certain Relationships and Related Transactions, and Director Independence — Compensation to the Advisor and its Affiliates” and “— Special Limited Partner Interest” below.
Special Limited Partner Interest
So long as the Advisory Agreement has not been terminated (including by means of non-renewal), ARHT Profit Partners, LLC, a subsidiary of the Advisor (the “Special Limited Partner”), will hold a performance participation interest in the Operating Partnership that entitles it to receive an allocation from our Operating Partnership equal to (a) 17.5% of the Total Return with respect to Class I Units and (b) 15.0% of the Total Return with respect to Class L Units, in each case subject to a 7.0% Hurdle Amount and a Loss Carryforward, with a Catch Up. Such distribution will be made annually. We intend to enter into an agreement whereby an affiliate of Lido Advisors, LLC will receive up to 5% of the performance allocation.
The performance allocation will accrue on a class-specific basis.
Specifically, the Special Limited Partner will receive a performance allocation with respect to Units in an amount equal to the following:
•
First, if the Total Return on such Units for the applicable period exceeds (i) the Hurdle Amount for such Units during that period and (ii) the Loss Carryforward Amount for such Units (any such excess, “Excess Profits”), 100% of such annual Excess Profits until the total amount allocated to the Special Limited Partner equals 17.5% (if such Units are Class I Units) or 15.0% (if such Units are Class L Units) of the sum of (i) the Hurdle Amount for such Units for that period and (ii) any amount allocated to the Special Limited Partner with respect to such Units pursuant to this clause (this is commonly referred to as a “Catch-Up”); and

•	Second, to the extent there are remaining Excess Profits for such Units, 17.5% (if such Units are Class I Units) or 15.0% (if such Units are Class L Units) of such Excess Profits.
“Total Return” for any Units during any period since the end of the prior calendar year shall equal the sum of:
(i)	all distributions accrued or paid (without duplication) on such Units outstanding at the end of such period plus
(ii)
the change in aggregate NAV of such Units since the beginning of such period, before giving effect to (x) changes resulting solely from the proceeds of issuances of Units or (y) any allocation or accrual to the performance participation interest for such Units.

For the avoidance of doubt, the calculation of Total Return will (i) include any increase or decrease in the NAV of Class I or Class L Units issued during the then-current calendar year but (ii) exclude the proceeds from the initial issuance of such Class I or Class L Units. For the avoidance of doubt, to the extent a class of Units has different fees payable to the Advisor pursuant to the Advisory Agreement than the Class L Units, the corresponding Total Return will be calculated separately.
“Hurdle Amount” with respect to any Units for any period during a calendar year means that amount that results in a 7% annual return on the NAV of such Units at the beginning of such period, taking into account the timing and amount of all distributions accrued or paid (without duplication) on such Units and calculated in accordance with recognized industry practices. The ending NAV of the Units used in calculating the internal rate of return will be calculated before giving effect to any allocation or accrual to the performance participation interest. For the avoidance of doubt, the calculation of the Hurdle Amount for any period will exclude any Units repurchased during such period, which Units will be subject to the performance participation allocation upon repurchase as described below. For the avoidance of doubt, to the extent a class of Units has different fees payable to the Advisor pursuant to the Advisory Agreement than the Class L Units, the corresponding Hurdle Amount will be calculated separately.
Any amount by which Total Return for any Units falls below their Hurdle Amount and that does not constitute Loss Carryforward Amount will not be carried forward to subsequent periods.
“Loss Carryforward Amount” with respect to any Units shall initially equal zero and shall cumulatively increase by the absolute value of any negative annual Total Return for such Units and decrease by any positive annual Total Return for such Units, provided that the Loss Carryforward Amount shall at no time be less than zero and provided further that the calculation of the Loss Carryforward Amount will exclude the Total Return for such Units repurchased during such year, which Units will be subject to the performance participation allocation upon repurchase as described below. To the extent a class of Units has different fees payable to the Advisor pursuant to the Advisory Agreement than the Class L Units, the corresponding Loss Carryforward Amount will be calculated separately. The effect of the Loss Carryforward Amount is that the recoupment of past annual Total Return losses will offset the positive annual Total Return for purposes of the calculation of the Special Limited Partner’s performance participation. This is referred to as a “Loss Carryforward.”
The Special Limited Partner will also be allocated a performance participation with respect to all Units that are repurchased at the end of any quarter (in connection with repurchases of our shares in our Share Repurchase Plan or pursuant to the Common Limited Partner Unit Redemption Right described below) in an amount calculated as described above with the relevant period being the portion of the year for which such Unit was outstanding, and proceeds for any such Unit repurchased will be reduced by the amount of any such performance participation (without duplication of any performance participation accrual already reflected in the transaction price for such repurchase).
The Special Limited Partner may elect to receive distributions on its performance participation interest in Units or cash. To the extent that the Special Limited Partner elects to receive such distributions in Units (in a class or classes of its choosing), the Special Limited Partner may, subject to certain limitations, elect to have the Operating Partnership repurchase such units for cash at a later date at the then-current NAV per unit. Any such repurchase requests will not be subject to the Early Repurchase Deduction (as defined below).
In the event the Advisory Agreement is terminated, the Special Limited Partner will be allocated any accrued performance participation interest until the Advisory Agreement’s term expires. Notwithstanding anything to the contrary, the Special Limited Partner shall be entitled to the performance participation interest for the same duration as the Advisory Agreement is in effect.
Reinvestment of Distributions
Subject to legal, tax, regulatory or other similar considerations, each common limited partner holding Units agrees to participate in the reinvestment program of distributions to the holders of Common Limited Partner Units unless otherwise agreed with the general partner in writing.
Common Limited Partner Unit Redemption Right
Subject to the applicable provisions of the Operating Partnership Agreement, following the expiration of a one-year redemption hold period, each Common Limited Partner shall have the right (the “Redemption Right”) to require the Operating Partnership to redeem on a specified redemption date all or any portion of the Common Limited Parter Units held by such common limited partner at a redemption price equal to either (i) an amount of cash equal to the product of the applicable Unit NAV and the number of Common Limited Partner Units being redeemed, or (ii) a number of Common Shares (with a class designation identical to the redeemed Units) equal to the number of redeemed Units, as selected by the Trust in its sole and absolute discretion. The Redemption Right shall be exercised pursuant to a Notice of Redemption in the form attached as Exhibit B to the Operating Partnership Agreement delivered to the Operating Partnership (with a copy to the Trust) by the common limited partner who is exercising the Redemption Right.
Authority of the General Partner
As general partner of the Operating Partnership, the Trust has the exclusive authority to manage and control all aspects of the business of the Operating Partnership. In the course of its management, the Trust may, in its sole discretion, employ such persons, including, under certain circumstances, affiliates of the Trust, as it deems necessary for the operation and management of the Operating Partnership.
Liabilities of the General Partner
The Trust is not liable for the nonrecourse debts and obligations of the Operating Partnership beyond the exhaustion of the Operating Partnership assets. The Trust does not have an obligation to restore any deficit in its Capital Account upon liquidation of the Operating Partnership.
Amendment of Operating Partnership Agreement
The Operating Partnership Agreement may only be amended with the consent of the Trust and, if any amendment materially affects the Special Limited Partner, the amendment shall require the consent of the Special Limited Partner.

Competition
The real estate industry and the process of identifying, completing and realizing attractive real estate-related investments is highly competitive and involves a high degree of uncertainty. We will compete with other real estate companies, financial institutions and institutional investors, many of which have greater financial resources and marketing resources than us. For additional information, see “Item 1A. Risk Factors — Competition with other real estate investors to acquire Projects and with other properties in the vicinity of the Projects for tenants may result in decreased profits or losses for us.”
We may also face competition from affiliates of the Advisor that could acquire other multifamily rental properties that are located within a Project’s market area. In such case, the other properties and such Project will compete for tenants. To manage the potential conflicts of interest with respect to allocating investment opportunities among us and other real estate investment trusts, funds, accounts or investment vehicles currently sponsored or advised or which may in the future be sponsored or advised by affiliates of the Sponsor and the Advisor, the Sponsor follows an allocation policy (the “Allocation Policy”) which endeavors to allocate investment opportunities in a fair and equitable manner. For additional information, see “Item 7. Certain Relationships and Related Transactions, and Director Independence — Conflicts of Interest — Certain Conflict Resolution Measures — Allocation Policy.”
Government Regulations
As an owner of real estate, the Company’s operations are subject, in certain instances, to supervision and regulation by U.S. and other governmental authorities, and may be subject to various laws and judicial and administrative decisions imposing various requirements and restrictions, which, include among other things: (i) federal and state securities laws and regulations; (ii) federal, state and local tax laws and regulations; (iii) state and local laws relating to real property; (iv) federal, state and local environmental laws, ordinances, and regulations; and (v) various laws relating to housing, including permanent and temporary rent control and stabilization laws, the ADA and Fair Housing laws, among others.
Compliance with the federal, state and local laws described above has not had a material, adverse effect on the Company’s business, assets, results of operations and financial condition, and the Company does not believe that its existing Projects will require it to incur material expenditures to comply with these laws and regulations.
REIT Qualification
The Company intends to elect and qualify to be taxed as a REIT under the Code. The Company believes it is organized and will be operated in such a manner as to qualify as a REIT. To qualify for REIT status, we must meet a number of organizational and operational requirements, including a requirement that we annually distribute at least 90% of our REIT taxable income, determined without regard for any deduction for distributions paid and excluding any net capital gain. As a REIT, we generally are not subject to federal income tax on the REIT taxable income we distribute to our Shareholders. If we fail to qualify as a REIT in any taxable year, including the current year, we will be subject to federal income tax at regular corporate rates. Even if we qualify as a REIT, we may still be subject to some federal, state and local taxes on certain of our income or property. In order for us to qualify as a REIT, it may be necessary for certain services to be provided by a taxable REIT subsidiary, or a TRS.
Emerging Growth Company Status
The Company is and will remain an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) until the earlier of (a) the last day of the fiscal year (i) following the fifth anniversary of the date of an initial public offering of the Company’s securities pursuant to an effective registration statement under the Securities Act, (ii) in which it has total annual gross revenue of at least $1.235 billion, or (iii) in which it is deemed to be a large accelerated filer, which means the market value of its Common Shares held by non-affiliates exceeds $700 million as of the date of its most recently completed second fiscal quarter, and (b) the date on which it has issued more than $1.0 billion in non-convertible debt during the prior three-year period. For so long as the Company remains an “emerging growth company” it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”). Also, because the Company is not a large accelerated filer or an accelerated filer under Section 12b-2 of the Exchange Act, and will not be for so long as its Common Shares are not traded on a securities exchange, the Company will not be subject to auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act even once it is no longer an emerging growth company. The Company cannot predict if investors will find its Common Shares less attractive because it may rely on some or all of these exemptions.

Employees
We are externally managed and currently have no employees. Our executive officers serve as officers of the Advisor and are employees of the Advisor or one or more of its affiliates.
Environmental
As an owner of real estate, we are subject to various environmental laws of federal, state, and local governments. Compliance with existing laws has not had a material adverse effect on our financial condition or results of operations, and we do not believe it will have such an impact in the future. However, we cannot predict the impact of unforeseen environmental contingencies or new or changed laws or regulations on properties we currently own, or on properties that may be acquired in the future.
Reporting Policies
The Company is filing this Registration Statement with the SEC under the Exchange Act to register under Section 12(g) of the Exchange Act and comply with applicable requirements thereunder. Upon the effectiveness of this Registration Statement, we will become subject to the information reporting requirements of the Exchange Act. Pursuant to those requirements, we will be required to file annual and periodic reports, proxy statements and other information, including audited financial statements, with the SEC. The SEC maintains an Internet Website (http://www.sec.gov) that contains the reports mentioned in this section.

ITEM 1A.	RISK FACTORS
The purchase of Common Shares is speculative and involves substantial risk. Prospective investors should be able to afford the loss of all or a substantial part of their investment. It is impossible to accurately predict the results to an investor of an investment in us because of our recent formation and general uncertainties in the real estate and financing markets and the multifamily rental industry. You should carefully consider the following risks in addition to the other information contained in this Registration Statement, and should consult with your own legal, tax and financial advisors with respect thereto. The risks and uncertainties discussed below are not the only ones we face, but do represent those risks and uncertainties that we believe are the most significant to our business, operating results, financial condition, prospects and forward-looking statements. Additional risks and uncertainties not presently known to the Company or that the Company currently deems immaterial may also harm the Company’s business.
Risks Related to Our Organizational Structure
Failure to qualify as a REIT would likely reduce the value of the Shares.
REIT qualification is complex and would, beginning with our second taxable year as a REIT, generally require that we have at least 100 Shareholders and that 5 or fewer individuals (as defined under the Code to include certain entities) not collectively own more than 50% of us at certain times. In addition, to qualify as a REIT, we must satisfy certain other tests on an ongoing basis concerning, among other things, the sources of our income and the nature of our assets. REIT qualification requires that specified percentages of our gross income be attributable to certain real estate sources and would require us to distribute at least 90% of our taxable income (without regard to net capital gain) to the Shareholders each taxable year. Further, in order for us to avoid corporate level tax, we must distribute 100% of our REIT taxable income and net capital gain. If we fail to qualify as a REIT, the value of the Common Shares will likely be diminished because our qualification as a REIT is a major component of the tax and liquidity strategy for the Shareholders.
The ownership limits that apply to REITs, as prescribed by the Code and by our Declaration of Trust, may restrict our business combination opportunities.
In order for us to qualify as a REIT, not more than 50% in value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) at any time during the last half of each taxable year after the first year for which we elect to qualify to be taxed as a REIT. Additionally, 100 or more persons must beneficially own our shares during at least 335 days of a taxable year (other than the first taxable year for which we elect to be taxed as a REIT). Our Declaration of Trust, with certain exceptions, authorizes the Board to take such actions as are necessary or appropriate to preserve our qualification as a REIT. Our Declaration of Trust also provides that, unless exempted by the Board prospectively or retroactively, no person may own more than 9.9% by value or number of shares, whichever is more restrictive, of our outstanding Common Shares or 9.9% in value or number of shares, whichever is more restrictive, of the outstanding shares of all classes and series. Our Board may, in its sole discretion, subject to such conditions as it may determine and the receipt of certain representations and undertakings, prospectively or retroactively, waive the ownership limits or establish a different limit on ownership, or excepted holder limit, for a particular Shareholder if the Shareholder’s ownership in excess of the ownership limits would not result in our being “closely held” under Section 856(h) of the Code or otherwise failing to qualify as a REIT. These ownership limits could delay or prevent a transaction or a change in control of our Company that might involve a premium price for our Common Shares or otherwise be in the best interest of our Shareholders.
There are risks associated with our UPREIT structure.
We intend to own all of our assets through the Operating Partnership. The Operating Partnership may accept contributions of property from certain persons in exchange for limited partnership interests in the Operating Partnership. The acceptance of persons as limited partners of the Operating Partnership involves certain risks including (i) entering into certain indemnification agreements with the contributing limited partners that would cause the Company to indemnify such persons for tax liability that may be incurred by the contributing limited partners related to the sale of the contributed property, (ii) the fact that the contributing limited partners will have certain voting rights with respect to the Operating Partnership and (iii) the need for the Operating Partnership to allocate debt (if available) to contributing limited partners.
We will incur significant costs once we are subject to the reporting requirements under the Exchange Act.
Upon the effective date of this Registration Statement, we will be subject to the reporting requirements under the Exchange Act; accordingly, we will incur legal, accounting and other expenses, including costs associated with the periodic reporting requirements applicable to an Exchange Act registrant. These requirements may place a strain on our systems and resources. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal control over financial reporting, which requires significant resources and management oversight. We will implement procedures, processes, policies and practices for the purpose of addressing the standards and requirements applicable to public companies. These activities may divert management’s attention from other business concerns, which could have a material adverse effect on our business, financial condition, results of operations and cash flows. We may incur significant annual expenses related to these steps and trustees’ and officers’ liability insurance, trustee fees, reporting requirements of the SEC, transfer agent fees, additional administrative expenses payable to our Advisor to compensate it for hiring additional accounting, legal and administrative personnel, increased auditing and legal fees and similar expenses associated with being subject to these reporting requirements. Failure to operate successfully as a public company would have a material adverse effect on us.
We have identified a material weakness in our internal control over financial reporting. If our remediation of the material weakness is not effective, or if we experience additional material weaknesses in the future or otherwise fail to develop and maintain effective internal control over financial reporting, our ability to produce timely and accurate financial statements or comply with applicable laws and regulations could be impaired.
As a public company, we will be required to maintain internal control over financial reporting and to evaluate and determine the effectiveness of our internal control over financial reporting. Beginning with our second annual report following the effectiveness of this Registration Statement, we will be required to provide a management report on internal control over financial reporting. However, unless we become an accelerated filer or a large accelerated filer under Section 12b-2 of the Exchange Act, we will not be required to include an attestation report on internal control over financial reporting issued by our independent registered public accounting firm. Thus, in accordance with the provisions of the JOBS Act, we and our independent registered public accounting firm were not required to, and did not, perform an evaluation of our internal control over financial reporting in accordance with the provisions of the Sarbanes-Oxley Act.
However, while preparing the financial statements that are included in this Registration Statement, we identified material weaknesses in our internal control over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. These material weaknesses are as follows: we did not design and maintain an effective control environment and internal control framework commensurate with our financial reporting requirements, to achieve complete, accurate and timely financial accounting, reporting and disclosures. Specifically, we did not maintain formal policies and procedures, defined control activities, appropriate segregation of duties, documented management review controls, or user access governance processes sufficient to support reliable financial reporting.
This material weakness in the control environment contributed to the following additional material weaknesses:
•
We did not establish adequate monitoring controls to assess whether internal controls were designed appropriately and operating effectively, including controls over account reconciliations and journal entries, purchasing and disbursement activities, financial reporting review procedures, and IT system user access administration.

•
We did not design and maintain effective controls over property-level accounting and financial reporting processes at a precise enough level to support the proper financial accounting and the preparation of the combined consolidated financial statements on the historical cost basis. Specifically, the Company did not design and maintain controls over key accounting and financial reporting activities, including account reconciliations, review of significant accounting estimates and allocations, consolidation and elimination procedures, revenue-related reconciliations, proper review of cash reconciliations, and period-end financial reporting processes.

These material weaknesses resulted in material audit adjustments to a number of line items in our financial statements and related disclosures for the years ended December 31, 2025 and 2024. Additionally, each of these material weaknesses could result in a misstatement of substantially all of our accounts or disclosures that would result in a material misstatement to the annual or interim financial statements that would not be prevented or detected.
We have concluded that the material weaknesses exist because we have historically operated as a private company and have not yet fully developed or implemented our internal control over financial reporting or operational control environment, and therefore do not have the necessary business processes, systems, personnel, and related internal controls necessary to satisfy the accounting and financial reporting requirements of a public company. Additionally, we have historically relied on fund-level reporting processes under a fair value reporting framework and the lack of a formally designed control structure commensurate with property-level accounting and financial reporting requirements. In addition, we have taken and will continue to take certain actions to remediate the material weakness, including:
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designing and documenting an internal controls framework, including control activities over financial reporting, modelled on the Committee of Sponsoring Organizations (COSO) principles, with periodic internal reviews and testing;

•
implementing formal policies and procedures to govern key financial processes and internal controls, including documented accounting policies aligned with U.S. GAAP standards and supported by external advisors;

•
hiring additional qualified personnel with appropriate expertise in operational finance activities, accounting, and financial reporting, including the appointment of a financial reporting expert, and the establishment of an experienced finance team with public company financial reporting and internal controls expertise;

•
enhancing segregation of duties across critical accounting and operational functions and implementing robust liquidity planning and cash management controls to support daily operating needs and strategic investments;

•
evaluating and implementing appropriate financial and reporting systems to support internal controls requirements including engagement of a third-party accounting advisory firm to assist with timely remediation of control deficiencies; and

•	establishing an audit committee composed of independent trustees to provide oversight of our financial reporting and internal control environment.
We will not be able to fully remediate the material weaknesses until these steps have been completed and have been operating effectively for a sufficient period of time. There can be no assurance that our remediation efforts to address the material weaknesses described above, which may be time-consuming and costly, will be successful, or that our internal control over financial reporting will be effective in accomplishing all of its objectives. Our business could be adversely impacted if we have deficiencies in our disclosure controls and procedures or internal control over financial reporting, including as a result of the identified material weaknesses discussed above. Furthermore, as we grow, our business, and hence our internal control over financial reporting, will likely become more complex, and we may require significantly more resources to develop and maintain effective controls. Designing and implementing an effective system of internal control over financial reporting is a continuous effort that requires significant resources, including the expenditure of a significant amount of time by senior members of our management team. As a result, management’s attention may be diverted from other business concerns, which could harm our business, operating results, financial condition, and future prospects. Additionally, as stated above, we have not performed an evaluation of our internal control over financial reporting, as permitted under the JOBS Act; accordingly, we cannot assure you that we have identified all, or that we will not in the future have additional material weaknesses. Material weaknesses may still exist when we report on the effectiveness of our internal control over financial reporting as required under Section 404 of the Sarbanes-Oxley Act, beginning with our second annual report after the effectiveness of this Registration Statement.
If during the evaluation and testing process we identify additional material weaknesses in our internal control over financial reporting or determine that existing material weaknesses have not been remediated, our management will be unable to assert that our internal control over financial reporting is effective. If we are unable to assert that our internal control over financial reporting is effective, investors may lose confidence in the accuracy and completeness of our financial reports, and we could become subject to litigation or investigations by the SEC or other regulatory authorities, which could require additional financial and management resources.
We are an “emerging growth company” and therefore may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies.
We are an “emerging growth company” as defined under the JOBS Act. For as long as we are an emerging growth company, which may be up to five full fiscal years, unlike other public companies, we will not be required to (1) provide an auditor’s attestation report on the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act, (2) comply with any new requirements adopted by the Public Company Accounting Oversight Board (“PCAOB”) requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer, (3) comply with any new audit rules adopted by the PCAOB after April 5, 2012 unless the SEC determines otherwise, (4) provide certain disclosure regarding executive compensation required of large public companies, or (5) hold equity holder advisory votes on executive compensation.
In addition, we are a “smaller reporting company” as such term is defined in the Exchange Act. As a smaller reporting company, we are also eligible to take advantage of certain exemptions from various reporting and disclosure requirements that are applicable to public companies that are not smaller reporting companies. To the extent that we continue to qualify as a smaller reporting company after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an emerging growth company may continue to be available to us as a smaller reporting company, including: (1) scaled executive compensation disclosures and (2) the requirement to provide only two years of audited financial statements, instead of three years.
Under the JOBS Act, emerging growth companies may take advantage of the extended transition period provided in Section 13(a) of the Exchange Act for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have decided at this time to take advantage of the extended transition periods available under the JOBS Act for complying with new or revised accounting standards. As a result, there may be a period when it is more difficult to compare our financial statements and financial performance to those of other public companies because we have not yet begun to comply with accounting standards applicable to those other companies.
If we or the Operating Partnership fail to qualify under one of the exemptions or exclusions from the Investment Company Act, we will be required to register under the Investment Company Act, which is expensive and will impact our profits and the returns to the Shareholders will likely be significantly reduced.
We have more than 100 Shareholders following the consummation of the Merger. The Investment Company Act requires that any issuer that is beneficially owned by 100 or more persons and that owns certain securities be registered as required under the Investment Company Act. Our only asset is our general partnership interest in the Operating Partnership. Pursuant to the Operating Partnership Agreement, we are solely responsible for the management and operation of the Operating Partnership and, as a result, our interest in the Operating Partnership has significant incidents of a true general partnership interest and does not fall within the definition of a “security” for purposes of the Investment Company Act. Further, the Operating Partnership intends to qualify for an exemption from the Investment Company Act based on the type of assets it owns. We, as the general partner of the Operating Partnership, anticipate that at least 55% of the Operating Partnership’s assets will consist of direct interests in real estate and at least 25% of the Operating Partnership’s assets (reduced to the extent the Operating Partnership’s investment in direct interests in real estate exceed 55%) will consist of real estate-related assets. Therefore, we are not expected to be required to register under the Investment Company Act. The Operating Partnership anticipates that some of the Projects may be acquired together with a joint venture partner. It is possible that some of these Projects will not qualify as real estate acquisitions for purposes of the Investment Company Act and, as a result, may impact the ability of the Operating Partnership to qualify for one or more of the exemptions under the Investment Company Act. If we or the Operating Partnership fail to qualify under one of the exemptions or exclusions from the Investment Company Act, we will be required to register under the Investment Company Act. Registration under the Investment Company Act is expensive and will impact the Company’s profits and the returns to the Shareholders will likely be significantly reduced.
Because the Advisor is not currently registered as an investment advisor under the Investment Advisers Act, there will be less regulatory oversight with respect to us.
The Advisor is not currently registered as an investment advisor under the Investment Advisers Act or an exempt investment advisor. Consequently, there will be less regulatory oversight with respect to us.
There can be no assurance that Shareholders will be able to recover all or any portion of their investment in the event of our dissolution or termination.
In the event of our dissolution or termination, the proceeds realized from the liquidation of our assets will be distributed among the Shareholders, but only after payment of all of our loans and other obligations. The ability of a Shareholder to recover all or any portion of such Shareholder’s investment under such circumstances will, accordingly, depend on the amount of net proceeds realized from such liquidation and the amount of claims to be satisfied therefrom. There can be no assurance that we will recognize gains on such liquidation.

Our Shareholders generally have limited voting rights.
As permitted by Maryland law, our Declaration of Trust provides limited voting rights to our Shareholders. Under our Declaration of Trust, subject to certain exceptions and as may be otherwise specified in the terms of any class or series of shares of beneficial interest, Shareholders generally are only entitled to vote at a duly held meeting at which a quorum is present on (1) amendments to our Declaration of Trust that would materially and adversely affect the contract rights of outstanding shares subject to certain exceptions provided in our Declaration of Trust, (2) a merger, consolidation, conversion (other than a Conversion Event (as defined under “Item 11. Description of Registrant’s Securities to be Registered”)), or transfer of all or substantially all of our assets as provided in our Declaration of Trust, (3) removal of a trustee for cause and, if the trustee so removed was not designated by our Sponsor, the election of a successor trustee to the extent provided in our Declaration of Trust, (4) the dissolution of the Company as set forth in our Declaration of Trust, (5) in the event that there are no trustees, the election of trustees and (6) such other matters that our Board has submitted to our Shareholders for approval or ratification.
The affirmative vote of a plurality of the votes cast in the election of a trustee is generally required to elect any trustee, and the affirmative vote of a majority of the votes cast at a meeting of Shareholders duly called and at which a quorum is present is generally sufficient to approve any other matter that may properly come before the Shareholders at such meeting (other than (a) the removal of a trustee for cause, which requires the affirmative vote of Shareholders entitled to cast at least two-thirds of all the votes entitled to be cast on the matter and (b) with respect to (i) certain amendments to the Declaration of Trust and (ii) a merger, consolidation, conversion (other than a Conversion Event), or transfer of all or substantially all of our assets as provided in our Declaration of Trust, each of which requires the affirmative vote of Shareholders entitled to cast a majority of all votes entitled to be cast on the matter). If the Board determines to seek shareholder approval via written consent in lieu of a meeting using a deemed consent procedure (whereby consent is deemed given unless a written objection is received within 30 days of notice), no quorum shall be required, and the action shall be approved if the requisite percentage (as provided above) of non-objecting interests is met.
All other matters are subject to the discretion of our Board. Thus, except as set forth above or in any class or series of our shares of beneficial interest and subject to the restrictions on transfer and ownership of our shares of beneficial interest contained in our Declaration of Trust, holders of Common Shares do not have the right to vote on any matter.
Our Declaration of Trust does not provide for the annual election of trustees by our Shareholders, and contains provisions that could make removal of our trustees difficult, which could make it difficult for our Shareholders to effect changes to our management.
Our Declaration of Trust provides that Shareholders are only entitled to elect trustees upon the removal of a trustee by Shareholders for cause if the trustee so removed was not designated by our Sponsor or in the event there are no trustees. A trustee may be removed by our Shareholders only for “cause” (as defined in our Declaration of Trust), and then only upon the affirmative vote of Shareholders entitled to cast at least two-thirds of all the votes entitled to be cast on the matter in accordance with our Declaration of Trust.
Our Declaration of Trust provides that any vacancy on our Board may be filled only by a vote of a majority of the remaining trustees, even if the remaining trustees do not constitute a quorum; provided, that (1) any vacancy involving an Independent Trustee may be filled only by a vote of a majority of the remaining Independent Trustees, even if the remaining Independent Trustees do not constitute a quorum, or if none, the remaining trustees, (2) vacancies resulting from the removal of a trustee for “cause” by our Shareholders can be filled only by our Shareholders provided that the trustee so removed was not designated by our Sponsor pursuant to our Declaration of Trust and (3) our Sponsor has the exclusive right to designate a successor trustee if the vacancy involves a trustee that was designated by our Sponsor pursuant to our Declaration of Trust.
Further, our Declaration of Trust provides that no Shareholder shall be entitled to the information described in Section 12-305(b) of the Maryland Statutory Trust Act (the “MSTA”), which includes a list of the beneficial owners of record of the Company, as permitted thereby.
These requirements make it more difficult to change our management by removing and replacing trustees and may prevent a change in our control.
Our Declaration of Trust permits our Board to authorize us to issue preferred shares on terms that may be senior to the rights of the holders of our current Common Shares or discourage a third party from acquiring us.
Our Board is permitted, subject to certain restrictions set forth in our Declaration of Trust, to authorize the issuance of preferred shares without Shareholder approval. Further, our Board may classify or reclassify any unissued Common

Shares or preferred shares from time to time into one or more classes or series by setting or changing the number, par value, designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of any new class or series of Common Shares or preferred shares. Thus, our Board could authorize us to issue preferred shares with terms and conditions that could be senior to the rights of the holders of our Common Shares or have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction such as a merger, tender offer or sale of all or substantially all of our assets, that might provide a premium price for holders of our Common Shares.
If the Operating Partnership issues limited partnership interests which are exchanged for our Common Shares, interests of holders of Common Shares in us will be diluted.
The Operating Partnership may issue limited partnership interests in exchange for property interests, which are, in certain circumstances, exchangeable for our Common Shares. These securities, as well as future securities issued by the Operating Partnership, may have a dilutive effect on the investment of our existing Shareholders.
The merger of HSR REIT 2 and HSR REIT 3 into our Company was not conducted on an arm’s-length basis.
HSR REIT 2 and HSR REIT 3 did not engage separate financial advisers to assist them in valuing their companies or negotiating the exchange ratios. Similarly, neither company engaged counsel to perform legal due diligence on the companies. Had such advisers been engaged, factors adversely affecting the value of each company could have been identified that would have resulted in a lower valuation of the Seed Portfolio. Although HSR REIT 2 and HSR REIT 3 realized substantial savings by foregoing the engagement of such advisers, Shareholders have less assurance than they otherwise would with respect to the value of the Seed Portfolio had such advisers been retained.
Any purchase of Common Shares by the Advisor and its affiliates could create certain conflicts of interest.
The Advisor and its affiliates may acquire any number of Common Shares for any reason deemed appropriate; provided, however, that the Advisor will not purchase more than 9.9% of the Common Shares from the Private Offering. The Advisor and its affiliates will not acquire the Common Shares with a view to resell or distribute such Common Shares. Any purchase of Common Shares by the Advisor and its affiliates will be on the same terms and conditions as are available to all investors. The purchase of Common Shares by the Advisor or its affiliates could create certain risks, including, but not limited to, the following: (i) the Advisor or its affiliates would obtain voting power as Shareholders, (ii) the Advisor or its affiliates may have an interest in disposing of our assets at an earlier or later date than the other Shareholders so as to recover their investment in the Common Shares and (iii) the acquisition of Common Shares by the Advisor and/or its affiliates will mean that the total Common Shares acquired will not have been provided by disinterested investors after an assessment of the merits and risks of the Private Offering. In the event that the Advisory Agreement is terminated for any reason, the Advisor and/or its affiliates will continue to own the Common Shares.
Risks Associated with Maryland Corporate Law
Maryland law and our Declaration of Trust limit our rights and the rights of Shareholders to recover claims against Covered Persons (as defined below), which could reduce Shareholders’ and our recovery against them if they cause us to incur losses.
Maryland law provides that a trustee will not have any liability by reason of being or having been a trustee so long as he or she performs or performed his or her duties as a trustee in accordance with the applicable standard of conduct. In addition, our Declaration of Trust limits the personal liability of our trustees and officers, to our Company or the Shareholders, for monetary damages, to the maximum extent permitted by Maryland law. Our Declaration of Trust requires us to indemnify each present and former trustee, officer, Sponsor, Advisor and each affiliate of our Sponsor that acts as investment advisor or manager to us as permitted by the Declaration of Trust, and each equityholder, member, manager, director, officer, employee or agent of the foregoing acting as an agent of our Company (each a “Covered Person”), including any individual or entity who, while serving as the Covered Person and, at our request, serves or has served any other enterprise in any management or agency capacity, against any claim or liability to which the Covered Person may become subject by reason of such status. In addition, we must, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a present or former Covered Person or Shareholder made a party to or witness in a proceeding by reason of such status provided that, in the case of a Covered Person, we must have received (i) a written affirmation by the Covered Person of the Covered Person’s good faith belief that the Covered Person has met the applicable standard of conduct necessary for indemnification by us and (ii) a written undertaking by or on behalf of the Covered Person to repay the amount paid or reimbursed by us if it is ultimately determined that the applicable standard of conduct was not met. We are not required to indemnify or advance funds to any person entitled to indemnification under our Declaration of Trust (x) with respect to any action initiated or brought voluntarily by such indemnified person (and not by way of defense) unless (I) approved or authorized by our Board or (II) incurred to establish or enforce such person’s right to indemnification under the Declaration of Trust, or (y) in connection with any claim with respect to which such person is found to be liable to us. As a result, Shareholders and we may have more limited rights against Covered Persons than might otherwise exist under common law, which could reduce Shareholders’ and our recovery from these persons if they act in a manner that causes us to incur losses.
Our Declaration of Trust renounces our interest or expectancy with respect to business opportunities and competitive activities.
Our Declaration of Trust provides that, to the maximum extent permitted from time to time by Maryland law, and subject to trustees’ applicable standard of conduct, (a) none of our trustees, officers or agents who is also an officer, employee or agent of the Sponsor, or any of its affiliates is required to present, communicate or offer any business opportunity to us or any of our subsidiaries and (b) any such person shall have the right to hold and exploit any business opportunities or to direct, recommend, offer, sell, assign or otherwise transfer such business opportunity to any person or entity other than us and our subsidiaries. In addition, our Declaration of Trust provides that we renounce our interest or expectancy in, or in being offered an opportunity to participate in, any such business opportunity to the maximum extent permitted from time to time by Maryland law, and subject to trustees’ applicable standard of conduct.
Our Declaration of Trust also provides that any Covered Person may have business interests and engage in business activities similar, in addition to or in competition with those of or relating to us.
Real Estate Risks
There are risks inherent in the acquisition and management of the Projects.
The economic success of an investment in us will depend on the operations of the Projects, which will be subject to those risks typically associated with an investment in real estate. There can be no assurance that cash flow or profits will be generated by the Projects. Fluctuations in occupancy rates, rent and operating expenses can adversely affect operating results or render the sale or refinancing of the Projects difficult or unattractive. No assurance can be given that certain assumptions as to the future levels of occupancy of the Projects or future costs of operating the Projects will be accurate because such matters will depend on events and factors beyond our and the Advisor’s control. Such factors include, among others, the following factors, in addition to the other risk factors listed below:
•	vacancy rates, rent levels and sales levels in the areas where the Projects are located;
•	lack of financial resources of the tenants or unwillingness of tenants to pay rent increases;
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adverse changes in local population trends, market conditions, neighborhood values, local economic and social conditions, demographics or migration patterns, including as a result of the use of new technologies and artificial intelligence to replace workers and other events negatively impacting local employment rates, tenant dispersion, wages and the local economy;

•	supply and demand for property such as the Projects and competition from similar properties;
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governmental rules, regulations and fiscal policies, including the effects of inflation and enactment of unfavorable real estate, rent control, environmental or zoning laws, real estate tax rates, hazardous material laws;

•	uninsured losses;
•	increases in our operating expenses due to inflation, tariffs, immigration issues or other cost pressures;
•	costs and availability of labor and materials or supply chain disruptions; and
•	changes in interest rates and availability of attractive financing opportunities.
Elevated inflation and related volatility in the economy could adversely affect our financial condition and operating results.
The United States is experiencing elevated inflation, which may continue at the present level or increase in the future. Inflation may cause, among other things, increased costs of land, materials, labor and other costs needed for the operation of the Projects, as well as increased prices for goods and services which could negatively impact our tenants’ ability to pay rents. If inflation were to increase substantially, we may not be able to raise rental rates at or above the rate of inflation, which could reduce our profit margins and adversely affect our business, financial condition and results of operations. Further, the implementation of macroeconomic policies to counteract the effects of inflation, such as the increase in interest rates, could prevent us from acquiring or disposing of Projects on favorable terms or at all and could adversely affect our financial condition and operating results.
Certain of the investments that comprise the Seed Portfolio have been held for a limited period of time and Shareholders will not have the opportunity to evaluate our future investments before we make them, which makes an investment in the Company more speculative.
Certain of the investments that comprise the Seed Portfolio have been held for a limited period of time and we are not able to provide Shareholders with information to assist them in evaluating the merits of any specific properties or real estate debt that we may acquire in the future. Because such investments have not been held for a long period of time, it may be difficult for Shareholders to evaluate our success in achieving our investment objectives. We will continue to seek to invest substantially all of the future net Offering Proceeds from the Private Offering, after the payment of fees and expenses, in the acquisition of or investment in interests in Projects. However, because Shareholders will be unable to evaluate the economic merit of our future investments before we make them, Shareholders will have to rely entirely on the ability of the Advisor to select suitable and successful investment opportunities. Furthermore, the Advisor has broad discretion in selecting the types of properties we will invest in and the tenants of those properties, and Shareholders will not have the opportunity to evaluate potential investments. These factors increase the risk that an investment in the Company may not generate returns comparable to other real estate investment alternatives.
We will not be diversified with respect to the class of assets that we own, and our Seed Portfolio has, and our future Projects may also have, limited geographic diversification.
The total amount actually raised in the Private Offering and the number of Projects we acquire with Offering Proceeds is uncertain. We are offering the Common Shares on a “best efforts” basis. Thus, there is no firm commitment for any purchase of Common Shares. A limited number of Projects may place a substantial portion of the funds invested in the same geographical location with the same property-related risks. The Projects in our Seed Portfolio are located in California, Colorado, Utah and Texas. A decline in one or more of these real estate markets could substantially and adversely impact us. Further, we have no plans to acquire or develop any properties other than multifamily rental properties. Thus, we will only have limited diversification as to the type of property we own. In the event of an economic recession or unfavorable geopolitical condition affecting the economies of the market areas where the Projects are located, or the occurrence of increased social unrest, increases in real estate and other taxes, rent control or rent stabilization laws or similar regulations, localized environmental or climate issues, or any one of many other adverse circumstances, our performance may be adversely affected. A more diversified investment portfolio would not be impacted to the same extent upon such an occurrence.
We may acquire tenant in common interests in Projects, which could reduce our control over certain major decisions regarding the Projects and could negatively impact the Project’s value.
We may acquire undivided tenant in common interests in Projects. Each of these Projects would be subject to a tenants in common agreement which provides that all tenant in common owners, including those that are not under our control, must agree with respect to certain major decisions. Major decisions include, without limitation, the sale of the Project, any refinancing of the Project and any re-leasing of the Project. If the other tenant in common owners do not agree on any such decisions, the action cannot be taken. In such case, the value of the Project could be negatively impacted.
We have acquired, and may in the future acquire, Projects which are subject to rent control agreements, which agreements may reduce the profitability of such Projects.
Some of the Projects in the Seed Portfolio are, and future Projects may be, subject to rent control agreements. This would limit our ability to increase rent which would reduce our profits. In addition, Projects subject to rent control may attract tenants who lack financial stability and may result in such tenants staying at the Project longer than they otherwise would without rent control. If such tenants default on their rent, it may require extended eviction proceedings.
In addition to our Seed Portfolio, we may acquire additional Projects from affiliates of the Advisor, which will not be negotiated on an arm’s-length basis.
We may acquire Projects from affiliates of the Advisor. Accordingly, notwithstanding the fact that any such purchase must be approved by the affiliate transaction committee of our Board, which is comprised of all of our Independent

Trustees, and that the purchase price will be based on a third-party appraisal, the purchase or contribution (if applicable) agreements for such Projects will not be negotiated on an arm’s-length basis. Some of the terms of the purchase agreements with affiliates of the Advisor may not be on market terms.
Potential liability for environmental matters could adversely impact the financial viability of the Projects.
Federal, state and local laws impose liability on a landowner for the release or the otherwise improper presence on the premises of hazardous materials or hazardous substances. This liability is without regard to fault for, or knowledge of, the presence of such materials or substances, subject to certain defenses. A landowner may be held liable for hazardous materials or substances brought onto the property before it acquired title and for hazardous materials or substances that are not discovered until after it sells the property. In addition, a landowner may be held liable for hazardous materials or substances that migrate from the property onto or beneath adjacent sites, as well as hazardous materials or substances from unknown or unidentified sources that may migrate from adjacent sites onto or beneath the property. Similar liability may occur under applicable state law. It is anticipated that the sellers of the Projects will make only limited representations regarding a Project’s compliance with such laws. If any hazardous materials or substances are found within the Projects in violation of law at any time, we may be liable for cleanup costs, fines, penalties and other costs and we may have little or no recourse against the sellers of the Projects. This potential liability may continue after we sell a Project and may apply to hazardous materials or substances present within the Project before we acquired the Project. An innocent landowner defense or bona fide prospective purchaser defense to environmental liability under the Comprehensive Environmental Response, Compensation and Liability Act may be available where a landowner has conducted an appropriate inquiry with respect to potential hazardous materials or substances at the subject property in accordance with good commercial and customary practices. Such a defense is generally predicated on obtaining an environmental site assessment dated within 180 days prior to the landowner’s acquisition of the subject property that has been prepared in substantial compliance with the ASTM Practice Designation E1527-13 — Standard Practice for Environmental Site Assessments. Although we will attempt to obtain environmental site assessments for the Projects prior to acquisition, we may not obtain such information. There can be no assurance that the innocent landowner or bona fide prospective purchaser defense will be available to us in the event that hazardous materials or substances are found at the Projects. Further, a similar defense may not be available under state or local law. If losses arise from hazardous substance contamination that cannot be recovered from the responsible parties, the financial viability of the Projects may be substantially affected.
Rent control and other changes in applicable laws, or noncompliance with applicable laws, could adversely affect our portfolio of residential properties.
Lower revenue growth or significant unanticipated expenditures may result from changes in rent control or rent stabilization laws or other residential landlord/tenant laws. Municipalities may implement, consider or be urged by advocacy groups to consider rent control or rent stabilization laws and regulations or take other actions that could limit our ability to raise rents based on market conditions. These initiatives and any other future enactments of rent control or rent stabilization laws or other laws regulating residential housing, as well as any lawsuits against us arising from such rent control or other laws, may reduce rental revenues or increase operating costs. Such laws and regulations may limit our ability to charge market rents, increase rents, evict tenants or recover increases in our operating costs and could make it more difficult for us to dispose of properties in certain circumstances. Expenses associated with investments in residential properties, such as debt service, real estate taxes, insurance and maintenance costs, are generally not reduced when circumstances cause a reduction in rental income from such properties.
Costs relating to potential litigation or remediation of any toxic mold at the Projects may exceed the value of the Projects.
Litigation and concern about indoor exposure to certain types of toxic molds have been increasing as the public becomes aware that exposure to mold can cause a variety of health effects and symptoms, including allergic reactions and respiratory problems. Toxic molds can be found almost anywhere; they can grow on virtually any organic substance, as long as moisture and oxygen are present. There are molds that can grow on wood, paper, carpet, food and insulation. When excessive moisture accumulates in buildings or on building materials, mold growth will often occur, particularly if the moisture problem remains undiscovered or unaddressed. It is impossible to eliminate all molds and mold spores in the indoor environment. In warm or humid climates, the likelihood of toxic mold can be exacerbated by the necessity of indoor air conditioning year round. The difficulty in discovering indoor toxic mold growth could lead to an increased risk of lawsuits by affected persons, and the risk that the cost to remediate toxic mold will exceed the value of a Project.

Because of attempts to exclude investigations, abatement and damage costs caused by toxic mold growth from certain liability provisions in insurance policies, there is no guarantee that insurance coverage for toxic mold will be available now or in the future.
The illiquidity of the Projects will limit our ability to vary our portfolio in response to changes in economic or other conditions.
The ownership of the Projects will be relatively illiquid. Such illiquidity will limit our ability to vary our portfolio in response to changes in economic or other conditions.
We may not be able to pursue any claims for damages against the sellers of the Projects except in limited circumstances.
We may acquire real estate from sellers who make only limited or no representations and warranties regarding the condition of such real estate, the status of leases, the presence of hazardous materials or hazardous substances within such real estate, the status of governmental approvals and entitlements for such real estate or other matters adversely affecting such real estate. We may not be able to pursue a claim for damages against such sellers except in limited circumstances. The extent of damages that we may incur as a result of such matters cannot be predicted but potentially could result in a significant adverse effect on the value of such real estate.
There may be possible delays in the sale or refinancing of the Projects.
We anticipate that the Projects will be held and managed for a period that we believe is in our best interest, determined for each Project based on market conditions reviewed by us from time to time. It may not be possible to sell the Projects at the desired time. Further, several of the loans secured by our existing Projects do not allow, and it is anticipated that future loan documents may not allow, for prepayment except shortly before the maturity date and may require the payment of a yield maintenance penalty or defeasance and the lender’s approval of the buyer in order to have a loan assumed. If a Project is not sold prior to the maturity date of the related loan, we may have to attempt to refinance the loan. It is possible that the interest rate that may be obtained upon refinancing may be higher than that of the original loan. Fluctuations in the supply of money for such loans affect the availability and cost of loans, and we are unable to predict the effects of such fluctuations on us. Prevailing market conditions at the time we seek to refinance a loan may make such loans difficult or costly to obtain. Such conditions may also adversely affect our cash flow and/or profitability.
If capitalization rates increase the value of our assets may decrease and we may not be able to sell our assets at anticipated prices.
The value of real estate is generally based on capitalization rates. Capitalization rates generally trend with interest rates. Consequently, if interest rates go up, so do capitalization rates. Interest rates are currently elevated. If interest rates rise in the future, it is likely that capitalization rates will also rise, and as a result, the value of real estate will decrease. If capitalization rates increase, the Projects will likely realize lower sales prices than anticipated, resulting in reduced returns.
Our success is dependent on general market and economic conditions.
The United States economy is subject to fluctuation and it is unclear how stable the real estate market will be in the future. Increased inflation or interest rates could increase our costs at a higher rate than our rental income and adversely impact demand for new or renewed tenant leases. As a result, there can be no assurance that the Projects will achieve anticipated cash flow levels. In addition, recent world events evolving out of increased terrorist activities and geopolitical conflicts, and the political and military responses as well as the potential for cyber attacks, have created an air of uncertainty concerning the security and the stability of the United States economy, including general economic and market conditions, supply chain constraints and interest rate fluctuations. Historically, successful terrorist attacks and geopolitical conflicts have resulted in decreased travel and business to the affected areas, increased security measures and disturbances in financial markets. It is impossible to determine the likelihood of any future terrorist attacks on United States targets or geopolitical conflicts, the nature of any United States response or the social and economic results of such events. In addition, there are increasing incidents of civil unrest and domestic terrorism within the United States that have caused and could continue to cause instability in the United States economy, which could be exacerbated due to growing political conflicts and policies, such as tariffs and immigration issues. Any negative change in the general economic conditions in the United States could adversely affect the financial condition and operating results of the Projects.

Our success may be negatively impacted by global geopolitical and military tensions.
The world is currently experiencing elevated geopolitical and military tensions, such as the Russian Federation invasion of Ukraine, the Israel Hamas conflict, the war in Iran and the broader conflict and escalating tensions in the Middle East, and other geopolitical and military tensions are likely to arise in the future. The United States and other countries may impose economic sanctions on parties related to such tensions and also may experience retaliatory sanctions. As further geopolitical conflicts and economic sanctions continue to evolve, it is increasingly difficult to predict the impact and longevity of these events. Depending on direction and timing, such tensions may significantly impact us and result in adverse changes to, among other things: (i) general economic and market conditions, (ii) supply chain constraints and (iii) interest rates. The foregoing could adversely affect our business, results of operations, financial condition, cash flow and the return to Shareholders.
If a Project is subject to an eminent domain or inverse condemnation action, it could have a material adverse effect on the amount of return on investment for Shareholders.
The Projects or a portion of the Projects could become subject to an eminent domain or inverse condemnation action. Any such action could have a material adverse effect on the value, marketability and profitability of a Project, and it could cause some or all of the tenants to terminate their leases or reduce or withhold rental payments, which could have a material adverse effect on the amount of return on investment for the Shareholders.
Although we intend to maintain adequate insurance coverage against liability for personal injury and property damage, there can be no guarantee that insurance obtained by us will be sufficient to cover all such liabilities.
We intend to maintain adequate insurance coverage against liability for personal injury and property damage, although we may not obtain earthquake, pandemic, wind or flood insurance unless otherwise required by a lender. There can be no assurance that insurance obtained by us will be sufficient to cover any such liabilities. Furthermore, insurance against certain risks, such as earthquakes, terrorism, toxic mold, wind and/or floods, may be unavailable or available at commercially unreasonable rates or in amounts that are less than the full market value or replacement cost of a Project. In addition, there can be no assurance that particular risks that are currently insurable will continue to be insurable on an economical basis or that the current levels of coverage will continue to be available. If a loss occurs that is partially or completely uninsured, we may lose all or part of our investment in the Project. We may be liable for any uninsured or underinsured personal injury, death or property damage claims. Liability in such cases may be unlimited but Shareholders will not be personally liable.
Because we do not expect to obtain audited results of historical operations of any future Projects prior to acquisition, there is less certainty regarding the prior economic operating history of the Projects.
We do not expect to obtain audited results of historical operations for future Projects in connection with our review of the Projects. We will rely on unaudited financial information provided by the sellers of the Projects. Thus, it is possible that information relied on by us with respect to the acquisition of a Project may not be accurate at the time we acquire the Project. Consequently, there is less certainty regarding the prior economic operating history of the Projects.
Natural disasters could cause structural damage to or destroy a Project and it is possible that any insurance we obtain to mitigate such risks will not be sufficient to pay for damage to a Project.
Some of our current Projects are, and Projects acquired in the future may be, located in areas in the United States that have increased risk of earthquakes, hurricanes, wildfires, high winds, tornadoes and floods. An earthquake, a hurricane, a wildfire, a tornado or a flood could cause structural damage to or destroy a Project. To the extent that significant changes in the climate occur in areas where our Projects are located, we may experience increased severe weather, which may result in physical damage to or decrease the demand for Projects located in these areas or affected by these conditions. Should the impact of climate change be material in nature, significant property damage or destruction of our Projects could result. The Projects in our Seed Portfolio are located in California, Colorado, Utah and Texas. We will review available insurance policies from time to time and, if available on financially feasible terms, we (either directly or through a blanket policy) may obtain commercially reasonable earthquake, wind or flood insurance for certain Projects in areas of high risk for such natural disasters. We currently do not have earthquake insurance on the Projects in our Seed Portfolio that are located in California. It is possible that any such insurance, if obtained, will not be sufficient to pay for damage to any Project.

Competition with other real estate investors to acquire Projects and with other properties in the vicinity of the Projects for tenants may result in decreased profits or losses for us.
The real estate industry and the process of identifying, completing and realizing attractive real estate-related investments is highly competitive and involves a high degree of uncertainty. We will compete with other real estate companies, financial institutions and institutional investors, many of which have greater financial resources and marketing resources than us. Our success will depend on our ability to identify suitable Projects and negotiate and arrange the closing of transactions of a sufficient number of Projects. There can be no assurance that we will be able to locate additional suitable Projects on a timely basis or at all. Competition for investments may increase costs and reduce returns on the Projects. In addition, competing properties may be located within the vicinity of the Projects. It is possible that tenants from the Projects will move to existing or new properties in the surrounding area and thus, the financial performance of the Projects would be adversely affected. Competition may also make it difficult to attract new tenants to the Projects. Such competition may result in decreased profits or in losses for us.
Certain of the existing Projects include, and future Projects may include, certain amenities for the residents at the Projects that could increase the potential liabilities at the Projects.
In addition to the residential buildings, certain existing Projects are, and future Projects may be, improved with certain amenities including fitness centers, swimming pools, clubhouses, barbeque and picnic areas and dog parks. Certain claims could arise in the event that a personal injury, death or injury to property should occur in, on, or around any of the Projects’ improvements. There can be no assurance that particular risks pertaining to these improvements that currently may be insured will continue to be insurable on an economical basis or that current levels of coverage will continue to be available. We may be liable for any uninsured or underinsured personal injury, death or property damage claims.
Rental levels at the Projects can vary over time and we may not be able to maintain the occupancy rates we anticipate or attract new tenants.
We will make our determination regarding the acquisition of the Projects based on the Project’s projected occupancy rate and rent levels. In general, the leases at the Projects will have terms of 1 year or less. However, there can be no assurance that the Projects will continue to be occupied at the projected rents. If the tenants of the Projects do not renew or extend their leases, if tenants default under their leases at the Projects, if issues arise with respect to the permissibility of certain uses at a Project, if tenants of the Projects terminate their leases or if the terms of any renewal (including costs of concessions) are less favorable than existing lease terms, the operating results of the Projects could be substantially affected. As a result, we may not be able to make distributions to the Shareholders at the anticipated levels.
It may be difficult for us to attract new tenants to the Projects.
There can be no assurance that we will be able to maintain the occupancy rates at the Projects. The tenants at any Project may have the right to terminate their leases upon the occurrence of specified events. It is anticipated that substantially all of the leases at the Projects will be for terms of 1 year or less, though the terms may be longer or shorter at certain Projects depending upon market conditions. As a result, there may be greater volatility in the occupancy of the Projects than an asset class with longer term leases. In addition, it may be necessary to make substantial concessions, in terms of rent and lease incentives, to lease up the Projects.
The Projects may be subject to easements, restrictions, encroachments and agreements which could limit operations and development at the Projects.
The existing Projects are, and future Projects may be, subject to easements, restrictions and agreements, including permanent access, right-of-way, water line, sanitary sewer line and utility easements. Any or all of the easements, restrictions, encroachments and agreements at a Project could limit operations and development at the Project.
Failure to comply with zoning requirements could adversely affect our profitability.
All improved real estate projects must be built in accordance with applicable zoning regulations, absent an approved variance issued by the applicable governmental authority. It is anticipated that we will obtain a zoning report for potential Projects we may acquire in order to ascertain whether the Project’s use and improvements are legally conforming, there are no zoning code violations and the Project is in compliance with the applicable parking and setback requirements. If a Project’s zoning is nonconforming or if we experience delays in obtaining necessary zoning permits or authorizations for a Project, it may adversely affect our profitability and business operations.

The presence of any construction defects in a Project could adversely affect the financial performance of the Project and us.
Several of the Projects in the Seed Portfolio were recently constructed, and we may in the future acquire newly constructed Projects. Newly constructed projects are sometimes subject to construction defects that only reveal themselves over time. If any of the Projects should become subject to any construction defect issues, we may have remedies under state law, as well as under any warranties from contractors for the construction work that were assigned to the Operating Partnership or the Project owner. If work is required to cure any construction defects, reserves may not be sufficient to pay for such work. Accordingly, the presence of construction defects could adversely affect the financial performance of the Project and us.
Costs associated with complying with the ADA and the Fair Housing Amendments Act may decrease cash available for distributions.
Under the ADA, public accommodations must meet certain federal requirements related to access and use by disabled persons. Facilities initially occupied after January 26, 1992 must comply with the ADA. When a building is being renovated, the area renovated and the path of travel accessing the renovated area must comply with the ADA. Further, owners of buildings occupied prior to January 26, 1992 must expend reasonable sums, and must make reasonable efforts, to make practicable or readily achievable modifications to remove barriers, unless the modification would create an undue burden. This means that so long as owners are financially able, they have an ongoing duty to make their property accessible. The definitions of “reasonable,” “reasonable efforts,” “practicable” or “readily achievable” are site-dependent and vary based on the owner’s financial status. The ADA requirements could require removal of access barriers at significant cost, and could result in the imposition of fines by the federal government or an award of damages to private litigants. Attorneys’ fees may be awarded to a plaintiff claiming ADA violations. State and federal laws in this area are constantly evolving, and could evolve to place a greater cost or burden on us. While we will attempt to obtain information with respect to compliance with the ADA prior to investing in a Project, there can be no assurance that ADA violations do not or will not exist at a specific Project. In addition, the Fair Housing Amendments Act of 1988 (Public Law 100-430) (the “FHAA”) requires multifamily dwellings first occupied after March 13, 1991 to comply with design and construction requirements related to access and use by disabled persons. If violations of the ADA or the FHAA do exist, there can be no assurance that there will be funds available to pay for any necessary repairs. Any funds used for ADA and FHAA compliance will reduce our net income and the amount of cash available for distributions to the Shareholders.
Any unknown or future violation of the FHAA on a Project could limit operations and development at the Project.
The FHAA enacted prohibitions against discrimination in housing on the basis of race, color, religion, sex, handicap, familial status or national origin. The FHAA also requires all covered multifamily dwellings (4 or more units) designed and constructed for first occupancy after March 13, 1991 to be accessible to and usable by persons with disabilities. There can be no assurance that a Project does or will in the future conform to the FHAA requirements. Any unknown or future FHAA violations on a Project could limit operations and development at the Project.
We may not obtain third-party appraisals or valuations prior to acquiring a Project.
We may, but are not required to, obtain independent third-party appraisals or valuations of a Project, or other reports with respect to a Project, before we invest in such Project. In special circumstances, such as if we have an opportunity to acquire a distressed Project provided that we can close the acquisition on an accelerated timeline, we may not have time to obtain an appraisal or other reports. If we do not obtain such third-party appraisals or valuations, there can be no assurance that our valuation of a Project will be correct or that a Project’s value will exceed its cost to us or that any sale or other disposition of such Project will result in a profit for us. Third-party appraisals and other reports may be prepared for lenders, in which case we typically will try to obtain a copy of such appraisals and reports for review, as well as reliance letters from the third-party preparers to allow us to rely on such appraisals and reports. To the extent we do not obtain such other reports or reliance letters before investing in a Project, the risk of investing in such Project may be increased.
Actions of our joint venture partners or future joint venture partners could adversely affect us or result in a deadlock with respect to major decisions concerning the Projects.
Certain Projects in our Seed Portfolio are held through joint ventures with third parties, and we may in the future acquire additional Projects through joint ventures or other structures with third parties. Though we generally will not enter into any joint venture where we do not retain the decision-making authority for the joint venture, the joint venture partners may nevertheless disagree with our decisions for the Projects. The joint venture partners may resort to litigation or other means if their concerns are not satisfied, which may adversely impact us. We may also have joint decision-making authority with certain joint venture partners which may have objectives that are different than ours and could, among other issues, result in a deadlock with respect to major decisions.
If we acquire Projects which are a portion of a larger real estate project, we may not have any control over portions of the larger real estate project.
A Project may only be a portion of a larger real estate project, which means that we may not have any control over portions of such real estate project. Changes made to the portions of the real estate project not controlled by us, including a change in appearance, size or operations, could have an adverse impact on the Project. Furthermore, the real estate project may be subject to certain restrictive easements and covenants, conditions and restrictions (“CC&Rs”) which could restrict the use of the applicable Project and place limitations on the manner in which the applicable Project is operated. The CC&Rs may allow tenants occupying space not controlled by us to place limitations on the way we operate the Project, which could also have an adverse financial impact on the applicable Project.
Potential future changes in land use and environmental laws may negatively impact the value of the Projects.
Future changes in land use and environmental laws and regulations, whether federal, state or local, may impose new restrictions on the development or use, and therefore the value, of real estate. The resale of real estate by us may be adversely affected by such regulations.
Any lead-based paint found at the Projects could adversely affect their financial performance.
Federal regulations require that all purchasers or lessees of residential real property built prior to January 1, 1978 be notified that such property may present exposure to lead from lead-based paint that may place young children at risk of developing lead poisoning. Several Projects in our Seed Portfolio were built prior to January 1, 1978, and we may in the future acquire Projects that were built prior to such date. Accordingly, it is possible that lead-based paint could be present at the Projects. If lead-based paint is present at the Projects, is not properly maintained or is not properly disclosed to the residents, it is possible that residents could make claims against the Operating Partnership which could adversely affect the financial performance of the Projects and cause us and the Operating Partnership to lose some or all of our investment.
If we acquire older Projects, their remaining useful life may be limited.
Some of the Projects in our Seed Portfolio are in excess of 50 years old, and we may in the future acquire additional older Projects. As a result, the remaining useful life for these Projects may be limited. In general, the value of the Projects may decline as the Project’s remaining useful life decreases.
Our inability to sell a Project at the time and on the terms we want could limit our ability to pay cash distributions to our Shareholders.
Many factors that are beyond our control affect the real estate market and could affect our ability to sell Projects for the price, on the terms or within the time frame we desire. These factors include general economic conditions, the availability of financing, interest rates and other factors, including supply and demand. Because real estate investments are relatively illiquid, we have a limited ability to vary our portfolio in response to changes in economic or other conditions. Further, before we can sell a Project on the terms we want, it may be necessary to expend funds to correct defects or to make improvements. However, we can give no assurance that we will have the funds available to correct such defects or to make such improvements. We may be unable to sell our Projects at a profit. Our inability to sell Projects at the time and on the terms we want could reduce our cash flow and limit our ability to make distributions to our Shareholders and could reduce the value of their investment.
We may be unable to secure funds for future capital improvements, which could adversely impact our ability to make cash distributions to our Shareholders.
When residents do not renew their leases or otherwise vacate their apartment unit, in order to attract replacement residents, we may be required to expend funds for capital improvements to the vacated apartment homes. In addition, we may require substantial funds to renovate a Project in order to sell it, upgrade it or reposition it in the market. If we have insufficient capital reserves, we will have to obtain financing from other sources. We intend to establish capital reserves in an amount we, in our discretion, believe is necessary. A lender also may require escrow of capital reserves in excess of any established reserves. If these reserves or any reserves otherwise established are designated for other uses or are insufficient to meet our cash needs, we may have to obtain financing from either affiliated or unaffiliated sources to fund our cash requirements. We cannot assure our Shareholders that sufficient financing will be available or, if available, will be available on economically feasible terms or on terms acceptable to us. Moreover, certain reserves required by lenders may be designated for specific uses and may not be available for capital purposes such as future capital improvements. Additional borrowing for capital needs and capital improvements will increase our interest expense, and therefore our financial condition and our ability to make cash distributions to our Shareholders may be adversely affected.
Our Projects are subject to property taxes that may increase in the future, which could adversely affect our cash flow.
Our Projects will be subject to real and personal property taxes that may increase as tax rates change and as the Projects are assessed or reassessed by taxing authorities. As the owner of the Projects, we will ultimately be responsible for payment of the taxes to the applicable government authorities. If we fail to pay any such taxes, the applicable taxing authority may place a lien on the real property and the real property may be subject to a tax sale.
Development, Redevelopment and Rehabilitation Risks
There are risks inherent in the development, redevelopment and rehabilitation of multifamily property.
The construction of multifamily property is cyclical and is significantly affected by changes in national and local economic and other conditions, such as employment levels, availability of financing, interest rates and demand for multifamily properties. Such uncertainties could adversely affect our performance. In addition, the development, redevelopment and rehabilitation of real estate is subject to various risks, many of which will be outside of our control, including conditions of supply and demand, weather conditions, natural disasters such as earthquakes and wildfires, delays in construction schedules, cost overruns, environmental, zoning and other legal matters, changes in government regulations, increases in real estate taxes and other local government fees and the availability of materials and labor. Certain expenditures associated with real estate development, redevelopment and rehabilitation (principally construction costs) may increase over time. Development and redevelopment of properties can include long planning and entitlement timelines and can involve complex and costly activities. Changes in construction plans and specifications, delays due to compliance with governmental requirements or the imposition of fees not yet levied, delays resulting from adverse weather, delays from environmental remediation, or other delays could cause construction costs to exceed the amounts available from the Offering Proceeds and any loans. We will be required to provide the funds to pay for any construction costs in excess of amounts borrowed. In the event that construction costs exceed the funds available, our ability to complete the development or rehabilitation of the Project will depend on our ability to supply additional funds. There can be no assurance that the occurrence of any of the foregoing will not have a material adverse effect on us. The development of multifamily property is also subject to fluctuations in real estate values.
We could be adversely affected by any negative changes in building industry market conditions.
The building industry is cyclical and is significantly affected by changes in national and local economic and other conditions, such as employment levels, availability of financing, interest rates, consumer confidence and demand. Because of the long-term financial commitment involved in purchasing real estate, general economic uncertainties tend to result in more caution on the part of real estate buyers, which tends to result in fewer sales. Such uncertainties could adversely affect our performance. In addition, builders are subject to various risks, many of which are outside the control of the builder, including conditions of supply and demand in local markets, weather conditions and natural disasters, such as earthquakes and wildfires, delays in construction schedules, cost overruns, changes in government regulations, including tariffs, increases in real estate taxes and other local government fees and availability and cost of land, materials and labor. Although the principal raw materials used in the building industry generally are available from a variety of sources, such materials are subject to periodic price fluctuations and availability. There can be no assurance that the occurrence of any of the foregoing will not have a material adverse effect on us. The building industry is also subject to the potential for significant variability and fluctuations in real estate values.
Delays in obtaining or inability to obtain required permits to develop or redevelop a Project could negatively impact our completion of the Project, our financial condition and the return on investment to investors.
We must obtain all necessary permits and clearances for any Project we develop or redevelop and diligently pursue the construction to completion. Our inability to obtain such permits and clearances in a timely manner could result in substantial delays in the construction of any development or redevelopment Projects. The inability to obtain a permit or clearance at all could result in our failure to begin or complete development or redevelopment of the Projects or our inability to sell the Projects. In either case, delay or inability to complete the Projects could substantially and adversely affect our financial condition and the return on investment to investors.
Governmental regulation and the need to obtain government approvals may result in delays, cause us to incur substantial compliance and other costs and prohibit or severely restrict development or redevelopment in certain regions or areas, which could have an adverse effect on our business and results of operations.
In developing or redeveloping the Projects, we must obtain the approval of numerous government authorities regulating such matters as permitted land uses and levels of density, the installation of utility services such as water and waste disposal and the dedication of acreage for open space, parks, schools and other community purposes. Governmental authorities have imposed impact fees as a means of defraying the cost of providing certain governmental services to developing areas and the amount of these fees has increased significantly during recent years. Many state laws require the use of specific construction materials which reduce the need for energy consuming heating and cooling systems. Local governments also, at times, declare moratoriums on the issuance of building permits and impose other restrictions in areas where sewage treatment facilities and other public facilities do not reach minimum standards. We will also be subject to a variety of federal, state and local statutes, ordinances, rules and regulations concerning protection of health and the environment. Such governmental regulation may result in delays, cause us to incur substantial compliance and other costs and prohibit or severely restrict development or redevelopment in certain regions or areas, which could have an adverse effect on our business and results of operations.
Potential development and construction delays and increased costs and risks may hinder our cash flow and long-term success.
Construction entails risks that are beyond our control or the control of the Advisor or any general contractor, third parties and joint venture partners overseeing construction of our Projects. Completion of new construction, renovations or redevelopment may be delayed or prevented by, and may exceed original projected costs due to, factors such as adverse weather, labor shortages or strikes, energy shortages, shortages or increased costs of material for construction, inflation, increased financing costs, environmental, zoning, title or other legal matters and unknown contingencies. Changes in construction plans and specifications, delays due to compliance with governmental requirements or imposition of fees not yet levied, or other delays could cause construction costs to exceed the amounts available from the Offering Proceeds and any loans. In addition, abnormal rainfall could cause delays in construction which will increase construction costs. We will need to provide funds to pay any construction costs in excess of amounts borrowed. In the event that construction costs exceed funds available, our ability to complete the work to be done on a development or redevelopment Project will depend on our ability to supply additional funds. There can be no assurance that we will have adequate funds available for that purpose. Any delays in construction may have an adverse impact on our cash flow and long-term success.
The amount of development fees we may be obligated to pay to governmental and quasi-governmental entities could delay or prevent the completion of work to be done to a Project and substantially and adversely affect us and the return on the investment to the investors.
We may be required to pay various types of development fees to the applicable county, city, school districts, utilities and other governmental and quasi-governmental entities. The exact amount of the development fees is not known at this time, and is subject to change at the discretion of the various agencies. The amount of development fees could delay or prevent the completion of work to be done to a Project and substantially and adversely affect us and the return on the investment to the investors.
Any labor or material shortages may cause delays and increase costs to develop, redevelop or rehabilitate the Projects, which could have an adverse effect on our operations.
The construction industry in the past has, from time to time, experienced, and may continue to experience, serious material and labor shortages, including shortages in insulation, drywall, certain carpentry work and cement and fluctuating lumber prices and supply. Further, shrinkage in the labor force, labor shortages, material shortages and supply chain disruptions may occur for various reasons, including as a result of changing immigration laws or policies or their enforcement and tariffs. Delays in construction and higher costs due to these shortages could have an adverse effect upon our operations.

Development and redevelopment of Projects may be impeded by climatic conditions and natural disasters.
Climatic conditions, such as unusually heavy or prolonged rain or other natural disasters such as earthquakes, floods or fires, may affect our operations and may delay the development, redevelopment, renovation or repositioning of a Project.
The Advisor lacks substantive experience in developing properties.
Although affiliates and principals of affiliates of the Advisor have experience in renovating multifamily property, the Advisor has limited experience in the development of new properties. The lack of experience of the Advisor could result in unexpected delays and difficulties which could have a material adverse effect on the financial performance of the Projects and us.
Market conditions may not be favorable for property such as the Projects under development.
There can be no assurance that the market for property such as the Projects will be positive. To the extent that capitalization rates increase or we are otherwise unable to sell the Projects at a profit, our overall performance will be negatively impacted.
If we do not have sufficient amounts to pay for the correction of any potential construction defects in the development or redevelopment Projects, our financial performance could be negatively impacted.
Newly constructed projects are sometimes subject to construction defects that only reveal themselves over time. We may have remedies under state law as well as under any warranties from the contractors for the construction work. If the warranties do not cover all the expenses associated with any construction defects that may arise, we could be liable for the expenses associated with correcting the construction defect. It is likely that we have not allocated sufficient amounts for the correction of construction defects. If work is required to cure any construction defects, it is likely that reserves established for a particular development Project by us will be insufficient to pay for such work. Accordingly, the presence of construction defects could adversely affect the financial performance of the development Projects and us.
The development Projects will have no operating history.
The development Projects will be newly constructed and will have no operating history.
Rehabilitation of the Projects may not result in an increase in rental income or the value of the Projects.
We may rehabilitate a substantial number of the Projects we may acquire. Occupancy rates and rents after rehabilitation may fail to meet our original expectations for a number of reasons, including changes in market and economic conditions beyond our control and the development by competitors of competing communities. There can be no assurance that the rehabilitation of the Projects will result in an increase in rental income or value of the Projects.
Our rehabilitation efforts may not be successful and we may not be able to fully alleviate any negative existing conditions at the time we acquired the Projects.
We have targeted and are expected to target Projects that can be rehabilitated. Thus, upon acquisition, it is likely that the Projects will have negative existing conditions, including, but not limited to, the Projects’ physical condition, rent levels, occupancy levels and management issues. There can be no assurance that we will be able to rehabilitate the Projects so that they achieve a higher stabilization rate than when acquired.
Due diligence may not reveal defects, which could negatively impact our performance.
Although we intend to perform due diligence on a Project before it is acquired, there can be no assurance that we will discover all defects (including physical defects, title issues and financial issues). In the event that a significant issue is not discovered with respect to a particular Project, our performance may be negatively impacted.
Financing Risks
We have obtained and are likely to continue to obtain mortgage indebtedness and other borrowings, which increases our risk of loss due to potential foreclosure.
The acquisition of the Projects has in the past and will likely in the future require us to obtain loans. Thus, the Projects may be leveraged. We may also incur mortgage debt on Projects that we already own in order to obtain funds to acquire additional Projects, to fund property improvements and other capital expenditures, to make distributions and for other purposes. In addition, we may borrow as necessary or advisable to ensure that we maintain our qualification as a REIT for federal income tax purposes, including borrowings to satisfy the REIT requirement that we distribute at least 90% of our annual REIT taxable income to the Shareholders (computed without regard to the dividends paid deduction and excluding net capital gain). We anticipate that the aggregate loan-to-value ratio in connection with the initial financing of a Project will not exceed 60% of the total cost of the applicable Project (including renovations of such Project). Notwithstanding the foregoing, we or the Operating Partnership may obtain financing or refinancing that is less than or exceeds such loan-to-value ratio in our sole discretion. The amount and terms of any future loans are uncertain and will be negotiated by us. No assurance can be given that future cash flow will be sufficient to make the debt service payments on any loans and to cover all operating expenses. If the Projects’ revenues are insufficient to pay debt service and operating costs, we may be required to seek additional working capital. There can be no assurance that such additional funds will be available. In the event additional funds are not available, the lenders may foreclose on the Projects and the Shareholders could lose their investment. In addition, the degree to which we are leveraged could have an adverse impact on us, including (i) increased vulnerability to adverse general economic and market conditions, (ii) impaired ability to expand and to respond to increased competition, (iii) impaired ability to obtain additional financing for future working capital, capital expenditures, general corporate or other purposes and (iv) requiring that a significant portion of cash provided by operating activities be used for the payment of debt obligations, thereby reducing funds available for distributions, operations and future business opportunities. If any mortgages contain cross-collateralization or cross-default provisions, a default on a single Project could affect many Projects.
If a lender imposes a cash sweep under the provisions of the loan documents, we may be required to refinance the related loan or sell the related Project.
The loan documents related to the existing Projects include, and future loan documents are anticipated to include, the right of the lender to require a cash sweep for all cash flow at a Project after an event of default has occurred under the loan related to such Project, including if the Project fails to meet certain debt service coverage ratios or other financial covenants (which include certain assumptions regarding expenses due, whether or not actually due). During a cash sweep period of such loan, the related lender will have the right to collect all rental income from such related Project and will likely only be required to pay operating expenses that are approved for payment by the lender in its sole discretion. As a result, we may not have any cash to pay for any expenses not approved by the lender which may include any of our obligations, operating expenses, state franchise taxes and other items. If the lender imposes a cash sweep, we may be required to refinance the related loan or to sell the related Project.
Changing capital and credit market conditions may negatively impact the availability and cost of loans needed for the Projects, which may negatively impact our ability to finance and acquire additional Projects, reducing the projected returns to Shareholders.
Market fluctuations in real estate loans may affect the availability and cost of loans needed for the Projects or to refinance any Projects. In the recent past there has been higher than normal volatility in the credit markets that led to a higher cost of financing and less access to debt. Credit availability is currently significantly restricted and there is no assurance that we will be able to obtain the required financing to acquire or refinance the Projects on favorable terms or at all. Interest rates are elevated, and it is possible that the interest rates available for future real estate loans and refinancings will be higher than the current interest rates for such loans, which may have a material and adverse impact on the Projects and us. Restrictions on the availability of real estate financing or high interest rates on real estate loans may also adversely affect our ability to sell the Projects. If sufficient sources of external financing are not available to us on cost-effective terms, we could be forced to limit our acquisition, development and redevelopment activity or take other actions to fund our business activities and repayment of debt, such as selling assets or reducing our cash dividend. If we are not able to acquire additional Projects, the projected returns to the Shareholders would be reduced.
We may be prevented from taking advantage of favorable changes in interest rates in the future by any restrictions in loan agreements on early repayment.
The terms of the loans to be obtained or assumed by us to acquire, rehabilitate or refinance the Projects will vary and the exact terms of future such loans are unknown. It is anticipated that the loans may not allow for prepayment until shortly before maturity and that any prepayment may require the payment of a yield maintenance penalty. Consequently, we may not be able to take advantage of favorable changes in interest rates.

Loans which entail the use of balloon payments upon maturity may increase our risk of default.
Loans related to existing Projects have, and future loans obtained to acquire or refinance the Projects are anticipated to have, short terms and will require us to make balloon payments on the maturity dates of the loans. If we are unable to make a balloon payment or to refinance a loan for any reason or at reasonable cost, the ownership of a Project could be jeopardized.
Variable rate and interest-only indebtedness may increase our risk of default.
While none of the loans secured by our Seed Portfolio have variable interest rates, it is possible that loans we obtain in the future may have variable interest rates. In the event that the interest rate on any loan increases significantly, we may not have sufficient funds to pay the required interest payments. In such event, the continued ownership of the applicable Project may be threatened. In addition, it is anticipated that some of the loans will only require interest payments. Thus, balloon payments of principal will be due upon maturity. In the event that the Project has not been sold or refinanced before such balloon payment is due, our continued ownership of the applicable Project will be threatened.
We and/or the Operating Partnership could be responsible for any nonrecourse carve-outs or springing recourse events in our loan agreements.
Although we anticipate generally obtaining loans for the Projects that will be nonrecourse as to principal and interest, it is possible that lenders may require us and the Operating Partnership to be personally liable for certain carve-outs. It is also anticipated that we will be liable for certain springing recourse events. The Operating Partnership is liable for certain carve-outs pursuant to existing loans for the Seed Portfolio. In circumstances where personal liability attaches, the lender could proceed against our assets. It is possible that we and/or the Operating Partnership could each be responsible for all of the nonrecourse carve-outs or springing recourse events. Shareholders, however, will not be personally liable for any nonrecourse carve-outs or springing recourse events. Notwithstanding the above, pursuant to an agreement with Lido Advisors, LLC, if we become liable under any non-recourse carve-out or springing recourse event as a direct result of the fraud or gross negligence of the Advisor, the Advisor will indemnify us for the Advisor’s fraud or gross negligence. In the event the agreement with Lido Advisors, LLC terminates, this requirement will terminate.
If we obtain a recourse loan and default on such loan, the lender may seek repayment from other of our assets in addition to foreclosing on the related Project.
Although we anticipate that any loan we obtain to acquire or refinance a Project will be nonrecourse, we have the discretion to obtain recourse loans. In the event we obtain a recourse loan and the related Project fails to perform as expected, we may not have adequate cash to make payments due on the loan. If we default on a recourse loan, in addition to foreclosing on the related Project, the lender may seek repayment from other of our assets, which would adversely affect our performance.
Loans for our Projects may restrict our ability to sell our interests in those Projects or impose restrictions on the direct or indirect transfer of our assets.
It is anticipated that the loans for certain Projects will restrict our ability to sell our interests in those Projects. The lenders may also impose restrictions on the direct or indirect transfer of assets. Upon violation of the restrictions on transfer or encumbrance, a lender will have the right to declare the entire amount of the loan, including principal, interest, prepayment premiums and other charges, to be immediately due and payable. If the lender declares the loan to be immediately due and payable, we will have the obligation to immediately pay the loan in full, including applicable prepayment charges. If replacement financing is not found or the loan is not immediately paid in full, the lender may invoke its other remedies under the loan, which may include proceeding with a foreclosure that would cause us to lose our entire interest in the applicable Project.
Certain actions by us could result in events of default under the loan agreements, and if they occur, the lender could potentially foreclose on the applicable Project.
Certain of our existing loans have and future loans will likely have provisions stating that the following items will cause a default under a loan: the failure to make the required payments under the loans, the failure to pay taxes, the failure to maintain insurance, the assignment by an owner of the Project of an interest in the Project to a creditor, the bankruptcy of an owner of a Project, the filing of an action for partition or the transfer of an interest in the Project without lender’s consent. Additional events of default may be applicable to some or all of the loans. Should a lender declare a default under a loan for any reason, the lender could foreclose on the applicable Project, resulting in the loss of all or substantial portion of the investment made by us.
We may use derivative financial instruments to hedge against interest rate fluctuations, but the use of such interests may not fully offset the risk of interest rate volatility and could result in losses.
We may use derivative financial instruments, such as interest rate cap or collar agreements and interest rate swap agreements, to hedge exposures to changes in interest rates on loans secured by its assets, but no hedging strategy can protect us completely. These agreements involve risks, such as the risk that counterparties may fail to honor their obligations under these arrangements and that these arrangements may not be effective in reducing our exposure to interest rate changes. We cannot assure potential investors that our hedging strategy and the derivatives that we use will adequately offset the risk of interest rate volatility or that our hedging transactions will not result in losses. In addition, the use of such instruments may reduce the overall return on our investments. These instruments may also generate income that may not be treated as qualifying REIT income for purposes of the 75% or 95% REIT gross income tests.
Failure to obtain sufficient financing to construct our development Projects could jeopardize our ability to complete the Projects.
It is possible that we will obtain construction loans to finance the construction of the development Projects. Failure to obtain sufficient funding could jeopardize our ability to complete the construction of a development Project.
Risks Relating to Our Operation
Shareholders will not have the opportunity to evaluate our future investments before we make them, which makes an investment in the Company more speculative.
We generally are not able to provide Shareholders with information to assist them in evaluating the merits of any specific properties that we may acquire in the future. As a result, it may be difficult for Shareholders to evaluate our success in achieving our investment objectives. We will continue to seek to invest substantially all of our future net Offering Proceeds, after the payment of fees and expenses, in the acquisition of or investment in interests in properties. However, because Shareholders will be unable to evaluate the economic merit of our future investments before we make them, Shareholders will have to rely entirely on the ability of our Advisor to select suitable and successful investment opportunities. These factors increase the risk that an investment in the Company may not generate returns comparable to other real estate investment alternatives.
We are not limited in the sources of cash that we may use to fund distributions, and may make distributions from any source, including working capital, Offering Proceeds, borrowings, or the sale of assets. To the extent we fund distributions from sources other than our cash flow from operations, we will have less funds available for investment in Projects and the overall return to Shareholders may be reduced.
We are not limited in the sources of cash that may be available for distributions. We may make distributions from any source, including working capital, Offering Proceeds and/or refinancing proceeds. Distributions paid from sources other than current or accumulated earnings and profits may constitute a return of capital. If we fund distributions from financings or a securities offering (including the Private Offering), we will have less funds available for investment in Projects and the number of real estate properties that we invest in and the overall return to the Shareholders may be reduced. If we fund distributions from borrowings, our interest expense and other financing costs, as well as the repayment of such borrowings, will reduce our earnings and cash flow from operations available for distribution in future periods. If we fund distributions from the sale of assets, this will affect our ability to generate cash flows from operations in future periods.
Because we will use a portion of the Offering Proceeds to pay Organization and Offering Expenses (as defined in our Declaration of Trust) and reimburse our Advisor and its affiliates for certain expenses, the full amount of Offering Proceeds will not be available for investment in Projects.
A portion of the Offering Proceeds will be used to pay Organization and Offering Expenses. In addition, the Advisor and its affiliates will be reimbursed for certain expenses incurred in connection with the Private Offering which reimbursements could be derived from Offering Proceeds. Thus, the gross amount of the Offering Proceeds will not be available for investment in Projects.

We cannot guarantee that we will pay distributions.
There can be no assurance that cash distributions will, in fact, be made or, if made, whether those distributions will be made when or in the amounts anticipated. Delays in making cash distributions could result from our inability to purchase, develop, rehabilitate, manage or operate our assets profitably. In the event that we are unable to distribute sufficient cash to the Shareholders in order to enable the Shareholders to pay taxes imposed on taxable income generated by us, we may be required to issue dividends of Common Shares in order to satisfy such obligations.
We have broad discretion to invest the Offering Proceeds in various types of assets, including those which are outside the investment criteria described in this Registration Statement.
Although we intend to only invest in Projects that meet the investment criteria described in this Registration Statement, we have broad authority to invest the Offering Proceeds in various types of assets, including assets that do not meet the investment criteria described in this Registration Statement. In addition, we have the authority to use Offering Proceeds to make distributions to the Shareholders. Thus, the use of Offering Proceeds is not limited and prospective investors must entrust all investment decisions to our Board with advice from the Advisor.
To the extent the Projects require additional loans for capital expenditures or operations, there can be no assurance that such loans can be arranged on favorable terms or at all.
To the extent such funds are not available from operations or existing loans, the Projects may require additional loans for capital expenditures or operations. We have not received a commitment from any third party to make such future loans, if needed, and there can be no assurance that such loans can be arranged or what the terms of any such borrowings would be. In addition, it is anticipated that the loans obtained to acquire the Projects will restrict our ability to obtain secondary financing.
Shareholders will not have any approval rights regarding the operation of the Projects and must be willing to entrust such decision-making to the Board with advice from the Advisor.
All decisions regarding the management of our affairs will be made exclusively by the Board with advice from the Advisor. Shareholders will not have any approval rights regarding the operation of the Projects. Accordingly, investors should not purchase any Common Shares unless they are willing to entrust all aspects of management to the Board and the Advisor, including, but not limited to, the selection of the Projects. Prospective investors must carefully evaluate the personal experience and business performance of the Board and the principals of the Advisor. We may retain independent contractors to provide services to us relating to the Projects. Such contractors have no fiduciary duty to the Shareholders and may not perform as expected.
There can be no assurance that the Property Manager or any local sub property managers it utilizes will be able to successfully manage the Projects.
The Projects will be managed by the Property Manager, an affiliate of the Advisor. In some cases, the Property Manager may engage local sub property managers to manage the day-to-day operations of the Projects. There can be no assurance that the Property Manager or any sub property manager will be able to successfully manage the Projects. In order for us to maintain our REIT status, it is necessary for certain services to be provided by a taxable REIT subsidiary, which may diminish the value of the Common Shares.
The Property Manager is a newly formed entity with no property management experience.
Although certain principals of the Property Manager have experience managing real estate, the Property Manager is newly formed with no history of operations and limited assets. The Property Manager may enter into service agreements with non-affiliates and affiliates of the Advisor, including HSR Management, Inc., that provide the Property Manager with access to the employees and resources of such non-affiliates and affiliates.
Our senior officers and trustees, the Sponsor, the Advisor and their affiliates will face conflicts of interest in allocating management time, services, and functions, including allocating investment opportunities, among existing and future real estate ventures sponsored by the Sponsor and its affiliates.
Our senior officers and trustees, the Sponsor, the Advisor and their affiliates are engaged in other activities and intend to continue to engage in such activities in the future, including other real estate ventures, and such persons will, therefore, have conflicts of interest in allocating management time, services and functions between various existing enterprises and future enterprises they may organize, as well as other business ventures in which they and their affiliates may be or may become involved, including with respect to allocating investment opportunities among such ventures. See “Item 7. Certain Relationships and Related Transactions, and Director Independence — Conflicts of Interest.”
Our Advisor and its affiliates will receive compensation regardless of our performance, which may not create proper incentives, and will receive certain compensation based on our NAV, the determination of which is the ultimate and sole responsibility of the Advisor and which will be based in part on information and estimates provided by, and the subjective judgments of, the Advisor.
The Advisor and its affiliates will be entitled to receive certain significant fees and other compensation, payments and reimbursements regardless of whether we operate at a profit or a loss. Further, the asset management fee received by our Advisor (the “Asset Management Fee”) is based on our NAV and the distributions to be received by the Special Limited Partner with respect to its performance participation interest in the Operating Partnership are based in part upon the Operating Partnership’s net assets, which is a component of our NAV. Although third-party appraisals will be utilized in the calculation of our NAV, the Advisor is ultimately and solely responsible for the determination of our NAV, which will be based in part on information and estimates provided by, and the subjective judgments of, the Advisor. Therefore, there is a risk that conflicts of interest could influence the fees payable to our Advisor and the distributions payable to the Special Limited Partner. See “Item 7. Certain Relationships and Related Transactions, and Director Independence — Compensation to the Advisor and its Affiliates” and “— Conflicts of Interest.”
The Advisory Agreement will limit the liability of the Advisor and its affiliates and if we are required to indemnify them, it would deplete our assets by the amount paid.
Pursuant to the Advisory Agreement, the Advisor and its affiliates and their respective owners, managers, partners, directors, officers, principals and employees will not be liable for, and will be indemnified and held harmless by us for errors of judgment or other acts or omissions to the extent such loss, damage, liability, claim, cost or expense is not fully reimbursed by insurance, and to the fullest extent possible without such indemnification being inconsistent with the laws of the State of Maryland or the Declaration of Trust; provided such parties will not be indemnified or held harmless by us for losses caused by their fraud, gross negligence or willful misconduct. A successful claim for such indemnification would deplete our assets by the amount paid. See “Item 1. Business — Summary of the Advisory Agreement.”
We may have to make investment decisions that we otherwise would not make in order to qualify as a REIT or maintain our exemption from the definition of an investment company.
If the market value or income potential of our qualifying real estate assets changes as compared to the market value or income potential of our non-qualifying assets, or if the market value or income potential of our assets that are considered “real estate-related assets” under the Investment Company Act or REIT qualification tests changes as compared to the market value or income potential of our assets that are not considered “real estate-related assets” under the Investment Company Act or REIT qualification tests, whether as a result of increased interest rates, prepayment rates or other factors, we may need to modify our investment portfolio in order to qualify as a REIT or maintain our exception from the definition of an investment company. If the decline in asset values or income occurs quickly, this may be especially difficult, if not impossible, to accomplish. This difficulty may be exacerbated by the illiquid nature of many of the assets that we intend to own. We may have to make investment decisions that we otherwise would not make absent REIT and Investment Company Act considerations.
Cybersecurity risks, cyber incidents and potential data breaches may adversely affect our business by causing a disruption to our operations, a compromise or corruption of our confidential information and/or damage to our business relationships and reputation, all of which could negatively impact our business, financial condition and operating results.
A cyber incident is considered to be any adverse event that threatens the confidentiality, integrity or availability of our information resources. These incidents may be an intentional attack or an unintentional event and could involve gaining unauthorized access to our information systems for purposes of misappropriating assets, stealing confidential information, corrupting data or causing operational disruption. The result of these incidents may include disrupted operations, misstated or unreliable financial data, liability for stolen assets or information, increased cybersecurity protection and insurance costs, litigation and damage to our business relationships. As our reliance on technology has increased, so have the risks posed to our information and operation systems, both internal and those provided by our

Advisor, our Property Manager and third-party service providers. Our Advisor may not be able to verify the risks or reliability of such third-party systems. The failure of one or more systems or the inability of such systems to satisfy our growing business could have a material adverse effect on us.
We collect and retain certain personal and other information provided by the tenants at the Projects, employees and investors. We have implemented certain protocols designed to protect the confidentiality of this information and help mitigate cybersecurity risks and cyber intrusions and periodically review and improve its security measures; however, these protocols may not prevent unauthorized access to this information and do not guarantee that a cyber incident will not occur. Technology and safeguards in this area are constantly changing and there can be no assurance that we will be able to maintain sufficient protocols to protect confidential information. Any breach of our data security measures and loss of this information may result in legal liability and costs (including damages and penalties), as well as damage to our reputation, that could materially and adversely affect us, including our business and financial performance.
We risk the loss of uninsured bank deposits.
Our cash, including all subscription payments for Common Shares in the Private Offering, will initially be deposited with a financial institution. While the Federal Deposit Insurance Corporation (“FDIC”) insures deposits up to $250,000 per depositor per insured institution in most cases, we may have deposits at financial institutions in excess of the FDIC limits. The failure of any financial institution in which we have funds on deposit in excess of the applicable FDIC limits may result in our loss of such excess amounts, which would adversely impact our performance.
We could face potential liabilities from litigation that arises in the ordinary course of business.
We anticipate that litigation will occur in the ordinary course of business. We intend to maintain adequate general liability insurance to cover such potential litigation which stems from the ordinary course of owning and operating the Projects; however, there can be no assurance that all losses will be covered. If a loss occurs that is partially or completely uninsured, we may lose all or part of our investment.
There is currently no public trading market for the Common Shares and we do not anticipate that there will be a public trading market for the Common Shares in the future; therefore, Shareholders’ ability to dispose of their Common Shares will likely be limited to repurchase by us. If Shareholders do sell their Common Shares to us, they may receive less than the price they paid.
There is no public trading market for our Common Shares, and we do not expect that such a market will ever develop. Therefore, the repurchase of Shareholders’ Common Shares by us will likely be the only way for Shareholders to dispose of their Common Shares. We will repurchase Common Shares at a price equal to the transaction price of the class of shares being repurchased on the date of repurchase (which will generally be equal to our prior quarter’s NAV per Common Share, which will be our most recently disclosed NAV at such time) and not based on the price at which Shareholders initially purchased their Common Shares. We may, but are not required to, repurchase Shareholders’ Common Shares if they fail to maintain a minimum account balance of $2,500 of shares, even if such failure to meet the minimum account balance is caused solely by a decline in our NAV. Repurchases will be made at the transaction price in effect on the repurchase date, except that Common Shares that have not been outstanding for at least one year will be repurchased at 95.0% of the transaction price (the “Early Repurchase Deduction”). For purposes of the Early Repurchase Deduction, the holding period is measured as of the first calendar day immediately following the prospective repurchase date. Common Shares that are submitted for repurchase within one year of the closing of the Merger Transactions will be repurchased at 100% of the transaction price. The Early Repurchase Deduction will not apply to Common Shares acquired through our distribution reinvestment plan or Common Shares repurchased for failure to maintain the minimum account balance. Such Early Repurchase Deductions will inure indirectly to the benefit of our remaining Shareholders. As a result of this and the fact that our NAV will fluctuate, Shareholders may receive less than the price they paid for their shares upon repurchase by us pursuant to our Share Repurchase Plan. See “Item 11. Description of Registrant’s Securities to be Registered — Share Repurchase Plan — Early Repurchase Deduction.”
The Common Shares have limited transferability.
Shareholders must bear the economic risk of an investment in us for an indefinite period of time because the Common Shares have not been registered under the Securities Act or certain applicable state securities laws, and the Common Shares cannot be sold unless they are subsequently registered or an exemption from such registration is available. There can be no assurance that there will ever be a market for the Common Shares and a Shareholder cannot expect to be able to liquidate its investment in case of an emergency. Further, the sale of Common Shares may result in taxable income.

There is no guaranteed liquidity event or liquidation date for the Common Shares.
There is no specified or guaranteed liquidity event or liquidation date for the Common Shares. Accordingly, the Common Shares must be considered solely as long-term investments.
Shareholders’ ability to have their Common Shares repurchased through our Share Repurchase Plan is limited. We may choose to repurchase fewer Common Shares than have been requested to be repurchased, in our discretion at any time, and the amount of Common Shares we may repurchase is subject to a cap. Further, our Board may make exceptions to, modify, suspend or terminate our Share Repurchase Plan if it deems such an action to be in our best interest.
We may choose to repurchase fewer Common Shares than have been requested in any particular calendar quarter to be repurchased under our Share Repurchase Plan, or none at all, in our discretion at any time. We may repurchase fewer Common Shares than have been requested to be repurchased due to lack of readily available funds, the need to maintain liquidity for our operations or because we have determined that investing in real property or other illiquid investments is a better use of our capital than repurchasing our Common Shares. In addition, the aggregate NAV of total repurchases pursuant to our Share Repurchase Plan (based on the price at which the shares are repurchased) is limited, in any calendar quarter, to shares whose aggregate value is no more than 5% of our aggregate NAV (measured using the aggregate NAV attributable to Shareholders as of the end of the immediately preceding quarter). Further, our Board may make exceptions to, modify, suspend or terminate our Share Repurchase Plan if in its reasonable judgment it deems such an action to be in our best interest. If the full amount of all Common Shares requested to be repurchased in any given quarter are not repurchased, funds will be allocated pro rata based on the total number of Common Shares being repurchased without regard to class and subject to the volume limitation. All unsatisfied repurchase requests must be resubmitted after the start of the next calendar quarter, or upon the recommencement of the Share Repurchase Plan, as applicable.
The vast majority of our assets consist of properties that cannot generally be readily liquidated without impacting our ability to realize full value upon their disposition. Therefore, we may not always have a sufficient amount of cash to satisfy repurchase requests. Should repurchase requests, in our judgment, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on the Company as a whole, or should we otherwise determine that investing our liquid assets in real properties or other illiquid investments rather than repurchasing our Common Shares is in the best interests of the Company as a whole, then we may choose to repurchase fewer Common Shares than have been requested to be repurchased, or none at all. Because we are not required to authorize the recommencement of the Share Repurchase Plan within any specified period of time, we may effectively terminate the plan by suspending it indefinitely. As a result, Shareholders’ ability to have their Common Shares repurchased by us may be limited and at times they may not be able to liquidate their investment. See “Item 11. Description of Registrant’s Securities to be Registered — Share Repurchase Plan — Repurchase Limitations.”
Although repurchases pursuant to the special repurchase right set forth in our Declaration of Trust are in addition to and outside of repurchases under the Share Repurchase Plan, they are also subject to limitations. In the event that repurchases in connection with an Applicable Project Sale (as defined under “Item 11. Description of Registrant’s Securities to be Registered”) pursuant to the special repurchase right exceed 15% of the net sale proceeds of the Applicable Project Sale described in the notice for such Applicable Project Sale, such shares will be repurchased on a pro rata basis.
The special repurchase right will prevent a portion of the proceeds from Applicable Project Sales from being used to operate our business.
Because the special repurchase right requires us to utilize up to 15% of the net sale proceeds from Applicable Project Sales for repurchases of Class L Common Shares, we will be unable to allocate such proceeds to the operation of our business or the acquisition of additional Projects.
Economic events that may cause our Shareholders to request that we repurchase their Common Shares may materially adversely affect our cash flow and our results of operations and financial condition.
Events affecting economic conditions in the United States and/or elsewhere or globally, such as market volatility (including as a result of uncertainties regarding actual and potential shifts in U.S. and foreign, trade, economic and other policies, including with respect to treaties and tariffs, inflationary pressures or higher interest rates, ongoing hostilities between Israel and Hamas and between Russia and Ukraine, the war in Iran and the broader conflict and escalating tensions in the Middle

East, NATO and the international community’s response thereto and other geopolitical events affecting the financing markets generally), could cause our Shareholders to seek to sell their Common Shares to us pursuant to our Share Repurchase Plan at a time when such events are adversely affecting the performance of our assets. If we decide to satisfy all or a large portion of the resulting repurchase requests, our cash flow and liquidity could be materially adversely affected, and we may incur additional leverage. In addition, if we determine to sell assets to satisfy repurchase requests, we may not be able to realize the return on such assets that we may have been able to achieve had we sold at a more favorable time, and our results of operations and financial condition could be materially adversely affected.
There can be no assurance that we will achieve our business objectives, that Shareholders will realize a return on their investment in Common Shares or will not lose their entire investment in us.
Our business objectives must be considered speculative, and there can be no assurance that we will satisfy those objectives. No assurance can be given that the Shareholders will realize a substantial return, if any, on their purchase of Common Shares or that the Shareholders will not lose their entire investment in us.
Valuations and appraisals of our real estate and real estate debt are estimates of fair value and may not necessarily correspond to realizable value.
For the purposes of calculating our quarterly NAV, our properties will generally be valued using the income capitalization approach (direct capitalization or discounted cash flows), subject to any variation pursuant to our valuation guidelines. Each property will be valued by an independent third-party appraisal firm annually. Annual appraisals may be delayed for a short period in exceptional circumstances. Thereafter, valuations of properties will generally be determined by the Advisor based in part on appraisals of each of our properties by independent third-party appraisal firms at least once per year, staggered so that every quarter 25% of our Projects receive updated appraisals, in accordance with valuation guidelines, which will be approved by our Board. The Advisor will value our properties quarterly, based on current material market data and other information deemed relevant, with review and confirmation for reasonableness by our independent valuation advisor. In connection with establishing our initial NAV at the closing of the Merger Transactions, appraisals were performed on the assets of HSR REIT 2 and HSR REIT 3 in September 2025.
Investments in real estate debt (“Debt Investments”) and other securities with readily available market quotations will be valued quarterly based on market quotations or at fair value determined in accordance with GAAP. Certain investments, such as mortgages, mezzanine loans, preferred equity or other securities, are unlikely to have market quotations and thus will generally be fair valued by the Advisor. In the case of loans acquired by us, such initial value will generally be the acquisition price of such loan. Each such investment will then be valued by the Advisor within the first full month after we invest in such investment and no less than quarterly thereafter. Additionally, the Advisor may in its discretion consider material market data and other information that becomes available after the end of the applicable quarter in valuing our assets and liabilities and calculating our NAV for a particular quarter. For more information regarding our valuation process, see “Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters — Net Asset Value Calculation and Valuation Guidelines.”
Although quarterly valuations of each of our real properties will be reviewed and confirmed for reasonableness by our independent valuation advisor, such valuations are based on asset- and portfolio-level information provided by the Advisor, including historical operating revenues and expenses of the properties, lease agreements on the properties, revenues and expenses of the properties, information regarding recent or planned capital expenditures and any other information relevant to valuing the real property, which information will not be independently verified by our independent valuation advisor.
Similarly, each quarter, our independent valuation advisor will review and confirm for reasonableness our quarterly valuations of our real estate debt and other securities for which market quotations and/or other observable inputs are not readily available. However, such valuations are based on information provided by the Advisor, which information will not be verified by our independent valuation advisor. While the independent valuation advisor reviews for reasonableness the assumptions, methodologies and valuation conclusions applied by the Advisor for our property and certain real estate debt and other securities valuations as set forth in our valuation guidelines, the independent valuation advisor is not responsible for, and does not calculate, our NAV, and the Advisor is ultimately and solely responsible for the determination of our NAV.
Within the parameters of our valuation guidelines, the valuation methodologies used to value our properties and certain of our investments will involve subjective judgments and projections and may not be accurate. Valuation methodologies will also involve assumptions and opinions about future events, which may or may not turn out to be correct. Valuations and appraisals of our properties and other investments will be only estimates of fair value. Ultimate realization of the value of an asset depends to a great extent on economic, market and other conditions beyond our control and the control of the Advisor and our independent valuation advisor. Further, valuations do not necessarily represent the price at which an asset would sell, since market prices of assets can only be determined by negotiation between a willing buyer and seller. As such, the carrying value of an asset may not reflect the price at which the asset could be sold in the market, and the difference between carrying value and the ultimate sales price could be material. In addition, accurate valuations are more difficult to obtain in times of low transaction volume because there are fewer market transactions that can be considered in the context of the appraisal. In recent months, there has been limited transaction volume in private real estate, which increases the degree of difficulty in determining appropriate valuations. This market environment in particular makes it more difficult to value the Seed Portfolio. There will be no retroactive adjustment in the valuation of such assets, the offering price of our shares, the price we paid to repurchase our shares or NAV-based fees we paid to the Advisor to the extent such valuations prove to not accurately reflect the realizable value of our assets. Because the price a Shareholder will pay for Common Shares is generally based on the NAV per Common Share on the last calendar day of the prior quarter, and the price at which their Common Shares may be repurchased by us pursuant to our Share Repurchase Plan is generally based on the NAV per Common Share as of the last calendar day of the prior calendar quarter, a Shareholder may pay more or less than realizable value or receive more or less than realizable value for their investment. To the extent Shareholders pay less than realizable value upon issuance or receive more than realizable value upon repurchase, the NAV of a Common Share will decrease.
Our NAV per Common Share amounts may change materially if the appraised values of our properties materially change from prior appraisals or the actual operating results for a particular quarter differ from what we originally budgeted for that quarter.
We anticipate that the annual appraisals of our consolidated properties will be conducted on a rolling basis, such that properties may be appraised at different times but each property would be appraised at least once per year. When these appraisals are considered by the Advisor for purposes of valuing the relevant property, there may be a material change in our NAV per Common Share amounts for each class of our Common Shares from those previously reported. These changes in a property’s value may be as a result of property-specific events or as a result of more general changes to real estate values resulting from local, national or global economic changes. In addition, actual operating results for a given quarter may differ from what we originally budgeted for that quarter, which may cause a material increase or decrease in the NAV per Common Share amounts. We will not retroactively adjust the NAV per Common Share of each class reported for the previous quarter. Therefore, because a new annual appraisal may differ materially from the prior appraisal or the actual results from operations may be better or worse than what we previously budgeted for a particular quarter, the adjustment to take into consideration the new appraisal or actual operating results may cause the NAV per Common Share for each class of our Common Shares to increase or decrease, and such increase or decrease will occur in the quarter the adjustment is made. As discussed under “Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters — Net Asset Value Calculation and Valuation Guidelines,” the Advisor will consider information apart from the appraisals when valuing each property.
It may be difficult to reflect, fully and accurately, material events that may impact our quarterly NAV.
The Advisor’s determination of our quarterly NAV per share will be based in part on (i) annual appraisals of each of our properties provided by independent third-party appraisal firms in individual appraisal reports, and (ii) quarterly valuations of our real estate, debt, investments in real estate debt, and other securities for which market prices and/or other observable inputs are not readily available provided by the Advisor (with valuations of real estate, debt and investments in real estate debt reviewed by the independent valuation advisor as applicable), each in accordance with valuation guidelines approved by our Board. As a result, our published NAV per Common Share in any given quarter may not fully reflect any or all changes in value that may have occurred since the most recent appraisal or valuation. The Advisor will review appraisal reports and monitor our real estate and real estate debt, and is responsible for notifying the independent valuation advisor of the occurrence of any property-specific or market-driven event it believes may cause a material valuation change in the real estate valuation, but it may be difficult to reflect fully and accurately rapidly changing market conditions or material events that may impact the value of our real estate and real estate debt or liabilities between valuations, or to obtain complete information regarding any such events in a timely manner. For example, an unexpected termination or renewal of a material lease, a material increase or decrease in vacancies or an unanticipated structural or environmental event at a property may cause the value of a property to change materially, yet obtaining sufficient relevant information after the occurrence has come to light and/or analyzing fully the financial impact of such an event may be difficult to do and may require some time. As a result, the NAV per Common Share may not reflect a material event until such time as sufficient information is available and analyzed, and the financial impact is fully evaluated, such that our NAV may be appropriately adjusted in accordance with our valuation guidelines. Depending on the circumstance, the resulting potential disparity in our NAV may be in favor or to the detriment of either Shareholders who request a repurchase of their Common Shares, or Shareholders who buy new Common Shares, or existing Shareholders.
NAV calculations are not governed by governmental or independent securities, financial or accounting rules or standards.
The methods used by our Advisor to calculate our NAV, including the components used in calculating our NAV, are not prescribed by rules of the SEC or any other regulatory agency. Further, there are no accounting rules or standards that prescribe which components should be used in calculating NAV, and our NAV is not audited by our independent registered public accounting firm. We calculate and publish NAV solely for purposes of establishing the price at which we sell and repurchase our shares, and Shareholders should not view our NAV as a measure of our historical or future financial condition or performance. The components and methodology used in calculating our NAV may differ from those used by other companies now or in the future.
In addition, calculations of our NAV, to the extent that they incorporate valuations of our assets and liabilities, are not prepared in accordance with generally accepted accounting principles. These valuations may differ from liquidation values that could be realized in the event that we were forced to sell assets.
Additionally, errors may occur in calculating our NAV, which could impact the price at which we sell and repurchase our Common Shares and the amount of the Advisor’s Asset Management Fee and the Special Limited Partner’s performance participation allocation. If such errors were to occur, the Advisor, depending on the circumstances surrounding each error and the extent of any impact the error has on the price at which our shares were sold or repurchased or on the amount of the Advisor’s Asset Management Fee or the Special Limited Partner’s performance participation allocation, may determine in its sole discretion to take certain corrective actions in response to such errors, including, subject to the Advisor’s policies and procedures, making adjustments to prior NAV calculations. Shareholders should carefully review the disclosure of our valuation policies and how NAV will be calculated under “Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters — Net Asset Value Calculation and Valuation Guidelines.”
Past performance of our portfolio cannot guarantee future results.
Although we were formed as a result of a merger of two existing REITs, their past performance is no guarantee of our future results. As a result, the return on the Common Shares is unknown.
Payments to the Special Limited Partner in the form of Common Shares or Units it elects to receive in satisfaction of distributions will dilute future cash available for distribution to our Shareholders.
The Special Limited Partner may choose to receive Common Shares or Units in satisfaction of certain distributions. The holders of each class of ordinary Units are entitled to receive cash from operations pro rata with the distributions being paid by us to holders of the corresponding share class, and such distributions to the holders of the Units will reduce the cash available for distribution to our Shareholders. Furthermore, to the extent that (a) the Special Limited Partner elects to receive distributions on the performance participation interest in Units (in a class or classes of its choosing) or (b) the Advisor, the Special Limited Partner or their affiliates otherwise acquire shares or Units, then such parties may, subject to certain limitations, elect to have us or the Operating Partnership repurchase such shares or units for cash at a later date at the then-current NAV per share or unit, as applicable.
If we are unable to raise substantial funds in the Private Offering, we will be limited in the number and type of investments we make, and the value of an investment in us will be more dependent on the performance of any of the specific assets we acquire.
If we do not raise substantial funds in the Private Offering, we will be more limited in the number and type of investments we and the Operating Partnership may make, which will result in a less diversified portfolio in terms of the number of investments acquired, the geographic regions in which such acquired investments are located and the types of investments that we may make. An investment in the Common Shares will be subject to greater risk to the extent that we lack a diversified portfolio of investments. In such event, the likelihood of our profitability being affected by the poor performance of any single investment will increase.

We may be unable to invest the Offering Proceeds in a timely manner or on acceptable terms.
We may be unable to invest the Offering Proceeds in a timely manner, on acceptable terms, or at all, which could delay Shareholders from receiving an appropriate return on their investment and reduce the amount available for distribution to our Shareholders. We cannot assure Shareholders that we will be able to identify properties that meet our investment criteria, that we will successfully consummate any investment opportunities we identify or that investments we may make will generate income or cash flow. Our failure to find suitable properties to acquire in a timely manner or on acceptable terms could result in returns that are substantially below expectations or reduce Shareholders’ overall returns.
Federal Income Tax Risks
If we fail to maintain REIT status, we will be taxed as a corporation, face substantial additional taxes, have less cash for distributions, and be barred from re-electing REIT status for four years.
The Company’s qualification as a REIT will depend on its ability to meet requirements regarding its organization and ownership, distributions of its income, the nature and diversification of its income and assets, and other tests imposed by the Code. If the Company fails to qualify as a REIT for any taxable year after electing REIT status, it will be subject to federal income tax on the Company’s taxable income at corporate rates. In addition, the Company would generally be disqualified from treatment as a REIT for the four taxable years following the year of the Company losing REIT status, unless the Company is entitled to relief under certain statutory provisions. Losing REIT status would reduce the Company’s net earnings available for investment or distribution to the Shareholders because of the additional tax liability. In addition, distributions to the Shareholders would no longer qualify for the dividends paid deduction and the Company would no longer be required to make distributions. If this occurs, the Company might be required to borrow funds or liquidate some investments in order to pay the applicable tax.
Even if we qualify as a REIT, we may owe federal, state, local, and penalty taxes that reduce net income and cash available for distributions.
Even if the Company qualifies as a REIT for federal income tax purposes, the Company may be subject to some federal, state and local taxes on its income or property. For example:
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In order to qualify as a REIT, the Company, and consequently, the Operating Partnership must distribute annually at least 90% of its REIT taxable income to the Shareholders (which is determined without regard to the dividends paid deduction or net capital gain). To the extent that the Company satisfies the distribution requirement but distributes less than 100% of its REIT taxable income (and any net capital gain), the Company will be subject to federal corporate income tax on the undistributed income.

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The Company will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions it makes in any calendar year are less than the sum of 85% of its ordinary income, 95% of its capital gain net income and 100% of its undistributed income from prior years.

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If the Company has net income from the sale of foreclosure property that it holds primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, it must pay a tax on that income at the highest corporate income tax rate.

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If the Company sells an asset, other than foreclosure property, that the Company holds primarily for sale to customers in the ordinary course of business, the Company’s gain would be subject to the 100% “prohibited transaction” tax unless such sale were made consistent with safe harbor rules or by a taxable REIT subsidiary.

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If the Company held or acquired assets when it was taxable as a corporation prior to its qualification as a REIT, such assets when held by the Company as a REIT may be subject to tax if sold in the 5-year period following the acquisition of such assets.

Our ownership limits and transfer restrictions could prevent or delay transactions, including change-of-control events, that might otherwise benefit Shareholders and are necessary to preserve REIT status.
In order for the Company to qualify as a REIT, not more than 50% in value of the Company’s outstanding shares may be owned, directly or indirectly, by 5 or fewer individuals (as defined in the Code to include certain entities) at any time during the last half of each taxable year after the first year for which the Company elects to qualify as a REIT. Additionally, at least 100 persons must beneficially own Company shares during at least 335 days of a taxable year

(other than the first taxable year for which the Company elects to be taxed as a REIT). The Declaration of Trust, with certain exceptions, authorizes the Company’s trustees to take such actions as are necessary and desirable to preserve the Company’s qualification as a REIT. The Declaration of Trust also provides that, unless exempted by the Board, no person may own more than 9.9% in value or in number of shares, whichever is more restrictive, of the aggregate of the Company’s outstanding Common Shares, or 9.9% in value of the aggregate of the Company’s outstanding capital stock. The Board may, in its sole discretion, subject to such conditions as it may determine and the receipt of certain representations and undertakings, prospectively or retroactively, waive the ownership limit or establish a different limit on ownership, or excepted holder limit, for a particular Shareholder if the Shareholder’s ownership in excess of the ownership limit would not result in the Company’s being “closely held” under Code Section 856(h) or otherwise failing to qualify as a REIT. These ownership limits could delay or prevent a transaction or a change in control of the Company that might involve a premium price for the Company’s Common Shares or otherwise be in the best interest of the Shareholders.
To meet REIT distribution requirements, we may need to borrow, sell assets at unfavorable times, or reduce investments, increasing costs and harming our financial condition and returns.
To qualify as a REIT, the Company must distribute to the Shareholders each year 90% of its REIT taxable income (which is determined without regard to the dividends-paid deduction or net capital gain). Further, the Company must distribute 100% of its REIT taxable income (and any net capital gain) in order to avoid a corporate level tax. From time to time, the Company may generate taxable income greater than the Company’s income for financial reporting purposes, or the Company’s taxable income may be greater than its cash flow available for distribution to the Shareholders (for example, where a borrower defers the payment of interest in cash pursuant to a contractual right or otherwise). If the Company does not have other funds available in these situations it could be required to borrow funds, sell investments at disadvantageous prices or find another alternative source of funds to make distributions sufficient to enable the Company to pay out enough of the Company’s taxable income to satisfy the REIT distribution requirement and to avoid corporate income tax and the 4% excise tax in a particular year. These alternatives could increase the Company’s costs or reduce its equity. Thus, compliance with the REIT requirements may hinder the Company’s ability to operate solely on the basis of maximizing profits.
Ongoing REIT income, asset, and distribution tests may limit our flexibility and require actions that are not optimal for our business or Shareholder value.
To qualify as a REIT, the Company must satisfy certain tests on an ongoing basis concerning, among other things, the sources of the Company’s income, nature of its assets and the amounts the Company distributes to the Shareholders. The Company may be required to make distributions to the Shareholders at times when it would be more advantageous to reinvest cash in the Company’s business or when the Company does not have funds readily available for distribution. Compliance with the REIT requirements may hinder the Company’s ability to operate solely on the basis of maximizing profits and the value of the Shareholders’ investment.
If we engage in prohibited transactions, related income will be subject to a 100% tax, materially reducing earnings and cash available for distribution.
A REIT’s net income from prohibited transactions is subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of assets, other than foreclosure property, deemed held primarily for sale to customers in the ordinary course of business. Whether property is inventory or otherwise held primarily for sale to customers in the ordinary course of a trade or business depends on the particular facts and circumstances surrounding each property. The Code sets forth a safe harbor for REITs that wish to sell property without risking the imposition of the 100% tax (the “Safe Harbor”). In general, under the Safe Harbor, a sale of property will not be treated as a sale of dealer property subject to the 100% tax if: (a) the REIT held the property for not less than two years, (b) the aggregate expenditures made by the REIT during the two years preceding the date of sale that are includable in the basis of the property do not exceed 30% of the net selling price, (c) in the case of land or improvements, the REIT has held the property for not less than two years for production of rental income, and (d) one of the following is true: (1) during the taxable year the REIT does not make more than seven sales of property, (2) the aggregate adjusted bases of properties sold during the year does not exceed 10% of the aggregate bases of all of the properties of the REIT at the beginning of the year, (3) the fair market value of properties sold during the year does not exceed 10% of the fair market value of all of the properties of the REIT at the beginning of the year, (4) the aggregate adjusted bases of properties sold during the year does not exceed 20% of the aggregate bases of all of the properties of the REIT at the beginning of the year, provided that the “3-year average adjusted bases percentage” for the taxable year does not exceed 10%, or (5) the fair market value of properties sold during the year does not exceed 20% of the fair market value of all of the properties of the REIT at the beginning of the year, provided that the “3-year average fair market value percentage” for the taxable year does not exceed 10%. Any losses the REIT incurs on such prohibited transactions may not be used to offset gains from prohibited transactions. Any taxes the REIT pays would reduce its cash available for distribution to its shareholders. Any concern regarding paying prohibited transactions tax may cause us to forgo disposition opportunities that would otherwise be available if the investment were not held through a REIT. It may be possible to reduce the impact of the prohibited transaction tax by conducting certain activities through taxable REIT subsidiaries. However, to the extent that the Company engages in such activities through taxable REIT subsidiaries, the income associated with such activities may be subject to federal and state corporate income tax.
REIT rules may limit effective hedging; non-qualifying hedges could generate non-qualifying income, jeopardize REIT status, or increase taxes and market-risk exposure.
The REIT provisions of the Code may limit the Company’s ability to hedge its assets and operations. Under these provisions, any income that the Company generates from transactions intended to hedge its interest rate, inflation and/or currency risks, including gain from the disposition of certain hedging transactions, will be excluded from gross income for purposes of the REIT 75% and 95% gross income tests if the instrument hedges (i) interest rate risk on liabilities incurred to carry or acquire real estate, (ii) risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the REIT 75% or 95% gross income tests or (iii) risks associated with the extinguishment of certain indebtedness or the disposition of certain property related to prior hedging transactions described in (i) or (ii) above and each such instrument is properly identified under applicable Treasury Regulations. Income from hedging transactions that do not meet these requirements will generally constitute nonqualifying income for purposes of both the REIT 75% and 95% gross income tests. As a result of these rules, the Company may have to limit its use of hedging techniques that might otherwise be advantageous, which could result in greater risks associated with interest rate or other changes than the Company would otherwise incur.
If any dividends are deemed preferential, we could fail REIT distribution requirements, triggering corporate-level taxes or loss of REIT status.
In order to qualify as a REIT, the Company must distribute annually to the Shareholders at least 90% of the Company’s REIT taxable income, determined without regard to the deduction for dividends paid and excluding net capital gain. In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide the Company with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is generally not a preferential dividend if the distribution is pro rata among all outstanding Common Shares within a particular class, and in accordance with the preferences among different classes of shares as set forth in the REIT’s organizational documents. There is no de minimis exception with respect to preferential dividends. Therefore, if the Internal Revenue Service (“IRS”) were to take the position that the Company inadvertently paid a preferential dividend, the Company may be deemed either to (i) have distributed less than 100% of the Company’s REIT taxable income and be subject to tax on the undistributed portion or (ii) have distributed less than 90% of the Company’s REIT taxable income and the Company’s status as a REIT could be terminated for the year in which such determination is made if the Company was unable to cure such failure. The preferential dividend rules do not apply to a REIT that is required to file annual and periodic reports with the SEC under the Exchange Act. The Company can provide no assurance that it will not be treated as inadvertently paying preferential dividends.
Taxes payable by us or our subsidiaries, including taxable REIT subsidiaries and any penalty taxes, will reduce net income and cash available for distributions.
Even if the Company qualifies as a REIT for federal income tax purposes, the Company may be subject to some federal, foreign, state and local taxes on the Company’s income and property. To the extent that the Company may have any taxable REIT subsidiaries for federal income tax purposes, such entities will be taxable as regular corporations and subject to certain limitations on intercompany transactions. If tax authorities determine that amounts paid by taxable REIT subsidiaries to the Company are not reasonable compared to similar arrangements among unrelated parties, the Company could be subject to a 100% penalty tax on the excess payments, and ongoing intercompany arrangements could have to change, resulting in higher ongoing tax payments. To comply with REIT qualifications, however, the value of our aggregate ownership of TRS securities may not exceed 25% of the gross fair market value of all of our assets. To the extent the Company is required to pay federal, foreign, state or local taxes or federal penalty taxes due to existing laws or changes thereto, the Company will have less cash available for distribution to the Shareholders.

Generally, ordinary dividends payable by REITs do not qualify for reduced U.S. federal income tax rates.
Currently, the maximum tax rate applicable to qualified dividend income payable to certain non-corporate U.S. shareholders is 20%. Dividends payable by REITs, however, generally are not eligible for the reduced rate. Although this does not adversely affect the taxation of REITs or dividends payable by REITs, the more favorable rates applicable to regular corporate qualified dividends could cause certain non-corporate investors to perceive investments in REITs to be relatively less attractive than investments in the shares of common stock of non-REIT corporations that pay dividends, which could adversely affect the value of the shares of REITs, including our Common Shares. However, commencing with taxable years beginning on or after January 1, 2018, individual taxpayers may be entitled to claim a deduction in determining their taxable income of 20% of ordinary REIT dividends (dividends other than capital gain dividends and dividends attributable to certain qualified dividend income received by us), which reduces the effective tax rate on such dividends to a maximum U.S. federal rate of 29.6%.
Changes in U.S. federal tax laws or interpretations, possibly retroactive, could increase our taxes, impair REIT qualification, and reduce shareholder returns.
At any time, the United States federal income tax laws or regulations governing REITs or the administrative interpretations of those laws or regulations may be changed, possibly with retroactive effect. The Company cannot predict if or when any new United States federal income tax law, regulation or administrative interpretation, or any amendment to any existing United States federal income tax law, regulation or administrative interpretation, will be adopted, promulgated or become effective or whether any such law, regulation or interpretation may take effect retroactively. The Company and its Shareholders could be adversely affected by any such change in, or any new, United States federal income tax law, regulation or administrative interpretation.
On July 4, 2025, the One Big Beautiful Bill Act (“OBBBA”) was signed into law. The OBBBA made significant changes to the U.S. federal income tax laws in various areas. Among the notable changes, the OBBBA permanently extended certain provisions that were enacted in the Tax Cuts and Jobs Act of 2017, most of which were set to expire after December 31, 2025. As a result of such extensions, individuals and other non-corporate taxpayers will continue to be entitled to a 20% deduction for certain “qualified REIT dividends” for taxable years after 2025, subject to certain requirements, and the maximum U.S. federal income tax rate on ordinary income for individuals and other non-corporate taxpayers will continue to be 37% after 2025 (before application of the 3.8% Medicare tax on “net investment income”). In addition, the OBBBA also increased the percentage limit under the REIT asset test applicable to securities of one or more taxable REIT subsidiaries from 20% to 25% for 2026 and subsequent taxable years.
Shareholders may have current tax liability on distributions Shareholders elect to reinvest in our Common Shares.
If Shareholders participate in our distribution reinvestment plan, they will be deemed to have received, and for U.S. federal income tax purposes will be taxed on, the amount reinvested in Common Shares to the extent the amount reinvested was not a tax-free return of capital. Therefore, unless Shareholders are a tax-exempt entity, they may be forced to use funds from other sources to pay their tax liability on the reinvested dividends.

ITEM 2.	FINANCIAL INFORMATION
The information in this section contains forward-looking statements that involve risks and uncertainties. See “Item 1A. Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these statements. You should read the information in this section in conjunction with the audited financial statements and accompanying notes and other financial information appearing elsewhere in this Registration Statement. Our historical financial condition and performances may not be indicative of our financial condition and results of operations in the future. Our actual results could differ materially from those projected, forecasted, or expected in these forward-looking statements.
Management’s Discussion and Analysis of Financial Condition and Results of Operations
Overview
American Residential Housing Trust invests in a diverse portfolio of multifamily apartment communities in various markets throughout the United States. We are externally managed by our Advisor, HSR ARHT Partners, LLC, a wholly owned subsidiary of our Sponsor, Hill Street Realty CO, LLC. The Trust is a newly formed Maryland statutory trust formed on January 28, 2026. We hold our assets through ARHT OP, LP, our Operating Partnership. We are the sole general partner of the Operating Partnership and own general partner interests in the Operating Partnership alongside third-party limited partners.
We intend to operate as a non-listed perpetual-life, NAV REIT. We intend to qualify as a REIT for federal income tax purposes beginning with the taxable year ending December 31, 2026. We generally will not be subject to U.S. federal income taxes on our taxable income to the extent we annually distribute all of our net taxable income to Shareholders and maintain our qualification as a REIT.
As of June 30, 2026, we have raised $242.2 million from the sale of common stock through the Predecessor REITs. On July 6, 2026, we completed the REIT Merger of the Predecessor REITs with and into the Trust, with the Trust surviving the REIT Merger, and the Partnership Merger of the Predecessor Operating Partnerships with and into the Operating Partnership, with the Operating Partnership surviving the Partnership Merger.
As of June 30, 2026, our portfolio consisted of $431.4 million of acquisition value at 100% ownership, with 93% in operating properties and 7% in one redevelopment project. Refer to “Our Investments” below for further descriptions of our portfolio.
Our principal business is the ownership and operation of multifamily real estate assets. We do not distinguish our principal business or group our operations by geography or other categories for purposes of measuring performance. Accordingly, we have one reportable segment comprised of multifamily real estate. Information regarding the results and composition of our reportable segment is included in Note 2 to the combined consolidated financial statements included in this Registration Statement.
Highlights
The following highlights the activities of our Predecessor REITs during the six months ended June 30, 2026.
Transaction Activity
•	Funded $2.5 million related to the redevelopment of our Avenue Heights property located in Salt Lake City, Utah.
Financing and Capital Raise Activity
•
No capital was raised during the first six months of 2026 while completing the Mergers of the Predecessor REITs and the Predecessor Operating Partnerships with and into the Trust and the Operating Partnership, respectively.

•	There were no loan maturities and therefore there was no refinancing activity during the six months ended June 30, 2026.
The following highlights the activities of our Predecessor REITs during the year ended December 31, 2025.
Transaction Activity
•
On April 30, 2025, we acquired The Hopkins, a 154-unit apartment community built in 2014 and located at 3101 Smith St. in Houston, Texas, for $27.4 million with cash and a new $15.6 million, five-year, interest only mortgage loan.

•
On December 1, 2025, we acquired the Summit at Wash Park, a 46-unit apartment community built in 2018 and located at 90 S. Logan St. in Denver, Colorado, for $17.7 million with cash and assumed a $10.5 million interest only mortgage loan with two years remaining.

•
On December 15, 2025, we acquired The Grant, a 197-unit, eight story apartment community built in 2019 and located at 1200 N. Grant St. in Denver, Colorado, for $70.0 million with cash and a new $37.6 million, five-year, interest only mortgage loan.

•	Funded $3.0 million related to the redevelopment of our Avenue Heights property located in Salt Lake City, Utah.
Financing and Capital Raise Activity
•	$50.8 million of capital was raised during the year ended December 31, 2025.
•	There were two loan maturities that were refinanced during the year ended December 31, 2025.
Our Investments
As of June 30, 2026 and December 31, 2025, our portfolio consisted of ownership interests in 11 operating multifamily apartment communities with a total of 1,338 units, and one redevelopment project with a total of 114 units being renovated.
Operating Properties

Property Name	Market	Number of Units	Average Unit Size (Sq Ft)	Purchase Date	Purchase Price ($)	Equity Invested ($)	Mortgage Debt Outstanding ($)(1)	Effective monthly revenue per unit ($)(2)	Physical Occupancy Rate	Percentage Owned by the Operating Partnership
975 San Pasqual St.	Pasadena, CA	86	1,022	Nov 2022	38,000,000	18,678,691	26,845,000	3,231.59	100.00%	100.00%
7918 Reseda Blvd.	Los Angeles, CA	42	1,075	Nov 2022	14,750,000	8,903,148	8,400,000	2,819.24	85.71%	100.00%
360 S 400 W	Salt Lake City, UT	151	653	Dec 2022	44,000,000	24,198,158	23,053,000	1,455.17	88.67%	100.00%
2434 Federal Blvd.	Denver, CO	35	465	Aug 2023	9,275,000	5,096,446	5,006,000	1,354.73	85.71%	65.00%
2566 Delaware St.	Denver, CO	22	1,272	Aug 2023	10,450,000	5,113,915	6,122,000	2,849.00	100.00%	65.00%
1522 West Almond	Orange, CA	78	948	Sept 2023	30,000,000	12,237,526	22,775,000	2,961.27	94.87%	61.10%
828 Broadway	Denver, CO	200	736	Jan 2024	62,000,000	35,128,692	31,889,000	1,759.37	81.91%	82.55%
5740 San Felipe St.	Houston, TX	327	911	Dec 2024	79,500,000	43,536,237	44,514,000	1,879.82	86.54%	88.00%
3101 Smith St.	Houston, TX	154	842	Apr 2025	27,400,000	14,001,295	15,580,000	1,569.98	92.05%	100.00%
90 S. Logan St.	Denver, CO	46	756	Dec 2025	17,650,000	7,612,129	10,530,000	2,063.86	78.26%	100.00%
1200 Grant St.	Denver, CO	197	782	Dec 2025	70,000,000	33,285,512	37,570,000	2,043.37	83.67%	100.00%
Total / Weighted-Average		1,338	832		403,025,000	207,791,749	232,284,000

(1)	Mortgage debt outstanding is shown as if the Operating Partnership owned 100% of the property.
(2)
Effective monthly revenue per unit has been calculated based on leases in effect as of June 30, 2026, adjusted for any tenant concessions, such as free rent. Effective monthly rental revenue per unit only includes base rents for occupied units. It does not include other charges for storage, parking, pets, cleaning, clubhouse or other miscellaneous amounts.

Redevelopment Property

Property Name	Market	Number of Units	Average Unit Size (Sq Ft)	Purchase Date	Purchase Price ($)	Equity Invested ($)	Mortgage Debt Outstanding ($)(1)	Effective monthly revenue per unit ($)(2)	Physical Occupancy Rate	Percentage Owned by the Operating Partnership
40 S 900 E	Salt Lake City, UT	114	869	Aug 2024	28,350,000	22,423,077	17,722,000	0.00	0.00%(3)	79.53%

(1)	Mortgage debt outstanding is shown as if the Operating Partnership owned 100% of the property.
(2)
Effective monthly revenue per unit has been calculated based on leases in effect as of June 30, 2026, adjusted for any tenant concessions, such as free rent. Effective monthly rental revenue per unit only includes base rents for occupied units. It does not include other charges for storage, parking, pets, cleaning, clubhouse or other miscellaneous amounts.

Results of Operations
Our results of operations for the six months ended June 30, 2026 and 2025 are as follows:

	For the Six Months Ended June 30,
	2026	2025
Revenues	$13,849,838	$11,168,689

Operating expenses:
Property operating expenses	4,178,245	2,922,668
Real estate taxes	2,105,317	1,621,215
Management fees, related party	1,375,415	950,141
General and administrative	1,235,238	723,895
Depreciation and amortization	6,347,903	6,735,426
Total operating expenses	15,242,118	12,953,345
Loss from operations	(1,392,280)	(1,784,656)

Other (expense) income:
(Loss) income from unconsolidated real estate ventures	(152,660)	43,528
Interest expense, including amortization of deferred financing costs	(6,116,814)	(4,372,123)
Interest income	445,908	684,957
Total other expense, net	(5,823,566)	(3,643,638)
Net loss	(7,215,846)	(5,428,294)
Less: Net loss attributable to noncontrolling interests	(311,934)	(68,749)
Net loss attributable to common shareholders	$(6,903,912)	$(5,359,545)

Revenues
Revenue increased $2.7 million primarily due to the three property acquisitions in 2025 consisting of The Hopkins that was acquired in April 2025, and Summit and The Grant that were both acquired in December 2025.
Property Operating Expenses
Property operating expenses increased $1.3 million primarily due to the three property acquisitions in 2025.
Depreciation and Amortization
Depreciation and amortization decreased $0.4 million primarily due to greater in place lease amortization in 2025, partially offset by the three property acquisitions in 2025.
Real Estate Taxes
Real estate taxes increased $0.5 million primarily due to the three property acquisitions in 2025.
Management Fees
Management fees increased $0.4 million primarily due to the three property acquisitions in 2025.
General and Administrative Expense
General and administrative expense increased $0.5 million primarily due to the three property acquisitions in 2025.
Interest Expense
Interest expense increased $1.7 million primarily due to the three property acquisitions in 2025.

Interest Income
Interest income decreased $0.2 million primarily due to reduced balances on investments that were sold and used to acquire the assets in 2025.
Our results of operations for the years ended December 31, 2025 and 2024 are as follows:

	2025	2024
Revenue	$23,314,251	$11,977,029

Operating expenses:
Depreciation and amortization	10,993,701	6,052,130
Property operating expenses	6,362,011	3,271,234
Real estate taxes	3,400,264	1,453,793
Management fees (related party)	2,069,633	1,033,516
General and administrative	1,558,141	782,498
Total operating expenses	24,383,750	12,593,171

Loss from operations	(1,069,499)	(616,142)

Other income (expense):
Loss from unconsolidated real estate ventures	(425,394)	(355,644)
Interest expense, including amortization of deferred financing costs and loss on extinguishment of debt	(9,735,224)	(5,300,693)
Interest income	1,654,626	834,174
Total other expense, net	(8,505,992)	(4,822,163)

Net loss	(9,575,491)	(5,438,305)
Less: Net loss attributable to noncontrolling interests	(500,100)	(169,959)

Net loss attributable to common shareholders	$(9,075,391)	$(5,268,346)

Revenues
Revenue increased $11.3 million primarily due to the full year impact of three properties acquired in 2024 consisting of 828 Broadway that was acquired in January 2024, Avenue Heights that was acquired in August 2024, and The William that was acquired in December 2024, plus the partial year impact of the three assets acquired in 2025.
Property Operating Expenses
Property operating expenses increased $3.1 million primarily due to the full year impact of three properties acquired in 2024 plus the partial year impact of three assets acquired in 2025.
Real Estate Taxes
Real estate taxes increased $1.9 million primarily due to the full year impact of three properties acquired in 2024 plus the partial year impact of three assets acquired in 2025.
Management Fees
Management fees increased $1.0 million primarily due to the full year impact of three properties acquired in 2024 plus the partial year impact of three assets acquired in 2025.
General and Administrative Expense
General and administrative expense increased $0.8 million primarily due to the full year impact of three properties acquired in 2024 plus the partial year impact of three assets acquired in 2025.

Depreciation and Amortization
Depreciation and amortization increased $4.9 million primarily due to the full year impact of three properties acquired in 2024 plus the partial year impact of three assets acquired in 2025.
Interest Expense
Interest expense increased $4.4 million primarily due to the full year impact of three properties acquired in 2024 plus the partial year impact of three assets acquired in 2025.
Interest Income
Interest income increased $0.8 million primarily due to earnings on higher invested balances from the capital raise until it was deployed into the real estate assets.
Liquidity and Capital Resources
Our principal demands for funds during the short and long-term are and will be for the acquisition of multifamily apartment communities; operating expenses, including asset management, property management, construction management and financing fees we pay to our Advisor and the performance participation allocation (when applicable) we distribute to the Special Limited Partner; capital expenditures, including those on our redevelopment projects; general and administrative expenses; payments under debt obligations; repurchases of our Common Shares; and payments of distributions to Shareholders. We will obtain the capital required to purchase multifamily apartment communities and conduct our operations from the proceeds of our Private Offering, secured or unsecured financings from banks and other lenders, and from any undistributed funds from our operations.
We intend to strengthen our capital and liquidity positions by continuing to focus on our core fundamentals at the property level. Factors which could increase or decrease our future liquidity include, but are not limited to, operating performance of our properties, the interest rate environment and inflation, which could increase our expenses, the satisfaction of REIT dividend requirements and the volume of repurchase requests under our Share Repurchase Plan. We have satisfied all of our repurchase requests to date.
As of June 30, 2026, we had all fixed rate loans totaling $216.1 million for the consolidated portfolio plus $33.9 million for the unconsolidated portfolio at 100%, or $21.1 million at our pro rata share.
One of our principal long-term liquidity requirements includes the repayment of maturing debt. There were no maturities at June 30, 2026 for the year ending December 31, 2026. For the years ending 2027 through 2030, aggregate maturities are $10.5 million, $34.2 million, $31.9 million, and $109.7 million, respectively, and $63.7 million in the aggregate thereafter.
In addition to making investments in accordance with our investment objectives, we expect to use our capital resources to pay offering costs in connection with our Private Offering, as well as make certain payments to our Advisor pursuant to the terms of our Advisory Agreement.
To maintain our intended qualification as a REIT, we will be required to make aggregate annual distributions to our Shareholders of at least 90% of our REIT taxable income (computed without regard to the dividends-paid deduction and excluding net capital gain). Our Board may authorize distributions less than or in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our Board deems relevant.
Material Cash Requirements
Our expected material cash requirements for the remaining period of 2026 and thereafter are comprised of (i) contractually obligated expenditures; (ii) other required expenditures; and (iii) capital expenditures.

Contractually Obligated Expenditures
The following table summarizes our contractually obligated expenditures, exclusive of extension options, as of June 30, 2026:

	Remaining Period of 2026(1)	Thereafter(1)
Debt repayments	$—	$250,006,000
Interest payments	6,544,985	49,343,017
Asset management fee	906,168	8,155,512
	$7,451,153	$307,504,529

(1)	Includes amounts at 100% ownership, including tenant in common owned assets and joint venture assets.
Approximately $10.5 million of debt, which is comprised of one mortgage note, is scheduled to mature within twelve months of the issuance of the combined consolidated financial statements included in this Registration Statement. Our cash on hand and other liquidity sources as of the date of this Registration Statement are in excess of this maturing debt obligation. However, we intend to address the upcoming maturity primarily through refinancing the maturing mortgage loan. We remain actively engaged with our existing lender and other potential financing sources regarding this refinancing effort. The mortgage loan is secured by a stabilized, income-producing property. We believe the underlying asset, current collateral value, and prevailing market conditions support refinancing. Accordingly, we believe it is probable that these plans will be effectively implemented and will enable us to satisfy our obligation as it comes due.
Other Required Expenditures
We incur certain other required expenditures in the ordinary course of business, such as utilities, insurance, real estate taxes, third-party management fees, certain capital expenditures related to the maintenance of our properties, and corporate level expenses. Additionally, we carry comprehensive insurance to protect our properties against various losses. The amount of insurance expense that we incur depends on the assessed value of our properties, prevailing market rates, and changes in risk. Furthermore, we incur real estate taxes in the various jurisdictions in which we operate. The amount of real estate taxes that we incur depends on changes in the assessed value of our properties and changes in tax rates assessed by certain jurisdictions.
In order to qualify as a REIT for federal income tax purposes, we must meet several organizational and operational requirements, including a requirement that we annually distribute to our Shareholders at least 90% of our REIT taxable income, determined without regard to the deduction for dividends paid and excluding net capital gains. We intend to satisfy this requirement to qualify for REIT status beginning with the taxable year ending December 31, 2026.
For the six months ended June 30, 2026, distributions declared to common shareholders and Operating Partnership limited partners were $0 and $20,000, respectively. For the six months ended June 30, 2026, we paid cash distributions to common shareholders and Operating Partnership limited partners of $0 and $20,000, respectively. For the six months ended June 30, 2026, our net loss was $6.9 million. Cash flows used in operating activities for the six months ended June 30, 2026 were $2.8 million.

Capital Expenditures
We deployed $4.9 million during the six months ended June 30, 2026 for capital expenditures, funded by cash on hand and have $5.3 million of capital expenditures budgeted for the remainder of 2026. The consolidated property in which we deployed the most capital during the six months ended June 30, 2026, which was under redevelopment during that time, was Avenue Heights, with $2.1 million. $1.0 million was deployed at The William, with the remaining $1.8 million deployed across seven other assets.
Cash Flows
The net change in our cash, cash equivalents and restricted cash is summarized as follows:

	For the Six Months Ended June 30,
	2026	2025
Net cash (used in) provided by operating activities	$(2,759,265)	$2,707,471
Net cash used in investing activities	(3,699,978)	(30,322,250)
Net cash provided by financing activities	604,185	38,954,183
Net (decrease) increase in cash, cash equivalents and restricted cash	$(5,855,058)	$11,339,404

Net cash flows from operating activities decreased due to the reduction of revenue caused by the Avenue Heights redevelopment, offset by the full period earnings from two assets acquired during the second half of 2025, additional interest expense from the two assets acquired during the second half of 2025, payment of greater prepaid expenses, accounts payable and accrued expenses during the six months ended June 30, 2026 compared to less prepaid expenses and other assets and increasing accounts payable and accrued expenses during the six months ended June 30, 2025.
Net cash flows used in investing activities decreased due to The Hopkins being acquired during the six months ended June 30, 2025 compared to no assets acquired and only nominal capitalized expense items at the existing assets during the six months ended June 30, 2026.
Net cash flows from financing activities decreased for the six months ended June 30, 2026 compared to the six months ended June 30, 2025, primarily due to the absence of proceeds from share issuances and mortgage financing in 2026. During the six months ended June 30, 2025, the Company received proceeds from the issuance of shares and a mortgage loan obtained in connection with a property acquisition.
Critical Accounting Estimates
A critical accounting estimate is one that is both important to our financial condition and results of operations and that involves some degree of uncertainty. The preceding discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements and the notes thereto, which have been prepared in accordance with GAAP. The preparation of financial statements in accordance with GAAP requires management to make a number of estimates and assumptions that affect the reported amounts and disclosures in the combined consolidated financial statements. On an ongoing basis, we evaluate our estimates and assumptions based upon historical experience and various other factors and circumstances. We believe that our estimates and assumptions are reasonable under the circumstances; however, actual results may differ from these estimates and assumptions.
We believe that the estimates and assumptions summarized below are most important to the portrayal of our financial condition and results of operations because they involve a significant level of estimation uncertainty and they have had, or are reasonably likely to have, a material impact on our financial condition or results of operations. For a discussion of all our significant accounting policies, refer to Note 2 to the combined consolidated financial statements included in this Registration Statement.
Investments in Real Estate
In accordance with Accounting Standards Codification Topic 805, Business Combinations, we determine whether an acquisition qualifies as a business combination or as an asset acquisition. We account for business combinations by recognizing assets acquired and liabilities assumed at their fair values as of the acquisition date. We account for asset acquisitions by allocating the total cost to the individual assets acquired and liabilities assumed on a relative fair value basis. Acquired assets and liabilities include land, building, furniture, fixtures and equipment, and identifiable intangible assets.

We may use significant subjective inputs in determining fair values. The Company engages independent third-party valuation specialists to assist in determining these fair values. The methods we use are similar to those used by independent appraisers, and include using replacement cost estimates less depreciation, market comparisons, and direct capitalization of net operating income. In determining fair values, we utilize a number of sources, including independent land appraisals which consider comparable market transactions, building replacement cost estimates based on property-specific characteristics, and other publicly available market data.
Subsequent Events
The following events occurred subsequent to June 30, 2026:
Merger Transactions
On July 6, 2026, we completed the Merger Transactions pursuant to which the Predecessor REITs merged with and into the Trust, with the Trust surviving the REIT Merger, and the Predecessor Operating Partnerships merged with and into the Operating Partnership, with the Operating Partnership surviving the Partnership Merger. Pursuant to the REIT Merger, other than as described below, the Trust issued 1.001 Class L Common Shares in exchange for one share of common stock of HSR REIT 2 and 1.003 Class L Common Shares in exchange for one share of common stock of HSR REIT 3. Any unaccredited common stockholders of HSR REIT 2 and HSR REIT 3 received cash in exchange for each share of common stock of the applicable Predecessor REIT held by them. In addition to the Common Shares issued in the REIT Merger, we paid an aggregate of approximately $15.1 million in cash to (i) accredited common stockholders of the Predecessor REITs that elected not to receive Class L Common Shares in exchange for their common stock of the Predecessor REITs and (ii) unaccredited common stockholders of the Predecessor REITs.
HSRMF6 Contribution
Effective as of September 1, 2026, the Operating Partnership entered into a Contribution Agreement with each of the members of HSRMF6 pursuant to which, among other things, each Contributor contributed all of the membership interests in HSRMF6 held by such Contributor to the Operating Partnership in exchange for Class L Units of the Operating Partnership and, in the aggregate, all of the issued and outstanding membership interests in HSRMF6 were contributed to the Operating Partnership such that the Operating Partnership became the sole member of HSRMF6 and acquired HSRMF6’s interests in certain Projects in the Seed Portfolio.
Distributions Declared – Common Shares
The following monthly distributions have record dates after June 30, 2026:

Distribution Period	Record Date	$ per Common Share
7/6/2026 – 7/31/2026*	7/31/2026	0.03
8/1/2026 – 8/31/2026	8/31/2026	0.03
9/1/2026 – 9/30/2026	9/30/2026	0.03
10/1/2026 – 10/31/2026	10/30/2026	0.03

ITEM 3.	PROPERTIES
General
As of June 30, 2026, our portfolio consists of ownership interests in 12 multifamily apartment communities with a total of 1,452 units in four states. Each of these properties was acquired by HSR REIT 2 or HSR REIT 3, as applicable, prior to the completion of the Merger. Generally, we own our investments in fee simple through single-purpose limited liability companies that are direct wholly owned subsidiaries of the Operating Partnership as well as through joint ventures with third parties and tenant in common ownership with a third party. All information in the table below is as of June 30, 2026. We consider these properties to be suitable and adequate for the management and operation of our business.

Property Name	Market	Number of Units	Average Unit Size (Sq Ft)	Purchase Date	Purchase Price ($)	Equity Invested ($)	Mortgage Debt Outstanding ($)(1)	Effective monthly revenue per unit ($)(2)	Physical Occupancy Rate	Percentage Owned by the Operating Partnership
975 San Pasqual St.	Pasadena, CA	86	1,022	Nov 2022	38,000,000	18,678,691	26,845,000	3,231.59	100.00%	100.00%
7918 Reseda Blvd.	Los Angeles, CA	42	1,075	Nov 2022	14,750,000	8,903,148	8,400,000	2,819.24	85.71%	100.00%
360 S 400 W	Salt Lake City, UT	151	653	Dec 2022	44,000,000	24,198,158	23,053,000	1,455.17	88.67%	100.00%
2434 Federal Blvd.	Denver, CO	35	465	Aug 2023	9,275,000	5,096,446	5,006,000	1,354.73	85.71%	65.00%
2566 Delaware St.	Denver, CO	22	1,272	Aug 2023	10,450,000	5,113,915	6,122,000	2,849.00	100.00%	65.00%
1522 West Almond	Orange, CA	78	948	Sept 2023	30,000,000	12,237,526	22,775,000	2,961.27	94.87%	61.10%
828 Broadway	Denver, CO	200	736	Jan 2024	62,000,000	35,128,692	31,889,000	1,759.37	81.91%	82.55%
40 S 900 E	Salt Lake City, UT	114	869	Aug 2024	28,350,000	22,423,077	17,722,000	0.00	0.00%(3)	79.53%
5740 San Felipe St.	Houston, TX	327	911	Dec 2024	79,500,000	43,536,237	44,514,000	1,879.82	86.54%	88.00%
3101 Smith St.	Houston, TX	154	842	Apr 2025	27,400,000	14,001,295	15,580,000	1,569.98	92.05%	100.00%
90 S. Logan St.	Denver, CO	46	756	Dec 2025	17,650,000	7,612,129	10,530,000	2,063.86	78.26%	100.00%
1200 Grant St.	Denver, CO	197	782	Dec 2025	70,000,000	33,285,512	37,570,000	2,043.37	83.67%	100.00%
Total / Weighted-Average		1,452	835		431,375,000	230,214,826	250,006,000	1,834.00

(1)	Mortgage debt outstanding is shown as if the Operating Partnership owned 100% of the property.
(2)
Effective monthly revenue per unit has been calculated based on leases in effect as of June 30, 2026, adjusted for any tenant concessions, such as free rent. Effective monthly rental revenue per unit only includes base rents for occupied units. It does not include other charges for storage, parking, pets, cleaning, clubhouse or other miscellaneous amounts.

(3)	This property is undergoing a renovation which has resulted in a lower occupancy rate.
Financings
The following table is a summary of the mortgage notes secured by our properties as of June 30, 2026 and December 31, 2025:

Indebtedness	Weighted-Average Interest Rate as of June 30, 2026	Weighted-Average Remaining Term as of June 30, 2026(1)	Principal Balance Outstanding(2)
			June 30, 2026	December 31, 2025
Fixed rate mortgages	5.24%	4.24 years	$250,006,000	$250,006,000

(1)
For loans where we have the ability to exercise extension options at our own discretion, the maximum maturity date has been assumed, subject to certain debt service coverage ratio, loan to cost or debt yield requirements.

(2)	Mortgage debt outstanding is shown as if the Operating Partnership owned 100% of the property.

ITEM 4.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth as of June 30, 2026 certain information regarding the beneficial ownership of our Common Shares for (1) each person who, to our knowledge, is the beneficial owner of 5% or more of our outstanding Common Shares, (2) each of the Company’s trustees, (3) each of the Company’s executive officers, and (4) all of the Company’s trustees and executive officers as a group. Each person named in the table has sole voting and investment power with respect to all of the Common Shares shown as beneficially owned by such person, except as otherwise set forth in the footnotes to the table.
The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A person is also deemed to be, as of any date, the beneficial owner of all securities that such person has the right to acquire within 60 days after that date.
Percentages of beneficial ownership in the following table are based on 22,654,201 Common Shares outstanding as of June 30, 2026.
Unless otherwise indicated, the address of each named person is c/o American Residential Housing Trust at 1720 S. Bellaire St., Ste 1250, Denver, CO 80222. No Common Shares beneficially owned by any trustee or executive officer have been pledged as security for a loan.

Name of Beneficial Owner	# of Common Shares	% of Total
Trustees and Executive Officers
Joseph Penner	21,600	0.1%
Tyler Reichwald	—	—%
Paul Perkins	—	—%
Brett Brown	—	—%
Michael Penner	—	—%
Kenneth Polin	—	—%
Richard F. (Rick) Dauch	—	—%
Thomas M. Powers	—	—%
Trustees and Executive Officers as a group (8 persons)	21,600	0.1%

ITEM 5.	DIRECTORS AND EXECUTIVE OFFICERS
Board of Trustees
We operate under the direction of our Board. Our Board is responsible for the management and control of our business. The Board is currently comprised of six trustees, three of whom are Independent Trustees. Our Declaration of Trust defines “Independent Trustee” as a trustee (a) who is not an officer or employee of the Company, any subsidiary of the Company, or the Sponsor or their respective affiliates, (b) whom our Board affirmatively determines has no material relationship with the Company and (c) who otherwise satisfies the director independence tests established by the New York Stock Exchange. At least half of the seats on our Board must be for Independent Trustees. Our Board may change the number of trustees, but not to fewer than three trustees nor more than 15, unless we amend our Bylaws. The Board will retain the Advisor and the Property Manager to manage our investments, subject to supervision by the Board.
For so long as our Sponsor or its affiliate acts as an investment advisor to us, our Sponsor has the right to designate three trustees for election to our Board. Each trustee will serve until his or her resignation, removal, death, or adjudication of legal incompetence or the election and qualification of his or her successor. Although the number of trustees may be increased or decreased, a decrease may not shorten the term of any incumbent trustee unless the trustee is specifically removed pursuant to the Declaration of Trust at the time of the decrease. Any trustee may resign at any time. Any trustee or the entire Board may be removed, at any time, but only for “cause” and then only (i) upon the affirmative vote of Shareholders entitled to cast at least two-thirds of all the votes entitled to be cast generally in the election of trustees, or (ii) by written instrument, signed by a majority of the trustees, specifying the date when such removal shall become effective. A vacancy on our Board may be filled only by a vote of a majority of the remaining trustees, even if the remaining trustees do not constitute a quorum; provided, that (i) any vacancy involving an Independent Trustee may be filled only by a vote of a majority of the remaining Independent Trustees, even if the remaining Independent Trustees do not constitute a quorum, or, if none, then the remaining trustees, and the successor trustee must be an Independent Trustee, (2) any vacancy resulting from the removal of a trustee for “cause” by our Shareholders can only be filled by our Shareholders provided that the trustee so removed was not designated by our Sponsor pursuant to our Declaration of Trust, and (3) our Sponsor has the exclusive right to designate a successor trustee if the vacancy involves a trustee that was designated by our Sponsor pursuant to our Declaration of Trust. “Cause” is defined in our Declaration of Trust as conviction of a felony or a final judgment of a court of competent jurisdiction holding that such trustee caused demonstrable, material harm to the Company through bad faith or active and deliberate dishonesty.
Our Board will generally meet quarterly or more frequently if necessary. Our trustees are not required to devote all of their time to our business and are only required to devote the time to our business as their duties may require. Consequently, in the exercise of their duties as trustees, our trustees will rely heavily on the Advisor and on information provided by the Advisor. As part of our trustees’ duties, our Board will supervise the relationship between us and the Advisor. Our Board is empowered to approve the payment of compensation to trustees for services rendered to us.
Our Board will adopt written policies on investments and borrowings, the terms of which are set forth in this Registration Statement. The Board may revise these policies or establish further written policies on investments and borrowings and will monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interests of our Shareholders. Our Board, including a majority of our Independent Trustees, will review our investment policies with sufficient frequency, and at least annually, to determine that they are in the best interest of our Shareholders.

Trustees and Executive Officers
The Company’s day-to-day operations are managed by its officers under the direction and supervision of the Board. The following table sets forth certain information regarding the trustees and officers of the Company:

Name	Age(1)	Position
Joseph Penner	61	President and Trustee
Tyler Reichwald	43	Trustee
Paul Perkins	60	Trustee
Brett Brown	62	Chief Financial Officer, Treasurer and Secretary
Michael Penner	37	Senior Vice President – Operations
Kenneth Polin	72	Independent Trustee
Richard F. (Rick) Dauch	65	Independent Trustee
Thomas M. Powers	65	Independent Trustee

(1)	As of September 30, 2026.
Joseph Penner has served as our President since February 2026 and a member of our Board since inception. Mr. Penner also has served as the president and a director of HSR Income and Value REIT I, Inc. (“HSR REIT I”) since June 2016. He previously served as the president and a director of HSR REIT 2 from March 2021 through the date of the Merger and HSR REIT 3 from January 2024 through the date of the Merger. Mr. Penner founded Hill Street Realty CO, LLC, which is a member and the manager of the Advisor. Mr. Penner also founded the affiliated sponsor, Hill Street Realty, LLC, and the affiliated management company, HSR Management, Inc. in 2001, which together provide a full suite of real estate investment and management services, with capital provided primarily from an investor base comprised of high net worth individual investors. Mr. Penner has been the managing member of all entities which delivered the investment track record for Hill Street Realty, LLC and its affiliates (collectively, “HSR”), including being chair of the investment committee for Churchill Realty Fund I and II. HSR has focused primarily on apartments, office, retail, development and land entitlement. Mr. Penner has had a unique 40-year career during which he has worked in nearly every facet of the real estate industry, including lending, investment management, acquisition, ground-up development, value-added re-development and leasing, land development including obtaining complex entitlements in famously difficult California cities, asset management, and even hands-on onsite property management. During his career, Mr. Penner was an executive at many notable real estate institutions where he was backed by many world-recognized, large reputable institutional investors to execute a variety of real estate investment strategies, including Citicorp, Legg Mason, Nomura and Starwood Capital. Earlier in his career, Mr. Penner worked for smaller real estate groups such as JRK Property Holdings and The Signature Group, where he gained valuable experiences, mostly in property and asset management, giving him a unique combination of a detailed understanding of the inner workings of leasing and management, and development, combined with decades of institutional finance and investment experience. Mr. Penner is the uncle of Michael Penner, our Senior Vice President — Operations. Mr. Penner is a valuable member of our Board due to his day-to-day company-specific operational experience and significant finance and real estate experience.
Tyler Reichwald has served as a member of our Board since March 2026. Mr. Reichwald also has served as Vice President – Property and Asset Management of HSR REIT 1 since June 2016. He previously served as a director of HSR REIT 2 from March 2021 through the date of the Merger and a director of HSR REIT 3 from January 2024 through the date of the Merger. Mr. Reichwald is a member of the investment committee of Churchill Realty Fund II and Vice President of Property and Asset Management of HSR Management, Inc., which entities are affiliates of the Advisor, positions he has held since 2012. He has over 20 years of experience in management and acquisitions of value-add multifamily properties in California. While at HSR Management, Inc., Mr. Reichwald has identified, underwritten and executed acquisitions of multiple and varied investment properties including apartments, commercial, retail and land. In addition to working on acquisitions, his responsibilities include managing value-add construction projects, property leasing and management, property and project budgeting, and property dispositions. Prior to joining HSR Management, Inc., he managed the investment property portfolio for Golden Estate Management. He was responsible for all management activities for apartment and commercial properties, single-family homes and Homeowners Associations. Mr. Reichwald is graduate of the University of California Santa Barbara. As a native of Los Angeles, Mr. Reichwald, along with his family, have been active investors in multifamily and commercial properties in Southern California for many years. He is a licensed California real estate broker. Mr. Reichwald is qualified to serve as a member of our Board due to his extensive experience in real estate and industry knowledge.

Paul Perkins has served as a member of our Board since March 2026. Mr. Perkins previously was a director of HSR REIT 3 from January 2024 through the date of the Merger. Mr. Perkins has served as HSR’s Chief Investment Officer since April 2022. Mr. Perkins has over 38 years of experience in the commercial real estate industry. His experience includes the acquisition and disposition of real estate operating companies, properties and mortgage notes, capital markets activities including both debt and equity, as well as real estate investment brokerage. Most recently, Mr. Perkins served as Chief Investment Officer of Versity Investments formerly NB Private Capital LLC, a national 1031 and Delaware Statutory Trust (“DST”) investment firm, from 2017 through 2020. In this role, he was responsible for the property acquisition, asset management and capital markets teams. While at NB Private Capital, the company acquired $1 billion of multifamily/student housing properties (3,331 units) primarily utilizing the DST ownership structure. Prior to joining NB Private Capital, Mr. Perkins held several senior executive roles over the years, including Chief Investment Officer for Delta Alliance Capital Management where he acquired 2,250 units of value-add multifamily properties with institutional LP equity partners. Mr. Perkins also served as President of the Real Estate Management & Advisory group for a publicly traded real estate investment company where he was instrumental in the acquisition of a $1 billion asset under management (83 property) tenant in common 1031 syndication firm. Along with these three significant roles, Mr. Perkins was also Senior Vice President of Finance for a real estate development company (responsible for debt and equity for acquisitions, construction and permanent financing), and Executive Vice President of Investments for a publicly traded real estate company, which owned conventional/student housing apartment communities and office properties throughout the Southwest United States. Prior to his public company experience, Mr. Perkins served as Executive Vice President of Finance/Investments for a private entrepreneurial real estate company. During his tenure, the company acquired real estate operating companies, commercial properties, mortgage notes and real estate partnership interest. In 2001 Mr. Perkins played an integral part to the company going public on the American Stock Exchange. Mr. Perkins started his career at CB Richard Ellis after graduating from University of Southern California with a degree in Business Finance. He furthered his studies obtaining a Master’s from New York University in Real Estate Investments. Mr. Perkins is qualified to serve as a member of our Board due to his extensive experience in real estate and industry knowledge.
Brett Brown has served as our Chief Financial Officer, Treasurer and Secretary since February 2026. Mr. Brown has nearly 40 years of commercial real estate experience working with both public and private REITs and real estate operating companies. His expertise in leading the finance and accounting functions has enhanced shareholder reporting, grown sell-side equity research coverage and increased shareholder value. Mr. Brown served as Executive Vice President, Chief Financial Officer, and Treasurer for Tejon Ranch Co. [NYSE:TRC] in California from May 2023 through July 2025. Mr. Brown also served as Executive Vice President, Chief Financial Officer and Treasurer at Alexander & Baldwin, Inc. [NYSE:ALEX] in Hawaii from May 2019 through November 2022. Mr. Brown also served as Chief Financial Officer at PREP Property Group, a private commercial real estate company located in Utah and Ohio, and spent 13 years at IRC Retail Centers / Inland Real Estate Corporation [NYSE:IRC] in Illinois as Executive Vice President, Chief Financial Officer and Treasurer. Mr. Brown started his commercial real estate career at Great Lakes REIT [NYSE:GL] in Illinois, and its predecessor company, holding various senior positions for 15 years where he helped start the REIT, taking it from a private REIT to a public, non-traded REIT through follow-on equity offerings, both retail and institutional, and ultimately executing its IPO and listing on the NYSE. Mr. Brown graduated from Northern Illinois University with a Bachelor of Science degree in Accountancy.
Michael Penner has served as our Senior Vice President — Operations since February 2026. Mr. Penner previously was the Senior Vice President — Property Operations of HSR REIT 2 from March 2021 through the date of the Merger and Senior Vice President — Operations of HSR REIT 3 from January 2024 through the date of the Merger. Mr. Penner works on opportunistic value-add real estate asset acquisitions, ownership and repositioning strategies focusing on risk mitigation and operating execution through the lifetime of the investments. Prior to joining HSR in 2019, Mr. Penner had been an acquisitions and new development associate for Monday Properties, a New York based owner, developer and operator of real estate where he underwrote real estate acquisitions of varying property types throughout the U.S., Latin America and Europe. Mr. Penner was responsible for risk analysis, market research and property level due diligence as well as prospective lender processes. Prior to Monday Properties, Mr. Penner worked as an associate at Summit Equities, a New York-based commercial real estate investment firm, where he maintained proprietary commercial real estate market research data, industry trends and market intelligence for investment and property management use. He oversaw the property and asset management of a 300-unit value-add multifamily investment including cost analysis on value-add initiatives, profit and loss management and marketing and tenant services. He oversaw the property and asset management of a New York City condominium conversion, including developing the company’s condominium conversion policies and procedures manual with systemic protocols enhancing the investment value and sales marketing initiatives. Prior to Summit Equities, Mr. Penner worked as an analyst at CB Richard Ellis Global Investors Capital Partners, where he underwrote investments from $15 million to $250 million including mezzanine, preferred equity, B-notes, commercial mortgage backed security B-pieces, investment grade bids and bridge construction loans for all asset types such as retail, office, multifamily, mobile home parks and industrial. He managed all phases of the due diligence and execution process from opportunity assessment to third-party reports, property operating statements, site inspections, borrower financials, market reports, property leases and legal documents including the preparation of credit committee application and overseeing loan closings and loan management. Mr. Penner is the nephew of Joseph Penner, our President and Trustee.
Kenneth Polin has served as an Independent Trustee since March 2026. Mr. Polin also has served as an independent director of HSR REIT 1 since June 2016. He previously served as an independent director of HSR REIT 2 from March 2021 through the date of the Merger and HSR REIT 3 from January 2024 through the date of the Merger. Mr. Polin was a Partner at the international law firm of Jones Day from January 2012 through January 2019, and prior to that he was a Partner with Foley & Lardner. From January 2019 through January 2020, Mr. Polin was Chief Administration Officer and General Counsel of HUYA Bioscience International, LLC, a life sciences company. Mr. Polin has more than 40 years of experience in the areas of real estate, securities, venture capital, mergers and acquisitions, and other financing transactions. Mr. Polin has managed a broad range of major business transactions, including private placements and public offerings; mergers, acquisitions, and spin-offs; joint ventures and other licensing and strategic collaborations, Mr. Polin is also experienced in commercial transactions, such as bank credit lines, lease lines, and off-balance sheet financings. Mr. Polin also has extensive experience in real estate transactions. Mr. Polin currently acts as a director and advisor for several private company boards, including a consumer finance company, a healthcare software company, an agricultural company and a life sciences company. Mr. Polin is also the active Trustee of a Trust owning a diversified group of transportation companies, including logistics, freight forwarding, and moving and storage. Mr. Polin is a member of the State Bar of California. Mr. Polin has been extremely active in community affairs. Mr. Polin previously served as a board member of CONNECT and BIOCOM and is a former board chair of both the Jewish Federation of San Diego County and the Lawrence Family Jewish Community Center. Mr. Polin currently serves as Chair of the Investment Committee of the Lawrence Family Jewish Community Center. Mr. Polin graduated from Georgetown University Law Center (Magna Cum Laude) and American University (Summa Cum Laude). Mr. Polin is qualified to serve as an Independent Trustee in light of his extensive expertise in real estate, capital markets and other financing transactions and his service on various boards.
Richard F. (Rick) Dauch has served as an Independent Trustee since March 2026. Mr. Dauch most recently served as Chief Executive Officer of Workhorse, Inc., a commercial EV start-up company based in Sharonville, Ohio from August 2021 until December 2025 and was a member of its board of directors during that time. During complementary corporate and military careers, Mr. Dauch has amassed more than 40 years of cumulative management and P&L leadership experience across a broad range of disciplines, including operations, sales & marketing, labor relations, strategic planning, finance, and investor relations. He has been the CEO & President of three Tier 1 automotive supplier companies: Delphi Technologies, a $4.7 billion per year automotive parts supplier of both ICE and EV powertrain systems, from January 2019 to October 2020. He led the turnaround of that business and its strategic merger with BorgWarner in the fall of 2020; Accuride Corporation, reshaping it from a $800 million per year North American supplier of commercial vehicle parts into a $1.4 billion per year wheel-end systems supplier to the global transportation and agricultural industries from 2008 to 2018; and Acument Global Technologies, where he was responsible for leading the restructuring of the largest global fastening solutions company in the world on behalf of Platinum Equity during the 2008-2010 global recession. Prior to joining Acument, Mr. Dauch served in varied capacities during a 13-year tenure with American Axle & Manufacturing, Inc. (AAM), a $3.8 billion per year supplier of driveline, drivetrain and chassis systems and related metallic components based in Detroit, Michigan where he completed his career as EVP, Global Operations responsible for 18 operating sites. Prior to AAM, Mr. Dauch worked at United Technologies, Carrier Division, where he led the specialty packaged products (SPP) business consisting of four product lines produced in Korea, Italy, Mexico, Brazil, and in several plants across the USA. Prior to that assignment he was both the site materials and manufacturing manager in Tyler, TX. Mr. Dauch’s corporate career was preceded by his service as an officer in the U.S. Army beginning in 1983, concluding with his assignment as a Light Infantry Company Commander with the 10th Mountain Division at Fort Drum, NY. Mr. Dauch was qualified as an Airborne-Ranger, Air Assault and expert infantryman. Mr. Dauch earned dual Master of Science degrees in Management and Engineering and is a graduate of the “Leaders for Manufacturing” program at the Massachusetts Institute of Technology (MIT). He earned a Bachelor of Science degree in Engineering from the United States Military Academy at West Point, where he was a four-year football letterman. Mr. Dauch is an owner and Chairman of Century, LLC, and Tactical Kinetics, LLC. He previously served on the Board of Directors at the SHYFT Group, Koch Enterprises, the Heavy Duty Manufacturers Association (HDMA) and Motor Equipment Manufacturers Association (MEMA). He also serves on the Board of Directors and is a past president of the Army Football Club. Mr. Dauch is qualified to serve as an Independent Trustee due to his extensive experience in board and executive positions.
Thomas M. Powers has served as an Independent Trustee since March 2026. Mr. Powers served as Asset Management Investment Leader for Nationwide Insurance from 2006 through 2022. He was responsible for all aspects of Nationwide’s $110 billion fixed income and real estate portfolios, leading a team of 110 investment professionals. He served as a member of the Investment Leadership Team and board member for Nationwide Asset Management, LLC (SEC Registered Investment Advisor). Prior to Nationwide, Mr. Powers was a Senior Vice Present at General Electric Investment Corporation and Chief Investment Officer for Employers Reinsurance Corporation, and a Senior Fixed Income Trader at Fidelity Investments. Mr. Powers began his career with KMPG. He graduated from Mercy College with a BS in Accounting. He currently serves as Treasurer and as a member of the Executive Committee for ParentChild+, a non-profit focused on early childhood literacy and school readiness. He previously served on the National Board of Directors for American Humanics. Mr. Powers is qualified to serve as an Independent Trustee due to his extensive experience in real estate and finance.
Committees of the Board of Trustees
Our entire Board is responsible for supervising our business. However, pursuant to our Declaration of Trust, our Board may delegate some of its powers to one or more committees as deemed appropriate by the Board. Members of each of the committees discussed below are appointed by our Board.
Affiliate Transaction Committee. Our affiliate transaction committee is comprised of each of our Independent Trustees. The primary purpose of the affiliate transaction committee is to review transactions between us and the Sponsor or its affiliates (including the Advisor) or with related persons and to determine if the resolution of the conflict of interest is in our best interest. However, we cannot assure you that this committee will successfully mitigate the risks related to conflicts of interest between us and the Sponsor.
The affiliate transaction committee is responsible for reviewing and approving the terms of all transactions between us and the Sponsor or its affiliates (including the Advisor) or any member of our Board, including (when applicable) the economic, structural and other terms of all originations, acquisitions and dispositions. Generally, we will be able to enter into transactions with the Sponsor, the Advisor, our trustees, and their respective affiliates only if a majority of our Board, and a majority of the affiliate transaction committee (which will be comprised of each of our Independent Trustees), not otherwise interested in the transaction approve the transaction as being fair and reasonable to us. The affiliate transaction committee also is responsible for reviewing the Advisor’s performance and the fees and expenses paid by us to the Advisor and any of its affiliates.
Audit Committee. In connection with the effectiveness of this Registration Statement, we intend to form an audit committee which will be comprised of each of our Independent Trustees. Each of the members of the audit committee will meet the independence standards and financial literacy requirements for service on an audit committee of a Board pursuant to the Exchange Act and New York Stock Exchange rules applicable to audit committees and corporate governance. The Chairperson of the audit committee will qualify as the “audit committee financial expert,” as that term is defined under Item 407 of Regulation S-K, as promulgated under the Exchange Act. The SEC has determined that the audit committee financial expert designation does not impose on a person with that designation any duties, obligations or liability that are greater than the duties, obligations or liability imposed on such person as a member of the audit committee of the Board in the absence of such designation.
The audit committee will operate pursuant to its charter, which will be approved by our Board. The charter will set forth the responsibilities of the Audit Committee, which will include oversight of the following:
•	our accounting and financial reporting processes;
•	the integrity of our financial statements and other financial information provided by the Company to its shareholders, the public and others;
•	our compliance with legal and regulatory requirements;
•	the qualifications and independence of our independent auditors; and
•	the performance of our internal and independent auditors

In addition, the audit committee will determine the selection, appointment, retention and termination of the independent auditors to audit our annual financial statements and review with the independent auditors the plans and results of the audit engagement. The audit committee will also approve all audit and non-audit services provided by the independent public accountants to us and certain other persons and the fees we pay for these services.
The audit committee will adopt procedures for the processing of complaints relating to accounting, internal control and auditing matters. The audit committee will oversee the review and handling of any complaints submitted pursuant to the forgoing procedures and of any whistleblower complaints.
Compensation of Trustees
We will compensate each of our Independent Trustees (but not any trustee who is affiliated with the Advisor or the Sponsor) with an annual retainer of $65,000, which may be paid in cash or Common Shares, at the election of the Independent Trustee. We do not intend to pay our trustees additional fees for attending Board meetings, but we intend to reimburse each of our trustees for reasonable out-of-pocket expenses incurred in attending Board and committee meetings (including, but not limited to, airfare, hotel and food). Our trustees who are affiliated with the Advisor or the Sponsor will not receive additional compensation for serving on the Board or committees thereof.

ITEM 6.	EXECUTIVE COMPENSATION
We are externally managed and currently have no employees. Our executive officers serve as officers of the Advisor and are employees of the Advisor or one or more of its affiliates. Our Advisory Agreement provides that the Advisor is responsible for managing our investment activities, and as such our executive officers do not receive any cash compensation from us or any of our subsidiaries for serving as our executive officers but, instead, receive compensation from the Advisor. In addition, we do not reimburse the Advisor for compensation it pays to our executive officers. The Advisory Agreement does not require our executive officers to dedicate a specific amount of time to fulfilling the Advisor’s obligations to us under the Advisory Agreement. Furthermore, we do not have employment agreements with our executive officers, we do not provide pension or retirement benefits, perquisites or other personal benefits to our executive officers, our executive officers have not received any nonqualified deferred compensation and we do not have arrangements to make payments to our executive officers upon their termination or in the event of a change in control of us.
We pay the Advisor and its affiliates various fees and expense reimbursements in connection with performing services for us, which are described under “Item 7. Certain Relationships and Related Transactions, and Director Independence — Compensation to the Advisor and its Affiliates.”
For information regarding the compensation of the Independent Trustees of the Board, see “Item 5. Directors and Executive Officers — Compensation of Trustees.”

ITEM 7.	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE
Compensation to the Advisor and its Affiliates
We pay the Advisor and its affiliates the fees and expense reimbursements described below in connection with performing services for us. In addition, income of the Operating Partnership is allocated to the Special Limited Partner for its performance participation interest.
As described below, Asset Management Fees and the performance participation allocation accrue on a class-specific basis and are borne by all holders of the applicable class. With respect to class-specific accruals of the Asset Management Fee and the performance participation allocation, we expect these accruals to cause the distributions and/or the NAV per share of Class L Common Shares to be higher than those of the Class I Common Shares or other share classes. When the NAV per share of our classes are different, then changes to our assets and liabilities that are allocable based on NAV will also be different for each class. To the extent any different class-specific accruals, including accruals for ongoing distribution fees, are charged in connection with any sales of shares in the future, such accruals will also impact the distributions and/or NAV of such shares. We may from time to time issue share dividends on a class-specific basis to adjust the NAV per share of such class. See “Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters — Net Asset Value Calculation and Valuation Guidelines” and “— Distribution Policy” for more information.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount
Organization and Offering Activities

Organization and Offering Expense Reimbursement — The Advisor and the Property Manager
We will reimburse the Advisor and the Property Manager, as applicable, for any organization and offering expenses that they incur on our behalf as and when incurred in connection with our formation and the marketing and distribution of the Common Shares, including, but not limited to, expenses for printing, engraving and amending the Confidential Private Placement Memorandum (as may be amended or supplemented, the “Memorandum”) for the Private Offering or supplementing the Memorandum, mailing and distributing costs, salaries of employees while engaged in sales activity, telephone and other telecommunications costs, all advertising and marketing expenses (including design and website expenses and the costs related to investor and sales meetings), reasonable bona fide due diligence expenses of participating financial intermediaries supported by detailed and itemized invoices, expense reimbursements for actual costs incurred by employees of a dealer manager in the performance of wholesaling activities, charges of transfer agents, registrars, trustees (including the Board), subscription processing, escrow holders, depositories and experts and fees, expenses and taxes related to the filing, registration and qualification of the sale of the Common Shares under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees.
Actual amounts are dependent upon actual expenses incurred and therefore cannot be determined at this time.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount
Investment Activities

Acquisition Expense Reimbursement — The Advisor and the Property Manager(1)
We will pay directly or reimburse the Advisor and the Property Manager for out-of-pocket expenses incurred in connection with the selection, evaluation, structuring, acquisition, development and rehabilitation of Projects or other investments, whether or not acquired.
Actual amounts are dependent upon actual expenses incurred and therefore cannot be determined at this time.

Acquisition Fee — The Advisor
The Advisor will be entitled to receive an acquisition fee for each Project or investment acquired by the Company (including Projects acquired from affiliates) equal to 1% of the gross purchase price of the Project (the “Acquisition Fee”), which will be paid at the closing of the acquisition. In the event that the Company acquires a Project through a joint venture, the Advisor shall be entitled to receive its pro rata portion of the Acquisition Fee based on the Company’s proportional ownership interest in the applicable joint venture; provided, however, that if the Advisor or its affiliates are paid an acquisition fee by the joint venture or may receive such fee for the entire joint venture, we will not be obligated to pay the same fee to the Advisor or its affiliates.
Actual amounts are dependent upon the results of our operations and, therefore, cannot be calculated at this time.

Refinancing Fee — The Advisor
In connection with a refinancing of the Projects, the Advisor will be entitled to receive a refinancing fee in an amount equal to 0.2% of the principal amount of the refinancing (the “Refinancing Fee”), which will be paid at the closing of such refinancing; provided, that no such Refinancing Fee is payable in connection with a refinancing that closes within three years of a prior financing or refinancing. Any fee paid to a third-party broker in connection with such refinancing will be paid by the Advisor from the Refinancing Fee. Notwithstanding the foregoing, the refinancing fee is only payable to the extent there are sufficient funds from a refinancing to pay such fee after repayment of any applicable debt and all refinancing related costs, excluding the refinancing fee. In the event that the Company acquires a Project through a joint venture, the Advisor shall be entitled to receive its pro rata portion of the Refinancing Fee based on the Company’s proportional ownership interest in the applicable joint venture; provided, however, that if the Advisor or its affiliates are paid a refinancing fee by the joint venture or may
Actual amounts are dependent upon the results of our operations and, therefore, cannot be calculated at this time.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount
receive such fee for the entire joint venture, we will not be obligated to pay the same fee to the Advisor or its affiliates.

Operational Activities

Asset Management Fee — The Advisor
We will pay the Advisor an annual Asset Management Fee (payable quarterly in arrears) of 1.00% of aggregate NAV represented by the Class I Common Shares and 0.80% of the aggregate NAV represented by the Class L Common Shares, before giving effect to any accruals for the Asset Management Fee, the performance allocation or any distributions on shares. Additionally, to the extent that our Operating Partnership issues Class I or Class L Units to parties other than us, our Operating Partnership will pay the Advisor an Asset Management Fee equal to 1.00% and 0.80%, respectively, of the aggregate NAV of the Operating Partnership attributable to such Class I and Class L Units not held by us per annum payable quarterly in arrears, before giving effect to any accruals for the Asset Management Fee, the performance allocation or any distributions on shares or any distributions on units of the Operating Partnership.

The Asset Management Fees are allocated on a class-specific basis and borne by all holders of the applicable class.
Actual amounts of the management fee depend upon our aggregate NAV and the amount of NAV represented by the Class I Common Shares and Class L Common Shares.

Other Expense Reimbursements — The Advisor and the Property Manager
In addition to the organization and offering expense and acquisition expense reimbursements described above, we will reimburse the Advisor and the Property Manager, as applicable, for out-of-pocket costs and expenses they incur in connection with the services they provide to us, including, but not limited to, (i) the actual cost of goods and services used by us and obtained from third parties, including fees paid to administrators, consultants, attorneys, technology providers and other service providers, and brokerage fees paid in connection with the purchase and sale of investments and securities, (ii) expenses of managing, operating and servicing our properties, whether payable to an affiliate or a non-affiliated person, (iii) expenses incurred in connection with any loan, financing or other debt secured by the Projects or
Actual amounts of out-of-pocket expenses paid by the Advisor and the Property Manager that we reimburse are dependent upon actual expenses incurred and, therefore, cannot be determined at this time.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

otherwise obtained in connection with the Projects, whether or not actually obtained, (iv) expenses incurred in connection with the sale, exchange or other disposition of the Projects or other investments, whether or not sold or disposed of, and (v) compliance-related expenses, insurance expenses, expenses related to the Board, expenses in connection with payments of dividends or distributions, investment banking expenses, and merger-related expenses. Except as provided in the Advisory Agreement, the Advisor and Property Manager shall be responsible for all of their overhead expenses and wages, salaries, benefits and employment expenses attributable to employees who provide services for the benefit of the Advisor or Property Manager as opposed to services for the benefit of the Company. The Company will not reimburse the Advisor or the Property Manager for any wages, salaries, benefits or other employment expenses of the Chief Executive Officer or President of the Advisor or the Property Manager or any of the Company’s executive officers. See “Item 1. Business — Summary of the Advisory Agreement — Payment of the Advisor’s Expenses.”

Property Management Fee — The Property Manager
The Property Manager will be entitled to receive a property management fee for each Project in an amount equal to 3.5% of the gross revenues of the Project per month, or 4.0% of the gross revenues of a Project with less than 100 units, with a minimum monthly payment of $5,000 per Project (the “Property Management Fee”), which will be paid in arrears on a monthly basis. If the Property Manager engages an affiliated or third-party sub property manager to manage the day-to-day operations of a Project, the Property Manager will pay any fees to such affiliated or third-party sub property manager from the Property Management Fee.
Actual amounts are dependent upon the results of our operations and, therefore, cannot be calculated at this time.

Construction Management Fee — The Advisor
The Advisor will be entitled to receive a construction management fee in an amount up to 5% of any hard and soft costs expended for construction, tenant improvement, renovation or repair projects in excess of $35,000 with respect to a Project (including related professional services) (the “Construction Management Fee”), which will be paid
Actual amounts are dependent upon the results of our operations and, therefore, cannot be calculated at this time.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount
monthly beginning in the month that construction begins and continuing until substantial completion of the construction.

Performance Participation Allocation — The Special Limited Partner
So long as the Advisory Agreement has not been terminated (including by means of non-renewal), the Special Limited Partner, which is a subsidiary of the Advisor, will hold a performance participation interest in the Operating Partnership that entitles it to receive a distribution from our Operating Partnership equal to (a) 17.5% of the Total Return with respect to Class I Units and (b) 15.0% of the Total Return with respect to Class L Units, in each case subject to a 7.0% Hurdle Amount and a Loss Carryforward, with a Catch-Up (each term as defined below). Such distribution will be made annually. We intend to enter into an agreement whereby an affiliate of Lido Advisors, LLC will receive up to 5% of the performance allocation.

The performance allocation will accrue on a class-specific basis.

Specifically, the Special Limited Partner will receive a performance allocation with respect to Units in an amount equal to the following:

 •
First, if the Total Return on such Units for the applicable period exceeds (i) the Hurdle Amount for such Units during that period and (ii) the Loss Carryforward Amount for such Units (any such excess, “Excess Profits”), 100% of such annual Excess Profits until the total amount distributed to the Special Limited Partner equals 17.5% (if such Units are Class I Units) or 15.0% (if such Units are Class L Units) of the sum of (i) the Hurdle Amount for such Units for that period and (ii) any amount allocated to the Special Limited Partner with respect to such Units pursuant to this clause (this is commonly referred to as a “Catch-Up”); and

 •
Second, to the extent there are remaining Excess Profits for such Units, 17.5% (if such Units are Class I Units) or 15.0% (if such Units are Class L Units) of such Excess Profits.

Actual amounts of the performance participation depend upon the Operating Partnership’s actual annual total return and, therefore, cannot be calculated at this time.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

“Total Return” for any Units during any period
since the end of the prior calendar year shall equal the sum of:

(i) all distributions accrued or paid (without duplication) on such Units outstanding at the end of such period plus

(ii)
the change in aggregate NAV of such Units since the beginning of such period, before giving effect to (x) changes resulting solely from the proceeds of issuances of Class I or Class L Units or (y) any allocation/accrual to the performance participation interest for such Units.

For the avoidance of doubt, the calculation of
Total Return will (i) include any increase or decrease in the NAV of Class I or Class L Units issued during the then-current calendar year but (ii) exclude the proceeds from the initial issuance of such Class I or Class L Units. For the avoidance of doubt, to the extent a class of Units has different fees payable to the Advisor pursuant to the Advisory Agreement than the Class L Units, the corresponding Total Return will be calculated separately.

“Hurdle Amount” with respect to any Units for any period during a calendar year means that amount that results in a 7% annual return on the NAV of such Units at the beginning of such period, taking into account the timing and amount of all distributions accrued or paid (without duplication) on such Units and calculated in accordance with recognized industry practices. The ending NAV of the Units used in calculating the internal rate of return will be calculated before giving effect to any allocation or accrual to the performance participation interest. For the avoidance of doubt, the calculation of the Hurdle Amount for any period will exclude any Units repurchased during such period, which Units will be subject to the performance participation allocation upon repurchase as described below. For the avoidance of doubt, to the extent a class of Units has different fees payable to the Advisor pursuant to the Advisory Agreement than the Class L Units, the corresponding Hurdle Amount will be calculated separately.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

Any amount by which Total Return for any Units falls below their Hurdle Amount and that does not constitute Loss Carryforward Amount will not be carried forward to subsequent periods.

“Loss Carryforward Amount” with respect to any Units shall initially equal zero and shall cumulatively increase by the absolute value of any negative annual Total Return for such Units and decrease by any positive annual Total Return for such Units, provided that the Loss Carryforward Amount shall at no time be less than zero and provided further that the calculation of the Loss Carryforward Amount will exclude the Total Return for such Units repurchased during such year, which Units will be subject to the performance participation allocation upon repurchase as described below. To the extent a class of Units has different fees payable to the Advisor pursuant to the Advisory Agreement than the Class L Units, the corresponding Loss Carryforward Amount will be calculated separately. The effect of the Loss Carryforward Amount is that the recoupment of past annual Total Return losses will offset the positive annual Total Return for purposes of the calculation of the Special Limited Partner’s performance participation. This is referred to as a “Loss Carryforward.”

The Special Limited Partner will also be allocated a performance participation with respect to all Units that are repurchased at the end of any quarter (in connection with repurchases of our shares in our Share Repurchase Plan or pursuant to the Common Limited Partner Unit Redemption Right) in an amount calculated as described above with the relevant period being the portion of the year for which such Unit was outstanding, and proceeds for any such Unit repurchased will be reduced by the amount of any such performance participation (without duplication of any performance participation accrual already reflected in the transaction price for such repurchase).

Distributions on the performance participation interest may be received as Units or payable in cash at the election of the Special Limited Partner. To the extent that the

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

Special Limited Partner elects to receive such distributions in Units (in a class or classes of its choosing), the Special Limited Partner may, subject to certain limitations, elect to have the Operating Partnership repurchase such Units for cash at a later date at the then-current NAV per Unit. Any such repurchase requests will not be subject to the Early Repurchase Deduction.

See “Item 1. Business — Summary of the Operating Partnership Agreement.”

Fees and Expenses from Other Services — Advisor, Property Manager, and/or their affiliates
We may retain the Advisor, the Property Manager, or certain of their affiliates, from time to time, for services for us beyond those services described in the Advisory Agreement. Any such arrangements will be approved by the Board (including a majority of the Independent Trustees).
Actual amounts depend on to what extent the Advisor, the Property Manager and/or their affiliates are actually engaged to perform such other services.

Liquidation Activities

Disposition Fee — The Advisor
The Advisor will receive the disposition fee in an amount equal to 1% of the sales price of the Project (the “Disposition Fee”) in connection with a sale, exchange or other disposition of a Project, which will be paid at the closing of such disposition. If any third-party real estate brokers are engaged to assist in the sale of such Project, the Company will also be required to pay fees to the third-party real estate broker. Notwithstanding the foregoing, the disposition fee is only payable to the extent there is sufficient funds to pay such fee after repayment of any applicable debt, the return of invested capital in the Project and payment of all sales related costs, excluding the disposition fee. In the event that the Company acquires a Project through a joint venture, the Advisor shall be entitled to receive its pro rata portion of the Disposition Fee based on the Company’s proportional ownership interest in the applicable joint venture; provided, however, that if the Advisor or its affiliates are paid a disposition fee by the joint venture or may receive such fee for the entire joint venture, we will not be obligated to pay the same fee to the Advisor or its affiliates.
Actual amounts are dependent upon the results of our operations and, therefore, cannot be calculated at this time.

(1)
We will pay all expenses incurred in connection with the selection, evaluation, structuring, acquisition, development and rehabilitation of our Projects and other investments, whether or not acquired, including, but not limited to, due diligence expenses, legal fees and expenses, travel and communications expenses, costs of appraisals, surveys, environmental reports and other third-party reports, nonrefundable earnest money deposits and option payments on property not acquired, accounting fees and expenses, title insurance, transfer taxes, transfer fees, recording and other fees and other customary acquisition closing costs.

Conflicts of Interest
The senior officers of the Company, some who are also members of the Board, and the Sponsor, the Advisor and their affiliates, are engaged in other activities and intend to continue to engage in such activities in the future, including other real estate ventures, and such persons and entities will, therefore, have conflicts of interest in allocating management time, services, functions and investment opportunities between various existing enterprises and future enterprises they may organize, as well as other business ventures in which they and their affiliates may be or may become involved. The principal areas in which conflicts may be anticipated to occur are described below.
Right to Designate Trustees
For so long as our Sponsor or its affiliate acts as an investment advisor to us, our Sponsor has the right to designate three trustees for election to our Board.
Receipt of Compensation by the Advisor, the Property Manager and their Affiliates
The payments to the Advisor, the Property Manager and their affiliates as set forth under “– Compensation to the Advisor and its Affiliates” above have not been determined by arm’s-length negotiations, and the Shareholders will not have approval rights for such compensation. These fees could influence our Advisor’s advice to us as well as the judgment of its affiliates, some of whom also serve as our executive officers and our trustees. Among other matters, these compensation arrangements could affect their judgment with respect to:
•
the continuation, renewal or enforcement of our agreements with our Advisor, the Property Manager and their affiliates, including the Advisory Agreement, property management and leasing agreements and development and construction agreements;

•
equity offerings by us, including using our securities to acquire portfolios or other companies, which would entitle our Advisor to additional Asset Management Fees, which are based on our aggregate NAV irrespective of stockholder returns;

•
the recommendation of higher-yielding but riskier investments, which may be encouraged by the Special Limited Partner’s performance participation interest in our Operating Partnership, which is based on our total distributions plus the change in NAV per Common Share;

•
recommendations to our Board with respect to developing, overseeing, implementing, coordinating and determining our NAV and our NAV procedures, the provision of forward-looking property-level information to the independent valuation advisor or the decision to adjust the value of certain of our assets or liabilities in connection with the determination of our NAV, especially given that the Asset Management Fees we pay our Advisor and the Special Limited Partner’s performance participation allocation are based on our NAV;

•	recommendations regarding new Project developments and refinancings, which may be encouraged by the Advisor’s receipt of fees for construction management and refinancings;
•	share repurchases, which have the effect of reducing Asset Management Fees payable to our Advisor;
•
whether we engage affiliates of our Advisor and/or the Property Manager for other services, which affiliates may receive fees in connection with the services regardless of the quality of the services provided to us.

Valuation Conflicts
Our Advisor is paid an Asset Management Fee for its services based on our NAV. In addition, the distributions to be received by the Special Limited Partner, which is a subsidiary of the Advisor, with respect to its performance participation interest in the Operating Partnership will be based in part upon the Operating Partnership’s net assets (which is a component of our NAV). Although third-party appraisals will be utilized in the calculation of our NAV, such appraisals will be based in part on information and estimates provided by our Advisor. Other components of our NAV will also be based on the subjective judgments of personnel of our Advisor, with the Advisor being ultimately and solely responsible for the determination of our NAV. Therefore, there is a risk that conflicts of interest could influence the fees payable to our Advisor and the distributions payable to the Special Limited Partner.
Ownership of Operating Partnership Interests
The Advisor and its affiliates may acquire in the future limited partnership interests in the Operating Partnership and as holders of limited partnership interests may have different objectives than the Shareholders of the Company regarding appropriate pricing and timing of a Project’s sale, or the timing and amount of a Project’s refinancing and may influence the Company not to sell or refinance certain Projects, even if such sale or refinancing might be financially advantageous to the Shareholders.
Purchase of Common Shares by the Advisor and its Affiliates
The Advisor and its affiliates may acquire any number of Common Shares for any reason deemed appropriate by the Advisor; provided, however, that the Advisor will not purchase more than 9.9% of the Common Shares from the Private Offering. The Advisor and its affiliates will not acquire Common Shares with a view to resell or distribute such Common Shares. Any purchase of Common Shares by the Advisor and its affiliates will be on the same terms and conditions as are available to all investors. The purchase of Common Shares by the Advisor or its affiliates could create certain risks, including, but not limited to, the following: (i) the Advisor or its affiliates would obtain voting power as Shareholders, (ii) the Advisor or its affiliates may have an interest in disposing of our assets at an earlier or later date than the other Shareholders so as to recover their investment in the Common Shares and (iii) the acquisition of Common Shares by the Advisor and/or its affiliates will mean that the total Common Shares acquired will not have been provided by disinterested investors after an assessment of the merits and risks of the Private Offering. In the event that the Advisory Agreement is terminated for any reason, the Advisor and/or its affiliates will continue to own the Common Shares.
Interests in Other Activities
The Advisor and its affiliates and principals may form other entities in the future to engage in activities similar to and with the same investment objectives as we have. These activities may cause conflicts of interest between such activities and us, and the duties of the Advisor, its affiliates and principals concerning such activities and us, including with respect to allocating investment opportunities among these various entities. The Advisor will attempt to minimize any conflicts of interest that may arise among these various activities, including pursuant to the Allocation Policy described below. The Advisor, its affiliates or any principal thereof may engage for their own account, or for the account of others, in other business ventures, whether related to our business or otherwise, and neither we nor any Shareholder will be entitled to any interest therein solely by reason of any relationship with or to each other arising from the Company.
Affiliated Property Management, Leasing and Development and Construction Services
We will retain the Property Manager, an affiliate of our Advisor, to provide property management and leasing services for the Projects we acquire. The Advisor, the Property Manager or an affiliate may also provide development and construction services as needed. The Advisory Agreement was not, and any related agreements will not be, negotiated at arm’s length.
Sponsorship of Other Offerings
The Company and/or the Operating Partnership may sponsor offerings for affiliates, some of which may engage in activities similar to and have the same investment objectives as those of the Company. In such event, the Company and its officers and trustees will have obligations to such sponsored affiliates, which may cause conflicts of interest. Furthermore, the officers of the Company, the Sponsor, the Advisor and their affiliates are engaged in other activities and intend to continue to engage in such activities in the future, including other real estate ventures (including additional REITs) and such persons could face conflicts of interest in allocating management time, services, functions and investment opportunities among the various existing enterprises and future enterprises they may organize, as well as other business ventures in which they and their affiliates may be or may become involved.
Potential Competition from Affiliates
It is possible that affiliates of the Advisor could acquire other multifamily rental properties that are located within a Project’s market area. In such case, the other properties and such Project will compete for tenants.
Acquisition of Projects from Affiliates of the Advisor
The Company may acquire Projects from affiliates of the Advisor. Thus, the acquisition terms will not be determined by arm’s length negotiations, and the Shareholders will have no approval rights with respect to the acquisition of such Projects. Notwithstanding the above, such acquisitions must first be reviewed and approved by our affiliate transaction committee and must satisfy the limitations contained in our Declaration of Trust as described in “— Certain Conflict Resolution Measures — Other Provisions Relating to Conflicts of Interest in the Declaration of Trust” below.

Certain Conflict Resolution Measures
Affiliate Transaction Committee
To ameliorate the risks created by conflicts of interest, we have created an affiliate transaction committee of our Board composed of all of our Independent Trustees. This committee is responsible for reviewing and approving transactions with affiliates, including purchases and sales with related parties. Our affiliate transactions committee may retain its own legal and financial advisors at our expense.
Allocation Policy
To manage the potential conflicts of interest with respect to allocating investment opportunities among us and other real estate investment trusts, funds, accounts or investment vehicles currently sponsored or advised or which may in the future be sponsored or advised by affiliates of the Sponsor and the Advisor (“Other HSR Vehicles” and, together with us, the “HSR Vehicles”), the Sponsor follows an allocation policy (the “Allocation Policy”) which endeavors to allocate investment opportunities in a fair and equitable manner. The Sponsor’s Allocation Policy, which may be amended without our consent, is intended to enable us to share equitably with any Other HSR Vehicles that are managed by the Sponsor or its affiliates and competing with us to acquire similar types of assets. Under the Allocation Policy, real estate investments will be considered for the HSR Vehicles based on the suitability of the investment for us and each Other HSR Vehicles. Suitability is determined by a variety of factors, including conformity with their respective investment strategy, investment guidelines, mandate limitations, return and risk objectives, concentration limits, liquidity and leverage parameters, legal and tax considerations and available capital. In the circumstance where an investment is suitable for only one HSR Vehicle based on such factors, the investment will be allocated to that HSR Vehicle. Where an investment is suitable for more than one HSR Vehicle, the Sponsor generally employs an allocation process pursuant to the Allocation Policy that is designed to facilitate an equitable allocation of such opportunities measured over an annual period. Under the Allocation Policy, the Sponsor will not grant to any Other HSR Vehicle a contractual priority right to investment opportunities that are suitable for us in a manner that would subordinate our access to such opportunities. The Sponsor is required to provide information to us annually to enable us to determine whether such policies are being fairly applied.
Other Provisions Relating to Conflicts of Interest in the Declaration of Trust
Our Declaration of Trust contains a number of restrictions relating to conflicts of interest, the most significant of which are discussed below.
Our Sales and Leases. We may purchase or lease assets from our Sponsor, a trustee or any affiliate thereof upon only upon a finding by a majority of our Board (including a majority of our Independent Trustees) not otherwise interested in the transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the asset to our Sponsor, a trustee or an affiliate thereof, unless there is substantial justification for the excess amount and such excess is reasonable. In no event may we acquire any such real property at an amount in excess of its current appraised value.
Sales and Leases to the Sponsor, Trustee or Affiliates. The Sponsor, a trustee or any affiliate thereof may purchase or lease an asset or assets from us only if a majority of trustees (including a majority of Independent Trustees) not otherwise interested in the transaction determines that the transaction is fair and reasonable to us.
Loans to Affiliates. We may make loans to the Sponsor, a trustee or any affiliate thereof (except loans to our wholly owned subsidiaries, which, for the avoidance of doubt, does not require approval of the Board or the Independent Trustees) only if a majority of trustees (including a majority of Independent Trustees) not otherwise interested in the transaction determine that the transaction is fair and reasonable to us. This restriction on loans applies only to advances of cash that are commonly viewed as loans, as determined by the Board, and does not apply to advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought nor does it limit our ability to advance reimbursable expenses incurred by trustees or officers or the Sponsor or its affiliates.
Loans from Affiliates. We may not borrow money from the Sponsor, a trustee or any affiliate thereof, unless approved by a majority of the trustees (including a majority of the Independent Trustees) not otherwise interested in such transaction as fair, competitive, and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated third parties under the same circumstances.

Joint Ventures. We may not invest in joint ventures with the Sponsor, one or more trustees or any affiliate thereof, unless a majority of trustees (including a majority of Independent Trustees) not otherwise interested in the transaction approve such investment as being fair and reasonable to us.
Other Transactions Involving Affiliates. We may not engage in any other transaction with the Sponsor, a trustee or any affiliate thereof unless a majority of the trustees (including a majority of the Independent Trustees) not otherwise interested in such transaction approve such transaction as fair and reasonable to us.
Trustee Independence
The Board is currently comprised of six trustees, of whom Messrs. Polin, Dauch and Powers are Independent Trustees. Our Declaration of Trust defines “Independent Trustee” as a trustee (a) who is not an officer or employee of the Company, any subsidiary of the Company, or the Sponsor or their respective affiliates, (b) whom our Board affirmatively determines has no material relationship with the Company and (c) who otherwise satisfies the director independence tests established by the New York Stock Exchange. At least half of the seats on our Board must be for Independent Trustees. Our Board may change the number of trustees, but not to fewer than three trustees nor more than 15, unless we amend our Bylaws.
ITEM 8.	LEGAL PROCEEDINGS
Neither we nor the Adviser are currently subject to any material legal proceedings, nor, to our knowledge, are any material legal proceedings threatened against us or the Adviser. From time to time, we or the Adviser may be a party to certain legal and regulatory proceedings in the ordinary course of business.

ITEM 9.	MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
Market Information
There is no established trading market for our Common Shares, and we do not expect a public market to develop. We are not registering for sale under the Securities Act any Common Shares. No Common Shares have been or are currently expected to be publicly offered by us.
Holders
As of July 6, 2026, the Trust had 22,654,201 Common Shares issued and outstanding, held by a total of 1,778 Shareholders.
Net Asset Value Calculation and Valuation Guidelines
Calculation and Valuation of Net Asset Value
Our NAV for each class of our Common Shares is determined by the Advisor based on the net asset values of our investments (including Debt Investments and other securities), the addition of any other assets (such as cash on hand), and the deduction of any liabilities, which may include the allocation/accrual of any performance participation to the Special Limited Partner, and may also include the deduction of any Asset Management Fees specifically applicable to such class of shares, in all cases as described below.
Our Board, including a majority of our Independent Trustees, will adopt valuation guidelines that contain a comprehensive set of methodologies to be used by the Advisor and our independent valuation advisor in connection with estimating the values of our assets and liabilities for purposes of our NAV calculation. These guidelines are intended to produce a fair and accurate estimate of the price that would be received for our investments in an arm’s-length transaction between a willing buyer and a willing seller in possession of all material information about our investments. Our independent valuation advisor will review our valuation guidelines and methodologies related to investments in real property and Debt Investments (as described below) with the Advisor and our Board at least annually. From time to time, our Board, including a majority of our Independent Trustees, may adopt changes to the valuation guidelines if it (1) determines that such changes are likely to result in a more accurate reflection of NAV or a more efficient or less costly procedure for the determination of NAV without having a material adverse effect on the accuracy of such determination or (2) otherwise reasonably believes a change is appropriate for the determination of NAV.
The calculation of our NAV is intended to be a calculation of the fair value of our assets less our outstanding liabilities as described below and will likely differ from the book value of our equity reflected in our financial statements. To calculate our NAV for the purpose of establishing a purchase and repurchase price for our shares, we expect to adopt a model, as explained below, that adjusts the value of our assets and liabilities from historical cost to fair value generally in accordance with the GAAP principles set forth in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 820, Fair Value Measurements. The Advisor will calculate the fair value of our real estate properties based on factors it considers relevant, such as data obtained from the Advisor’s experience in the market, the most recent values provided by third-party independent appraisers, and input from brokerage firms or real estate consulting professionals. The Advisor may retain additional third parties to assist with our valuations of certain investments. Because these fair value calculations will involve significant professional judgment in the application of both observable and unobservable attributes, the calculated fair value of our assets may differ from their actual realizable value or future fair value. While we believe our NAV calculation methodologies are consistent with standard industry practices, there is no rule or regulation that requires we calculate NAV in a certain way. As a result, other REITs may use different methodologies or assumptions to determine NAV. In addition, NAV is not a measure used under GAAP and the valuations of and certain adjustments made to our assets and liabilities used in the determination of NAV will differ from GAAP. Shareholders should not consider NAV to be equivalent to shareholders’ equity or any other GAAP measure.
Our Independent Valuation Advisor
With the approval of our Board, including a majority of our Independent Trustees, we will engage a nationally recognized independent valuation firm to serve as our independent valuation advisor with respect to our real properties and certain real estate debt securities. The Advisor, subject to the approval of our Board, including a majority of our Independent Trustees, may engage additional independent valuation advisors in the future as our portfolio grows. While our independent valuation advisor will review for reasonableness the assumptions, methodologies and valuation conclusions applied by the Advisor for our property and certain Debt Investments and other securities valuations as set forth in our valuation guidelines, our independent valuation advisor will not be responsible for, and does not calculate, our NAV. The Advisor is ultimately and solely responsible for the determination of our NAV.
Our independent valuation advisor may be replaced at any time, in accordance with agreed-upon notice requirements, by a majority vote of our Board, including a majority of our Independent Trustees. Our independent valuation advisor will discharge its responsibilities in accordance with our valuation guidelines.
We expect to agree to pay fees to our independent valuation advisor upon its delivery to us of its review reports. We also expect to agree to indemnify our independent valuation advisor against certain liabilities arising out of this engagement. The compensation we pay to our independent valuation advisor will not be based on the estimated values of our properties.
Additional Valuation Information
Our Board will not be involved in the quarterly valuation of our assets and liabilities, but will periodically receive and review such information about the valuation of our assets and liabilities as it deems necessary to exercise its oversight responsibility. Our NAV per share for each class of shares will be calculated by our Advisor based on its valuations and third-party appraisals (which we do not presently expect to be reviewed by the independent valuation advisor). The appraisals for our property investments performed by independent third-party appraisal firms will be one of several components considered by the Advisor in determining the value of our properties that it will use to calculate our NAV per share for each class of shares.
Our independent valuation advisor and certain of the independent third-party appraisers are expected to provide real estate appraisal, appraisal management, and real estate valuation advisory services to the Advisor and its affiliates and are expected to receive fees in connection with such services. Our independent valuation advisor and certain of the independent third-party appraisers and their respective affiliates may from time to time in the future perform other commercial real estate and financial advisory services for the Advisor and its affiliates, or in transactions related to the properties that are the subjects of the valuations being performed for us, or otherwise, so long as such other services do not adversely affect the independence of the independent valuation advisor or the applicable appraiser as certified in the applicable appraisal report.
Valuation of Investments
Consolidated Properties
For the purposes of calculating our quarterly NAV, our properties will generally be valued using the income capitalization approach (direct capitalization or discounted cash flows), subject to any variation pursuant to our valuation guidelines. In accordance with GAAP, we determine whether the acquisition of a property qualifies as an asset acquisition or business combination. We capitalize acquisition-related costs associated with asset acquisitions and expense such costs associated with business combinations.
Each property will be valued by an independent third-party appraisal firm annually, staggered so that every quarter we will receive updated appraisals on 25% of our portfolio. Annual appraisals may be delayed for a short period in exceptional circumstances. Properties purchased or treated as a portfolio may be valued as a single asset. Each third-party appraisal will be performed in accordance with the Uniform Standards of Professional Appraisal Practice, or the similar industry standard for the country where the property appraisal is conducted, with review and positive assurance provided by our independent valuation advisor. Upon conclusion of the appraisal, the independent third-party appraisal firm will prepare a written report with an estimated range of gross market value of the property. Concurrent with the appraisal process, the Advisor will value each property and, taking into account the appraisal, among other factors, determine the appropriate valuation. Each appraisal must be reviewed, approved and signed by an individual with the professional designation of MAI (a Designated Member of the Appraisal Institute) or similar designation or, for international appraisals, a public or other certified expert for real estate valuations. We believe our policy of obtaining appraisals by independent third parties will meaningfully enhance the accuracy of our NAV calculation. Any appraisal provided by an independent third-party appraisal firm will be performed in accordance with our valuation guidelines.
Our properties will be valued quarterly, based on current material market data and other information deemed relevant, with review and positive assurance provided by our independent valuation advisor. Although quarterly reviews of each of our real property valuations will be performed by our independent valuation advisor, such reviews are based on asset and portfolio level information provided by the Advisor, including historical or forecasted operating revenues and expenses of the properties, lease agreements on the properties, revenues and expenses of the properties, information regarding recent or planned estimated capital expenditures, the then-most recent annual third-party appraisals, and any other information relevant to valuing the real estate property, which information will not be independently verified by our independent valuation advisor.
The Advisor will monitor our properties for events that the Advisor believes may be expected to have a material impact on the most recent estimated values of such property and will notify our independent valuation advisor of such events. If, in the opinion of the Advisor, an event becomes known to the Advisor (including through communication with our independent valuation advisor) that is likely to have any material impact on previously provided estimated values of the affected properties, the Advisor may adjust the valuation of such properties, subject to the review and positive assurance provided by our independent valuation advisor. If deemed appropriate by the Advisor or our independent valuation advisor, any necessary adjustment will be determined as soon as practicable. Annual appraisals may also trigger an adjustment in the value of a property when received.
For example, a valuation adjustment may be appropriate to reflect the occurrence of an unexpected property-specific event such as a termination or renewal of a material lease, a material change in vacancies, an unanticipated structural or environmental event at a property or a significant capital market event that may cause the value of a wholly owned property to change materially. Valuation adjustments may also be appropriate to reflect the occurrence of broader market-driven events identified by the Advisor or our independent valuation advisor which may impact more than a specific property. Any such adjustments will be estimates of the market impact of specific events as they occur, based on assumptions and judgments that may or may not prove to be correct, and may also be based on the limited information readily available at that time.
In general, we expect that valuation adjustments will be calculated promptly after a determination that a material change has occurred and the financial effects of such change are quantifiable by the Advisor. However, rapidly changing market conditions or material events may not be immediately reflected in our quarterly NAV. The resulting potential disparity in our NAV may be detrimental to Shareholders whose shares are repurchased or new purchasers of our Common Shares, depending on whether our published NAV per share for such class is overstated or understated.
Real estate appraisals will be reported on a free and clear basis (for example, without taking into consideration any mortgage on the property), irrespective of any property level financing that may be in place. We expect to use the income capitalization approach (direct capitalization or discounted cash flows) as the primary methodology to value properties, and we generally expect to use the discounted cash flow method more frequently than the direct capitalization method. In the direct capitalization method, a capitalization rate is applied to the forward 12 months net operating income of each property to derive fair market value. In the discounted cash flow methodology a property’s value is calculated by discounting the estimated cash flows and the anticipated terminal value of the subject property by the assumed new buyer’s normalized weighted-average cost of capital for the subject property. Consistent with industry practices, the income approach may incorporate subjective judgments regarding comparable rental and operating expense data, capitalization or discount rate, and projections of future rent and expenses based on appropriate evidence as well as the residual value of the asset as components in determining value.
Other methodologies that may also be used to value properties include sales comparisons and replacement cost approaches. Under the sales comparison approach, the independent third-party appraiser develops an opinion of value by comparing the subject property to similar, recently sold properties in the surrounding or competing area. The replacement cost approach relies on the principle of substitution, which holds that when a property is replaceable in the market, its value tends to be set at the cost of acquiring an equally desirable substitute property, assuming that no costly delay is encountered in making the substitution. Because the appraisals are performed by independent third-party appraisal firms, the Advisor’s determination of the appropriate valuations for our properties based on the range of values provided in such reports and any subsequent updates to the valuation of our properties made by the Advisor involve subjective judgments, the estimated fair value of our assets that will be included in our NAV may not reflect the liquidation value or net realizable value of our properties.
In conducting their investigations and analyses, our independent valuation advisor and other independent third-party appraisal firms will take into account customary and accepted financial and commercial procedures and considerations as they deem relevant, which may include the review of documents, materials and information relevant to valuing the property that are provided by us, such as (i) historical or forecasted operating revenues and expenses of the property; (ii) lease agreements on the property; (iii) the revenues and expenses of the property; (iv) information regarding recent or planned estimated capital expenditures; and (v) any other information relevant to valuing the real estate property. Although our independent valuation advisor may review information supplied or otherwise made available by us for providing positive assurance, it will assume and rely upon the accuracy and completeness of all such information and of all information supplied or otherwise made available to it by any other party and will not undertake any duty or responsibility to verify independently any of such information. Our independent valuation advisor will not make or obtain an independent valuation or appraisal of any of our other assets or liabilities (contingent or otherwise) other than our real properties. With respect to operating or financial forecasts and other information and data to be provided to or otherwise to be reviewed by or discussed with our independent valuation advisor, our independent valuation advisor will assume that such forecasts and other information and data were reasonably prepared in good faith on bases reflecting currently available estimates and judgments of our management and the Advisor, and will rely upon the Advisor to advise our independent valuation advisor promptly if any material information previously provided becomes inaccurate or was required to be updated during the period of review.
In performing their analyses, the Advisor, our independent valuation advisor and other independent third-party appraisal firms will make numerous other assumptions with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond its control and our control, as well as certain factual matters. For example, our independent valuation advisor and other independent third-party appraisal firms will assume that we have clear and marketable title to each real estate property valued, that no title defects exist unless specifically informed to the contrary, that improvements were made in accordance with law, that no hazardous materials are present or were present previously, that no deed restrictions exist, and that no changes to zoning ordinances or regulations governing use, density or shape are pending or being considered. Furthermore, our independent valuation advisor’s review, opinions and conclusions will necessarily be based upon market, economic, financial and other circumstances and conditions existing prior to the valuation, and any material change in such circumstances and conditions may affect our independent valuation advisor’s review and conclusions. Our independent valuation advisor’s review reports may contain other assumptions, qualifications and limitations set forth in the respective appraisal reports that qualify the review, opinions and conclusions set forth therein. As such, the carrying values of our real properties may not reflect the price at which the properties could be sold in the market, and the difference between carrying values and the ultimate sales prices could be material. In addition, accurate valuations are more difficult to obtain in times of low transaction volume because there are fewer market transactions that can be considered in the context of the appraisal.
The appraisal reports relating to our properties will not be addressed to the public, will not contain any conclusion regarding our NAV and may not be relied upon by any other person to establish an estimated value of our Common Shares and will not constitute a recommendation to any person to purchase or sell any Common Shares. In preparing appraisal reports, independent third-party appraisal firms will not be requested to solicit third-party indications of interest for our Common Shares or any of our properties in connection with possible purchases thereof or the acquisition of all or any part of us.
The Advisor’s valuation of each other investment’s liabilities, including any third-party incentive fee payments or investment level debt, deal terms and structure will not be reviewed by our independent valuation advisor or appraised. The Advisor will then incorporate such adjusted valuations into our NAV.
Unconsolidated Properties Held Through Joint Ventures
Unconsolidated properties held through joint ventures generally will be valued in a manner that is consistent with the guidelines and standards described above for consolidated properties, except that portfolios of unconsolidated properties may be classified in groups based on certain factors, including property status (e.g., vacant, operating), type of property (e.g., retail, manufacturing), regional location of property, and remaining lease term. The independent valuation advisor will provide positive assurances on the values of a portion of the properties in each group of such an unconsolidated portfolio each quarter, with each property receiving a positive assurance from the independent valuation advisor on an annual basis or more frequently. In addition, annual third-party appraisals will be performed on all properties in each group of such an unconsolidated portfolio each year.
Once we determine the fair value of any other assets and liabilities of the joint venture, the value of our interest in the joint venture will then be determined by the Advisor using a hypothetical liquidation calculation to value our interest in the joint venture, which is a percentage of the joint venture’s NAV. Unconsolidated properties held in a joint venture that acquires multiple properties over time may be valued as a single investment.

Valuation of Debt Investments and Other Securities
In general, Debt Investments and other securities will be valued by the Advisor based on market quotations or at fair value determined in accordance with GAAP. GAAP defines fair value as the price that would be received to sell an asset or be paid to transfer a liability (i.e., the exit price) in an orderly transaction between market participants at the measurement date.
Readily available market quotations
Market quotations may be obtained from third-party pricing service providers or, if not available from third-party pricing service providers, broker-dealers for certain of our Debt Investments and other securities. When reliable market quotations for Debt Investments and other securities are available from multiple sources, the Advisor will generally use the quotation that is most likely to be executable. However, to the extent that one or more of the quotations received is determined in good faith by the Advisor to not be reliable, the Advisor may disregard such quotation. Securities that are traded publicly on an exchange or other public market (stocks, exchange traded derivatives and securities convertible into publicly traded securities, such as warrants) will be valued at the closing price of such securities in the principal market in which the security trades.
No readily available market quotations
If market quotations are not readily available (or are otherwise not reliable for a particular investment), the fair value will be determined in good faith by the Advisor. Due to the inherent uncertainty of these estimates, estimates of fair value may differ from the values that would have been used had a ready market for these investments existed and the differences could be material. Market quotes are considered not readily available in circumstances where there is an absence of current or reliable market-based data (e.g., trade information, bid/ask information, or broker-dealer quotations).
Certain investments, such as mortgages, mezzanine loans, preferred equity or private company investments, are unlikely to have market quotations. In the case of loans acquired by us, such initial value will generally be the acquisition price of such loan. Each such investment will then be valued by the Advisor within the first full month after we make such investment and no less frequently than quarterly thereafter in accordance with the procedures set forth in the immediately following paragraph.
To conduct its initial quarterly valuations of such loan investments, the Advisor will initially determine if there is adequate collateral real estate value supporting such investments and whether the investment’s yield approximates market yield. If the market yield is estimated to approximate the investment’s yield, then such investment is valued at its par value. If the market yield is not estimated to approximate the investment’s yield, the Advisor will project the expected cash flows of the investment based on its contractual terms and discount such cash flows back to the valuation date based on an estimated market yield.
Market yield will be estimated as of each quarterly valuation date based on a variety of inputs regarding the collateral asset(s) performance, local/macro real estate performance, and capital market conditions, in each case as determined in good faith by the Advisor. These factors may include: purchase price/par value of such Debt Investments or other difficult to value securities; debt yield, capitalization rates, loan-to-value ratio, and replacement cost of the collateral asset(s); borrower financial condition, reputation, and indications of intent (e.g., pending repayments, extensions, defaults, etc.); and known transactions or other price discovery for comparable debt investments. In the absence of collateral real estate value supporting such securities, the Advisor will consider the residual value to its securities, following repayment of any senior debt or other obligations of the collateral asset(s). For each quarter that the Advisor does not perform a valuation of such investments, it will review such investment to confirm that there have been no significant events that would cause a material change in value of such investment. Our independent valuation advisor will generally review and confirm the reasonableness of the valuation of certain of our Debt Investments without readily available market quotations or other observable inputs upon the Advisor’s initial valuation of such investment and each quarter thereafter as applicable.
Our Board expects to delegate to the Advisor the responsibility for monitoring significant events that may materially affect the values of our Debt Investments and other securities for which no readily available market quotations are available and for determining whether the value of the applicable investments should be re-evaluated in light of such significant events. Except as otherwise provided by our valuation guidelines, the valuation of these Debt Investments and other securities will not be reviewed by our independent valuation advisor or appraised.

Liabilities
We will generally include the fair value of our liabilities as part of our NAV calculation. We expect that these liabilities will include the fees payable to the Advisor and Property Manager, any accrued performance participation allocation to the Special Limited Partner, accounts payable, accrued operating expenses, property-level mortgages, any portfolio-level credit facilities and other liabilities. All liabilities will be valued using widely accepted methodologies specific to each type of liability. Liabilities related to Asset Management Fees and accruals for the performance participation allocation will be allocable to a specific class of shares and will only be included in the NAV calculation for that class, as described below. Our debt will be valued at fair value in accordance with GAAP. The Advisor’s valuation of each investment’s liabilities, including any third-party incentive fee payments or investment level debt, deal terms and structure will not be reviewed by the independent valuation advisor or appraised.
NAV and NAV Per Share Calculation
Our NAV will be calculated for each share class by our Advisor.
Each class will have an undivided interest in our assets and liabilities, other than class-specific accruals for Asset Management Fees and the performance participation allocation. In accordance with the valuation guidelines, our Advisor will calculate our NAV per share for each class as of the last calendar day of each quarter, using a process that reflects several components (each as described above), including the estimated fair value of (1) each of our properties based in part upon individual appraisal reports provided periodically by third-party independent valuation firms, as finally determined and updated quarterly by the Advisor, with review and confirmation for reasonableness by our independent valuation advisor, (2) our Debt Investments and other securities for which third-party market quotes are available, (3) our other Debt Investments and other securities, and (4) our other assets and liabilities. Because Asset Management Fees and accruals for the performance participation allocation allocable to a specific class of shares will only be included in the NAV calculation for that class, the NAV per share for our share classes may differ. Units will be valued in the same fashion. Our valuation procedures include the following methodology to determine the quarterly NAV of the Operating Partnership and the units. The Operating Partnership has classes of units that are each economically equivalent to our corresponding classes of shares.
Accordingly, on the last day of each quarter, the NAV per unit equals the NAV per share of the corresponding class. To the extent the Operating Partnership has classes of units that do not correspond to a class of our shares, such units will be valued in a manner consistent with these guidelines. The NAV of the Operating Partnership on the last calendar day of each quarter equals the sum of the NAVs of each outstanding unit on such day.
Our NAV for each class of shares will be based on the net asset values of our investments (including securities), the addition of any other assets (such as cash on hand), and the deduction of any liabilities (including the allocation/accrual of any performance participation to the Special Limited Partner and the deduction of the class-specific Asset Management Fees specifically applicable to such class of shares). At the end of each quarter, before taking into consideration repurchases or class-specific expense accruals for that quarter, any change in our aggregate NAV (whether an increase or decrease) may be allocated among each class of shares based on each class’s relative percentage of the previous aggregate NAV plus issuances of shares during the quarter. The NAV calculation will generally be available on or around the 15th calendar day after the end of the applicable quarter, but not later than the eighth business day before the first calendar day of the second month following the end of the applicable quarter.
Changes in our quarterly NAV will include accruals of our net portfolio income, interest expense, the Asset Management Fee, any accrued performance participation, distributions, unrealized/realized gains and losses on assets, any applicable organization and offering expenses, and any expense reimbursements. Changes in our quarterly NAV will also include material non-recurring events, such as capital expenditures and material property acquisitions and dispositions occurring during the quarter. Notwithstanding anything herein to the contrary, the Advisor may in its discretion consider material market data and other information that becomes available after the end of the applicable quarter in valuing our assets and liabilities and calculating our NAV for a particular quarter. On an ongoing basis, the Advisor will adjust the accruals to reflect actual operating results and the outstanding receivable, payable and other account balances resulting from the accumulation of quarterly accruals for which financial information is available.
Following the aggregation of the net asset values of our investments, the addition of any other assets (such as cash on hand), and the deduction of any other liabilities, our Advisor will incorporate any class-specific adjustments to our NAV, including additional issuances and repurchases of our Common Shares and accruals of class-specific fees. We normally expect that the accrual of Asset Management Fees on a class-specific basis will result in different amounts of distributions being paid with respect to certain classes of shares. However, if no distributions are authorized for a certain period, or if they are authorized in an amount less than the class-specific accruals of Asset Management Fees with respect to such period, then pursuant to our valuation guidelines, the class-specific accruals of Asset Management Fees may lower the NAV per share of a share class. With respect to class-specific accruals of the Asset Management Fee and the performance participation allocation, we expect these accruals to cause the distributions and/or the NAV per share of Class L Common Shares to be higher than those of the Class I Common Shares. At the close of business on the date that is one business day after each record date for any declared distribution, our NAV for each class will be reduced to reflect the accrual of our liability to pay any distribution to our shareholders of record of each class as of the record date. NAV per share for each class will be calculated by dividing such class’s NAV at the end of each quarter by the number of shares outstanding for that class at the end of such quarter.
The combination of the Class L NAV and Class I NAV will equal the aggregate net asset value of our assets, which will consist almost entirely of the value of our interest in the Operating Partnership, less our liabilities, including liabilities related to class-specific Asset Management Fees and accruals for the performance participation allocation. The value of our interest in the Operating Partnership will be equal to the excess of the aggregate NAV of the Operating Partnership over the portion thereof that would be distributed to any limited partners other than us if the Operating Partnership were liquidated. The aggregate NAV of the Operating Partnership is the excess of the value of the Operating Partnership’s assets (including the fair value of its properties, Debt Investments and other securities, cash and other investments) over its liabilities (including the fair value of its debt, any declared and accrued unpaid distributions, any accrued performance participation allocation and the expenses attributable to its operations). The Advisor will calculate the fair value of the assets and liabilities of the Operating Partnership as directed by our valuation guidelines based upon values received from various sources, as described in more detail above.
Net portfolio income and unrealized/realized gains on assets and liabilities for any quarter will be allocated proportionately among the share classes according to the NAV of the classes at the beginning of the quarter.
Relationship between NAV and Our Purchase Price and Repurchase Price
Purchases and repurchases of our Common Shares will not be made based on the current NAV per share of our Common Shares at the time of purchase or repurchase. Our purchase and repurchase price per share will equal the NAV per share of the applicable class as of the last calendar day of the immediately preceding quarter.
Although the purchase and repurchase price will be based on our NAV per share as of the last calendar day of the immediately preceding quarter, such NAV may be significantly different from the current NAV per share of the applicable class of shares as of the date on which a purchase or repurchase occurs.
We will provide notice of our purchase price and repurchase price directly to the financial intermediaries that participate in our Private Offering, and such financial intermediaries will in turn communicate such purchase or repurchase price to applicable investors in accordance with the financial intermediaries’ policies and procedures. To obtain information regarding our purchase price or repurchase price, Shareholders should contact their financial advisors.
Limits on the Calculation of Our NAV Per Share
The overarching principle of our valuation guidelines is to produce reasonable estimated values for each of our investments (and other assets and liabilities), or the price that would be received for that investment in orderly transactions between market participants. However, the majority of our assets will consist of real estate properties and, as with any real estate valuation protocol and as described above, the valuation of our properties (and other assets and liabilities) is based on a number of judgments, assumptions and opinions about future events that may or may not prove to be correct. The use of different judgments, assumptions or opinions would likely result in a different estimate of the value of our real estate properties (and other assets and liabilities). Any resulting potential disparity in our NAV per share may be in favor of Shareholders whose shares are repurchased, existing Shareholders or new purchasers of our Common Shares, as the case may be, depending on the circumstances at the time (for cases in which our repurchase price is based on NAV). See “Item 1A. Risk Factors — Risks Relating to our Operation — Valuations and appraisals of our real estate and real estate debt are estimates of fair value and may not necessarily correspond to realizable value,” “— Our NAV per Common Share amounts may change materially if the appraised values of our properties materially change from prior appraisals or the actual operating results for a particular quarter differ from what we originally budgeted for that quarter” and “— It may be difficult to reflect, fully and accurately, material events that may impact our quarterly NAV.”

Additionally, while the methodologies and procedures contained in our valuation guidelines are designed to operate reliably within a wide variety of circumstances, it is possible that in certain unanticipated situations or after the occurrence of certain extraordinary events (such as a significant disruption in relevant markets, a terrorist attack or an act of nature), our ability to calculate NAV may be impaired or delayed, including circumstances where there is a delay in accessing or receiving information from vendors or other reporting agents upon which we may rely upon in determining the quarterly value of our NAV. In these circumstances, a more accurate valuation of our NAV could be obtained by using different assumptions or methodologies. Accordingly, in special situations when, in the Advisor’s reasonable judgment, the administration of the valuation guidelines would result in a valuation that does not represent a fair and accurate estimate of the value of our investment, alternative methodologies may be applied, provided that the Advisor must notify our Board at the next scheduled Board meeting of any alternative methodologies utilized and their impact on the overall valuation of our investment. Notwithstanding the foregoing, our Board may suspend the Private Offering or our Share Repurchase Plan if it determines that the calculation of our NAV is materially incorrect or unreliable or there is a condition that restricts the valuation of a material portion of our assets.
We will not include any discounts to our NAV for the illiquid nature of our shares, including the limitations on Shareholders’ ability to sell shares under our Share Repurchase Plan and our ability to modify or suspend our Share Repurchase Plan at any time. Our NAV generally does not consider exit costs (e.g., selling costs and commissions and debt prepayment penalties related to the sale of a property) that would likely be incurred if our assets and liabilities were liquidated or sold. While we may use market pricing concepts to value individual components of our NAV, our NAV per share will not be derived from the market pricing information of open-end real estate funds listed on stock exchanges.
Our NAV per share does not represent the amount of our assets less our liabilities in accordance with GAAP. We do not represent, warrant or guarantee that:
•	a Shareholder would be able to realize the NAV per share for the class of shares a Shareholder owns if the Shareholder attempts to sell its shares;
•
a Shareholder would ultimately realize distributions per share equal to the NAV per share for the class of shares it owns upon liquidation of our assets and settlement of our liabilities or a sale of our Company;

•	our Common Shares would trade at their NAV per share on a national securities exchange;
•	a third party would offer the NAV per share for each class of shares in an arm’s-length transaction to purchase all or substantially all of our shares; or
•	the NAV per share would equate to a market price of an open-ended real estate fund.
Distributions
Distribution Policy
We have declared and paid, and intend to continue to declare and pay, monthly distributions based on record dates established by our Board (or a committee thereof). Our distribution policy will be set by our Board and is subject to change based on available cash flows. We cannot guarantee the amount of distributions paid, if any. Share repurchases under our Share Repurchase Plan are considered effectuated as of the opening of the fifth business day prior to the last business day of each calendar quarter, and we expect to declare monthly distributions with a record date as of the close of business of the last business day of each month. Shareholders will not be entitled to receive a distribution if their shares are considered repurchased prior to the time of the applicable record date.
Distributions will be made on all classes of our Common Shares at the same time. Asset management fees and the performance participation allocation accrue on a class-specific basis, and in the future, our Board may classify and designate additional classes or series of our Common Shares that include different class-specific accruals, including accruals for ongoing distribution fees. These class-specific accruals will impact the distributions and/or NAV of a share class. With respect to class-specific accruals of the Asset Management Fee, we expect these accruals will normally impact the distributions per share of our Class I and Class L shares. Class-specific accruals of the performance participation allocation will impact the distributions and/or NAV of our Class I and Class L shares.
We expect to use the “record share” method of determining the per share amount of distributions on each class of our Common Shares, although our Board may choose any other method. The “record share” method is one of several distribution calculation methods for multiple-class funds recommended, but not required, by the American Institute of Certified Public Accountants. Under this method, the amount to be distributed on each class of our Common Shares will be increased by the sum of all class-specific accruals for distribution fees, if any, for such period. Such amount will be divided by the number of our Common Shares outstanding in such class on the record date. Such per share amount will be reduced for each class of Common Shares by the per share amount of any class-specific accruals for distribution fees allocable to such class.
To qualify as a REIT, we are required to pay distributions sufficient to satisfy the requirements for qualification as a REIT for tax purposes. We intend to distribute sufficient income so that we satisfy the requirements for qualification as a REIT. In order to qualify as a REIT, we are required to distribute 90% of our annual REIT taxable income, determined without regard to the dividends-paid deduction and excluding net capital gains, to our Shareholders. Generally, income distributed to Shareholders will not be taxable to us under the Code if we distribute at least 90% of our REIT taxable income, determined without regard to the dividends-paid deduction and excluding net capital gains.
Distributions are authorized at the discretion of our Board, in accordance with our earnings, cash flows and general financial condition. Our Board’s discretion is directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period but may be made in anticipation of cash flows that we expect to receive during a later quarter and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. Due to these timing differences, we may be required to borrow money, use proceeds from the issuance of securities (in this offering or future offerings, if any) or sell assets in order to distribute amounts sufficient to satisfy the requirement that we distribute at least 90% of our REIT taxable income, determined without regard to the deduction for dividends paid and excluding net capital gains, in order to qualify as a REIT. We have not established any limit on the amount of offering proceeds that may be used to fund distributions other than those limits imposed by our organizational documents and Maryland law.
We may not pay distributions in any particular amount, if at all. We may fund any distributions from sources other than cash flow from operations, including, without limitation, borrowings, offering proceeds and the sale of our assets, and we have no limits on the amounts we may fund from such sources. The extent to which we fund distributions from sources other than cash flow from operations will depend on various factors, including the level of participation in our distribution reinvestment plan, the extent to which the Special Limited Partner elects to receive performance fees in Common Shares, how quickly we invest offering proceeds from the Private Offering and future offerings, if any, and the performance of our investments. Funding distributions from borrowings, offering proceeds and the sale of our assets will result in us having less funds available to acquire real estate investments. As a result, the return Shareholders realize on their investment may be reduced. Doing so may also negatively impact our ability to generate cash flows. Likewise, funding distributions from the sale of additional securities will dilute Shareholders’ interest in us on a percentage basis and may impact the value of their investment especially if we sell these securities at prices less than the price Shareholders paid for their Common Shares.
Our Board may delegate to a committee of trustees the power to fix the amount and other terms of a distribution. In addition, our Board may delegate to one of our officers the power to fix the amount and other terms of a distribution.
A summary of distributions declared and paid as of the date of this Registration Statement is set forth below:

Distribution Period	$ per Common Share
7/6/2026 – 7/31/2026*	0.03
8/1/2026 – 8/31/2026	0.03
9/1/2026 – 9/30/2026	0.03
10/1/2026 – 10/31/2026	0.03

*	Distribution was pro-rated for the period from the date of the Merger through July 31, 2026.
Distribution Reinvestment Plan
We have adopted a distribution reinvestment plan whereby cash distributions to Shareholders participating in such plan are reinvested in additional Common Shares. Holders of Class I Common Shares are automatically enrolled in the distribution reinvestment plan unless they elect to terminate their participation in such plan, while holders of Class L Common Shares must make an election if they would like to participate in the distribution reinvestment plan. Any cash distributions attributable to the class or classes of Common Shares owned by participants in the distribution reinvestment plan will be immediately reinvested in additional Common Shares of the same class on behalf of the participants on the business day such distribution would have been paid to such Shareholder.

The per share purchase price for Common Shares purchased pursuant to the distribution reinvestment plan will be equal to the most recently disclosed transaction price at the time the distribution is payable. Common Shares acquired under the distribution reinvestment plan will entitle the participant to the same rights and be treated in the same manner as Common Shares of that class purchased in the Private Offering.
We reserve the right to amend any aspect of our distribution reinvestment plan without the consent of our Shareholders, provided that notice of any material amendment is sent to participants at least ten business days prior to the effective date of that amendment. In addition, we may suspend or terminate the distribution reinvestment plan for any reason at any time upon ten business days’ prior written notice to participants. A Shareholder’s participation in the distribution reinvestment plan will be terminated to the extent that a reinvestment of such Shareholder’s distributions in our Common Shares would cause the percentage ownership or other limitations contained in our Declaration of Trust to be violated. Participants may terminate their participation in the distribution reinvestment plan with written notice to us at least ten business days prior to the record date for any such distribution.
Account Statements
Our transfer agent will provide on a monthly basis to each participant in the distribution reinvestment plan a statement of account describing, as to such participant, (1) the distributions reinvested during the month, (2) the number of Common Shares purchased during the month, (3) the per share purchase price for such Common Shares and (4) the total number of Common Shares purchased on behalf of the participant under the plan. On an annual basis, tax information with respect to income earned on Common Shares under the plan for the calendar year will be provided to each applicable participant.
ITEM 10.	RECENT SALES OF UNREGISTERED SECURITIES
On July 6, 2026, we completed the Merger Transactions. We issued a total of 22,654,201 Class L Common Shares in the REIT Merger in a private offering pursuant to Rule 506(b) of Regulation D promulgated under the Securities Act to persons who qualify as “accredited investors,” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.
On August 3, 2026, we commenced our ongoing Private Offering of Common Shares, pursuant to Rule 506(c) of Regulation D promulgated under the Securities Act to persons who qualify as “accredited investors,” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.
As of September 30, 2026, we have sold 261,400 Class L Common Shares in the Private Offering, for gross proceeds of approximately $2,614,000.
ITEM 11.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED
General
We were formed as a statutory trust under the laws of the State of Maryland. The rights of our Shareholders are governed by Maryland law as well as our Certificate of Trust, Declaration of Trust and Bylaws. The following summary of the terms of our common shares of beneficial interest is a summary of certain provisions concerning our Common Shares and you should refer to the MSTA and our Certificate of Trust, Declaration of Trust and Bylaws for a full description. The following summary is qualified in its entirety by the more detailed information contained in our Certificate of Trust and Declaration of Trust and Bylaws, each of which is attached as an exhibit to this Registration Statement.
Under our Declaration of Trust, we have authority to issue an unlimited number of Common Shares, including unlimited Common Shares classified as Class I shares and unlimited Common Shares classified as Class L shares.
Common Shares
Subject to the restrictions on ownership and transfer of our Common Shares set forth in our Declaration of Trust and except as may otherwise be specified in our Declaration of Trust, the holders of Common Shares are entitled to one vote per share on all matters voted on by Shareholders. If an agreement between the Company and one or more investors provides that a portion or all of our Common Shares held by a Shareholder that is party to such agreement are not entitled to be voted on any matter (including the occurrence of an event or during a specified time period), such Common Shares will not be entitled to be voted on any such matter and will not be counted in determining the total number of votes entitled to be cast on such matter.

Subject to any preferential rights of any outstanding class or series of shares of beneficial interest and to the provisions in our Declaration of Trust regarding the restriction on ownership and transfer of our Common Shares, Shareholders are entitled to such distributions as may be authorized from time to time by our Board (or a committee of our Board) and declared by us out of legally available funds and, upon liquidation, are entitled to receive all assets available for distribution to our Shareholders. Shareholders do not have preemptive rights, which means that Shareholders will not have an automatic option to purchase any new Common Shares that we issue.
Our Declaration of Trust also contains a provision permitting our Board, without any action by our Shareholders, to amend or supplement our Declaration of Trust to classify or reclassify any unissued Common Shares or preferred shares from time to time into one or more classes or series by setting or changing the number, par value, designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of any new class or series of Common Shares or preferred shares.
We will generally not issue certificates for our Common Shares. Common shares will be held in “uncertificated” form, which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable share certificates and eliminate the need to return a duly executed share certificate to effect a transfer. We have engaged Venture.co Fund Services, LLC (the “Transfer Agent”) to act as our registrar and as the transfer agent for our Common Shares.
Class-Specific Accruals
The differences among the Class I Common Shares and Class L Common Shares relate to Asset Management Fees payable to our Advisor and the performance participation allocation held by the Special Limited Partner.
Asset Management Fees and the performance participation allocation accrue on a class-specific basis. We expect that Asset Management Fees will normally impact the distributions of a share class. The performance participation allocation will impact the distributions and/or NAV of a share class. Other than class-specific accruals, the Class I Common Shares and Class L Common Shares have identical rights and privileges, including with respect to voting rights.
As compensation for its services pursuant to the Advisory Agreement, we will pay our Advisor an annual Asset Management Fee (payable quarterly in arrears) of 1.00% of the aggregate NAV represented by the Class I Common Shares and 0.80% of the aggregate NAV represented by Class L Common Shares. Additionally, to the extent that our Operating Partnership issues Class I or Class L Units to parties other than us, our Operating Partnership will pay the Advisor an Asset Management Fee equal to 1.00% and 0.80%, respectively, of the aggregate the NAV of the Operating Partnership attributable to such Class I and Class L Units not held by us per annum payable quarterly in arrears.
So long as the Advisory Agreement has not been terminated, the Special Limited Partner will hold a performance participation interest in the Operating Partnership that entitles it to receive an allocation from our Operating Partnership equal to (1) 17.5% of the Total Return with respect to Class I Units and (2) 15.0% of the Total Return with respect to Class L Units, in each case subject to a 7% Hurdle Amount and a Loss Carryforward, with a Catch-Up. Such allocation will be made annually. For more information on the performance participation interest, see “Item 1. Business — Summary of the Operating Partnership Agreement.”
In the future, our Board may classify and designate additional classes or series of our Common Shares that include different class-specific accruals, including accruals for ongoing distribution fees, which will impact the distributions and/or NAV of such classes or series of Common Shares.
Conversion of Class I Common Shares
Immediately before any liquidation, dissolution or winding up, each Class I Common Share (including any fractional share) will automatically convert into a number of Class L Common Shares (including any fractional share) with an equivalent NAV as such share.
Preferred Shares
Our Declaration of Trust authorizes our Board to designate and issue one or more classes or series of preferred shares without approval from holders of Common Shares, and to establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms or conditions of redemption of each class or series of preferred shares so issued. Because our Board has the power to establish the preferences and rights of each class or series of preferred shares, it may afford the holders of any series or class of preferred share preferences, powers and rights senior to the rights of holders of Common Shares. Moreover, if an agreement between the Company and one or more investors provides that some or all of our preferred shares held by such investor are not entitled to be voted on any matter (including the occurrence of an event or during a specified time period), such preferred shares will not be entitled to be voted on any such matter and will not be counted in determining the total number of votes entitled to be cast on such matter.
If we ever created and issued preferred shares with a distribution preference over our Common Shares, payment of any distribution preferences of outstanding preferred shares would reduce the amount of funds available for the payment of distributions on our Common Shares. Further, holders of preferred shares are normally entitled to receive a liquidation preference in the event we liquidate, dissolve or wind up before any payment is made to the holders of Common Shares, likely reducing the amount such holders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred shares may render more difficult or tend to discourage a merger, offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. Our Board has no present plans to issue any preferred shares, but may do so at any time in the future without approval from holders of Common Shares.
Repurchases
Our Declaration of Trust provides that we may, at the sole discretion of our Board, repurchase all of a Shareholder’s Common Shares, without the consent of such Shareholder, at a price per Common Share equal to the repurchase price in effect as of the date of such repurchase under our Share Repurchase Plan if continued ownership of shares by the Shareholder may be harmful or injurious to our business or reputation or the business or reputation of the Board, our Sponsor or any of its affiliates, or may subject us or any Shareholder to an undue risk of adverse tax or other fiscal or regulatory consequences, including with respect to any applicable sanctions, anti-money laundering or anti-terrorist laws, rules, regulations, directives or special measures.
Our Declaration of Trust also provides that in the event that any holder of Common Shares fails to maintain in such holder’s account a minimum account balance of $2,500 of Common Shares, or such other amount of Common Shares as from time to time determined by our Board, we may, but are not required to, repurchase all of the Common Shares held by such Shareholder at the repurchase price in effect under our Share Repurchase Plan on the date that we determine that such Shareholder has failed to maintain the minimum account balance. Minimum account repurchases are not subject to any Early Repurchase Deduction.
Our Declaration of Trust also provides that Class L Common Shares held by eligible Shareholders will be repurchased by us in connection with certain sales of Projects in our Seed Portfolio subject to the limitations set forth therein. If we sell one or more Projects in our Seed Portfolio before the fifth anniversary of the closing of the Merger Transactions and the net sale proceeds for any such sale exceed $1,000,000 (“Applicable Project Sales”), we will provide notice to all Shareholders of record holding Class L Common Shares as of the closing date of each Applicable Project Sale (referred to herein as “eligible Shareholders”) within 30 days of such closing date. We will repurchase such Shareholders’ Class L Common Shares subject to the limitations set forth in the notice, including the limitations based on net sales proceeds described below, unless such Shareholder elects for us not to repurchase all or a portion of such Shareholder’s Class L Common Shares in accordance with the instructions set forth in the notice. The aggregate NAV of Class L Common Shares repurchased pursuant to any such notice will be limited to no more than 15% of the net sale proceeds from the Applicable Project Sale described in such notice. For purposes of this repurchase right, net sale proceeds for an Applicable Project Sale shall mean the gross proceeds from the sale of real property minus all costs associated with the sale and minus any debt directly or indirectly secured by such property, all as determined by the proper officers of our Company. Any repurchases will be made at the most recently published NAV per share. Shares repurchased through this special repurchase right will not be pursuant to our Share Repurchase Plan and thus will not be subject to its repurchase limits or Early Repurchase Deduction. In the event that repurchases pursuant to a notice exceed 15% of the net sale proceeds of the Applicable Project Sale described in such notice, such Common Shares will be repurchased on a pro rata basis. All elections to opt out, in whole or in part, of a repurchase in connection with an Applicable Project Sale must be resubmitted in connection with notices of any future Applicable Project Sales.
Meetings and Special Voting Requirements
Under the MSTA and our Declaration of Trust and Bylaws, we are not required to, and do not anticipate, holding an annual meeting of Shareholders each year. Special meetings of Shareholders may be called only by our Board, a majority of our Independent Trustees, our president, our chief executive officer or the chairperson of our Board. Subject to the provisions of our Declaration of Trust and Bylaws (including the information and procedural requirements therein), special meetings of Shareholders may also be called by our secretary, upon the written request of Shareholders entitled to cast not less than a majority of the votes entitled to be cast on such matter at the meeting, but only for the purpose of removing one or more trustees for “cause” (as defined in our Declaration of Trust) and filling any resulting vacancy; provided, that if the trustee so removed was designed by our Sponsor pursuant to our Declaration of Trust, then our Sponsor has the exclusive right to designate a successor trustee. In addition, in the event there are no trustees, any Shareholder may call a special meeting for the purpose of electing trustees.
The presence either in person or by proxy of Shareholders entitled to cast one-third of all the votes entitled to be cast at a meeting of Shareholders on any matter will constitute a quorum (unless our Board, when setting a meeting, determines that a greater percentage (but not more than a majority of all the votes entitled to be cast at such meeting on any matter) shall constitute a quorum for such meeting). Generally, the affirmative vote of a majority of all votes cast is necessary to take Shareholder action, except as described below.
Under our Declaration of Trust, subject to certain exceptions, Shareholders generally are only entitled to vote at a duly held meeting at which a quorum is present on:
(1)	amendments to our Declaration of Trust on which Shareholders are entitled to vote as provided in our Declaration of Trust (see below “— Amendment to Our Declaration of Trust and Bylaws”),
(2)
a merger, consolidation, conversion (other than a Conversion Event as described below) or transfer of all or substantially all of our assets on which Shareholders are entitled to vote as provided in our Declaration of Trust,

(3)	the removal of a trustee for “cause” and, if the trustee so removed was not designated by our Sponsor, the election of a successor trustee as provided in our Declaration of Trust,
(4)	the dissolution of the Company to the extent specifically provided by the terms of any class or series of shares as provided in our Declaration of Trust,
(5)	in the event that there are no trustees, the election of trustees, and
(6)	such other matters that our Board has submitted to our Shareholders for approval or ratification.
The affirmative vote of a plurality of the votes cast in the election of a trustee is generally required to elect any trustee, and the affirmative vote of a majority of the votes cast at a meeting of Shareholders duly called and at which a quorum is present is generally sufficient to approve any other matter that may properly come before the Shareholders at such meeting (other than (a) the removal of a trustee for “cause,” which requires the affirmative vote of Shareholders entitled to cast at least two-thirds of all the votes entitled to be cast on the matter and (b) with respect to (i) certain amendments to the Declaration of Trust on which Shareholders are entitled to vote and (ii) a merger, consolidation, conversion (other than a Conversion Event), or transfer of all or substantially all of our assets on which Shareholders are entitled to vote as provided in our Declaration of Trust, each of which requires the affirmative vote of Shareholders entitled to cast a majority of all votes entitled to be cast on the matter). For purposes of the removal of a trustee, “cause” is defined in our Declaration of Trust as conviction of a felony or a final judgment of a court of competent jurisdiction holding that such trustee caused demonstrable, material harm to the Company through bad faith or active and deliberate dishonesty. If the Board determines to seek shareholder approval via written consent in lieu of a meeting using a deemed consent procedure (whereby consent is deemed given unless a written objection is received within 30 days of notice), no quorum shall be required, and the action shall be approved if the requisite percentage (as provided above) of non-objecting interests is met.
Shareholders are not entitled to exercise any appraisal rights or the rights of an objecting Shareholder.
Pursuant to our Declaration of Trust, Shareholders may, during usual business hours, inspect and copy our Declaration of Trust and Bylaws and all amendments thereto, minutes of the proceedings of the Shareholders, the annual statement of affairs of the Company and any voting trust agreements on file at our principal office to the extent permitted by the MSTA, but only if, and to the extent, such inspection is approved by our Board. Our Declaration of Trust provides that no Shareholder shall be entitled to the information described in Section 12-305(b) of the MSTA (as permitted thereby).
Restrictions on Ownership and Transfer
Our Declaration of Trust contains restrictions on the number of our shares that a person or group may own. Unless our Board otherwise determines, no person or group may acquire or hold, directly or indirectly through application of constructive ownership rules, in excess of 9.9% in value or number of shares, whichever is more restrictive, of our outstanding shares of all classes and series (including our Common Shares and preferred shares) or 9.9% in value or number of shares, whichever is more restrictive, of our outstanding Common Shares unless they receive an exemption (prospectively or retroactively) from our Board.
Subject to certain limitations, our Board, in its sole discretion, may exempt a person prospectively or retroactively from, or modify, these limits, subject to such terms, conditions, representations and undertakings as required by our Declaration of Trust and as our Board may determine. Prior to the granting of any exemption, our Board may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to our Board in its sole discretion, as it may deem necessary or advisable in order to determine or ensure our qualification as a REIT. Notwithstanding the receipt of any ruling or opinion, our Board may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.
Our Declaration of Trust further prohibits (1) any person from beneficially or constructively owning our shares that would result in our being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT and (2) any person from transferring our shares if the transfer would result in our shares being beneficially owned by fewer than 100 persons. Any person who acquires or attempts or intends to acquire our shares that may violate any of these restrictions, or who is the intended transferee of our shares which are transferred to the charitable trust, as described below, is required to give us immediate written notice, or in the case of a proposed or attempted transaction, give at least 15 days prior written notice, and provide us with such information as we may request in order to determine the effect of the transfer on our status as a REIT. The above restrictions will not apply if our Board determines that it is no longer in our best interests to continue to qualify as a REIT or that compliance with such restrictions is no longer required for us to qualify as a REIT.
Any attempted transfer of our shares which, if effective, would result in violation of the above limitations, except for a transfer which results in shares being beneficially owned by fewer than 100 persons, in which case such transfer will be void and of no force and effect and the intended transferee shall acquire no rights in such shares, will cause the number of shares causing the violation, rounded to the nearest whole share, to be automatically transferred to a charitable trust for the exclusive benefit of one or more charitable beneficiaries designated by us and the proposed transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day, as defined in our Declaration of Trust, prior to the date of the transfer. Our shares held in the charitable trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares held in the charitable trust and will have no rights to dividends or other distributions and no rights to vote or other rights attributable to the shares held in the charitable trust. The trustee of the charitable trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the charitable trust. These rights will be exercised for the exclusive benefit of the charitable beneficiaries. Any dividend or other distribution paid prior to our discovery that shares have been transferred to the charitable trust will be paid by the recipient to the trustee of the charitable trust upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee of the charitable trust. Any dividend or other distribution paid to the trustee of the charitable trust will be held in trust for the charitable beneficiaries. Subject to Maryland law, the trustee of the charitable trust will have the authority to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the charitable trust and to recast the vote in accordance with the desires of the trustee of the charitable trust acting for the benefit of the charitable beneficiaries. However, if we have already taken irreversible trust action, then the trustee of the charitable trust will not have the authority to rescind and recast the vote.
Within 20 days of receiving notice from us that our shares have been transferred to the charitable trust, the trustee of the charitable trust will sell the shares to a person designated by such trustee, whose ownership of the shares will not violate the above ownership limitations. Upon the sale, the interest of the charitable beneficiaries in the shares sold will terminate and the trustee of the charitable trust will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiaries as follows. The proposed transferee will receive the lesser of (i) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the charitable trust, such as a gift, devise or other similar transaction, the market price, as defined in our Declaration of Trust, of the shares on the day of the event causing the shares to be held in the charitable trust and (ii) the price per share received by the trustee of the charitable trust (net of any commissions or other expenses) from the sale or other disposition of the shares. The trustee of the charitable trust may reduce the amount payable to the proposed transferee by the amount of dividends and other distributions which have been paid to the proposed transferee and are owed by the proposed transferee to the charitable trust. Any net sale proceeds in excess of the amount payable to the proposed transferee and any other amounts received by the trustee of the charitable trust will be paid immediately to the charitable beneficiaries. If, prior to our discovery that our shares have been transferred to the charitable trust, the shares are sold by the proposed transferee, then the shares shall be deemed to have been sold on behalf of the charitable trust and, to the extent that the proposed transferee received an amount for the shares that exceeds the amount such proposed transferee was entitled to receive, the excess shall be paid to the trustee of the charitable trust upon demand for payment to the charitable beneficiaries.
In addition, the shares held in the charitable trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the charitable trust, or, if the event that resulted in the transfer did not involve a purchase of shares at market price (such as in the case of a devise or gift), the market price of the shares on the day of the event that resulted in the transfer of such shares to the charitable trust and (ii) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee of the charitable trust has sold the shares. Upon a sale to us, the interest of the charitable beneficiaries in the shares sold will terminate and the trustee of the charitable trust will distribute the net proceeds of the sale to the proposed transferee and any other amounts held by the trustee of the charitable trust with respect to such shares to the charitable beneficiaries. We may reduce the amount payable to the proposed transferee by the amount of dividends and other distributions which have been paid to the proposed transferee and are owed by the proposed transferee to the trustee of the charitable trust. We may pay the amount of such reduction to the trustee of the charitable trust for the benefit of the charitable beneficiaries.
If the transfer to the charitable trust as described above is not automatically effective for any reason to prevent violation of the above limitations or would not prevent us from failing to qualify as a REIT, then the transfer of the number of shares that otherwise cause any person to violate the above limitations will be void and the intended transferee shall acquire no rights in such shares.
All certificates, if any, representing our shares issued in the future will bear a legend referring to the restrictions described above.
Every owner of more than 5% of our outstanding shares, or such lower percentage as required by the Code or the regulations promulgated thereunder or as otherwise required by our Board, within 30 days after the end of each taxable year, is required to give us written notice, stating the name and address of the owner, the number of shares of each class and series of our shares beneficially owned and a description of the manner in which the shares are held. Each such owner shall provide us with such additional information as we may request in order to determine the effect, if any, of its beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each Shareholder shall, upon demand, be required to provide us with such information as we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.
Any subsequent transferee to whom Shareholders transfer any of their shares must comply with Rule 502(d) of Regulation D promulgated under the Securities Act.
Number of Trustees; Vacancies on Board of Trustees; Removal of Trustees
Our Declaration of Trust provides that the number of our trustees may be established only by our Board pursuant to our Bylaws. Our Bylaws provide that, unless our Bylaws are amended, the number of trustees may not be fewer than three nor more than fifteen. For so long as our Sponsor or its affiliate acts as an investment advisor to us, our Sponsor has the right to designate three trustees for election to our Board.
Any vacancy on our Board may be filled only by a vote of a majority of the remaining trustees, even if the remaining trustees do not constitute a quorum; provided, that (1) any vacancy involving an Independent Trustee may be filled only by a vote of a majority of the remaining Independent Trustees, even if the remaining Independent Trustees do not constitute a quorum, or if none, the remaining trustees, (2) vacancies resulting from the removal of a trustee for “cause” by our Shareholders can be filled only by our Shareholders provided that the trustee so removed was not designated by our Sponsor pursuant to our Declaration of Trust and (3) our Sponsor has the exclusive right to designate a successor trustee if the vacancy involves a trustee that was designated by our Sponsor pursuant to our Declaration of Trust. Any trustee elected to fill a vacancy will serve until his or her resignation, removal, death or adjudication of legal incompetence or until his or her successor is duly elected and qualifies.
Any trustee may resign at any time. Any trustee or the entire Board may be removed, at any time, but only for “cause” and then only (i) upon the affirmative vote of Shareholders entitled to cast at least two-thirds of all the votes entitled to be cast generally in the election of trustees or (ii) by written instrument, signed by a majority of the trustees, specifying the date when such removal shall become effective. “Cause” is defined in our Declaration of Trust as conviction of a felony or a final judgment of a court of competent jurisdiction holding that such trustee caused demonstrable, material harm to the Company through bad faith or active and deliberate dishonesty.
Determinations by Board of Trustees
The determination as to any of the following matters by or pursuant to the direction of the Board and consistent with the Declaration of Trust, shall be final and conclusive and shall be binding upon our Company and every holder of beneficial interest: the amount of the net income of the Company for any period and the amount of assets at any time legally available for the payment of dividends, redemption of shares or the payment of other distributions to the holders of beneficial interests; the amount of paid-in surplus, net assets, other surplus, annual or other cash flow, net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); any interpretation or resolution of any ambiguity with respect to any provision of the Declaration of Trust (including any of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of any class or series of Common Shares) or of the Bylaws; the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by us or of any shares of beneficial interest; the number of outstanding shares of beneficial interest at any time or from time to time; the NAV allocable to any class or series of shares of beneficial interest; any matter relating to the acquisition, holding or disposition of any assets by us; any interpretation of the terms and conditions of one or more agreements with any person, corporation, association, company, trust, partnership (limited or general) or other entity; the compensation of our trustees, officers, employees or agents; or any other matter relating to our business and affairs or required or permitted by law, the Declaration of Trust or otherwise to be determined by our Board.
Amendment to Our Declaration of Trust and Bylaws
Except as provided by our Certificate of Trust or the terms of any classes or series of shares and as provided below, our Declaration of Trust may be amended by our Board, without any action by our Shareholders. Amendments to our Declaration of Trust that our Board determines would, viewed as a whole, materially and adversely affect the contract rights of our outstanding shares, but excluding amendments of the type specified in (a) Section 7.1 (Authorized Shares) and Section 11.2 (Conversion Event) of our Declaration of Trust or (b) Section 2-605 of the Maryland General Corporation Law (none of which shall require approval of any Shareholder), must be approved by our Board and Shareholders entitled to cast a majority of the votes entitled to be cast on the matter.
Our Board has the exclusive power to adopt, alter or repeal any provision of our Bylaws and to make new bylaws.
Conversion Event
Our Board may determine, without any action by the Shareholders, that we will conduct a public offering as a non-listed real estate investment trust subject to the North American Securities Administrators Association Statement of Policy Regarding Real Estate Investment Trusts effective January 1, 2026, as amended from time to time. In connection with such determination and the conduct of such public offering, our Board (a) may amend our Declaration of Trust and (b) may cause us to (i) merge with or into or convert into another entity, (ii) consolidate with one or more other entities into a new entity or (iii) transfer all or substantially all of our assets to another entity (in each case, a “Conversion Event”). Pursuant to our Declaration of Trust, our Board may take all actions that are required or advisable to effect a Conversion Event without any action by the Shareholders.
Effect of Certain Provisions of Maryland Law and of our Declaration of Trust and Bylaws
Certain provisions of Maryland law, our Declaration of Trust and Bylaws could delay, defer or prevent a transaction or a change in control of our Company that might involve a premium price for Shareholders or otherwise be in their best interest.
Limitation of Shareholder Liability
Shareholders shall be entitled to the same limitation of personal liability extended to Shareholders of a Maryland corporation as provided for by the MSTA. Our Declaration of Trust provides that no Shareholder shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to us by reason of being a Shareholder, nor shall any Shareholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any person in connection with the Company’s assets or the affairs of the Company by reason of being a Shareholder.
Transfer Agent
We have engaged Venture.co Fund Services, LLC to serve as the Transfer Agent for the Shares. To ensure that any account changes or updates are made promptly and accurately, all changes and updates should be directed to the Transfer Agent, including any change to a Shareholder’s address, ownership type, or distribution mailing address.
Share Repurchase Plan
General
While Shareholders should view their investment as long term with limited liquidity, we have adopted a Share Repurchase Plan, whereby, on a quarterly basis, eligible holders of Common Shares may request that we repurchase all or any portion of their shares. Due to the illiquid nature of investments in real estate, we may not have sufficient liquid resources to fund repurchase requests. In addition, we will establish limitations on the amount of funds we may use for repurchases during any quarter. See “— Repurchase Limitations” below.
Shareholders may request that we repurchase Common Shares through their financial representative or directly with our Transfer Agent. The procedures relating to the repurchase of shares are as follows:
•
Under our Share Repurchase Plan, to the extent we choose to repurchase Common Shares in any particular calendar quarter we will only repurchase shares as of the opening of the fifth business day prior to the last business day of that quarter (a “Repurchase Date”). To have their Common Shares repurchased, Shareholders’ repurchase request and required documentation must be received in good order by 4:00 p.m. (Eastern time) on the 15th calendar day of the last month of the applicable calendar quarter. Settlements of share repurchases will generally be made on the 10th calendar day of the month immediately following the end of the applicable calendar quarter. Repurchase requests received and processed by our Transfer Agent will be effected at a repurchase price equal to the transaction price on the applicable Repurchase Date (which will generally be equal to our prior quarter’s NAV per share), subject to any Early Repurchase Deduction.

•
A holder of Common Shares may withdraw their repurchase request by notifying the Transfer Agent, directly or through the holder’s financial intermediary. Repurchase requests must be cancelled before 4:00 p.m. (Eastern time) on the 15th calendar day of the last month of the applicable calendar quarter.

•
If a repurchase request is received after, or not in good order by, 4:00 p.m. (Eastern time) on the 15th calendar day of the last month of the applicable calendar quarter, the repurchase request will be executed, if at all, as of the next quarter’s Repurchase Date at the transaction price applicable to that quarter (subject to any Early Repurchase Deduction), unless such request is withdrawn prior to the repurchase. Repurchase requests received and processed by our Transfer Agent on a business day, but after the close of business on that day or on a day that is not a business day, will be deemed received on the next business day. All questions as to the form and validity (including time of receipt) of repurchase requests and notices of withdrawal will be determined by us, in our sole discretion, and such determination shall be final and binding.

•
Repurchase requests may be made by Stockholders by mail or by contacting their financial intermediary, both subject to certain conditions described in this Registration Statement. If making a repurchase request by contacting their financial intermediary, their financial intermediary may require Shareholders to provide certain documentation or information. If making a repurchase request by mail to the Transfer Agent, Shareholders must complete and sign a repurchase authorization form, which can be found in our Share Repurchase Plan, which is available through their financial representative. Written requests should be sent to the Transfer Agent at the following address:

Venture.co Fund Services, LLC
Attn: American Residential Housing Trust
4975 Preston Park Blvd., Suite 820
Plano, Texas 75093

Corporate investors and other non-individual entities must have an appropriate certification on file authorizing repurchases. A signature guarantee may be required.
•
For processed repurchases, holders of Common Shares may request that repurchase proceeds are to be paid by mailed check provided that the check is mailed to an address on file with the Transfer Agent for at least 30 days. Shareholders should check with their financial representative that such payment may be made via check or wire transfer, as further described below.

•
Holders of Common Shares may also receive repurchase proceeds via wire transfer, provided that wiring instructions for their brokerage account or designated U.S. bank account are provided. For all repurchases paid via wire transfer, the funds will be wired to the account on file with the Transfer Agent or, upon instruction, to another financial institution provided that the holder has made the necessary funds transfer arrangements. The customer service representative can provide detailed instructions on establishing funding arrangements and designating a bank or brokerage account on file. Funds will be wired only to U.S. financial institutions (ACH network members).

•
A medallion signature guarantee will be required in certain circumstances. The medallion signature process protects investors by verifying the authenticity of a signature and limiting unauthorized fraudulent transactions. A medallion signature guarantee may be obtained from a domestic bank or trust company, broker-dealer, clearing agency, savings association or other financial institution that participates in a medallion program recognized by the Securities Transfer Association. The three recognized medallion programs are the Securities Transfer Agents Medallion Program, the Stock Exchanges Medallion Program and the New York Stock Exchange, Inc. Medallion Signature Program. Signature guarantees from financial institutions that are not participating in any of these medallion programs will not be accepted. A notary public cannot provide signature guarantees. We reserve the right to amend, waive or discontinue this policy at any time and establish other criteria for verifying the authenticity of any repurchase or transaction request. We may require a medallion signature guarantee if, among other reasons: (1) the amount of the repurchase request is over $500,000; (2) the Shareholder wishes to have repurchase proceeds transferred by wire to an account other than the designated bank or brokerage account on file for at least 30 days or sent to an address other than such Shareholder’s address of record for the past 30 days; or (3) our Transfer Agent cannot confirm the Shareholder’s identity or suspects fraudulent activity.

•	If a holder of Common Shares has made multiple purchases of shares, any repurchase request will be processed on a first in/first out basis unless otherwise requested in the repurchase request.
Minimum Account Repurchases
In the event that any holder of Common Shares fails to maintain the minimum balance of $2,500 of shares, we may, but are not required to, repurchase all of the shares held by that Shareholder at the repurchase price in effect on the date we determine that the holder has failed to meet the minimum balance. Minimum account repurchases will apply even in the event that the failure to meet the minimum balance is caused solely by a decline in our NAV. Minimum account repurchases are not subject to Early Repurchase Deduction.
Sources of Funds for Repurchases
We may fund repurchase requests from sources other than cash flow from operations, including, without limitation, the sale of our assets, borrowings or offering proceeds, and we have no limits on the amounts we may pay from such sources. We intend to invest up to 20% of our funds in liquid investments as a Liquidity Sleeve to provide an additional source of liquidity for our Share Repurchase Plan and cash management.
In an effort to have adequate cash available to support our Share Repurchase Plan, we may reserve borrowing capacity under a line of credit. We could then elect to borrow against this line of credit in part to repurchase Common Shares presented for repurchase during periods when we do not have sufficient proceeds from operating cash flows or the sale of Common Shares in the Private Offering to fund all repurchase requests.
Repurchase Limitations
We may repurchase fewer Common Shares than have been requested in any particular quarter to be repurchased under our Share Repurchase Plan, or none at all, in our discretion. In addition, the aggregate NAV of total repurchases under our Share Repurchase Plan (based on the price at which the shares are repurchased) of our Common Shares is limited to no more than 5% of our aggregate NAV per calendar quarter (measured using the aggregate NAV attributable to Shareholders as of the end of the immediately preceding quarter).
In the event that we determine to repurchase some but not all of the Common Shares submitted for repurchase during any quarter, shares submitted for repurchase during such quarter will be repurchased on a pro rata basis after we have repurchased all shares for which repurchase has been requested due to death or disability. All unsatisfied repurchase requests must be resubmitted after the start of the next quarter, or upon the recommencement of the Share Repurchase Plan, as applicable.
If the transaction price for the applicable quarter (which will generally be equal to our prior quarter’s NAV per share) is not made available by the tenth business day prior to the last business day of the quarter (or is changed after such date), then no repurchase requests will be accepted for such calendar quarter and investors who wish to have their Common Shares repurchased the following quarter must resubmit their repurchase requests. The transaction price for each quarter will be available on our website at arht.hsrm.com and through a Shareholder’s financial representative.
Should repurchase requests, in our judgment, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on the Company as a whole, or should we otherwise determine that investing our liquid assets in real estate or other investments rather than repurchasing our Common Shares is in the best interests of the Company as a whole, we may choose to repurchase fewer shares in any particular quarter than have been requested to be repurchased, or none at all. Further, our Board may make exceptions to, modify, suspend or terminate our Share Repurchase Plan if in its reasonable judgment it deems such an action to be in our best interest and the best interest of our holders of Common Shares. Material modifications or suspensions of the Share Repurchase Plan will be promptly disclosed to holders of Common Shares through their financial representatives. In addition, we may determine to suspend the Share Repurchase Plan due to regulatory changes, changes in law or if we become aware of undisclosed material information that we believe should be publicly disclosed before shares are repurchased. Our Board must affirmatively authorize the recommencement of the plan if it is suspended before redemption requests will be considered again.
Early Repurchase Deduction
There is no minimum holding period for Common Shares, and investors can request that we repurchase their Common Shares at any time. However, Common Shares that have not been outstanding for at least one year will be repurchased at 95% of the transaction price, subject to limited exceptions. The one-year holding period is measured as of the first calendar day immediately following the prospective repurchase date. Also, Common Shares issued as part of the Merger Transactions will be deemed to have been outstanding since the underlying shares of HSR REIT 2 or HSR REIT 3 were issued. The Early Repurchase Deduction will not apply to Common Shares acquired through our distribution reinvestment plan or Common Shares repurchased for failure to maintain the minimum account balance.
The Early Repurchase Deduction will inure indirectly to the benefit of our remaining holders of Common Shares and is intended to offset the trading costs, market impact and other costs associated with short-term trading in our Common Shares. We may, from time to time, waive the Early Repurchase Deduction in the following circumstances (subject to the conditions described below):
•	repurchases resulting from death or qualifying disability; or
•	in the event that an investor’s shares are repurchased because the holder of Common Shares has failed to maintain the $2,500 minimum account balance.
As set forth above, we may waive the Early Repurchase Deduction in respect of repurchase of Common Shares resulting from the death or qualifying disability (as such term is defined in Section 72(m)(7) of the Code) of a holder of Common Shares who is a natural person, including shares held by such holder through a trust or an individual retirement account or other retirement or profit-sharing plan, after (i) in the case of death, receiving written notice from the estate of the shareholder, the recipient of the shares through bequest or inheritance, or, in the case of a trust, the trustee of such trust, who shall have the sole ability to request repurchase on behalf of the trust or (ii) in the case of qualified disability, receiving written notice from such shareholder, provided that the condition causing the qualifying disability was not pre-existing on the date that the shareholder became a shareholder. We must receive the written repurchase request within 12 months after the death of the shareholder or the initial determination of the shareholder’s disability in order for the requesting party to rely on any of the special treatment described above that may be afforded in the event of the death or disability of a shareholder. In the case of death, such a written request must be accompanied by a certified copy of the official death certificate of the shareholder. If spouses are joint registered holders of Common Shares, the request to have the shares repurchased may be made if either of the registered holders dies or acquires a qualified disability. If the shareholder is not a natural person, such as certain trusts or a partnership, corporation or other similar entity, the right to waiver of the Early Repurchase Deduction upon death or disability does not apply.
Special Repurchase Right
Our Declaration of Trust provides that Class L Common Shares held by eligible Shareholders will be repurchased by us in connection with certain sales of Projects in our Seed Portfolio subject to the limitations set forth therein. If we sell one or more Projects in our Seed Portfolio before the fifth anniversary of the closing of the Merger Transactions and the net sale proceeds for any such sale exceed $1,000,000, we will provide notice to all Shareholders of record holding Class L Common Shares as of the closing date of each Applicable Project Sale within 30 days of such closing date. We will repurchase such Shareholders’ Class L Common Shares subject to the limitations set forth in the notice, including the limitations based on net sales proceeds described below, unless such Shareholder elects for us not to repurchase all or a portion of such Shareholder’s Class L Common Shares in accordance with the instructions set forth in the notice.
The aggregate NAV of Class L Common Shares repurchased pursuant to any such notice will be limited to no more than 15% of the net sale proceeds from the Applicable Project Sale described in such notice. For purposes of this repurchase right, net sale proceeds for an Applicable Project Sale shall mean the gross proceeds from the sale of real property minus all costs associated with the sale and minus any debt directly or indirectly secured by such property, all as determined by the proper officers of our Company. Any repurchases will be made at the most recently published NAV per share.
Shares repurchased through this special repurchase right will not be subject to the repurchase limits of our Share Repurchase Plan or any Early Repurchase Deduction. In the event that Class L Common Shares to be repurchased pursuant to a notice exceed 15% of the net sale proceeds of the Applicable Project Sale described in such notice, such Common Shares will be repurchased on a pro rata basis. All elections to opt out, in whole or in part, of a repurchase in connection with an Applicable Project Sale must be resubmitted in connection with notices of any future Applicable Project Sales.
Items of Note for All Repurchases
When Shareholders make a request to have Common Shares repurchased, they should note the following:
•	if Shareholders are requesting that some but not all of their Common Shares be repurchased, the value of their remaining balances must be above $2,500 to avoid a potential minimum account repurchase;
•	Shareholders will not receive interest on amounts represented by uncashed repurchase checks;
•	under applicable anti-money laundering regulations and other federal regulations, repurchase requests may be suspended, restricted or canceled and the proceeds may be withheld; and
•
all Common Shares requested to be repurchased must be beneficially owned by the holder of record making the request or their estate, heir or beneficiary, or the party requesting the repurchase must be authorized to do so by the holder of record of the Common Shares or their estate, heir or beneficiary, and such shares must be fully transferable and not subject to any liens or encumbrances. In certain cases, we may ask the requesting party to provide evidence satisfactory to us that the Common Shares requested for repurchase are not subject to any liens or encumbrances. If we determine that a lien exists against the Common Shares, we will not be obligated to repurchase any Common Shares subject to the lien.

IRS regulations require us to determine and disclose on Form 1099-B the adjusted cost basis for Common Shares sold or repurchased. Although there are several available methods for determining the adjusted cost basis, unless Shareholders elect otherwise, which they may do by checking the appropriate box on the repurchase authorization form, we will utilize the first-in-first-out method.
Frequent Trading and Other Policies
We may reject for any reason, or cancel as permitted or required by law, any purchase orders for Common Shares. For example, we may reject any purchase orders from market timers or investors that, in our opinion, may be disruptive to our operations. Frequent purchases and sales of our Common Shares can harm shareholders in various ways, including reducing the returns to long-term investors by increasing our costs, disrupting portfolio management strategies and diluting the value of the shares of long-term holders of Common Shares.

In general, holders of Common Shares may request that we repurchase their shares once every calendar quarter. However, we prohibit frequent trading. We define frequent trading as follows:
•	any holder of Common Shares who requests that we repurchase shares within 90 calendar days of the purchase of such shares;
•	transactions deemed harmful or excessive by us (including, but not limited to, patterns of purchases and repurchases), in our sole discretion; and
•	transactions initiated by financial professionals, among multiple investor accounts, that in the aggregate are deemed harmful or excessive.
The following are excluded when determining whether transactions are excessive:
•	purchases and requests for repurchase of our Common Shares in the amount of $2,500 or less;
•	purchases or repurchases initiated by us; and
•	transactions subject to the trading policy of an intermediary that we deem materially similar to our policy.
At the Advisor’s discretion, upon the first violation of the policy in a calendar year, purchase and repurchase privileges may be suspended for 90 days. Upon a second violation in a calendar year, purchase and repurchase privileges may be suspended for 180 days. On the next business day following the end of the 90 or 180 day suspension, any transaction restrictions placed on a holder of Common Shares may be removed.
Mail and Telephone Instructions
We and our Transfer Agent will not be responsible for the authenticity of mail or phone instructions or losses, if any, resulting from unauthorized transactions if they reasonably believe that such instructions were genuine. Our Transfer Agent has established reasonable procedures to confirm that instructions are genuine including requiring the holder of Common Shares to provide certain specific identifying information on file and sending written confirmation to holders of record. Investors, or their designated custodian or fiduciary, should carefully review such correspondence to ensure that the instructions were properly acted upon. If any discrepancies are noted, the investor, or its agent, should contact their or its financial professional as well as our Transfer Agent in a timely manner, but in no event more than 60 days from receipt of such correspondence. Failure to notify such entities in a timely manner will relieve us, our Transfer Agent and the financial professional of any liability with respect to the discrepancy.

ITEM 12.	INDEMNIFICATION OF DIRECTORS AND OFFICERS
Declaration of Trust
Maryland law provides that a trustee will not have any liability by reason of being or having been a trustee so long as he or she performs or performed his or her duties as a trustee in accordance with the applicable standard of conduct. In addition, our Declaration of Trust limits the personal liability of our trustees and officers, to us or the Shareholders, for monetary damages, to the maximum extent permitted by Maryland law.
To the maximum extent permitted by Maryland law in effect from time to time, the Company must indemnify each Covered Person, including any individual or entity who, while serving as the Covered Person and, at our request, serves or has served any other enterprise in any management or agency capacity, against any claim or liability to which the Covered Person may become subject by reason of such status. In addition, the Company must, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a Covered Person or Shareholder made a party to or witness in a proceeding by reason of such status, provided that, in the case of a Covered Person, the Company must have received (i) a written affirmation by the Covered Person of the Covered Person’s good faith belief that the Covered Person has met the applicable standard of conduct necessary for indemnification by the Company and (ii) a written undertaking by or on behalf of the Covered Person to repay the amount paid or reimbursed by the Company if it is ultimately determined that the applicable standard of conduct was not met. The Company is not required to indemnify or advance funds to any person entitled to indemnification under our Declaration of Trust (x) with respect to any action initiated or brought voluntarily by such indemnified person (and not by way of defense) unless (I) approved or authorized by our Board or (II) incurred to establish or enforce such person’s right to indemnification under the Declaration of Trust or (y) in connection with any claim with respect to which such person is found to be liable to the Company.
The Company may, with the approval of our Board, provide or obligate itself to provide such indemnification or payment or reimbursement of expenses to any person that served a predecessor of the Company as a Covered Person or any employee or agent of the Company or any predecessor of the Company.
Except that no preliminary determination of the ultimate entitlement to indemnification shall be required for the payment or reimbursement of expenses, any indemnification or payment or reimbursement of the expenses permitted by our Declaration of Trust will be furnished in accordance with the procedures provided for indemnification or advance or reimbursement of expenses, as the case may be, under Section 2-418 of the Maryland General Corporation Law (or any successor provision thereto) for directors of Maryland corporations.
Advisory Agreement
Except as otherwise provided by Federal or state laws, the Advisor, its affiliates, owners, managers, partners, directors, officers, principals and employees (the “Advisor Parties”), acting in good faith, shall not be liable to the Company, the Board, the Shareholders, the partners of the Operating Partnership or any other party for any act, omission, investment recommendation or decision, or any loss arising out of or relating to any activity undertaken (or omitted to be undertaken), in connection with the performance of their services to the Company as described in the Advisory Agreement or in the Operating Partnership Agreement other than as provided below. The Advisor will indemnify the Company from any loss or expense (including reasonable attorneys’ fees and expenses) arising out of any act or failure to act by the Advisor Parties in the performance of their duties under the Advisory Agreement by reason of their fraud, gross negligence or willful misconduct and which are not fully reimbursed by insurance; provided, however, the Advisor Parties shall not be held responsible for any action of the Board in following or declining to follow any advice or recommendation given by the Advisor.
Subject to any limitations imposed by applicable law, the Company generally will indemnify the Advisor Parties from any losses and related expenses (including reasonable attorneys’ fees and expenses) arising out of any act or failure to act in the performance of their duties under the Advisory Agreement to the extent such loss, damage, liability, claim, cost or expense is not fully reimbursed by insurance, and to the fullest extent possible without such indemnification being inconsistent with the laws of the State of Maryland or the Declaration of Trust. Any indemnification of the Advisor Parties may be made only out of the net assets of the Company.
ITEM 13.	FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA
See “Index to Financial Statements” on page F-1 of this Registration Statement.

ITEM 14.	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE
Change in Independent Registered Public Accounting Firm
On July 17, 2026, the Company notified BPM LLP (“BPM”) of its dismissal as the Company’s independent registered public accounting firm, effective as of the completion of BPM’s audit of the predecessor entities’ financial statements as of and for the years ended December 31, 2025 and 2024, and the filing of such audited financial statements with this Registration Statement. The decision to change independent registered public accountant firms was made by management. The decision was not recommended or approved by the board or the audit committee. Any subsequent change to the Company's independent registered public accountanting firm will require approval of the audit committee.
The report of BPM on the predecessor entities’ financial statements as of December 31, 2025 and 2024, and for the years then ended, did not contain any adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principle.
During the years ended December 31, 2025 and 2024, and during the subsequent interim period preceding BPM’s dismissal, there were no disagreements with BPM on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BPM, would have caused BPM to make reference to the subject matter of the disagreements in connection with its report. During the years ended December 31, 2025 and 2024, and during the subsequent interim period preceding BPM’s dismissal, there were no “reportable events” as such term is defined in Item 304(a)(1)(v) of Regulation S-K, except for the material weaknesses identified by BPM, as described under “Risk Factors” in this Registration Statement.
The Company has provided BPM with a copy of the foregoing disclosure and requested that BPM furnish the Company with a letter addressed to the SEC stating whether or not it agrees with such disclosure. A copy of the letter dated November 12, 2026 from BPM is filed as Exhibit 16.1 to this Registration Statement.
New Independent Registered Public Accounting Firm
On October 28, 2026, the Company engaged CohnReznick LLP (“CohnReznick”) as the Company’s independent registered public accounting firm to audit the Company’s financial statements as of and for the year ending December 31, 2026.
During the period during which BPM was engaged as the Company’s independent registered public accounting firm, the Company did not consult with CohnReznick regarding (1) the application of accounting principles to a specified transaction, (2) the type of audit opinion that might be rendered on the Company’s financial statements, (3) written or oral advice provided that would be an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue, or (4) any matter that was the subject of a disagreement between the Company and BPM as described in Item 304(a)(1)(iv) or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.
ITEM 15.	FINANCIAL STATEMENTS AND EXHIBITS
(a)	Financial Statements. See “Index to Financial Statements” on page F-1 of this Registration Statement.
(b)	Exhibits.

Exhibit No.	Description
2.1*
Agreement and Plan of Merger by and among American Residential Housing Trust, ARHT OP, LP, HSR Income and Value REIT 2, Inc., HSR Income and Value REIT 2 OP, LP, HSR Income and Value REIT 3, Inc. and HSR Income and Value REIT 3 OP, LP, dated as of July 6, 2026

3.1*	Certificate of Trust of American Residential Housing Trust
3.2*	Amended and Restated Declaration of Trust of American Residential Housing Trust
3.3*	Amendment No. 1 to Amended and Restated Declaration of Trust of American Residential Housing Trust
3.4*	Amended and Restated Bylaws of American Residential Housing Trust
4.1*	American Residential Housing Trust Distribution Reinvestment Plan
4.2*	American Residential Housing Trust Share Repurchase Plan

Exhibit No.	Description
10.1*	Advisory Agreement between American Residential Housing Trust, ARHT OP, LP and HSR ARHT Partners, LLC, dated as of July 6, 2026
10.2*	Form of Property Management Agreement by and between the applicable property owner and HSRMCO, LLC
10.3*	Amended and Restated Limited Partnership Agreement of ARHT OP, LP, dated September 1, 2026
10.4*	Form of Contribution Agreement by and among the applicable Contributor, ARHT OP, LP and HSR Multifamily Fund 6, LLC
16.1*	Letter from BPM LLP, dated November 12, 2026
21.1*	Subsidiaries of the Registrant

*	Filed herewith

INDEX TO FINANCIAL STATEMENTS
HSR INCOME AND VALUE REIT 2, INC. AND HSR INCOME AND VALUE REIT 3, INC. AND THEIR SUBSIDIARIES

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Shareholders of
HSR Income and Value REIT 2, Inc. and HSR Income and Value REIT 3, Inc.
Opinion on the Financial Statements
We have audited the accompanying combined consolidated balance sheets of HSR Income and Value REIT 2, Inc. and HSR Income and Value REIT 3, Inc. and their subsidiaries (collectively, the "Company") as of December 31, 2025 and 2024, the related combined consolidated statements of operations, changes in equity, and cash flows for each of the two years in the period ended December 31, 2025, and the related notes (collectively referred to as the “combined consolidated financial statements”). In our opinion, the combined consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2025, in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These combined consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the combined consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the combined consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the combined consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the combined consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ BPM LLP
We have served as the Company's auditor since 2026.
Los Angeles, California
November 12, 2026

HSR Income and Value REIT 2, Inc. and
HSR Income and Value REIT 3, Inc.
and Their Subsidiaries
Combined Consolidated Balance Sheets

	As of December 31,
	2025	2024
ASSETS
Net investments in real estate properties	$ 386,697,810	$ 269,592,761
Cash, cash equivalents and restricted cash	40,635,714	36,211,295
Due from affiliate	612,642	395,931
Prepaid expenses and other assets	1,162,728	1,010,193
Investments in unconsolidated real estate ventures	11,912,067	16,757,229
Total assets	$ 441,020,961	$ 323,967,409
LIABILITIES AND EQUITY
Liabilities:
Mortgage notes payable, net	$ 212,371,525	$ 142,946,193
Accounts payable and accrued liabilities	6,808,779	2,406,148
Accrued interest	805,365	—
Total liabilities	219,985,669	145,352,341

Commitments and contingencies (Note 10)

Shareholders’ equity:
Common stock, $0.01 par value, 50,000,000 shares authorized, 23,805,750 and 18,767,100 shares issued and outstanding as of December 31, 2025 and 2024, respectively.	238,058	187,671
Additional paid-in capital	237,878,732	187,505,329
Accumulated deficit	(32,436,331)	(15,126,197)
Total shareholders’ equity	205,680,459	172,566,803
Noncontrolling interests	15,354,833	6,048,265
Total equity	221,035,292	178,615,068
Total liabilities and equity	$ 441,020,961	$ 323,967,409

The accompanying notes are an integral part of these combined consolidated financial statements

HSR Income and Value REIT 2, Inc. and
HSR Income and Value REIT 3, Inc.
and Their Subsidiaries
Combined Consolidated Statements of Operations

	Year ended December 31,
	2025	2024
Revenue	$ 23,314,251	$11,977,029

Operating expenses:
Depreciation and amortization	10,993,701	6,052,130
Property operating expenses	6,362,011	3,271,234
Real estate taxes	3,400,264	1,453,793
Management fees (related party)	2,069,633	1,033,516
General and administrative	1,558,141	782,498
Total operating expenses	24,383,750	12,593,171
Loss from operations	(1,069,499)	(616,142)

Other income (expense):
Loss from unconsolidated real estate ventures	(425,394)	(355,644)
Interest expense, including amortization of deferred financing costs and loss on extinguishment of debt	(9,735,224)	(5,300,693)
Interest income	1,654,626	834,174
Total other expense, net	(8,505,992)	(4,822,163)
Net loss	(9,575,491)	(5,438,305)
Less: Net loss attributable to noncontrolling interests	(500,100)	(169,959)
Net loss attributable to common shareholders	$(9,075,391)	$(5,268,346)

The accompanying notes are an integral part of these combined consolidated financial statements

HSR Income and Value REIT 2, Inc. and
HSR Income and Value REIT 3, Inc.
and Their Subsidiaries
Combined Consolidated Statements of Changes in Equity
For the years ended December 31, 2025 and 2024

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Noncontrolling Interests	Total Equity
	Shares	Amount
Balance at January 1, 2024	12,938,000	$ 129,380	$ 129,260,620	$(4,808,036)	$6,000	$ 124,587,964
REIT 2 Share issuances	11,800	118	117,882	—	—	118,000
REIT 3 Share issuances	5,827,300	58,273	58,216,727	—	—	58,275,000
REIT 2 Share repurchases	(10,000)	(100)	(89,900)	—	—	(90,000)
Contributions from noncontrolling Interests	—	—	—	—	6,254,134	6,254,134
Distributions	—	—	—	(5,049,815)	(41,910)	(5,091,725)
Net loss	—	—	—	(5,268,346)	(169,959)	(5,438,305)
Balance at December 31, 2024	18,767,100	$ 187,671	$ 187,505,329	$ (15,126,197)	$6,048,265	$ 178,615,068
REIT 3 Share issuances	5,080,650	50,807	50,755,694	—	—	50,806,501
REIT 2 Share repurchases	(30,000)	(300)	(262,410)	—	—	(262,710)
REIT 3 Share repurchases	(12,000)	(120)	(119,881)	—	—	(120,001)
Contributions from noncontrolling Interests	—	—	—	—	9,974,434	9,974,434
Distributions	—	—	—	(8,234,743)	(167,766)	(8,402,509)
Net loss	—	—	—	(9,075,391)	(500,100)	(9,575,491)
Balance at December 31, 2025	23,805,750	$ 238,058	$ 237,878,732	$ (32,436,331)	$ 15,354,833	$ 221,035,292

The accompanying notes are an integral part of these combined consolidated financial statements

HSR Income and Value REIT 2, Inc. and
HSR Income and Value REIT 3, Inc.
and Their Subsidiaries
Combined Consolidated Statements of Cash Flows

	Year ended December 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(9,575,491)	$(5,438,305)

Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization	10,993,701	6,052,130
Amortization of deferred financing costs	620,717	279,998
Loss on extinguishment of debt	245,749	—
Provision for credit losses	188,151	153,472
Loss from unconsolidated real estate ventures	425,394	355,644
Distributions from unconsolidated real estate ventures	714,504	569,469
Changes in current assets and liabilities:
Due from affiliate	(216,711)	(307,078)
Prepaid expenses and other assets	3,619	(309,689)
Accounts payable and accrued liabilities	2,278,169	648,091
Accrued interest	805,365	—
Net cash provided by operating activities	6,483,167	2,003,732

Cash flows from investing activities:
Return of investment from unconsolidated real estate ventures	3,705,264	—
Acquisitions of real estate properties	(115,205,829)	(170,190,245)
Additions of real estate properties	(11,108,764)	(2,020,462)
Advances under related party note receivable	(600,000)	—
Collections of principal on related party note receivable	600,000	—
Net cash used in investing activities	(122,609,329)	(172,210,707)

Cash flows from financing activities:
Borrowings under mortgage notes	90,525,000	94,125,000
Repayment of mortgage notes	(19,700,000)	—
Debt issuance costs paid	(2,266,133)	(2,106,026)
Share issuances	50,802,500	65,198,000
Share repurchases	(382,711)	(90,000)
Distributions to shareholders	(8,234,743)	(5,049,815)
Contributions received from noncontrolling interests	9,974,434	6,254,134
Distributions to noncontrolling interests	(167,766)	(41,910)
Net cash provided by financing activities	120,550,581	158,289,383

Increase (decrease) in cash, cash equivalents and restricted cash	4,424,419	(11,917,592)
Cash, cash equivalents and restricted cash, beginning of year	36,211,295	48,128,887
Cash, cash equivalents and restricted cash, end of year	$40,635,714	$36,211,295

Supplemental disclosures of cash flow information:
Cash paid for interest	$8,063,393	$5,020,695
Additions of real estate properties included in accounts payable and accrued liabilities	$1,103,875	$901,730
Common shares issued in exchange for subscription receivable	$—	$6,801,000
Non-cash contribution receivable	$4,001	$—
Acquisition costs held in escrow	$—	$2,188,531

The accompanying notes are an integral part of these combined consolidated financial statements

The accompanying notes are an integral part of these combined consolidated financial statements

HSR Income and Value REIT 2, Inc. and
HSR Income and Value REIT 3, Inc.
and Their Subsidiaries
Notes to Combined Consolidated Financial Statements
For the Years ended December 31, 2025 and 2024
Note 1 – Organization and Nature of Operations
The combined consolidated financial statements present HSR Income and Value REIT 2, Inc. (“REIT 2”) and HSR Income and Value REIT 3, Inc. (“REIT 3”), together with subsidiaries (collectively, the “Company”). REIT 2 was formed in Maryland on March 19, 2021. REIT 3 was formed in Maryland on January 3, 2024. Each of REIT 2 and REIT 3 has elected to be taxed as a real estate investment trust (“REIT”).
REIT 2 commenced a private offering on September 15, 2021 of up to $200 million in shares of common stock at a purchase price of $10 per share. The offering terminated on March 31, 2023, with a final closing approximately 18 months later. Total capital raised under REIT 2 was $129,779,000. REIT 3 commenced a private offering on June 1, 2024 of up to $300 million in shares of common stock at a purchase price of $10 per share. The offering terminated and closed on January 31, 2026, with total capital raised under REIT 3 of $108,961,500.
Substantially all operations of each of the REITs were conducted through HSR Income and Value REIT 2 OP, LP and HSR Income and Value REIT 3 OP, LP, respectively (each, an “Operating Partnership” and collectively, the “Operating Partnerships”). Each REIT was the sole general partner of its operating partnership. HSRIV 2 Holdings, LLC and HSRIV 3 Holdings, LLC were the respective limited partners. The respective advisors, HSRIV 2 Partners, LLC and HSRIV 3 Partners, LLC (collectively, “Advisors”), managed the operations, the investment portfolios and investment opportunities under separate advisory agreements (the “Advisory Agreements”).
Each Operating Partnership was operated in a manner that would enable the Company to (1) satisfy the requirement for being classified as a REIT for tax purposes, (2) avoid any federal income or excise tax liability and (3) ensure that the Operating Partnership would not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), which classification could result in the Operating Partnership being taxed as a corporation, rather than as a partnership. In addition to the administrative and operating costs and expenses incurred by the Operating Partnership in acquiring and operating real properties, the Operating Partnerships paid all of the Company’s administrative costs and expenses, and such expenses were treated as expenses of the Operating Partnerships.
These financial statements include REIT 2 for the years ended December 31, 2025 and 2024 and REIT 3 for the year ended December 31, 2025 and the period from January 3, 2024 (inception) through December 31, 2024. The Company invested primarily in multifamily real estate through its operating partnerships, consolidated property entities and investments in unconsolidated real estate ventures. On July 6, 2026, REIT 2 and REIT 3 completed a merger transaction with and into American Residential Housing Trust (“ARHT”), with ARHT surviving the merger transaction, and each Operating Partnership completed a merger transaction with and into ARHT OP, LP (“ARHT OP”), with ARHT OP surviving the merger transaction, as further described in Note 11.
Note 2 – Summary of Significant Accounting Policies
Principles of Consolidation and Basis of Presentation
These combined consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These combined consolidated financial statements include the accounts of REIT 2 and REIT 3 and their subsidiaries, the Operating Partnerships and all other entities where the Company has a controlling financial interest. The Company evaluates whether it has a controlling financial interest in an entity in accordance with Accounting Standards Codification (“ASC”) 810, Consolidation. All inter-company accounts, balances and transactions have been eliminated in consolidation.
REIT 2 and REIT 3 were under common control throughout the periods presented. Accordingly, their financial statements are presented on a combined basis because such presentation is more meaningful than separate financial statements in these circumstances. The merger completed subsequent to December 31, 2025 is described in Note 11 and is not reflected in the accompanying combined consolidated financial statements.

HSR Income and Value REIT 2, Inc. and
HSR Income and Value REIT 3, Inc.
and Their Subsidiaries
Notes to Combined Consolidated Financial Statements
For the Years ended December 31, 2025 and 2024
Note 2 – Summary of Significant Accounting Policies (continued)
The following entities are subsidiaries of the Company that are included in the combined consolidated financial statements:

Property Name	Property Location	Acquisition Date	Asset Class	Company Ownership
HSR San Pasqual, LP (“San Pasqual”)	975 San Pasqual St., Pasadena, CA	11/14/2022	Multifamily	100%
HSR 7918, LP (“Monarch”)	7918 Reseda Blvd., Los Angeles, CA	11/18/2022	Multifamily	100%
HSR 360 SLC, LP (“Downtown 360”)	360 S 400 W, Salt Lake City, UT	12/05/2022	Multifamily	100%
HSR 828, LP (“828 on Broadway”)	828 Broadway, Denver, CO	1/18/2024	Multifamily	82.55%
HSR Hightower, LP (“Avenue Heights”)	40 S 900 E, Salt Lake City, UT	8/08/2024	Multifamily	79.53%
HSR Tanglewood, LLC (“The William”)	5740 San Felipe Street, Houston, TX	12/20/2024	Multifamily	88%
HSR Midtown, LLC (“The Hopkins”)	3101 Smith Street, Houston, TX	4/30/2025	Multifamily	100%
HSR Logan, LLC (“Summit at Washington Park”)	90 S Logan Street, Denver, CO	12/01/2025	Multifamily	100%
HSR Grant, LLC (“The Grant”)	1200 Grant Street, Denver, CO	12/15/2025	Multifamily	100%

Noncontrolling Interests
The portion of a consolidated entity not owned by the Company is recorded as a noncontrolling interest. Noncontrolling interests are reflected on the accompanying combined consolidated balance sheet as a component of equity. The Company recognizes each noncontrolling holder’s respective share of the net assets at the date of formation or acquisition. Noncontrolling interests are subsequently adjusted for the noncontrolling holder’s share of additional contributions, distributions and its share of the net earnings or losses of each respective consolidated entity. The Company allocates net income (loss) to noncontrolling interests based on ownership interest during the period.
During the years ended December 31, 2025 and 2024, the Company received contributions from the noncontrolling interests of $9,974,434 and $6,254,134, respectively, and made cash distributions to noncontrolling interests of $167,766 and $41,910, respectively.
Investments in Unconsolidated Real Estate Ventures
The Company owns undivided interests in three multifamily properties through tenants in common (“TIC”) arrangements. Although the Company holds a majority of the economic interests and an affiliated manager performs day-to-day operations, significant operating, financing and disposition decisions require the consent of all TIC owners and represent substantive participating rights. As control over the investments is shared with the other investor, these investments are presented in the combined consolidated financial statements using the equity method of accounting. Under the equity method, investments are initially recorded at the original investment amounts and are adjusted for contributions and distributions, as well as the Company’s share of undistributed earnings or losses.
The following are unconsolidated real estate ventures of the Company that are accounted for as equity method investments:

Property Name	Property Location	Acquisition Date	Asset Class	Company Ownership
HSR Roost, LP (“The Roost”)	2434 Federal Blvd., Denver, CO	8/25/2023	Multifamily	65%
HSR Vassar, LP (“The Delaware”)	2566 Delaware St., Denver, CO	8/31/2023	Multifamily	65%
HSR Almond, LP (“Almond”)	1522 West Almond Ave, Orange, CA	9/23/2023	Multifamily	61.1%

Use of Estimates
The preparation of the combined consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and

HSR Income and Value REIT 2, Inc. and
HSR Income and Value REIT 3, Inc.
and Their Subsidiaries
Notes to Combined Consolidated Financial Statements
For the Years ended December 31, 2025 and 2024
Note 2 – Summary of Significant Accounting Policies (continued)
disclosure of contingent assets and liabilities at the date of the combined consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.
Cash, Cash Equivalents and Restricted Cash
The Company considers all short-term, highly liquid investments that are readily convertible to cash and have an original maturity of three months or less at the time of purchase to be cash equivalents. Restricted cash primarily consists of tenants’ security deposits, and impound balances held by mortgage lenders for real estate taxes, insurance, tenant improvements and capital expenditures.
Cash and cash equivalents are held at major financial institutions and are subject to credit risk to the extent those balances exceed federally insured limits. The Company has not experienced any losses in such accounts.
The Company is subject to credit risk to the extent any financial institution with which it conducts business is unable to fulfill contracted obligations on its behalf. Management monitors the financial condition of those financial institutions and does not anticipate any losses from these counterparties.
Deferred Financing Costs
Deferred financing costs represent commitment fees, legal and other costs associated with obtaining or originating financing. Deferred financing costs are presented on the accompanying combined consolidated balance sheet as a direct deduction from the carrying amount of the related debt liability. These costs are amortized to interest expense over the term of the respective financing agreements in a manner that approximates the effective interest method.
Revenue Recognition
The Company owns and operates multifamily residential apartment communities, including the leasing of commercial units in several of the properties, and earns revenue through the rental of such properties. Non-lease revenue consists of utility reimbursements, parking fees, pet fees, storage rentals, application fees, administrative fees, and other resident related charges.
Substantially all residential lease agreements are classified as operating leases under ASC 842, Leases (“ASC 842”). Rental income is recognized on a straight-line basis over the noncancelable lease term when collectability is considered probable. Residential leases generally have original terms of one year or less and do not contain rent escalation clauses or significant lease incentives. Because the difference between contractual rents and straight-line rental income is generally immaterial, rental revenue is recognized based on the contractual monthly rental amounts due under the lease agreements. For the Company’s leases, which are comprised of a lease and a non-lease component, the Company determined that the lease component is the predominant component and all components of its operating leases share the same timing and pattern of transfer of benefits to the lessee; accordingly, the Company accounts for the combined component under ASC 842.
Variable lease payments, including month-to-month lease premiums, lease termination fees, and other resident charges that are not fixed at lease commencement, are recognized in the period in which the changes in facts and circumstances occur and the amounts become known. Tenant reimbursements for property operating expenses are recognized as revenue in the period the applicable expenses are incurred.
Tenants are generally required to pay rent on the first day of each month. Amounts received from residents prior to the period in which the related lease or service obligations are satisfied are recorded as tenant prepaid rent within accounts payable and accrued liabilities and amounted to $489,065 and $337,481 at December 31, 2025 and 2024, respectively, in the accompanying combined consolidated balance sheet.
Security deposits collected from tenants are not recognized as revenue upon receipt and are recorded as refundable liabilities until returned to the resident or applied in accordance with the terms of the lease agreement and

HSR Income and Value REIT 2, Inc. and
HSR Income and Value REIT 3, Inc.
and Their Subsidiaries
Notes to Combined Consolidated Financial Statements
For the Years ended December 31, 2025 and 2024
Note 2 – Summary of Significant Accounting Policies (continued)
applicable law. Tenant deposits amounted to $1,077,314 and $696,058 at December 31, 2025 and 2024, respectively, which are included within accounts payable and accrued liabilities in the accompanying balance sheet.
Tenant receivables primarily consist of unpaid contractual rents and other resident receivables. The Company continually evaluates the collectability of its tenant receivables, including accrued rental income, by evaluating factors including the age of outstanding balances, resident payment history, historical collection experience, current economic conditions, and other relevant information. When collectability is deemed not probable, the Company records an adjustment or provision for bad debt. Past-due balances are reviewed on an ongoing basis, and receivables deemed uncollectible are written off against the allowance when collection efforts have been exhausted or when management determines that recovery is no longer probable. Tenant receivables amounted to $800,772 and $552,080 at December 31, 2025 and 2024, respectively, and are included in prepaid expenses and other assets on the Combined Consolidated Balance Sheets. During the years ended December 31, 2025 and 2024, $188,151 and $153,472 was charged to provision for credit loss expense, for potential uncollectible past-due balances.
Fair Value Hierarchy
Under ASC 820, Fair Value Measurement (“ASC 820”), GAAP defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). Fair value is a market-based measurement that should be determined based on the assumptions market participants would use in pricing the asset or liability. As a basis for considering market participant assumptions in fair value measurements, a fair value hierarchy distinguishes between: (1) market participant assumptions developed based on market data obtained from sources independent of the reporting entity (observable inputs) and (2) the reporting entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). Valuation techniques used to measure fair value shall maximize the use of observable inputs and minimize the use of unobservable inputs.
The fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value into three broad levels, as follows:
•
Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. An active market for the asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide information on an ongoing basis.

•	Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.
•
Level 3 inputs are unobservable inputs for the asset or liability. Unobservable inputs are used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at the measurement date. Unobservable inputs reflect the reporting entity’s own assumptions about the assumptions that market participants would use in pricing the asset or liability (including assumptions about risk). Unobservable inputs are developed based on the best information available in the circumstances, which might include the Company’s own data.

The carrying value of cash, cash equivalents and restricted cash, accounts receivable, and accounts payable and accrued liabilities approximate fair value because of the short-term maturity of these instruments.

HSR Income and Value REIT 2, Inc. and
HSR Income and Value REIT 3, Inc.
and Their Subsidiaries
Notes to Combined Consolidated Financial Statements
For the Years ended December 31, 2025 and 2024
Note 2 – Summary of Significant Accounting Policies (continued)
The estimated fair values of the Company’s mortgage notes payable are measured using observable market inputs and are therefore categorized as Level 2 within the fair value hierarchy under ASC 820. The fair value of mortgage notes payable was determined by discounting the future principal and interest payments by estimated current market rates as of December 31, 2025 and 2024.
The carrying amounts of the Company’s mortgage notes payable and the related estimated fair values are as follows:

	Carrying Amount	Estimated Fair Value
Mortgage notes payable, as of December 31, 2024	$145,278,000	$146,558,728
Mortgage notes payable, as of December 31, 2025	$216,103,000	$219,454,984

The fair values of the outstanding principal of the mortgage notes payable were determined by discounting the future principal and interest payments by estimated current market rates as of December 31, 2025 and 2024.
Investments in Real Estate Properties
Investments in real estate, consisting of acquired assets, are recorded at cost, less accumulated depreciation and amortization. Improvements and major replacements and betterments, which improve or extend the life of an asset, are capitalized. All other repair and maintenance costs are expensed as incurred.
Asset Impairment
The Company reviews investment in real estate properties for impairment on a property-by-property basis whenever events or changes in circumstances indicate that the carrying value of its investment in real estate properties may not be recoverable. These circumstances include, but are not limited to, declines in the property’s cash flows, occupancy, and fair market value. The Company measures any impairment of investment in real estate when the estimated undiscounted operating cash flows before depreciation and amortization, plus its residual value, is less than the carrying value of the property. To the extent impairment has occurred, the Company recognizes an impairment charge for the excess carrying value of the property over its estimated fair value. The Company may decide to sell properties that are held for use, and the sale prices of these properties may differ from their carrying values. No properties were sold and no impairments were recognized during the years ended December 31, 2025 and 2024.
Acquisitions of Real Estate Properties
The Company evaluates each acquisition of real estate properties, to determine whether the transaction should be accounted for as a business combination or an asset acquisition in accordance with ASC 805, Business Combinations (“ASC 805”). In applying the screen test in ASC 805-10-55-5A, the Company evaluates whether substantially all of the fair value of the gross assets acquired is concentrated in a single identifiable asset or group of similar identifiable assets. Because substantially all of the fair value of the Company’s acquisitions is concentrated in the acquired real estate, these transactions are accounted for as asset acquisitions under ASC 805-50 using a cost accumulation model, whereby any transaction specific acquisition costs associated with the acquisitions are capitalized to the basis of the acquired properties. The Company measures the real estate assets acquired based on the total consideration exchanged, and any difference between the total cost and estimated fair value of an acquired asset is allocated to the real estate properties and related lease intangibles on a relative fair value basis. At the property level, the Company allocates the purchase price to the acquired tangible assets — consisting of land, land improvements, buildings and furniture and fixtures — and to identified intangible assets, including the value of in-place leases, based on their relative fair values.

HSR Income and Value REIT 2, Inc. and
HSR Income and Value REIT 3, Inc.
and Their Subsidiaries
Notes to Combined Consolidated Financial Statements
For the Years ended December 31, 2025 and 2024
Note 2 – Summary of Significant Accounting Policies (continued)
The Company engages independent third-party valuation specialists to assist in determining these fair values. Fair values are determined using a combination of the market, cost (replacement cost), and income approaches, as appropriate for each asset class, incorporating assumptions a market participant would use, including replacement cost estimates, capitalization rates, market rental rates, and estimated lease-up periods. Given the significance of the unobservable inputs, the purchase price allocation is categorized as Level 3 within the fair value hierarchy under ASC 820.
Depreciation and Amortization
The Company records depreciation and amortization on buildings, building improvements, land improvements, and furniture and fixtures, and in-place leases utilizing the straight-line method over the estimated useful life of the asset. Tenant improvements are amortized utilizing the straight-line method over the term of the related lease or occupancy term of the tenant, if shorter. The Company reviews depreciable lives of investment properties periodically and makes adjustments to reflect a shorter economic life, when necessary. The useful lives of the Company’s real estate investments, based upon the type of asset, are outlined below:

Investment in Real Estate Properties – Category	Estimated Useful Lives
Buildings and improvements	39 years
Land improvements	15 years
Furniture and fixtures	7 years
Tenant improvements	Occupancy term of tenant
In-place leases	0.5 years

Depreciation and amortization expense for the years ended December 31, 2025 and 2024 were $10,993,701 and $6,052,130, respectively.
Income Taxes
Each of REIT 2 and REIT 3 has elected to be taxed as a REIT under the Internal Revenue Code. To continue to qualify as a REIT, each of REIT 2 and REIT 3 must continue to meet certain organizational and operating requirements, including a requirement to distribute at least 90% of its annual REIT taxable income to shareholders (which is computed without regard to the dividends-paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). As a REIT, each of REIT 2 and REIT 3 generally will not be subject to federal income tax on its taxable income at regular corporate income tax rates and generally will not be permitted to qualify for treatment as a REIT for federal income tax purposes for the four taxable years following the year during which qualification is lost, unless the Internal Revenue Service grants relief under certain statutory provisions. Such an event could materially and adversely affect net income and net cash available for distribution to shareholders. However, each of REIT 2 and REIT 3 believes that it is organized and operates in such a manner as to qualify for treatment as a REIT as of December 31, 2025 and 2024.
Each of REIT 2 and REIT 3 has elected to treat its subsidiaries as taxable REIT subsidiaries (“TRS”). A TRS is subject to corporate federal and state income taxes. The taxable REIT subsidiaries had no activity during the years ended December 31, 2025 and 2024. Accordingly, no current or deferred income tax expense or benefit was recognized for either year, and no related income tax assets or liabilities were recorded as of December 31, 2025 and 2024.
The Company has concluded there are no significant uncertain tax positions requiring recognition in its combined consolidated financial statements. As of December 31, 2025 and 2024, periods since inception remain subject to examination by the major tax jurisdictions under the statute of limitations.

HSR Income and Value REIT 2, Inc. and
HSR Income and Value REIT 3, Inc.
and Their Subsidiaries
Notes to Combined Consolidated Financial Statements
For the Years ended December 31, 2025 and 2024
Note 2 – Summary of Significant Accounting Policies (continued)
Risks
The Company is subject to risks incidental to the ownership, development, and investment in multifamily real estate properties located in various geographic markets. These risks include, but are not limited to:
•
Competitive environment – The Company operates in highly competitive real estate markets and competes with other owners, operators, and developers of multifamily residential properties for residents, acquisitions, development opportunities, financing, and qualified personnel. The Company’s operating results and financial condition are influenced by market conditions, including local supply and demand for apartment housing, new construction activity, employment trends, population growth, interest rates, housing affordability, and prevailing market rental rates.

•
Geographic concentration – The Company’s real estate properties are concentrated in the Los Angeles, CA, Salt Lake City, UT, Houston, TX, and Denver, CO, metropolitan areas. As a result, the Company’s operating performance, cash flows, and property values may be disproportionately affected by economic, demographic, regulatory, environmental, and market conditions occurring within these geographic regions. Local and regional factors may significantly influence rental demand, occupancy levels, market rental rates, operating expenses, and the value of the Company’s real estate properties. Adverse developments affecting one or more of the Company’s principal markets could have a greater impact on the Company’s financial condition and results of operations than if its portfolio were more broadly diversified.

•
Capital and market risks – The Company’s business is capital intensive and requires access to debt and equity capital to fund property acquisitions, development and redevelopment activities, capital improvements, service debt maturities, and other operating and investing activities. The Company’s primary sources of liquidity include cash and cash equivalents, cash flows from operations, proceeds from secured financings, and equity issuances.

•
Liquidity – The Company has invested in real estate properties for which active and liquid markets may not exist. As a result, the Company may be unable to dispose of real estate properties in a timely manner or at values consistent with management’s estimates.

•
Climate related risks – The Company’s properties may also be subject to climate-related risks, including hurricanes, floods, wildfires, severe storms, droughts, and extreme temperatures, which could result in property damage, business interruption, increased operating costs, and reduced property performance. While the Company maintains insurance coverage that it believes is appropriate, such coverage may not fully protect against all losses.

Reportable Segments
The Company operates the business as one operating and reportable segment, which originates and operates multifamily real estate properties. The Company’s Chief Operating Decision Maker (“CODM”) is its Chief Executive Officer. The CODM regularly reviews combined consolidated and property-level financial information and uses combined consolidated net income (loss), as presented in the combined consolidated statements of operations, to assess financial performance and allocate resources to property operations and capital expenditures.
The Company’s significant segment expenses consist of the expense categories presented in the combined consolidated statements of operations, including those presented within other income (expense). These expenses are regularly provided to the CODM and included in the reported measure of segment profit or loss. Other segment items consist of interest income and losses from unconsolidated real estate ventures, as separately presented in the combined consolidated statements of operations.

HSR Income and Value REIT 2, Inc. and
HSR Income and Value REIT 3, Inc.
and Their Subsidiaries
Notes to Combined Consolidated Financial Statements
For the Years ended December 31, 2025 and 2024
Note 3 – Cash, Cash Equivalents and Restricted Cash
The following table presents the Company’s cash, cash equivalents and restricted cash:

	December 31, 2025	December 31, 2024
Cash and cash equivalents	$35,500,293	$32,299,985
Restricted cash	5,135,421	3,911,310
Total	$40,635,714	$36,211,295

Note 4 – Investments in Real Estate Properties
The following table presents the Company’s investments in real estate properties:

	December 31, 2025	December 31, 2024
Cost
Land	$64,583,969	$49,849,221
Land improvements	1,373,727	1,264,633
Building and building improvements	329,916,643	220,025,977
Furniture and fixtures	2,784,906	1,793,132
In-place leases	8,628,201	6,255,733
	407,287,446	279,188,696
Accumulated depreciation and amortization	(20,589,636)	(9,595,935)
Net investments in real estate properties	$386,697,810	$269,592,761

Acquisitions of real estate properties during the year ended December 31, 2025 consisted of the following:

	The Hopkins	Summit at Washington Park	The Grant	Total
Land	$5,237,606	$3,224,603	$6,272,539	$14,734,748
Land improvements	48,111	20,719	40,266	109,096
Building and building improvements	21,691,752	14,370,661	62,254,503	98,316,916
Furniture and fixtures	214,762	104,711	667,216	986,689
In-place leases	582,952	205,051	1,584,464	2,372,467
Prepaid expenses and other assets	175,600	19,445	116,242	311,287
Accounts payable and accrued liabilities	(257,786)	(73,042)	(689,759)	(1,020,587)
Net assets acquired	$27,692,997	$17,872,148	$70,245,471	$115,810,616

Acquisitions of real estate properties during the year ended December 31, 2024 consisted of the following:

	828 on Broadway	Avenue Heights	The William	Total
Land	$11,961,953	$8,246,857	$9,336,353	$29,545,163
Land improvements	26,605	347,662	678,827	1,053,094
Building and building improvements	48,780,076	19,595,925	67,048,703	135,424,704
Furniture and fixtures	462,900	249,730	253,415	966,045
In-place leases	1,486,528	363,186	3,305,793	5,155,507
Prepaid expenses and other assets	115,773	129,127	384,798	629,698
Accounts payable and accrued liabilities	(87,785)	(79,254)	(228,396)	(395,435)
Net assets acquired	$62,746,050	$28,853,233	$80,779,493	$172,378,776

HSR Income and Value REIT 2, Inc. and
HSR Income and Value REIT 3, Inc.
and Their Subsidiaries
Notes to Combined Consolidated Financial Statements
For the Years ended December 31, 2025 and 2024
Note 4 – Investments in Real Estate Properties (continued)
The total purchase price of the acquisitions in real estate properties also includes acquisition costs, which have been allocated to the asset classes on a pro-rata basis.
Note 5 – Investments in Unconsolidated Real Estate Ventures
The following table presents summarized combined financial information for the Company’s unconsolidated real estate ventures. The amounts presented represent 100% of the investees’ financial information and are not adjusted for the Company’s respective ownership interests.

	As of December 31, 2025	As of December 31, 2024
Assets of unconsolidated real estate ventures:
Net investments in real estate properties	$49,834,229	$50,559,550
Cash, cash equivalents and restricted cash	2,756,204	2,850,353
Prepaid expenses and other assets	160,155	90,709
Total assets of unconsolidated real estate ventures	$52,750,588	$53,500,612
Liabilities of unconsolidated real estate ventures:
Mortgage notes payable, net	$33,023,529	$26,289,838
Due to affiliate	128,214	13,064
Accounts payable and accrued liabilities	537,220	472,809
Accrued interest	163,638	—
Total liabilities of unconsolidated real estate ventures	$33,852,601	$26,775,711
Total equity of unconsolidated real estate ventures	$18,897,987	$26,724,901

	For the year ended December 31, 2025	For the year ended December 31, 2024
Revenues
Revenues	$4,013,742	$3,516,123
Operating expenses:
Depreciation and amortization	1,083,315	1,182,370
Property operating expenses	540,075	498,114
Real estate taxes	450,565	439,635
Management fees (related party)	162,302	146,680
General and administrative	65,612	90,662
Total operating expenses	2,301,869	2,357,461
Income from operations	1,711,873	1,158,662
Other income (expense):
Interest expense, including amortization of deferred financing costs	(2,445,537)	(1,763,117)
Interest income	61,544	65,134
Total other expense, net	(2,383,993)	(1,697,983)
Net loss	$(672,120)	$(539,321)

The financial position or result of operations of any individual unconsolidated real estate venture neither represents 10% or more of the Company’s total assets as of December 31, 2025 and 2024 nor the Company’s net loss for the years ended December 31, 2025 and 2024, respectively. The Company’s equity in loss from unconsolidated real estate ventures for the years ended December 31, 2025 and 2024 was $425,394 and $355,644, respectively, which is included on the accompanying combined consolidated statement of operations.

HSR Income and Value REIT 2, Inc. and
HSR Income and Value REIT 3, Inc.
and Their Subsidiaries
Notes to Combined Consolidated Financial Statements
For the Years ended December 31, 2025 and 2024
Note 5 – Investments in Unconsolidated Real Estate Ventures (continued)
The Company’s unconsolidated real estate ventures are subject to mortgage indebtedness secured by the respective properties. The following table sets forth information for the Company’s unconsolidated real estate venture’s mortgage notes payable:

	Interest Rate	Maturity Date	Outstanding Balance at
Property			December 31, 2025	December 31, 2024
The Roost	6.53%	11/01/2028	$5,006,000	$5,006,000
The Delaware	6.17%	11/01/2028	6,122,000	6,122,000
Almond	5.25%	8/01/2030	22,775,000	15,930,000
		Total	33,903,000	27,058,000
Less: Unamortized deferred financing costs			(879,471)	(768,162)
Total mortgage notes payable, net			$33,023,529	$26,289,838

The following details the Company’s contractually scheduled mortgage principal maturities over the next five years and thereafter as of December 31, 2025, related to unconsolidated real estate ventures and based on the initial scheduled maturity date of the related debt:

2026	$—
2027	—
2028	11,128,000
2029	—
2030	22,775,000
Thereafter	—
$33,903,000

Note 6 – Leases as a Lessor
As of December 31, 2025 and 2024, the Company had leased property to retail tenants under non-cancelable operating leases.
As of December 31, 2025, total future minimum rental revenues, excluding any future rent and rate increases, for the Company’s tenants are as follows:

Year ending December 31,
2026	$628,117
2027	636,180
2028	520,378
2029	488,120
2030	495,717
Thereafter	1,306,535
Total	$4,075,047

Note 7 – Mortgage Notes Payable
All mortgage notes are secured by first-priority liens on the respective multifamily properties and are non-recourse to the applicable title holding entity and its members, subject to customary carve-outs for bad acts (e.g., fraud, misappropriation, or voluntary bankruptcy). No cross-collateralization or cross-default provisions exist between loans held within the combined consolidated Company and loans held by other Company affiliates. All of the notes bear fixed interest rates and require monthly interest-only payments, with the principal due at maturity.

HSR Income and Value REIT 2, Inc. and
HSR Income and Value REIT 3, Inc.
and Their Subsidiaries
Notes to Combined Consolidated Financial Statements
For the Years ended December 31, 2025 and 2024
Note 7 – Mortgage Notes Payable (continued)
The following table sets forth information for the Company’s mortgage notes payable as of December 31, 2025 and 2024:

Property	Interest Rate	Maturity Date	Outstanding Balance at
			December 31, 2025	December 31, 2024
San Pasqual	5.20%	07/01/2030	$26,845,000	$19,700,000
Monarch	5.50%	12/01/2052	8,400,000	8,400,000
Downtown 360	5.93%	01/01/2028	23,053,000	23,053,000
828 on Broadway	5.21%	02/01/2029	31,889,000	31,889,000
Avenue Heights	5.42%	09/01/2031	17,722,000	17,722,000
The William	5.56%	01/01/2030	44,514,000	44,514,000
The Hopkins	4.79%	05/01/2030	15,580,000	—
Summit at Washington Park	2.85%	11/01/2027	10,530,000	—
The Grant	4.85%	12/15/2030	37,570,000	—
		Total	216,103,000	145,278,000
Less: Unamortized deferred financing costs			(3,731,475)	(2,331,807)
Total mortgage notes payable, net			$212,371,525	$142,946,193

The following details the Company’s contractually scheduled mortgage principal maturities over the next five years and thereafter as of December 31, 2025, based on the initial scheduled maturity date of the related debt:

2026	$—
2027	10,530,000
2028	23,053,000
2029	31,889,000
2030	124,509,000
Thereafter	26,122,000
Less: Unamortized deferred financing costs	(3,731,475)
$212,371,525

Interest Expense on Mortgage Notes
Interest expense on the Company’s mortgage notes payable for the years ended December 31, 2025 and 2024 was $8,868,758 and $5,020,695, respectively.
Deferred Financing Costs
Amortization of deferred financing costs amounted to $620,717 and $279,998 for the years ended December 31, 2025 and 2024, respectively, which is included in interest expense in the accompanying combined consolidated statements of operations. During 2025, the Company refinanced the mortgage debt associated with its San Pasqual property. In connection with the refinancing, mortgage notes totaling $19,700,000 were repaid and replaced with new borrowings. The Company wrote off $245,749 of previously unamortized deferred financing costs, which was recognized as a loss on extinguishment of debt, which is included in interest expense in the accompanying combined consolidated statements of operations. In addition, the Company capitalized $2,270,133 and $1,275,018 of new deferred financing costs related to the new financing arrangements as of December 31, 2025 and 2024, respectively. As of December 31, 2025 and 2024, net unamortized deferred financing costs were $3,731,475 and $2,331,807, respectively.

HSR Income and Value REIT 2, Inc. and
HSR Income and Value REIT 3, Inc.
and Their Subsidiaries
Notes to Combined Consolidated Financial Statements
For the Years ended December 31, 2025 and 2024
Note 8 – Related Party Transactions
Advisory Fees
Pursuant to the Advisory Agreements, in connection with performing the advisory services, managing the Company’s operations and the real estate portfolio, the Advisors and their affiliates are entitled to the following compensation.
Pursuant to the Advisory Agreements, the Company pays certain fees and expense reimbursements to the Advisors, which also serve as the Company’s property managers (the “Property Managers”), and to certain affiliates for advisory, administrative, property management, construction management, acquisition, financing, and disposition services. These related-party arrangements were not the result of arm’s-length negotiations. The following summarizes the fees and reimbursements incurred under these arrangements for the years ended December 31, 2025 and 2024.
The Advisors are reimbursed by the Company for all organization and offering expenses (including legal, accounting, printing, marketing, and other miscellaneous costs and expenses), as well as costs and expense relating to the organization of the Company. During the years ended December 31, 2025 and 2024, no reimbursement to the Advisors for organization and offering expense were incurred and no amounts are due or outstanding at year-end.
The Advisors are entitled to receive an annual asset management fee, after the first 13 months of the acquisition of the project, paid on a quarterly basis equal to 0.5% of the gross assets of the Company (excluding any cash deposits held by the Company that exceed 5% of the total assets of the Company). During the first five years it is paid, the gross value of the Company’s assets for purposes of calculating the asset management fee shall be based on the actual cost of the assets. The asset management fees incurred for the years ended December 31, 2025 and 2024 were $1,106,055 and $506,165, respectively.
In addition, the Property Managers and the Advisors are to receive management and advisory service fees in connection with asset management, property management, construction management, and acquisition services, as follows:
(i)
An acquisition fee equal to 1.0% of the total purchase price paid by the REIT to the Advisor to acquire an investment property. The Company incurred $1,150,500 and $1,669,484 in acquisition fees for the years ended December 31, 2025 and 2024, respectively.

(ii)
An annual property management fee, paid on a monthly basis, to the Property Manager equal to 4% of the gross revenues from each of the real estate properties with 15 units or more and 5% of gross revenues from each real estate property with less than 15 units. For the years ended December 31, 2025 and 2024, the Company incurred property management fees of $963,578 and $475,112 for the consolidated properties and $162,302 and $146,680 for the unconsolidated properties, respectively.

(iii)
For its services supervising any renovation or construction project, the Property Manager will receive a construction management fee of up to 5% of the cost of the amount that is expended for construction, improvement and renovation and repair projects in excess of $35,000 with respect to any project. For the years ended December 31, 2025 and 2024, the Company incurred construction management fees of $429,200 and $159,520 for the consolidated properties, respectively, of which $429,200 and $107,281 were capitalized to the real estate properties, respectively. For the years ended December 31, 2025 and 2024, the Company incurred construction management fees of $12,752 and $47,338 for the unconsolidated properties, respectively.

(iv)
In connection with a financing or refinancing (but not on the initial financing) of a project, the Advisors will receive an amount equal to 0.5% of the amount of the financing or refinancing, payable at the closing of any financing or refinancing transactions. Notwithstanding the foregoing, the financing fee is only payable to the extent there are sufficient funds from a financing or refinancing to pay such fee after

HSR Income and Value REIT 2, Inc. and
HSR Income and Value REIT 3, Inc.
and Their Subsidiaries
Notes to Combined Consolidated Financial Statements
For the Years ended December 31, 2025 and 2024
Note 8 – Related Party Transactions (continued)
repayment of any applicable debt and all financing or refinancing related costs, excluding the financing fee. For the years ended December 31, 2025 and 2024, the Company incurred financing fees of $134,225 and $248,055 for the consolidated properties and $113,875 and $0 for the unconsolidated properties, respectively.
(v)
In connection with a sale, exchange, or other disposition of a project, the Advisors will receive a disposition fee equal to 1% of gross proceeds of the sale, payable at the closing of the transaction. If any third-party real estate brokers are engaged to assist in the sale of such project, the Company will also be required to pay fees to the third-party real estate broker. Notwithstanding the foregoing, the disposition fee is only payable to the extent there are sufficient funds to pay such fee after repayment of any applicable debt, the return of invested capital in the project and payment of all sales related costs, excluding the disposition fee. There were no disposition fees incurred for the years ended December 31, 2025 or 2024.

Carried Interest
HSRIV 2 Holdings, LLC and HSRIV 3 Holdings, LLC, the respective limited partners of the Operating Partnerships, of which the respective Advisor is also the manager and a member, will receive 25% of all net income and cash from operations from the applicable Operating Partnership after REIT 2 or REIT 3 (as the general partners of the Operating Partnerships), as applicable, has received a 7% cumulative but not compounded annual return on the net capital contributions and a return of capital. HSRIV 2 Holdings, LLC and HSRIV 3 Holdings, LLC have a promoted interest over and above the preferred return and participate in the distribution of the proceeds of any winddown or sale transaction of the underlying real estate properties of the Company. The Company has cumulative unpaid preferred returns of $17,312,715 and $10,267,636 from the Operating Partnerships as of December 31, 2025 and 2024, respectively, and the Advisors have received no distributions.
Other Related Party Transactions
During the years ended December 31, 2025 and 2024, the Company reimbursed an affiliate of the Advisors for costs incurred on the Company’s behalf, primarily consisting of labor costs related to property management and onsite maintenance services. Total expenses incurred during the years ended December 31, 2025 and 2024 were $961,083 and $830,635 related to the consolidated properties, and $100,759 and $99,255 related to the unconsolidated real estate ventures, respectively.
As of December 31, 2025, amount due from affiliates totaled $612,642, primarily related to reimbursable advertising costs, temporary labor, solar panel installation costs, and acquisition-related fees associated with the 2025 acquisitions. As of December 31, 2024, amount due from affiliates totaled $395,931, primarily related to reimbursable advertising costs, temporary labor, and acquisition-related fees associated with 2024 acquisitions.
As of December 31, 2025 and 2024, amounts due from the Company’s unconsolidated real estate ventures totaled $128,214 and $13,064, respectively, primarily related to the financing fees advanced by the Company, and are included in the summarized financial information for the investments in unconsolidated real estate ventures (see Note 5 for more information).
During August 2025, the Company received a promissory note in the amount of $600,000 from HSR Income and Value REIT I, Inc., an affiliated entity. This principal amount was repaid in full, including $6,326 in interest during October 2025.
Note 9 – Shareholders’ Equity
Repurchases
Under certain circumstances, each of REIT 2 and REIT 3 may, in the sole discretion of its board of directors and upon the request of a stockholder, repurchase the shares of common stock held by such stockholder. Beginning after a stockholder has owned its shares for a period of not less than three years and thereafter, the purchase price

HSR Income and Value REIT 2, Inc. and
HSR Income and Value REIT 3, Inc.
and Their Subsidiaries
Notes to Combined Consolidated Financial Statements
For the Years ended December 31, 2025 and 2024
Note 9 – Shareholders’ Equity (continued)
for the repurchased shares will be equal to 90% of the purchase price for the shares (unless the net asset value (“NAV”) per share has been determined, at which point the purchase price for the repurchased shares will be equal to 90% of the then-current NAV per share). Each of REIT 2 and REIT 3 will limit the total shares repurchased in a calendar year to no more than 5% of the total outstanding shares as of December 31 of the previous calendar year. The board of directors of REIT 2 and REIT 3, as applicable, may, in its sole discretion, reject any request for repurchase and may, upon notice to the stockholders, amend, suspend or terminate the repurchase of shares at any time.
Earnings Per Share
These combined consolidated financial statements present the historical financial position and results of operations of REIT 2 and REIT 3 and their respective subsidiaries. Each REIT maintained its own capital structure during the periods presented, and the combined reporting entity had no separate common shares outstanding. Accordingly, historical basic and diluted earnings per share have not been presented because a combined per-share measure would not be meaningful. The subsequent merger into ARHT and related issuance of Class L common shares are described in Note 11.
Note 10 – Commitments and Contingencies
Commitments
The Company has a capital improvement project at the Avenue Heights property and entered into a construction contract with a total contract amount of $6,252,000 during 2025. The project covers renovation of building interiors and exteriors, replacement and enhancement of major building components, and other property improvements. As of December 31, 2025, the Company had incurred approximately $3.0 million of the renovation costs under contract (see Note 11 for additional information).
Contingencies
The Company, from time to time, is a defendant in litigation arising in the normal course of business. To management’s knowledge, the Company is not subject to any litigation nor is there any litigation threatened against the Company that would have a material impact on the Company’s financial position or results of operations at December 31, 2025 or 2024.
In the normal course of business, the Company may, from time to time, enter into contracts or agreements with tenants and other vendors that commit the Company to specific or contingent liabilities. As of December 31, 2025 and 2024, other than the construction contract described above, there were no contracts or agreements that management considers significant (either individually or in aggregate) to the financial position, results of operations, or cash flows of the Company.
Note 11 – Subsequent Events
The Company has evaluated subsequent events through November 12, 2026, the date these financial statements were available to be issued and concluded that except as disclosed below, no subsequent events have occurred that would require recognition in the combined consolidated financial statements or disclosure in the notes to the combined consolidated financial statements.
In May of 2026, the Company approved a scope expansion on the Avenue Heights property renovation project and fully vacated the building in June 2026 to accommodate construction. Total project costs are estimated to be approximately $10,818,000, of which approximately $1,800,000 remained to be completed as of November 12, 2026. Construction is expected to be completed in December 2026.
On July 6, 2026, REIT 2 and REIT 3 completed a merger transaction with ARHT, a newly formed perpetual-life REIT sponsored by Hill Street Realty CO, LLC, and the Operating Partnerships completed a merger transaction

HSR Income and Value REIT 2, Inc. and
HSR Income and Value REIT 3, Inc.
and Their Subsidiaries
Notes to Combined Consolidated Financial Statements
For the Years ended December 31, 2025 and 2024
Note 11 – Subsequent Events (continued)
with ARHT OP, a newly formed limited partnership that serves as the operating partnership of ARHT and of which ARHT is the sole general partner. In connection with the merger transactions, the Company’s consolidated real estate properties, interests in unconsolidated real estate ventures and related operations became part of ARHT, with ARHT surviving the transaction and the separate existence of REIT 2, REIT 3 and the Operating Partnerships ceasing effective as of July 6, 2026. The merger transaction did not trigger any disposition fees as described in Note 8. In addition, the carried interest has reset to zero on July 6, 2026. HSR ARHT Partners, LLC serves as the advisor to ARHT. Hill Street Realty CO, LLC is the sole member of the advisor. It is anticipated that ARHT will effect a registration with the U.S. Securities and Exchange Commission pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.
On September 1, 2026, ARHT OP entered into a contribution agreement with each of the members of HSR Multifamily Fund 6, LLC (“HSRMF6”), pursuant to which, each member contributed all of its membership interests in HSRMF6 to the ARHT OP in exchange for Class L Units of ARHT OP and, in the aggregate, all of the issued and outstanding membership interests in HSRMF6 were contributed to ARHT OP, such that ARHT OP became the sole member of HSRMF6. HSRMF6 held membership interest in two properties that were presented as part of the noncontrolling interest in the Company’s combined consolidated financial statements.
During July, August and September 2026, the ARHT declared distributions of $0.03 per share payable in August, September and October 2026, respectively.

HSR Income and Value REIT 2, Inc. and
HSR Income and Value REIT 3, Inc.
and Subsidiaries
Condensed Combined Consolidated Balance Sheets (Unaudited)
As of June 30, 2026 and December 31, 2025

	June 30, 2026	December 31, 2025
ASSETS
Net investments in real estate properties	$385,272,098	$386,697,810
Cash, cash equivalents and restricted cash	34,780,656	40,635,714
Due from affiliates	638,793	612,642
Prepaid expenses and other assets	1,677,554	1,162,728
Investments in unconsolidated real estate ventures	10,537,194	11,912,067
Total assets	$432,906,295	$441,020,961

LIABILITIES AND EQUITY
Liabilities:
Mortgage notes payable, net	$212,713,521	$212,371,525
Accounts payable and accrued liabilities	4,836,673	6,808,779
Accrued interest	932,472	805,365
Total liabilities	218,482,666	219,985,669

Commitments and contingencies (Note 10)

HSR Income and Value REIT 2 and REIT 3, Inc. shareholders’ equity:
Common stock: $0.01 par value
Authorized: 50,000,000 shares
Issued and outstanding: 24,116,706 and 23,805,750 shares at June 30, 2026 and December 31, 2025, respectively.	241,168	238,058
Additional paid-in capital	240,985,181	237,878,732
Accumulated deficit	(41,726,150)	(32,436,331)
Total HSR Income and Value REIT 2 and REIT 3, Inc. equity	199,500,199	205,680,459
Noncontrolling interests	14,923,430	15,354,833
Total equity	214,423,629	221,035,292
Total liabilities and equity	$432,906,295	$441,020,961

HSR Income and Value REIT 2, Inc. and
HSR Income and Value REIT 3, Inc.
and Subsidiaries
Condensed Combined Consolidated Statements of Operations (Unaudited)
For the six months ended June 30, 2026 and 2025

	June 30, 2026	June 30, 2025
Revenues	$13,849,838	$11,168,689

Operating expenses:
Property operating expenses	4,178,245	2,922,668
Real estate taxes	2,105,317	1,621,215
Management fees, related party	1,375,415	950,141
General and administrative	1,235,238	723,895
Depreciation and amortization	6,347,903	6,735,426
Total operating expenses	15,242,118	12,953,345
Loss from operations	(1,392,280)	(1,784,656)

Other income (expenses):
Gain (loss) from unconsolidated real estate ventures	(152,660)	43,528
Interest expense, including amortization of deferred financing costs	(6,116,814)	(4,372,123)
Interest income	445,908	684,957
Total other expenses	(5,823,566)	(3,643,638)
Net loss	(7,215,846)	(5,428,294)
Less: Net loss attributable to noncontrolling interests	(311,934)	(68,749)
Net loss attributable to common shareholders	$(6,903,912)	$(5,359,545)

HSR Income and Value REIT 2, Inc. and
HSR Income and Value REIT 3, Inc.
and Subsidiaries
Condensed Combined Consolidated Statements of Changes in Equity (Unaudited)
For the six months ended June 30, 2026 and 2025

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Noncontrolling Interests	Total Equity
	Shares	Amount
Balance, January 1, 2026	23,805,750	$238,058	$237,878,732	$(32,436,331)	$15,354,833	$221,035,292
REIT 3 Share issuances	319,100	3,191	3,187,809	—	—	3,191,000
Distributions	—	—	—	(2,385,907)	(119,469)	(2,505,376)
REIT 2 Share repurchases	(8,144)	(81)	(81,360)	—	—	(81,441)
Net loss	—	—	—	(6,903,912)	(311,934)	(7,215,846)
Balance, June 30, 2026	24,116,706	$241,168	$240,985,181	$(41,726,150)	$14,923,430	$214,423,629

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Noncontrolling Interests	Total Equity
	Shares	Amount
Balance, January 1, 2025	18,767,100	$187,671	$187,505,329	$(15,126,197)	$6,048,265	$178,615,068
REIT 3 Share issuances	2,774,700	27,747	27,719,253	—	—	27,747,000
Distributions	—	—	—	(3,757,252)	(83,819)	(3,841,071)
REIT 2 Share repurchases	(12,500)	(125)	(109,338)	—	—	(109,463)
Net loss	—	—	—	(5,359,545)	(68,749)	(5,428,294)
Balance, June 30, 2025	21,529,300	$215,293	$215,115,244	$(24,242,994)	$5,895,697	$196,983,240

HSR Income and Value REIT 2, Inc. and
HSR Income and Value REIT 3, Inc.
and Subsidiaries
Condensed Combined Consolidated Statements of Cash Flows (Unaudited)
For the six months ended June 30, 2026 and 2025

	June 30, 2026	June 30, 2025
Cash flows from operating activities
Net loss	$(7,215,846)	$(5,428,294)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization expense	6,347,903	6,735,426
Amortization of deferred financing costs	341,996	303,540
Gain (loss) from unconsolidated real estate ventures	152,660	(43,528)
Changes in current assets and liabilities:
Due from affiliates	(26,151)	(157,363)
Prepaid expenses and other assets	(514,826)	57,071
Accounts payable and accrued expenses	(1,972,108)	972,246
Accrued interest	127,107	268,373
Net cash provided by (used in) operating activities	(2,759,265)	2,707,471

Cash flows from investing activities
Return of investment from unconsolidated real estate ventures	1,222,213	356,118
Purchase of real estate properties	—	(27,692,997)
Additions of real estate properties	(4,922,191)	(2,985,371)
Net cash used in investing activities	(3,699,978)	(30,322,250)

Cash flows from financing activities
Borrowings under mortgage notes	—	15,580,000
Debt issuance costs paid	—	(422,283)
Issuances of shares	3,191,000	27,747,000
Share repurchases	(81,441)	(109,463)
Distributions to shareholders	(2,385,905)	(3,757,252)
Distributions to noncontrolling interests	(119,469)	(83,819)
Net cash provided by financing activities	604,185	38,954,183
(Decrease) increase in cash and cash equivalents	$(5,855,058)	$11,339,404

Cash, cash equivalents, and restricted cash
Beginning of period	$40,635,714	$36,211,295
End of period	$34,780,656	$47,550,699

Supplemental Non-Cash Disclosures
Interest paid	$5,647,711	$3,800,210
Real estate additions included in payable and accrued liabilities	$—	$(454,236)

HSR Income and Value REIT 2, Inc. and
HSR Income and Value REIT 3, Inc.
and Their Subsidiaries
Condensed Combined Consolidated Financial Statements (Unaudited)
As of June 30, 2026 and December 31, 2025, and
for the six months ended June 30, 2026 and June 30, 2025
Note 1 – Organization and Nature of Operations
The condensed combined consolidated financial statements present HSR Income and Value REIT 2, Inc. (“REIT 2”) and HSR Income and Value REIT 3, Inc. (“REIT 3”), together with their subsidiaries (collectively, the “Company”). REIT 2 was formed in Maryland on March 19, 2021. REIT 3 was formed in Maryland on January 3, 2024. Each constituent has elected to be taxed as a real estate investment trust (“REIT”).
REIT 2 commenced a private offering on September 15, 2021 of up to $200 million in shares of common stock at a purchase price of $10 per share. The offering terminated on March 31, 2023, with a final closing approximately 18 months later. Total capital raised under REIT 2 was $129,779,000. REIT 3 commenced a private offering on June 1, 2024 of up to $300 million in shares of common stock at a purchase price of $10 per share. The offering terminated and closed on January 31, 2026, with total capital raised under REIT 3 of $108,961,500.
Substantially all operations of each of the REITs are conducted through HSR Income and Value REIT 2 OP, LP and HSR Income and Value REIT 3 OP, LP, respectively (each, an “Operating Partnership” and collectively, the “Operating Partnerships”). Each REIT was the sole general partner of its operating partnership. HSRIV 2 Holdings, LLC and HSRIV 3 Holdings, LLC were the respective limited partners. The respective advisors, HSRIV 2 Partners, LLC and HSRIV 3 Partners, LLC (collectively, “Advisors”), managed the operations, the investment portfolios and investment opportunities under separate advisory agreements (the “Advisory Agreements”).
The Operating Partnership was operated in a manner that would enable the Company to (1) satisfy the requirement for being classified as a REIT for tax purposes, (2) avoid any federal income or excise tax liability and (3) ensure that the Operating Partnership would not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), which classification could result in the Operating Partnership being taxed as a corporation, rather than as a partnership. In addition to the administrative and operating costs and expenses incurred by the Operating Partnership in acquiring and operating real properties, the Operating Partnership pays all of the Company’s administrative costs and expenses, and such expenses are treated as expenses of the Operating Partnership.
The Company invested primarily in multifamily real estate through its operating partnerships, consolidated property entities and investments in unconsolidated real estate ventures. On July 6, 2026, REIT 2 and REIT 3 completed a merger transaction with and into American Residential Housing Trust (“ARHT”), with ARHT surviving the merger transaction, and each Operating Partnership completed a merger transaction with and into ARHT OP, LP (“ARHT OP”), with ARHT OP surviving the merger transaction, as further described in Note 11.
Note 2 – Summary of Significant Accounting Policies
Basis of Presentation
These condensed combined consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These condensed combined consolidated financial statements include the accounts of REIT 2 and REIT 3 and their subsidiaries, the Operating Partnerships and all other entities where the Company has a controlling financial interest. The Company evaluates whether it has a controlling financial interest in an entity in accordance with Accounting Standards Codification (“ASC”) 810, Consolidation. All inter-company accounts, balances and transactions have been eliminated in consolidation.
REIT 2 and REIT 3 were under common control throughout the periods presented. Accordingly, their financial statements are presented on a combined basis because such presentation is more meaningful than separate financial statements in these circumstances. The merger completed subsequent to June 30, 2026 is described in Note 11 and is not reflected in the accompanying condensed combined consolidated financial statements.

HSR Income and Value REIT 2, Inc. and
HSR Income and Value REIT 3, Inc.
and Their Subsidiaries
Condensed Combined Consolidated Financial Statements (Unaudited)
As of June 30, 2026 and December 31, 2025, and
for the six months ended June 30, 2026 and June 30, 2025
Note 2 – Summary of Significant Accounting Policies (continued)
The following entities are subsidiaries of the Company and are included in the condensed combined consolidated financial statements:

Property Name	Property Location	Acquisition Date	Asset Class	Company Ownership
REIT 2
HSR San Pasqual, LP (“San Pasqual”)	975 San Pasqual St. Pasadena, CA	11/14/2022	Multifamily	100%
HSR 7918, LP (“Monarch”)	7918 Reseda Blvd. Los Angeles, CA	11/18/2022	Multifamily	100%
HSR 360 SLC, LP (“Downtown 360”)	360 S 400 W Salt Lake City, UT	12/05/2022	Multifamily	100%
HSR 828, LP (“828 on Broadway”)	828 Broadway Denver, CO	01/18/2024	Multifamily	82.55%
HSR Hightower, LP (“Avenue Heights”)	40 S 900 E Salt Lake City, UT	08/08/2024	Multifamily	79.53%

REIT 3
HSR Tanglewood, LLC (“The William”)	5470 San Felipe Street Houston, TX	12/20/2024	Multi-family	88%
HSR Midtown, LLC (“The Hopkins”)	3101 Smith Street Houston, TX	4/30/2025	Multi-family	100%
HRS Logan, LLC (“Summit at Washington Park”)	90 S Logan Street Denver, CO	12/01/2025	Multi-family	100%
HSR Grant, LLC (“The Grant”)	1200 Grant Street Denver, CO	12/15/2025	Multi-family	100%

Noncontrolling Interests
The portion of a consolidated entity not owned by the Company is recorded as a noncontrolling interest. Noncontrolling interests are reflected on the accompanying condensed combined consolidated balance sheets as a component of equity. The Company recognizes each noncontrolling holder’s respective share of the net assets at the date of formation or acquisition. Noncontrolling interests are subsequently adjusted for the noncontrolling holder’s share of additional contributions, distributions and its share of the net earnings or losses of each respective consolidated entity. The Company allocates net income (loss) to noncontrolling interests based on ownership interest during the period.
Investments in Unconsolidated Real Estate Ventures
The Company owns undivided interests in three multifamily properties through tenants in common (“TIC”) arrangements. Although the Company holds a majority economic interest and an affiliated manager performs day-to-day operations, significant operating, financing and disposition decisions require the consent of all TIC owners and represent substantive participating rights. As control over the investments is shared with the other investor, these investments are presented in the condensed combined consolidated financial statements using the equity method of accounting. Under the equity method, investments are initially recorded at the original investment amounts and are adjusted for contributions and distributions, as well as the Company’s share of undistributed earnings or losses.

HSR Income and Value REIT 2, Inc. and
HSR Income and Value REIT 3, Inc.
and Their Subsidiaries
Condensed Combined Consolidated Financial Statements (Unaudited)
As of June 30, 2026 and December 31, 2025, and
for the six months ended June 30, 2026 and June 30, 2025
Note 2 – Summary of Significant Accounting Policies (continued)
The following are real estate ventures that are accounted for as equity method investments:

Property Name	Property Location	Acquisition Date	Asset Class	Company Ownership
HSR Roost, LP (“The Roost”)	2434 Federal Blvd Denver, CO	08/25/2023	Multifamily	65%
HSR Vassar, LP (“The Delaware”)	2566 Delaware St. Denver, CO	08/31/2023	Multifamily	65%
HSR Almond, LP (“Almond”)	1522 West Almond Orange, CA	09/23/2023	Multifamily	61.1%

Use of Estimates
The preparation of the condensed combined consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed combined consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.
Cash, Cash Equivalents and Restricted Cash
The Company considers all short-term, highly liquid investments that are readily convertible to cash and have an original maturity of three months or less at the time of purchase to be cash equivalents. Restricted cash primarily consists of tenants’ security deposits, and impound balances held by mortgage lenders for real estate taxes, insurance, tenant improvements and capital expenditures.
Cash and cash equivalents are held at major financial institutions and are subject to credit risk to the extent those balances exceed federally insured limits. The Company has not experienced any losses in such accounts.
The Company is subject to credit risk to the extent any financial institution with which it conducts business is unable to fulfill contracted obligations on its behalf. Management monitors the financial condition of those financial institutions and does not anticipate any losses from these counterparties.
Deferred Financing Costs
Deferred financing costs represent commitment fees, legal and other costs associated with obtaining or originating financing. Deferred financing costs are presented on the accompanying combined consolidated balance sheets as a direct deduction from the carrying amount of the related mortgage liability. These costs are amortized to interest expense over the term of the respective financing agreements in a manner that approximates the effective interest method.
Revenue Recognition
The Company owns and operates multifamily residential apartment communities, including the leasing of commercial units in several of the properties, and earns revenue through the rental of such properties. Non-lease revenue consists of utility reimbursements, parking fees, pet fees, storage rentals, application fees, administrative fees, and other resident related charges.
Residential lease agreements are classified as operating leases under ASC 842, Leases (“ASC 842”). Rental income is recognized on a straight-line basis over the noncancelable lease term when collectability is considered probable. Residential leases generally have original terms of one year or less and do not contain rent escalation clauses or significant lease incentives. Because the difference between contractual rents and straight-line rental income is generally immaterial, rental revenue is recognized based on the contractual monthly rental amounts due

HSR Income and Value REIT 2, Inc. and
HSR Income and Value REIT 3, Inc.
and Their Subsidiaries
Condensed Combined Consolidated Financial Statements (Unaudited)
As of June 30, 2026 and December 31, 2025, and
for the six months ended June 30, 2026 and June 30, 2025
Note 2 – Summary of Significant Accounting Policies (continued)
under the lease agreements. For the Company’s leases, which are comprised of a lease and a non-lease component, the Company determined that the lease component is the predominant component and all components of its operating leases share the same timing and pattern of transfer of benefits to the lessee; accordingly, the Company accounts for the combined component under ASC 842.
Variable lease payments, including month-to-month lease premiums, lease termination fees, and other resident charges that are not fixed at lease commencement, are recognized in the period in which the changes in facts and circumstances occur and the amounts become known. Tenant reimbursements for property operating expenses are recognized as revenue in the period the applicable expenses are incurred.
Tenants are generally required to pay rent on the first day of each month. Amounts received from residents prior to the period in which the related lease or service obligations are satisfied are recorded as tenant prepaid rent within accounts payable and accrued liabilities and amounted to $429,136 and $489,065 at June 30, 2026 and December 31, 2025, respectively, in the accompanying combined consolidated balance sheets.
Security deposits collected from tenants are not recognized as revenue upon receipt and are recorded as refundable liabilities until returned to the resident or applied in accordance with the terms of the lease agreement and applicable law. Tenant deposits amounted to $940,668 and $1,077,314 at June 30, 2026 and December 31, 2025, respectively, which are included within accounts payable and accrued liabilities in the accompanying combined consolidated balance sheets.
Tenant receivables primarily consist of unpaid contractual rents and other resident receivables. The Company continually evaluates the collectability of its tenant receivables, including accrued rental income, by evaluating factors including the age of outstanding balances, resident payment history, historical collection experience, current economic conditions, and other relevant information. When collectability is deemed not probable, the Company records an adjustment or provision for bad debt. Past-due balances are reviewed on an ongoing basis, and receivables deemed uncollectible are written off against the allowance when collection efforts have been exhausted or when management determines that recovery is no longer probable. Tenant receivables amounted to $712,051 and $800,772 at June 30, 2026 and December 31, 2025, respectively, and is included in prepaid expenses and other assets on the Combined Consolidated Balance Sheets. The Company’s credit loss reserve was $591,902 and $341,575 at June 30, 2026 and December 31, 2025, respectively. During the six months ended June 30, 2026 and 2025, $243,678 and $188,739, respectively, was charged to provision for credit loss expense, for potential uncollectible past-due balances.
Fair Value Hierarchy
Under ASC 820, Fair Value Measurement (“ASC 820”), GAAP defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). Fair value is a market-based measurement that should be determined based on the assumptions market participants would use in pricing the asset or liability. As a basis for considering market participant assumptions in fair value measurements, a fair value hierarchy distinguishes between: (1) market participant assumptions developed based on market data obtained from sources independent of the reporting entity (observable inputs) and (2) the reporting entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). Valuation techniques used to measure fair value shall maximize the use of observable inputs and minimize the use of unobservable inputs.

HSR Income and Value REIT 2, Inc. and
HSR Income and Value REIT 3, Inc.
and Their Subsidiaries
Condensed Combined Consolidated Financial Statements (Unaudited)
As of June 30, 2026 and December 31, 2025, and
for the six months ended June 30, 2026 and June 30, 2025
Note 2 – Summary of Significant Accounting Policies (continued)
The fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value into three broad levels, as follows:
•
Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. An active market for the asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide information on an ongoing basis.

•	Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.
•
Level 3 inputs are unobservable inputs for the asset or liability. Unobservable inputs are used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at the measurement date. Unobservable inputs reflect the reporting entity’s own assumptions about the assumptions that market participants would use in pricing the asset or liability (including assumptions about risk). Unobservable inputs are developed based on the best information available in the circumstances, which might include the Company’s own data.

The carrying value of cash, cash equivalents and restricted cash, accounts receivable, and accounts payable and accrued liabilities approximate fair value because of the short-term maturity of these instruments.
The estimated fair values of the Company’s mortgage notes payable are measured using observable market inputs and are therefore categorized as Level 2 within the fair value hierarchy under ASC 820. The fair value of mortgage notes payable was determined by discounting the future principal and interest payments by estimated current market rates as of June 30, 2026 and December 31, 2025.
The carrying amounts of the Company’s mortgage notes payable and the related estimated fair values are as follows:

	Outstanding Principal	Estimated Fair Value
Mortgage notes, June 30, 2026	$216,103,000	$216,525,000
Mortgage notes, December 31, 2025	$216,103,000	$219,454,984

The fair values of the outstanding principal of the mortgage notes payable were determined by discounting the future principal and interest payments by estimated current market rates as of June 30, 2026 and December 31, 2025.
Investments in Real Estate Properties
Investments in real estate, consisting of acquired assets, are recorded at cost, less accumulated depreciation and amortization. Improvements and major replacements and betterments, which improve or extend the life of an asset, are capitalized. All other repair and maintenance costs are expensed as incurred.
Asset Impairment
The Company reviews investment in real estate properties for impairment on a property-by-property basis whenever events or changes in circumstances indicate that the carrying value of its investment in real estate properties may not be recoverable. These circumstances include, but are not limited to, declines in the property’s cash flows, occupancy, and fair market value. The Company measures any impairment of investment in real estate when the estimated undiscounted operating cash flows before depreciation and amortization, plus its residual value, is less than the carrying value of the property. To the extent impairment has occurred, the Company

HSR Income and Value REIT 2, Inc. and
HSR Income and Value REIT 3, Inc.
and Their Subsidiaries
Condensed Combined Consolidated Financial Statements (Unaudited)
As of June 30, 2026 and December 31, 2025, and
for the six months ended June 30, 2026 and June 30, 2025
Note 2 – Summary of Significant Accounting Policies (continued)
recognizes an impairment charge for the excess carrying value of the property over its estimated fair value. The Company may decide to sell properties that are held for use, and the sale prices of these properties may differ from their carrying values. No properties were sold and no impairments were recognized during the six months ended June 30, 2026 and 2025.
Acquisitions of Real Estate Properties
The Company evaluates each acquisition of real estate properties, to determine whether the transaction should be accounted for as a business combination or an asset acquisition in accordance with ASC 805, Business Combinations (“ASC 805”). In applying the screen test in ASC 805-10-55-5A, the Company evaluates whether substantially all of the fair value of the gross assets acquired is concentrated in a single identifiable asset or group of similar identifiable assets. Because substantially all of the fair value of the Company’s acquisitions is concentrated in the acquired real estate, these transactions are accounted for as asset acquisitions under ASC 805-50 using a cost accumulation model, whereby any transaction specific acquisition costs associated with the acquisitions are capitalized to the basis of the acquired properties. The Company measures the real estate assets acquired based on the total consideration exchanged, and any difference between the total cost and estimated fair value of an acquired asset is allocated to the real estate properties and related lease intangibles on a relative fair value basis. At the property level, the Company allocates the purchase price to the acquired tangible assets — consisting of land, land improvements, buildings and furniture and fixtures — and to identified intangible assets, including the value of in-place leases, based on their relative fair values.
The Company engages independent third-party valuation specialists to assist in determining these fair values. Fair values are determined using a combination of the market, cost (replacement cost), and income approaches, as appropriate for each asset class, incorporating assumptions a market participant would use, including replacement cost estimates, capitalization rates, market rental rates, and estimated lease-up periods. Given the significance of the unobservable inputs, the purchase price allocation is categorized as Level 3 within the fair value hierarchy under ASC 820.
Depreciation and Amortization
The Company records depreciation and amortization on buildings, building improvements, land improvements, and furniture and fixtures, and in-place leases utilizing the straight-line method over the estimated useful life of the asset. Tenant improvements are amortized utilizing the straight-line method over the term of the related lease or occupancy term of the tenant, if shorter. The Company reviews depreciable lives of investment properties periodically and makes adjustments to reflect a shorter economic life, when necessary. The useful lives of the Company’s real estate investments, based upon the type of asset, are outlined below:

Investment in Real Estate Properties - Category	Estimated Useful Lives
Buildings and improvements	39 years
Land improvements	15 years
Furniture and fixtures	7 years
Tenant improvements	Occupancy term of tenant
In-place leases	0.5 years

Depreciation and amortization expense for the six months ended June 30, 2026 and 2025 was $6,347,903 and $6,735,426, respectively.
Income Taxes
Each of REIT 2 and REIT 3 has elected to be taxed as a REIT under the Internal Revenue Code. To continue to qualify as a REIT, each of REIT 2 and REIT 3 must continue to meet certain organizational and operating

HSR Income and Value REIT 2, Inc. and
HSR Income and Value REIT 3, Inc.
and Their Subsidiaries
Condensed Combined Consolidated Financial Statements (Unaudited)
As of June 30, 2026 and December 31, 2025, and
for the six months ended June 30, 2026 and June 30, 2025
Note 2 – Summary of Significant Accounting Policies (continued)
requirements, including a requirement to distribute at least 90% of its annual REIT taxable income to shareholders (which is computed without regard to the dividends-paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). As a REIT, each of REIT 2 and REIT 3 generally will not be subject to federal income tax on its taxable income at regular corporate income tax rates and generally will not be permitted to qualify for treatment as a REIT for federal income tax purposes for the four taxable years following the year during which qualification is lost, unless the Internal Revenue Service grants relief under certain statutory provisions. Such an event could materially and adversely affect net income and net cash available for distribution to shareholders. However, each of REIT 2 and REIT 3 believes that it is organized and operates in such a manner as to qualify for treatment as a REIT as of June 30, 2026 and December 31, 2025.
Each of REIT 2 and REIT 3 has elected to treat its subsidiaries as taxable REIT subsidiaries (“TRS”). A TRS is subject to corporate federal and state income taxes. The taxable REIT subsidiaries had no activity during the six months ended June 30, 2026 and year ended December 31, 2025. Accordingly, no current or deferred income tax expense or benefit was recognized for either period, and no related income tax assets or liabilities were recorded as of June 30, 2026 and December 31, 2025.
The Company has concluded there are no significant uncertain tax positions requiring recognition in its combined consolidated financial statements. As of June 30, 2026 and December 31, 2025, periods since inception remain subject to examination by the major tax jurisdictions under the statute of limitations.
Risks
The Company is subject to risks incidental to the ownership, development, and investment in multifamily real estate properties located in various geographic markets. These risks include, but are not limited to:
•
Competitive environment – The Company operates in highly competitive real estate markets and competes with other owners, operators, and developers of multifamily residential properties for residents, acquisitions, development opportunities, financing, and qualified personnel. The Company’s operating results and financial condition are influenced by market conditions, including local supply and demand for apartment housing, new construction activity, employment trends, population growth, interest rates, housing affordability, and prevailing market rental rates.

•
Geographic concentration – The Company’s real estate properties are concentrated in the Los Angeles, CA, Salt Lake City, UT, Denver, CO, and Houston, TX metropolitan areas. As a result, the Company’s operating performance, cash flows, and property values may be disproportionately affected by economic, demographic, regulatory, environmental, and market conditions occurring within these geographic regions. Local and regional factors may significantly influence rental demand, occupancy levels, market rental rates, operating expenses, and the value of the Company’s real estate properties. Adverse developments affecting one or more of the Company’s principal markets could have a greater impact on the Company’s financial condition and results of operations than if its portfolio were more broadly diversified.

•
Capital and market risks – The Company’s business is capital intensive and requires access to debt and equity capital to fund property acquisitions, development and redevelopment activities, capital improvements, service debt maturities, and other operating and investing activities. The Company’s primary sources of liquidity include cash and cash equivalents, cash flows from operations, proceeds from secured financings, and equity issuances.

•
Liquidity – The Company has invested in real estate properties for which active and liquid markets may not exist. As a result, the Company may be unable to dispose of real estate properties in a timely manner or at values consistent with management’s estimates.

HSR Income and Value REIT 2, Inc. and
HSR Income and Value REIT 3, Inc.
and Their Subsidiaries
Condensed Combined Consolidated Financial Statements (Unaudited)
As of June 30, 2026 and December 31, 2025, and
for the six months ended June 30, 2026 and June 30, 2025
Note 2 – Summary of Significant Accounting Policies (continued)
•
Climate related risks – The Company’s properties may also be subject to climate-related risks, including hurricanes, floods, wildfires, severe storms, droughts, and extreme temperatures, which could result in property damage, business interruption, increased operating costs, and reduced property performance. While the Company maintains insurance coverage that it believes is appropriate, such coverage may not fully protect against all losses.

Reportable Segments
The Company operates the business as one operating and reportable segment, which originates and operates multifamily real estate properties. The Company’s Chief Operating Decision Maker (“CODM”) is its Chief Executive Officer. The CODM regularly reviews combined consolidated and property-level financial information and uses combined consolidated net income (loss), as presented in the condensed combined consolidated statements of operations, to assess financial performance and allocate resources to property operations and capital expenditures.
The Company’s significant segment expenses consist of the expense categories presented in the combined consolidated statements of operations, including those presented within other income (expense). These expenses are regularly provided to the CODM and included in the reported measure of segment profit or loss. Other segment items consist of interest income and losses from unconsolidated real estate ventures, as separately presented in the condensed combined consolidated statements of operations.
Note 3 – Cash, Cash Equivalents and Restricted Cash
The following table presents the Company’s cash, cash equivalents and restricted cash as of:

	June 30, 2026	December 31, 2025
Cash and cash equivalents	$31,253,706	$35,500,293
Restricted cash	3,526,950	5,135,421
Total	$34,780,656	$40,635,714

Note 4 – Investments in Real Estate Properties
The following table presents the Company’s investments in real estate properties as of:

	June 30, 2026	December 31, 2025
Cost
Land	$64,583,969	$64,583,969
Land improvements	1,373,727	1,373,727
Building and building improvements	334,691,265	329,916,643
Furniture and fixtures	2,932,475	2,784,906
In-place leases	8,628,201	8,628,201
	412,209,637	407,287,446
Accumulated depreciation and amortization	(26,937,539)	(20,589,636)
Net investments in real estate properties	$385,272,098	$386,697,810

HSR Income and Value REIT 2, Inc. and
HSR Income and Value REIT 3, Inc.
and Their Subsidiaries
Condensed Combined Consolidated Financial Statements (Unaudited)
As of June 30, 2026 and December 31, 2025, and
for the six months ended June 30, 2026 and June 30, 2025
Note 4 – Investments in Real Estate Properties (continued)
There were no acquisitions of real estate properties during the six months ended June 30, 2026. Acquisitions of real estate properties during the six months ended June 30, 2025 consisted of the following:

Land	$5,237,606
Land improvements	48,111
Building and building improvements	21,691,752
Furniture and fixtures	214,762
In-place leases	582,952
Prepaid expenses and other assets	175,600
Accounts payable and accrued liabilities	(257,786)
Net assets acquired	$27,692,997

Note 5 – Investments in Unconsolidated Real Estate Ventures
The table below presents summarized combined consolidated balance sheet information for the Company’s unconsolidated real estate ventures as of June 30, 2026 and December 31, 2025. The amounts presented represent 100% of the investees’ financial information and are not adjusted for the Company’s respective ownership interests.

	As of June 30, 2026	As of December 31, 2025
Assets of unconsolidated real estate ventures:
Net investments in real estate properties	$49,235,982	$49,834,229
Cash, cash equivalents and restricted cash	1,392,491	2,756,204
Prepaid expenses and other assets	154,095	160,155
Total assets of unconsolidated real estate ventures	$50,782,568	$52,750,588

Liabilities of unconsolidated real estate ventures:
Mortgage notes payable, net	$33,101,210	$33,023,529
Due to affiliate	117,246	128,214
Accounts payable and accrued liabilities	390,360	537,220
Accrued interest	158,359	163,638
Total liabilities of unconsolidated real estate ventures	33,767,175	33,852,601
Total equity of unconsolidated real estate ventures	$17,015,393	$18,897,987

The following table presents summarized combined consolidated statements of operations for the Company’s unconsolidated real estate ventures for the six months ended June 30, 2026 and 2025:

	June 30, 2026	June 30, 2025
Revenues	$1,973,611	$2,050,665
Operating expenses:
Depreciation and amortization	541,658	541,658
Property operating expenses	251,064	230,478
Real estate taxes	227,166	220,744
Management fees (related party)	54,731	49,396
General and administrative	119,667	72,738
Total operating expenses	1,194,286	1,115,014

HSR Income and Value REIT 2, Inc. and
HSR Income and Value REIT 3, Inc.
and Their Subsidiaries
Condensed Combined Consolidated Financial Statements (Unaudited)
As of June 30, 2026 and December 31, 2025, and
for the six months ended June 30, 2026 and June 30, 2025
Note 5 – Investments in Unconsolidated Real Estate Ventures (continued)

	June 30, 2026	June 30, 2025
Income from operations	779,325	935,651
Other (expense) income:
Interest expense, including amortization of deferred financing costs	(1,043,613)	(900,436)
Interest income	35,143	32,599
Total other expense, net	(1,008,470)	(867,837)
Net (loss) income	$(229,145)	$67,814

The Company’s equity in net (losses) gains from unconsolidated real estate ventures amounted to $(152,660) and $43,528 for the six months ended June 30, 2026 and June 30, 2025, respectively.
The Company’s unconsolidated real estate ventures are subject to mortgage indebtedness secured by the respective properties. The following table sets forth information for the Company’s unconsolidated real estate venture’s mortgage notes payable as of June 30, 2026 and December 31, 2025:

Property	Interest Rate	Maturity Date	Outstanding Balance at June 30, 2026	Outstanding Balance at December 31, 2025
The Roost	6.53%	11/01/2028	$5,006,000	$5,006,000
The Delaware	6.17%	11/01/2028	6,122,000	6,122,000
Almond	5.25%	08/01/2030	22,775,000	22,775,000
		Total	33,903,000	33,903,000
Less: Unamortized deferred financing costs			(801,790)	(879,471)
Total mortgage notes payable, net			$33,101,210	$33,023,529

The following details the Company’s contractually scheduled mortgage principal maturities over the next five years and thereafter as of June 30, 2026, related to unconsolidated real estate ventures:

2026 (July 1 – December 31)	$—
2027	—
2028	11,128,000
2029	—
2030	22,775,000
Thereafter	—
$33,903,000

Note 6 – Leases as a Lessor
The Company leases property to retail tenants under non-cancelable operating leases. As of June 30, 2026, the total future minimum rental revenues, excluding any future rent and rate increases, for the Company’s tenants are as follows:

Year ending December 31,
2026 (July 1 to December 31)	$314,059
2027	636,180
2028	520,378
2029	488,120
2030	495,717
Thereafter	1,306,535
Total	$3,760,989

HSR Income and Value REIT 2, Inc. and
HSR Income and Value REIT 3, Inc.
and Their Subsidiaries
Condensed Combined Consolidated Financial Statements (Unaudited)
As of June 30, 2026 and December 31, 2025, and
for the six months ended June 30, 2026 and June 30, 2025
Note 7 – Mortgage Notes Payable
All mortgage notes are secured by first-priority liens on the respective multifamily properties and are non-recourse to the applicable title holding entity and its members, subject to customary carve-outs for bad acts (e.g., fraud, misappropriation, or voluntary bankruptcy). No cross-collateralization or cross-default provisions exist between loans held within the combined Company and loans held by other Company affiliates. All of the notes bear fixed interest rates and require monthly interest-only payments, with the principal due at maturity, except for Monarch. Monarch bears interest at a fixed rate of 5.50% until December 1, 2027 when it converts to a variable rate based on SOFR plus a margin of 2.5%.
The following table sets forth information for the Company’s mortgage notes payable as of June 30, 2026 and December 31, 2025:

Property	Interest Rate at June 30, 2026	Maturity Date	Outstanding Balance at June 30, 2026	Outstanding Balance at December 31, 2025
San Pasqual	5.20%	07/01/2030	$26,845,000	$26,845,000
Monarch	5.50%	12/01/2052	8,400,000	8,400,000
Downtown 360	5.93%	01/01/2028	23,053,000	23,053,000
828 on Broadway	5.21%	02/01/2029	31,889,000	31,889,000
Avenue Heights	5.42%	09/01/2031	17,722,000	17,722,000
The William	5.56%	01/01/2030	44,514,000	44,514,000
The Hopkins	4.79%	05/01/2030	15,580,000	15,580,000
Summit at Washington Park	2.85%	11/01/2027	10,530,000	10,530,000
The Grant	4.85%	12/15/2030	37,570,000	37,570,000
		Total	216,103,000	216,103,000
Less: Unamortized deferred financing costs			(3,389,479)	(3,731,475)
Total mortgage notes payable, net			$212,713,521	$212,371,525

The following details the Company’s contractually scheduled mortgage principal maturities over the next five years and thereafter as of June 30, 2026, based on the initial scheduled maturity date of the related debt:

2026 (July 1 to December 31)	$—
2027	10,530,000
2028	23,053,000
2029	31,889,000
2030	124,509,000
Thereafter	26,122,000
Less: Unamortized deferred financing costs	(3,389,479)
$212,713,521

Interest Expense
Interest expense on the Company’s mortgage notes payable for the six months ended June 30, 2026 and 2025 was $6,116,814 and $4,372,123, respectively.
Deferred Financing Costs
Amortization of deferred financing costs amounted to $341,996 and $303,540 for the six months ended June 30, 2026 and 2025, respectively, which is included in interest expense in the accompanying combined consolidated statements of operations.

HSR Income and Value REIT 2, Inc. and
HSR Income and Value REIT 3, Inc.
and Their Subsidiaries
Condensed Combined Consolidated Financial Statements (Unaudited)
As of June 30, 2026 and December 31, 2025, and
for the six months ended June 30, 2026 and June 30, 2025
Note 8 – Related Party Transactions
Advisory Fees
Pursuant to the Advisory Agreements, in connection with performing the advisory services, managing the Company’s operations and the real estate portfolio, the Advisors and their affiliates are entitled to the following compensation.
Pursuant to the Advisory Agreements, the Company pays certain fees and expense reimbursements to the Advisors, which also serve as the Company’s property managers (the “Property Managers”), and to certain affiliates for advisory, administrative, property management, construction management, acquisition, financing, and disposition services. These related-party arrangements were not the result of arm’s-length negotiations. The following summarizes the fees and reimbursements incurred under these arrangements.
The Advisors are reimbursed by the Company for all organization and offering expenses (including legal, accounting, printing, marketing, and other miscellaneous costs and expenses), as well as costs and expense relating to the organization of the Company. During the six months ended June 30, 2026 and 2025, no reimbursement to the Advisors for organization and offering expense was incurred and no amounts are due or outstanding as of June 30, 2026 and December 31, 2025.
The Advisors are entitled to receive an annual asset management fee, after the first 13 months of the acquisition of the project, paid on a quarterly basis equal to 0.5% of the gross assets of the Company. Asset management fees incurred for the six months ended June 30, 2026 and 2025 were $836,536 and $531,091, respectively.
In addition, the Property Managers and the Advisors are to receive management and advisory service fees in connection with asset management, property management, construction management, and acquisition services, as follows:
(i)
An acquisition fee equal to 1.0% of the total purchase price paid by the REIT to the Advisors to acquire an investment property. The Company did not incur any acquisition fees for the six months ended June 30, 2026. The Company incurred $274,000 in acquisition fees for the six months ended June 30, 2025.

(ii)
An annual property management fee, paid on a monthly basis, to the Property Managers equal to a range of 4% to 5% of gross revenues. The Company incurred $538,879 and $419,050 in property management fees during the six months ended June 30, 2026 and 2025, respectively.

(iii)
For its services supervising any renovation or construction project, the Property Managers will receive a construction management fee of up to 5% of the cost of the amount that is expended for construction, improvement and renovation and repair projects in excess of $35,000 with respect to any project. The Company incurred construction management fees of $248,776 and $97,309 for the six months ended June 30, 2026 and 2025, respectively.

(iv)
In connection with a financing or refinancing (but not on the initial financing) of a project, the Advisors will receive an amount equal to 0.5% of the amount of the financing or refinancing, payable at the closing of any financing or refinancing transactions. Notwithstanding the foregoing, the financing fee is only payable to the extent there are sufficient funds from a financing or refinancing to pay such fee after repayment of any applicable debt and all financing or refinancing related costs, excluding the financing fee. There were no financing fees incurred during the six months ended June 30, 2026 and 2025.

(v)
In connection with a sale, exchange, or other disposition of a project, the Advisors will receive a disposition fee equal to 1% of gross proceeds of the sale, payable at the closing of the transaction. If any third-party real estate brokers are engaged to assist in the sale of such project, the Company will also be required to pay fees to the third-party real estate broker. Notwithstanding the foregoing, the disposition

HSR Income and Value REIT 2, Inc. and
HSR Income and Value REIT 3, Inc.
and Their Subsidiaries
Condensed Combined Consolidated Financial Statements (Unaudited)
As of June 30, 2026 and December 31, 2025, and
for the six months ended June 30, 2026 and June 30, 2025
Note 8 – Related Party Transactions (continued)
fee is only payable to the extent there are sufficient funds to pay such fee after repayment of any applicable debt, the return of invested capital in the project and payment of all sales related costs, excluding the disposition fee. There were no disposition fees incurred for the six months ended June 30, 2026 and 2025.
Carried Interest
HSRIV 2 Holdings, LLC and HSRIV 3 Holdings, LLC, the limited partners of the Operating Partnerships, will receive 25% of all net income and cash from operations from the applicable Operating Partnership after REIT 2 or REIT 3 (as the general partners of the Operating Partnerships), as applicable, has received a 7% cumulative but not compounded annual return on the net capital contributions and a return of capital. HSRIV 2 Holdings, LLC and HSRIV 3 Holdings, LLC have a promoted interest over and above the preferred return and participates in the distribution of the proceeds of any winddown or sale transaction of the underlying real estate properties of the Company. The Company has cumulative unpaid preferred returns of approximately $23 million and $17 million from the Operating Partnerships as of June 30, 2026 and December 31, 2025, respectively.
Other Related Party Transactions
The Company reimburses an affiliate of the Advisors for costs incurred on the Company’s behalf, primarily consisting of labor costs related to property management and onsite maintenance services. These reimbursements amounted to $595,512 and $504,734 for the six months ended June 30, 2026 and 2025, respectively.
As of June 30, 2026 and December 31, 2025, amounts due from affiliates totaled $638,793 and $612,642, respectively. These amounts are primarily related to reimbursable advertising costs, temporary labor, solar panel installation costs, and acquisition-related fees associated with the 2025 acquisitions.
Note 9 – Shareholders’ Equity
Repurchases
Under certain circumstances, each of REIT 2 and REIT 3 may, in the sole discretion of its board of directors and upon the request of a stockholder, repurchase the shares of common stock held by such stockholder. Beginning after a stockholder has owned its shares for a period of not less than three years and thereafter, the purchase price for the repurchased shares will be equal to 90% of the purchase price for the shares (unless the net asset value (“NAV”) per share has been determined, at which point the purchase price for the repurchased shares will be equal to 90% of the then-current NAV per share). Each of REIT 2 and REIT 3 will limit the total shares repurchased in a calendar year to no more than 5% of the total outstanding shares as of December 31 of the previous calendar year. The board of directors of REIT 2 and REIT 3, as applicable, may, in its sole discretion, reject any request for repurchase and may, upon notice to the stockholders, amend, suspend or terminate the repurchase of shares at any time.
Earnings Per Share
These condensed combined consolidated financial statements present the historical financial position and results of operations of REIT 2 and REIT 3 and their respective subsidiaries. Each REIT maintained its own capital structure during the periods presented, and the combined reporting entity had no separate common shares outstanding. Accordingly, historical basic and diluted earnings per share have not been presented because a combined per-share measure would not be meaningful. The subsequent merger into ARHT and related issuance of Class L common shares are described in Note 11.

HSR Income and Value REIT 2, Inc. and
HSR Income and Value REIT 3, Inc.
and Their Subsidiaries
Condensed Combined Consolidated Financial Statements (Unaudited)
As of June 30, 2026 and December 31, 2025, and
for the six months ended June 30, 2026 and June 30, 2025
Note 10 – Commitments and Contingencies
Commitments
The Company has a capital improvement project at the Avenue Heights’ property and entered into a construction contract with a total contract amount, including change orders, of $10,818,000. The project was initiated in 2025 and expanded in 2026, and covers renovation of building interiors and exteriors, replacement and enhancement of major building components, and other property improvements.
Contingencies
The Company, from time to time, is a defendant in litigation arising in the normal course of business. To management’s knowledge, the Company is not subject to any litigation nor is there any litigation threatened against the Company that would have a material impact on the Company’s financial position or results of operations at June 30, 2026.
In the normal course of business, the Company may, from time to time, enter into contracts or agreements with tenants and other vendors that commit the Company to specific or contingent liabilities. As of June 30, 2026, other than the construction contract described above, there were no contracts or agreements that management considers significant (either individually or in aggregate) to the financial position, results of operations, or cash flows of the Company.
Note 11 – Subsequent Events
The Company has evaluated subsequent events through November 12, 2026, the date these financial statements were available to be issued and concluded that except as disclosed below, no subsequent events have occurred that would require recognition in the condensed combined consolidated financial statements or disclosure in the notes to the condensed combined consolidated financial statements.
As of November 12, 2026, the remaining portion of the Avenue Heights’ contract is approximately $1,800,000. Construction is expected to be completed in December 2026.
On July 6, 2026, the Company completed a merger transaction with ARHT, a newly formed perpetual-life REIT sponsored by Hill Street Realty CO, LLC, and the Operating Partnerships completed a merger transaction with ARHT OP, a newly formed limited partnership that serves as the operating partnership of ARHT and of which ARHT is the sole general partner. In connection with the merger transactions, the Company’s consolidated real estate properties, interests in unconsolidated real estate ventures, related operations, and debt arrangements became part of ARHT, with ARHT surviving the transaction, and the separate existence of REIT 2, REIT 3 and the Operating Partnerships ceasing effective as of July 6, 2026. The merger transactions did not trigger any disposition fees as described in Note 8. In addition, the carried interest was reset to zero on July 6, 2026. HSR ARHT Partners, LLC serves as the advisor to ARHT. Hill Street Realty CO, LLC is the sole member of the advisor. It is anticipated that ARHT will effect registration with the U.S. Securities and Exchange Commission pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.
On September 1, 2026, ARHT OP entered into a contribution agreement with each of the members of HSR Multifamily Fund 6, LLC (“HSRMF6”), pursuant to which, each member contributed all of its membership interests in HSRMF6 to the ARHT OP in exchange for Class L Units of ARHT OP and, in the aggregate, all of the issued and outstanding membership interests in HSRMF6 were contributed to ARHT OP, such that ARHT OP became the sole member of HSRMF6. HSRMF6 held membership interest in two properties that were presented as part of the noncontrolling interest in the Company’s condensed combined consolidated financial statements.
During July, August and September 2026, ARHT declared distributions of $0.03 per share payable in August, September and October 2026, respectively.

SIGNATURES
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: November 12, 2026	AMERICAN RESIDENTIAL HOUSING TRUST

	By:	/s/ Joseph Penner
	Name:	Joseph Penner
	Title:	President and Trustee

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